UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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GEORESOURCES, INC.
(Name of Registrant as Specified in its Charter)
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GeoResources, Inc.
1407 West Dakota Parkway, Suite 1-B
Williston, North Dakota 58801
March 23, 2007
Dear GeoResources, Inc. Shareholders:
GeoResources, Inc. (“GeoResources”) has signed a merger agreement with Southern Bay Oil & Gas, L.P. (“Southern Bay”), and Chandler Energy, LLC (“Chandler”), providing for mergers of Southern Bay and Chandler’s businesses, respectively, into two subsidiaries of GeoResources. These proposed transactions, if consummated, will result in a change of control of GeoResources, as our board of directors and executive officers will consist mostly of persons who are presently affiliated with Southern Bay and Chandler, and the existing shareholders of GeoResources will own approximately 26.2% of our common stock, with most of the remaining GeoResources’ equity owned by the former Southern Bay and Chandler owners.
To accomplish the merger with Chandler’s business, Chandler will transfer all but a small portion of its business and assets to PICA Energy, LLC (“PICA”), which then will be merged into one of the GeoResources subsidiaries. In the mergers, GeoResources will issue (a) 8,263,000 shares of its common stock to the partners of Southern Bay in exchange for 100% of the partnership interests, and (b) 1,931,000 shares of its common stock to the members of Chandler in exchange for 100% of the membership interests of PICA. In addition, offers will be made to certain holders, the “Yuma Interest Holders,” of working interests, the “Yuma Interests,” in a Colorado drilling project currently operated by Chandler, in which Chandler holds a 25% working interest and Southern Bay holds a 15% working interest. If 100% of the Yuma Interest Holders were to accept the offer, the merger agreement provides that 496,000 additional shares of our common stock would be issued in exchange for the interests. This number would decrease with respect to any Yuma Interest Holder that does not accept the offer.
Upon completion of the mergers, Southern Bay’s former partners, PICA’s former members, and the former Yuma Interest Holders (if all were to accept the offer to purchase their interests) will own approximately 73.8% of the combined entity’s shares.
The merger agreement contains various provisions requiring the parties to take additional actions in connection with completing the mergers, including additional capital contributions to be made by the partners of Southern Bay and members of PICA totaling approximately $19.4 million. On February 13, 2007, Southern Bay, through a newly formed subsidiary, acquired working interests in certain producing oil and gas properties in Texas for approximately $7.4 million, plus $870,000 for drilling costs. Southern Bay funded this purchase and associated drilling costs with a $5 million capital call to its limited partners, a drawdown of $3 million on its existing bank lending agreement and with $270,000 of working capital. The proposed capital contribution is a part of the Southern Bay capital contribution required to complete the merger agreement. GeoResources believes this acquisition is beneficial to the combined entity and therefore has approved it and agreed to increase the debt ceiling limitation of Southern Bay in the merger agreement to a total of $9.1 million.
In order to complete the transactions contemplated by the merger agreement, the GeoResources shareholders must approve the issuance of the shares of common stock described above, and an amendment to our articles of incorporation to increase our authorized capital stock so that there will be a sufficient number of shares of common stock to issue in connection with these transactions. As amended, our articles of incorporation will authorize 100 million shares of common stock and 20 million shares of preferred stock. The merger agreement also requires that our shareholders approve the GeoResources’ Amended and Restated 2004 Employees’ Stock Incentive Plan (the “2004 Employees’ Stock Incentive Plan”) which will, among other things, increase the number of shares of common stock reserved for issuance under the plan from 300,000 shares to 2,000,000 shares. You will be asked to vote on these matters at the special meeting. This letter and the included proxy statement are being furnished to you in connection with the solicitation of proxies by the GeoResources Board of Directors.

In addition, as further discussed below, we are seeking to sell our leonardite properties and assets prior to the consummation of the proposed mergers, and if we are successful in doing so the merger agreement permits payment of a dividend to the GeoResources shareholders of one-half of the proceeds from such sale above the net book value of these ($535,000 at September 30, 2006). We are seeking to dispose of these assets for a purchase price in the range of $1 million but cannot assure that we will be successful in selling them before the closing of the merger agreement. If such a timely sale was made the dividend would be in the range of $.06 per share.
The special meeting of GeoResources’ shareholders will be held on March 29, 2007, at 10:00 a.m. Central Time, at the Airport International Inn, Highway 2 and 85 North, Williston, North Dakota 58801. Only shareholders who hold GeoResources shares at the close of business on February 16, 2007, the record date for the special meeting, are entitled to vote at the special meeting. Attached to this letter is an important document, a proxy statement, containing detailed information about GeoResources, Southern Bay, Chandler and PICA, and the proposed mergers and other transactions contemplated by the merger agreement. GeoResources urges you to read this document carefully and in its entirety.
GeoResources’ Board of Directors unanimously recommends that you vote (1) FOR the issuance of the GeoResources shares in the mergers and to purchase the Yuma Interests, (2) FOR the amendment to GeoResources’ articles of incorporation to increase its authorized capital stock, (3) FOR the approval of the Amended and Restated 2004 Employees’ Stock Incentive Plan and (4) FOR the proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals. If the mergers are not completed for any reason, including lack of requisite shareholder approval, GeoResources will not implement the proposal to adopt the Amended and Restated 2004 Employees’ Stock Incentive Plan, but it will nevertheless implement the proposal to increase its authorized shares of stock.
Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to complete, sign, date and return the enclosed proxy card. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction card.
Please review the proxy statement carefully. In particular, please carefully consider the matters discussed under “Risk Factors” beginning on page 21 of this proxy statement. You can also obtain other information about GeoResources from documents it has filed with the Securities and Exchange Commission.

Sincerely, GEORESOURCES, INC.
/s/ J.P. Vickers
J.P. VICKERS, President

GeoResources, Inc.
1407 West Dakota Parkway, Suite 1-B
Williston, North Dakota 58801
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To be held on March 29, 2007
To the Shareholders of GeoResources, Inc.:
We will hold a special meeting of the shareholders of GeoResources, Inc. (“GeoResources”) a Colorado corporation, on Thursday, March 29, 2007, at 10:00 a.m. Central Time, at the Airport International Inn, Highway 2 and 85 North, Williston, North Dakota 58801, for the following purposes:
1.	To approve the issuance of 10,194,000 shares of GeoResources common stock pursuant to the Agreement and Plan of Merger, dated September 14, 2006, among GeoResources, Southern Bay Energy Acquisition, LLC, a Texas limited liability company and wholly-owned subsidiary of GeoResources (“Southern Bay Acquisition”), Chandler Acquisition, LLC, a Colorado limited liability company and wholly-owned subsidiary of GeoResources (“Chandler Acquisition”), Southern Bay Oil & Gas, L.P., a Texas limited partnership (“Southern Bay”), Chandler Energy, LLC, a Colorado limited liability company (“Chandler”), and PICA Energy, LLC, a Colorado limited liability company and wholly-owned subsidiary of Chandler (“PICA”). Under the merger agreement, Chandler will transfer all but a small portion of its business and assets to PICA, and the shares of GeoResources common stock will be exchanged for all of the partnership and membership interests of Southern Bay and PICA, respectively, which then will be merged into the two GeoResources limited liability company subsidiaries. In addition, up to 496,000 shares of GeoResources common stock will be issued to certain third-party holders of working interests in a Colorado project who accept an offer to purchase their working interests. The project, in which Chandler and Southern Bay own working interests of 25% and 15%, respectively, is currently operated by Chandler;

2.	To approve an amendment to GeoResources’ articles of incorporation increasing the total shares of stock from 10,000,000 shares of common stock, $ .01 par value per share, to 120,000,000 shares of stock, consisting of 100,000,000 shares of common stock, $.01 par value per share, and 20,000,000 shares of preferred stock, $.01 par value per share;

3.	To approve the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan, which will, among other things, increase the number of shares of common stock reserved for issuance under the plan from 300,000 shares to 2,000,000 shares;

4.	To consider and vote upon a proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals; and

5.	To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.
Only holders of record of GeoResources common stock at the close of business on February 5, 2007, the record date for the special meeting, are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. The proposed transactions contemplated by the merger agreement cannot be completed unless GeoResources shareholders approve (i) the issuance of shares of GeoResources common stock pursuant to the merger agreement, (ii) the amendment of the articles of incorporation of GeoResources to increase its authorized shares of capital stock and (iii) GeoResources’ Amended and Restated 2004 Employees’ Stock Incentive Plan. These matters will require the approval of a majority of the shares represented at the special meeting, assuming that a quorum is present in person or by proxy, except that the proposal to amend the articles of incorporation will require the affirmative vote of two-thirds of GeoResources outstanding shares. If the mergers are not completed for any reason, including lack of requisite shareholder approval, GeoResources will not implement the proposal to adopt the Amended and Restated 2004 Employees’ Stock Incentive Plan, but it will nevertheless implement the proposal to increase its authorized shares of stock. Approval of the proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy, even if less than a quorum.
The Board of Directors of GeoResources unanimously recommends that you vote (1) “FOR” the proposal to approve the issuance of shares of GeoResources common stock pursuant to the merger agreement, (2) “FOR” the proposal to amend the articles of incorporation to increase the authorized number of shares of stock that GeoResources can issue, (3) “FOR” the proposal to approve the Amended and Restated 2004 Employees’ Stock Incentive Plan, and (4) “FOR” the proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.
To ensure your representation at the special meeting, please complete and promptly mail your proxy card in the return envelope enclosed, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card. This will not prevent you from voting in person, but will help to secure a quorum for the special meeting and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the mergers and the special meeting.

By Order of the Board of Directors.
/s/ Cathy Kruse
CATHY KRUSE, Corporate Secretary
March 23, 2007

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE BY COMPLETING AND PROMPTLY RETURNING THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved the mergers or the merger agreement or passed upon the fairness or merits of the mergers or the merger agreement nor upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE ALL PROXIES YOU RECEIVE. SHAREHOLDERS OF RECORD CAN VOTE ANY ONE OF THREE WAYS:
•	BY TELEPHONE: CALL THE TOLL-FREE NUMBER ON YOUR PROXY CARD TO VOTE BY PHONE.

•	VIA INTERNET: VISIT THE WEBSITE ON YOUR PROXY CARD TO VOTE VIA THE INTERNET.

•	BY MAIL: MARK, SIGN, DATE AND MAIL YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
THE METHOD BY WHICH YOU DECIDE TO VOTE WILL NOT LIMIT YOUR RIGHT TO VOTE AT THE SPECIAL MEETING. IF YOU LATER DECIDE TO ATTEND THE SPECIAL MEETING IN PERSON, YOU MAY VOTE YOUR SHARES EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.
IF YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER HOLDER OF RECORD, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD TO BE ABLE TO VOTE AT THE MEETING. YOU MAY BE ABLE TO VOTE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS THE HOLDER OF RECORD PROVIDES.

Annexes
Annex A. Agreement and Plan of Merger
Annex B. C. K. Cooper Fairness Opinion
Annex C. Proposed Amendment to the GeoResources, Inc. Articles of Incorporation
Annex D. Amended and Restated 2004 Employees’ Stock Incentive Plan

GeoResources, Inc.
1407 West Dakota Parkway, Suite 1-B
Williston, North Dakota 58801
PROXY STATEMENT
Special Meeting of Shareholders To Be Held on March 29, 2007
     The GeoResources, Inc. (“GeoResources”) Board of Directors is soliciting the accompanying proxy for use in connection with a special meeting of shareholders to be held at 10:00 a.m., Central Time, on March 29, 2007, at the Airport International Inn, Highway 2 and 85 North, Williston, North Dakota 58801. The Board is soliciting the proxy in connection with the mergers and other transactions contemplated in the Agreement and Plan of Merger, dated September 14, 2006, among GeoResources, Southern Bay Energy Acquisition, LLC, a Texas limited liability company and wholly-owned subsidiary of GeoResources (“Southern Bay Acquisition”), Chandler Acquisition, LLC, a Colorado limited liability company and wholly-owned subsidiary of GeoResources (“Chandler Acquisition”), Southern Bay Oil & Gas, L.P., a Texas limited partnership (“Southern Bay”), Chandler Energy, LLC, a Colorado limited liability company (“Chandler”), and PICA Energy, LLC, a Colorado limited liability company and wholly-owned subsidiary of Chandler (“PICA”). The Board is seeking the GeoResources shareholders’ approval of the proposals as set forth in the accompanying letter and notice of special meeting, and in this proxy statement.
QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES
AND THE GEORESOURCES SPECIAL MEETING
The following questions and answers highlight only selected procedural information from this proxy statement. GeoResources urges you to read carefully the remainder of this proxy statement because the questions and answers below do not contain all of the information that might be important to you with respect to the proposals that will be considered at the special meeting. Additional important information is also contained in the annexes to this proxy statement.
Q.	Why am I receiving this proxy statement?

A.	GeoResources has entered into a merger agreement under which Southern Bay and PICA (into which Chandler will transfer almost all of its business, properties and assets) will merge into two GeoResources subsidiaries formed for this purpose, with Southern Bay and PICA thereby becoming wholly-owned subsidiaries of GeoResources. Additionally, under the terms of the merger agreement, holders of certain working interests in one of Chandler’s Colorado projects (these working interests, the “Yuma Interests,” and the holders of the Yuma Interests, the “Yuma Interest Holders”) will receive offers to purchase their interests in exchange for GeoResources common stock and cash payable by PICA. GeoResources will issue shares of its common stock so that Southern Bay and PICA will become wholly-owned subsidiaries of GeoResources, and so that it may purchase the Yuma Interests.

Q.	What are the principal conditions of the proposed mergers?

A.	The GeoResources shareholders must vote to approve the issuance of the common stock required to complete the above transactions. In addition, GeoResources’ articles of incorporation presently authorize the issuance of only 10,000,000 shares of common stock, of which 3,792,269 shares were issued and outstanding as of the record date for the special meeting. This would not allow the issuance of the more than 10,000,000 shares that will be necessary to issue to complete the mergers and purchases of the Yuma Interests, so GeoResources must increase its authorized capital stock to complete the proposed transaction. Finally, as provided in the merger agreement, in order to complete the transactions, the GeoResources shareholders must also approve the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan which will, among other things, increase the number of shares of common stock reserved for issuance under the plan from 300,000 shares to 2,000,000 shares. GeoResources is holding a special meeting of its shareholders to obtain these approvals. The other principal conditions of the mergers include the parties conducting their respective business in conformance with past practices, no material adverse changes occurring in any party’s business and approval of the merger agreement by the owners of Southern Bay and Chandler. For a description of the other terms and conditions of the mergers, please see “The Merger Agreement” beginning on page 59 of this proxy statement. A copy of the merger agreement is attached to this proxy statement as Annex A.

Q.	Will the proposed transactions result in a change in control of GeoResources?

A.	Yes. Assuming the transactions contemplated by the merger agreement are completed, six out of seven of our board of directors positions will be appointed by Southern Bay and Chandler, and our executive officers will be comprised mostly of the present executive officers of Southern Bay and Chandler. In addition, if the mergers are completed and GeoResources purchases all of the Yuma Interests, the present holders of GeoResources common stock will own approximately 26.2% of the resulting stock ownership, and the former owners of Southern Bay, Chandler and the Yuma Interests will own approximately 73.8% of our common stock.

Q.	What am I voting on?

A.	You are voting on (1) a proposal to approve the issuance of shares of GeoResources common stock pursuant to the merger agreement, (2) a proposal to amend the articles of incorporation to increase the number of shares of stock of GeoResources, and (3) a proposal to approve the Amended and Restated 2004 Employees’ Stock Incentive Plan. You are also voting on a proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

Q.	What vote of GeoResources shareholders is required to approve these proposals?

A.	In order for the proposals to be voted on at the special meeting, a “quorum” of the shares must be present. A quorum is a majority of the issued and outstanding shares of our common stock. The proposal regarding the issuance of shares pursuant to the merger agreement, as well as the proposal to approve the Amended and Restated 2004 Employees’ Stock Incentive Plan, will require the approval of the holders of a majority of GeoResources shares voting at the special meeting, assuming a quorum is present. The proposal to amend our articles of incorporation to increase the authorized capital stock will be approved if it receives the affirmative vote of two-thirds of the outstanding shares of GeoResources. If the mergers are not completed for any reason, including lack of requisite shareholder approval, GeoResources will not implement the proposal to adopt the Amended and Restated 2004 Employees’ Stock Incentive Plan, but it will nevertheless implement the proposal to increase its authorized shares of stock. The proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy, even if less than a quorum. All shares of GeoResources common stock present in person or by proxy will count towards a quorum, including GeoResources shares present in person at the special meeting but not voting, and GeoResources shares for which GeoResources has received proxies indicating that their holders have abstained. Shares represented by proxies returned by a broker holding the shares in “street name” will also be counted for purposes of determining whether a quorum is present, even if those shares are not voted by their beneficial owners on matters where the broker cannot vote the shares in its discretion (so-called “broker non-votes”).

Q.	When and where will the special meeting of the shareholders of GeoResources be held?

A.	The special meeting will take place on March 29, 2007, at 10:00 a.m. Central Time, at the Airport International Inn, Highway 2 and 85 North, Williston, North Dakota 58801.

Q.	Who can attend and vote at the special meeting?

A.	Only holders of record of GeoResources shares at the close of business on February 16, 2007, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. As of the record date, there were 3,792,269 GeoResources shares issued and outstanding and entitled to vote at the special meeting. Each shareholder of record on the record date is entitled to one vote on each matter properly brought before the special meeting for each share of GeoResources common stock held by the shareholder.

Q.	How may I vote at the special meeting?

A.	You may vote using any of the following methods:
1.	BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope provided. The named proxies will vote your stock according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your stock in favor of the proposals.

2.	BY TELEPHONE: Call toll free (800) 560-1965.

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Central Time on March 28, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
3.	BY INTERNET: http://www.eproxy.com/geoi

•	Use the internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Central Time on March 28, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

4.	BY ATTENDING THE SPECIAL MEETING IN PERSON
Q.	Can I revoke or change my proxy?

A. You may revoke your proxy at any time before it is exercised by:
1.	giving written notice of revocation no later than the commencement of the special meeting to GeoResources’ Secretary, Cathy Kruse:
•	if before commencement of the meeting on the date of the meeting, by personal delivery to Ms. Kruse at Airport International Inn, Highway 2 and 85 North, Williston, North Dakota 58801; and

•	if delivered before the date of the meeting, to Ms. Kruse at GeoResources’ offices, 1407 West Dakota Parkway, Suite 1-B, Williston, North Dakota 58801;
2.	delivering no later than the commencement of the special meeting a properly executed, later-dated proxy; or

3.	voting in person at the special meeting.
Voting by proxy will in no way limit your right to vote at the special meeting if you later decide to attend in person. If your stock is held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the special meeting. If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of the proposals. The persons authorized under the proxies will vote upon any other business that may properly come before the special meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Other than the approval of the matters above, GeoResources does not anticipate that any other matters will be raised at the special meeting.
Q.	Who can help answer my questions?

A.	If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, or if you have any questions about the proposals, you should contact:
Cathy Kruse, Secretary
GeoResources, Inc.
1407 West Dakota Parkway, Suite 1-B
Williston, North Dakota 58801
Telephone: (701) 572-2020, extension 113

SUMMARY
The following is a summary that highlights information contained in this proxy statement. This summary may not contain all of the information that may be important to you. For a more complete description of the merger agreement, the issuance of GeoResources shares of common stock pursuant to the merger agreement, the amendment to GeoResources’ articles of incorporation to increase its authorized capital stock, and the Amended and Restated 2004 Employees’ Stock Incentive Plan, GeoResources encourages you to read carefully this entire proxy statement, including the attached annexes.

• The Parties to the Merger Agreement
-     GeoResources, Inc., a Colorado corporation, and two of its newly formed subsidiaries established to effect the mergers;
-     Southern Bay Oil & Gas, L.P., a Texas limited partnership;
-     Chandler Energy, LLC and its newly formed subsidiary, PICA Energy, LLC, both Colorado limited liability companies.

See “The Merger Agreement” beginning on page 59.

• Background of the Parties
-     GeoResources – a natural resource company principally engaged in oil and gas exploration, development and production and in oil and gas contract drilling, operating out of Williston, North Dakota. Common stock – trades in the Nasdaq Capital Market – trading symbol “GEOI”;
-     Southern Bay – a private oil and gas exploration and production limited partnership with properties located primarily along the Texas and Louisiana Gulf Coast, operating out of Houston, Texas;
-     Chandler – a private oil and gas exploration and production limited liability company, with properties located primarily in Colorado, Michigan and Utah, operating out of Denver, Colorado.

See “The Merger – Background of the Mergers” beginning on page 37, “Business of Southern Bay” beginning on page 70 and “Business of Chandler” beginning on page 82.

• The Mergers and the Yuma Interests Purchase
-     Southern Bay will merge into a newly formed GeoResources subsidiary in exchange for about 57.1% of GeoResources common stock upon completion of the mergers (8,263,000 shares);
-     Chandler will transfer nearly all its assets to PICA which, in turn, will merge into a newly formed GeoResources subsidiary in exchange for about 13.3% of GeoResources common stock upon completion of the mergers (1,931,000 shares);
-     Certain working interest owners in a Chandler operated oil and gas project in eastern Colorado, the “Yuma Interests,” will be offered the opportunity to exchange their working interests for GeoResources common stock for up to 3.4% of the GeoResources common stock upon completion of the mergers (496,000 shares) and up to $164,500 payable to them by PICA.

See “The Merger Agreement” beginning on page 59.

• Reasons for the Transactions
-     The parties believe that by combining the entities, they will be able to realize operating and administrative efficiencies, acquire and develop oil and gas properties beyond what these entities could individually achieve without the proposed combination, and benefit from exposure to three core operating areas, being the Texas and Louisiana Gulf Coast, the Rockies and the Williston Basin. The parties intend to centralize administrative activities in a Houston corporate headquarters and manage operations in two corporate divisions being the Northern Division for the Rockies and the Williston properties (including the drilling operations of GeoResources) and the Southern Division for the Texas and Louisiana Gulf Coast.

See the “Mergers – Background of the Mergers” beginning on page 37.

• Post-Merger Structure
-     See the chart below. Except as noted below, each subsidiary set forth below will be wholly-owned by the entity directly connected to it, and thus, directly or indirectly, will be wholly-owned by GeoResources.

*	All ownership of subsidiaries directly below a named entity is 100% except for AROC Energy, LP and SBE Partners LP, as discussed below.

**	AROC Resources, LLC is the general partner and owns 2% of AROC Energy, LP and Catena Oil & Gas LLC is the general partner and owns 2% of SBE Partners LP. The sole limited partner is a large institutional investor who owns the remaining 98% of AROC Energy, LP and SBE Partners LP.

• Date, Time and Place of Special Meeting of GeoResources	- March 29, 2007, 10:00 a.m. Central Time, Airport International Inn, Highway 2 and 85 North, Williston, North Dakota 58801.

• GeoResources Shareholders Entitled to Vote	- Holders of record of common stock as of February 16, 2007, one vote per share on each matter brought before the meeting.

See “The GeoResources Special Meeting – Date, Time and Place” on page 32.

• Proposals to be Considered at the Special Meeting
-     (1) to approve the issuance of GeoResources common shares pursuant to the merger agreement; (2) to amend the articles of incorporation to increase authorized shares of stock; (3) to amend and restate the 2004 Employees’ Stock Incentive Plan; and (4) to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the other proposals.

See “The GeoResources Special Meeting – Purpose; Other Matters” beginning on page 32.

• Reconstituted Board of Directors of GeoResources
-     Concurrently with the closing of the merger agreement, the number of members of the GeoResources Board of Directors will be increased from five to seven with six out of the seven positions being appointed by Southern Bay and Chandler. The directors of GeoResources are expected to be:

Frank A. Lodzinski
Collis P. Chandler, III
Christopher W. Hunt
Jay F. Joliat
Scott R. Stevens
Michael A. Vlasic
Nick Voller

See “The Merger Agreement – Officers and Directors of the Combined Entity” beginning on page 63.

• Reconstituted Executive Officers of GeoResources	- Concurrently with the closing of the merger agreement, executive officers of GeoResources are expected to be:

Frank A. Lodzinski	President and Chief Executive Officer

Collis P. Chandler, III	Executive Vice President and Chief Operating Officer Northern Region

Jeffrey P. Vickers	Vice President, Williston Basin Exploration and Development

Francis M. Mury	Executive Vice President and Chief Operating Officer Southern Region

Robert J. Anderson	Vice President, Business Development, Acquisitions and Divestitures

Howard E. Ehler	Vice President and Chief Financial Officer

See “The Merger Agreement – Officers and Directors of the Combined Entity” beginning on page 63.

• Recommendation of the GeoResources Board	- For all of the four proposals to be considered at the special meeting.

See “The Mergers – Recommendation of the GeoResources Board of Directors and its Reason for the Mergers” beginning on page 44.

• Regulatory Approvals	- None.

• Rights of Appraisal	- None for GeoResources shareholders.

- None for Southern Bay owners (27 limited partners).

- None for Chandler’s or PICA’s owners (two members).

- None for any Yuma Interest Holders (15 other than Chandler and Southern Bay).

See “The Mergers – No Dissenters or Appraisal Rights” beginning on page 58.

• Conditions to Completion of the Mergers
-     GeoResources shareholder approval of (1) share issuances in the mergers, (2) the amendment to the articles of incorporation to increase the authorized stock, and (3) the Amended and Restated 2004 Employees’ Stock Incentive Plan;

- Approval by the Southern Bay partners and PICA members of the transactions contemplated by the merger agreement;

- Retirement of Chandler’s $2 million mezzanine debt either by (1) exchanging the debt for a membership interest in PICA, or (2) payoff of debt by Chandler;

- Maximum bank debt of PICA and Southern Bay at time of mergers of $1,750,000 and $9,100,000, respectively;

- All representations and warranties of the parties shall be true and correct as of the closing of the mergers;

- Offers to purchase the Yuma Interests shall have been made by GeoResources and accepting holders shall have entered into the Yuma Interests Sale Agreement;

- Customary legal opinions from each party;

-     Each party shall have conducted its business in the ordinary course without distributions to its owners, except that: (1) GeoResources may sell all of its leonardite assets (with a net book value of $535,000) and distribute one-half of sales proceeds above net book value as a cash dividend to its shareholders; (2) GeoResources may pay 2006 year end bonuses to its employees, including officers, of up to $250,000; (3) Southern Bay may make distributions of up to $1.2 million to its limited partners to cover income tax liabilities of its limited partners;

- The issuance of GeoResources’ common stock in the mergers and to the Yuma Interest Holders shall be exempt from registration requirements of federal and state securities laws;

- A registration rights agreement relating to GeoResources shares to be issued to the owners of Southern Bay, PICA and to the Yuma Working Interests shall have been executed; and

-     The parties shall have completed due diligence, reached agreements concerning employment, employees and employee benefit plans, and agreed on overall procedures and documentation reasonably satisfactory to the parties’ respective counsel.

See “The Merger Agreement – Conditions to Closing” beginning on page 60.

• Fairness Opinion
-     An additional condition to the closing of the mergers is that, by the closing date, GeoResources must have received from C. K. Cooper & Company (“C. K. Cooper”), the financial advisor to the GeoResources Board, a written opinion to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in the opinion, the merger consideration to be paid by GeoResources in exchange for the partnership interests of Southern Bay and the membership interests of PICA is fair, from a financial point of view, to the shareholders of GeoResources. The written opinion of C.K. Cooper, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement. Holders of GeoResources common stock are encouraged to carefully read the form of the opinion in its entirety. Pursuant to an engagement letter between C.K. Cooper and GeoResources, C.K. Cooper has received or will receive fees for acting as financial advisor to the GeoResources Board in the aggregate of approximately $80,000.

See “The Mergers – Opinion of GeoResources’ Financial Advisor” beginning on page 48.

• Termination of the Merger Agreement	- By any of the parties if the mergers have not been completed by May 31, 2007;

-     By any party if representations and warranties of any of the other parties are not true and correct, any condition would not be satisfied, or any party fails to meet its obligations under the merger agreement in any material respect;

-     GeoResources Board receives a superior offer (involving greater transaction value to GeoResources and its shareholders) and determines to accept the offer; however, Southern Bay and Chandler will have the right to match one superior offer by agreeing to the mergers on the same terms and conditions set forth in the superior offer. If the GeoResources Board accepts the superior offer and terminates the merger agreement, a termination fee aggregating 4% of the value of the transaction will be paid to Southern Bay and Chandler as their sole remedy;

- By Southern Bay or Chandler if GeoResources common stock is not qualified for listing on the Nasdaq Global Market on or before the closing of the merger agreement.

-     By GeoResources in the event that the Southern Bay partners shall not have contributed approximately $19,048,000 in capital contributions and the Chandler members shall not have contributed additional capital of $359,500 on or before the closing of the merger agreements.

See “The Merger Agreement – Termination Fee” beginning on page 62.

• U.S. Federal Income Tax Consequences	- GeoResources stockholders – None.

- Taxable to the Southern Bay limited partners, the PICA membership interests owners and the Yuma Interests Holders.

See “U.S. Federal Income Tax Consequences” beginning on page 66.

• Accounting Treatment	- Under generally accepted accounting principles, Southern

      Bay will be deemed to have acquired GeoResources and PICA, and Southern Bay will account for the transactions using the purchase method of accounting for business combinations. Accordingly, upon consummation of the mergers the historical financial statements presented for the combined entity will be those of Southern Bay, back to its inception in 2004, with the net assets of GeoResources and PICA treated as purchased upon closing.

See “The Mergers – Accounting Treatment” beginning on page 57.

• Risk Factors
-     In evaluating the proposals to be considered at the special meeting, holders of GeoResources common stock should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 21 of this proxy statement.

• Share Ownership of GeoResources Directors and Executive Officers	- 327,467, or 8.6% of the outstanding common stock of GeoResources.

• Interests of Executive Officers and Directors of GeoResources in the Mergers
-     Certain of our directors and officers may have interests that differ from, and may be in conflict with, those of the shareholders of GeoResources with respect to the merger agreement. In particular, the merger agreement provides that upon closing of the mergers, the executive officers of GeoResources other than Mr. Vickers, will no longer remain as officers of GeoResources. However, all such persons, consisting of Cathy Kruse (Secretary of GeoResources), Connie Hval (Treasurer of GeoResources) and Jeff Jennings (Vice President of Land and Finance of GeoResources), will be offered continued employment with GeoResources for six months with salary and benefits similar to those existing presently, except they will each receive a bonus of 5,000 shares of GeoResources common stock in connection with their efforts in completing the mergers. In addition, it is contemplated that if any of these persons were to be terminated without cause by GeoResources at anytime within one year after the initial six months of continued employment, then GeoResources would pay them severance equal to the unpaid salary of such 12 month period, payable in three equal installments over 180 days. It is also expected that Mr. Vickers will continue to be an officer of GeoResources under substantially the same basis as exists currently, and his employment will continue to be “at will.” The Board of Directors of GeoResources was aware of these interests and considered them in making its recommendations in this proxy statement.

POST-MERGERS BUSINESS STRATEGY
Upon closing of the merger agreement, the reconstituted management of GeoResources intends to implement the business strategies discussed below. Management believes that a larger, more diversified oil and gas exploration and development company will be more attractive to potential financing sources, although GeoResources cannot assure the future financing for its strategies will be available on economic terms, if at all.
The business strategy contemplated includes the acquisition of oil and gas reserves, along with field re-engineering, development, exploitation and exploration activities, intended to increase estimated quantities of proved reserves, and increase production. This business strategy is essentially the same as Southern Bay’s management has deployed in prior entities. Management will seek to increase oil and gas production volumes, lower per-unit operating expenses, and thereby increase cash flow and operating net income. These strategies are discussed in more detail below. In addition, the drilling rig of GeoResources may be used to facilitate participation in exploratory and development drilling projects originated by others, to drill and develop GeoResources’ properties and prospects, and will also continue to be used for contract drilling operations.
Management intends to focus in three core oil and gas areas – the Gulf Coast, the Rockies and the Williston Basin. Operations will be managed through a Southern and Northern divisional structure. The Southern division will be headquartered in Houston and the Northern division’s headquarters will be in Denver. Corporate, accounting, financial and administrative activities will be centralized in Houston to seek the increases in staff productivity and efficiencies that are contemplated by the mergers. The centralization of these functions is expected to allow Chandler and GeoResources management and technical personnel to pursue oil and gas property acquisitions and exploration and development projects. Management believes that the combination will have minimal impact on Southern Bay’s technical and operating staff, who will continue furthering company projects and also pursue new acquisitions and projects.
Initially management expects to continue, and in some instances accelerate, development of existing properties, but management further intends to expand its portfolio of oil and gas properties in both the Southern and Northern Division to include (1) producing reserves that generate current cash flow and net income and (2) exploration and development opportunities that can increase reserves and production. Certain assets may be sold or traded to further the business strategy. GeoResources may solicit industry partners and institutional investors into acquisition, development or exploration projects, on a promoted basis, in order to diversify and stay within capital budgets and earn carried or reversionary interests, in addition to its direct ownership, and thereby average down its acquisition, finding and development costs. Promoting in partners may also result in the realization of operating or management fee income that may offset overhead.
The combined entity intends to develop, expand and high-grade its property portfolio by actively seeking to acquire new producing properties and divesting producing properties where production and development potential is limited in relation to the size of the company. As an example of this strategy, on February 13, 2007, Southern Bay, through a newly formed subsidiary, acquired working interests in certain producing oil and gas properties in Texas for approximately $8,270,000. Southern Bay funded this purchase with a $5 million capital call to its limited partners, a drawdown of $3 million on its existing bank lending agreement and with $270,000 of working capital. The proposed capital contribution is part of the Southern Bay capital contribution required to complete the merger agreement.
Separately or in connection with acquisition opportunities, exploration opportunities are expected to be explored, and, where appropriate, drilled, with industry partners or institutional investors being solicited for higher risk prospects on a promoted basis. GeoResources will emphasize prospects it originates or generates internally and can operate, but may also participate with selected independent oil and gas companies on a non-operated basis. Projects may include, individually or in tandem, acquisitions, workovers, re-completions, development drilling and other developmental activities such as secondary recovery, prospect participation and exploration. Management believes that a strategy involving a combination of acquisition, re-engineering, development and exploration activities is the preferable strategy for GeoResources because it will allow GeoResources to use the experience and expertise of its management team in this area. Each component of the business strategy and related matters are further discussed below.
Acquisitions and Divestitures
Acquisitions. The acquisition focus is expected to be on oil and gas properties with the potential for meaningful economic returns resulting from the application of operational and technical attention, development of non-producing proved reserves and realization of exploration potential. Acquired interests will generally have the characteristics of manageable risk, fairly predictable production and value enhancement potential. Historically, the individual management teams have generally pursued transactions in the $2.0 million to $20.0 million range in their respective areas. In the current environment, transactions of this size with attractive characteristics have been scarce. While potential acquisitions of this size will be evaluated when they have merit management intends to pursue larger transactions. Management believes that the greater combined financial resources and technical staffing of the combined entity should assist in competing for these larger type transactions.
Divestitures. An ongoing part of the business strategy will to be to divest existing or acquired assets for cash or on a tax-free exchange basis where such assets do not have adequate “upside” potential, are staff intensive or costly to operate in relation to production, are geographically separated from major operations or have other characteristics which are not compatible with the stage of the company’s operations. Divestitures are expected to be an active part of any acquisition and any asset high-grading program.
Development Activities
An ongoing part of the business strategy will be to focus on development and exploitation of non-producing reserves through re-engineering activities such as installing down hole and surface equipment, installing salt water disposal wells, well workovers and recompletions, infill and development drilling (conventional and horizontal), secondary recovery and other related projects. Operations, engineering and geological expertise with emphasis on cost control will be important to this part of the program. The risks associated with development drilling are greater than operating and owning producing oil and gas, but more moderate than exploration activities. In connection with field wide development activities, typically comprehensive operations and reservoir engineering reviews will be made and integrated with geological and geophysical studies, to define development opportunities. A development plan and capital budget can then be implemented. The use of 3-D seismic technology and computer aided engineering systems will typically be utilized to recover bypassed or undeveloped reserves. Management believes the combined entity will have the required technical systems and personnel to successfully evaluate and develop non-producing reserves in its areas of operations.
Exploration
Exploration activities will focus on acquired properties or company generated prospects. This part of the strategy has two distinct purposes (1) to develop acquisitions fully, and (2) to realize substantive returns from exploration. All acquisitions will be evaluated for exploration potential through the review of available technical data, including well control, seismic, production, pressure and other data. Where applicable, three dimensional seismic imaging may be acquired or shot to further define opportunities. The combined entity intends actively to drill and/or promote such opportunities to industry partners. As the geological objectives move to a higher risk profile, industry partners will be solicited on a promoted basis.
While exploration expenditures may not comprise a large part of the combined entity’s capital commitment, these activities are an important and integral part of the business strategy. Financial returns can be enhanced and risk can be mitigated by generating or participating in prospects prior to sale to industry partners; that is, developing the prospect to a point where the combined entity will retain a direct working interest and a portion of the prospect can be sold to industry partners for a “front-end” cash profit and an additional promoted interest, such as an overriding royalty interest, carried interest or back in after payout.

Corporate Mergers and Acquisitions
Management intends to actively pursue merger and acquisition opportunities with other private and public oil and gas companies. If any such opportunities become available, acquisition or merger criteria would include, but not be limited to (1) the potential for growth in a core area, (2) the opportunity to increase current cash flow, (3) development and exploration potential, (4) the ability to refinance debt at lower cost of capital, (5) realization of administrative savings, and (6) an opportunity to realize value of proved assets and prospects.

POST-MERGERS PROPERTY MAP
The map below indicates the property locations of the combined entity upon completion of the mergers.

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF GEORESOURCES
GeoResources is providing the following information to aid you in your analysis of the financial aspects of the mergers.
The following selected financial data is derived from GeoResources’ audited financial statements as of and for the years ended December 31, 2005, 2004 and 2003. The following unaudited selected financial data of GeoResources as of and for the nine months ended September 30, 2006 has been derived from the unaudited statements as of that date. See “Financial Statements of GeoResources, Inc.” beginning on page N-1.
The data below is only a summary and should be read in conjunction with GeoResources’ financial statements and accompanying notes, as well as management’s discussion and analysis of financial condition and results of operations, all of which can be found in this document. See “Financial Statements of GeoResources, Inc.” and “GeoResources Management’s Discussion and Analysis of Financial Condition and Operations” beginning on pages N-1 and 99, respectively.

	(in thousands, except share data)
	September 30,	December 31,
	2006	2005	2004	2003
Operating revenue	$7,163	$7,995	$6,820	$4,843
Net income	1,905	2,179	1,106	447
Net income per share, basic	0.50	0.58	0.30	0.12

At year-end:
Total assets	15,945	14,700	12,720	11,584
Long-term debt	—	178	1,206	1,599
Current maturities	—	524	519	479
Working capital	1,930	978	85	(173)
Stockholders’ equity	11,291	9,356	7,080	5,974

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF SOUTHERN BAY
The following information is being provided with respect to Southern Bay to aid you in your analysis of the financial aspects of the mergers.
The following selected financial data is derived from Southern Bay’s audited consolidated balance sheets as of December 31, 2005 and 2004 and the related statements of income, partners’ capital and cash flows for the year ended December 31, 2005 and the period from inception (September 8, 2004) through December 31, 2004. The following unaudited selected financial data of Southern Bay has been derived from Southern Bay’s unaudited consolidated balance sheet as of September 30, 2006 and the related unaudited consolidated statements of income and partners’ equity for the nine-month period then ended.
The data below is only a summary and should be read in conjunction with Southern Bay’s financial statements and accompanying notes, as well as management’s discussion and analysis of financial condition and results of operations, all of which can be found within this document. See “Southern Bay—Consolidated Financial Statements” and “Southern Bay Management’s Discussion and Analysis of Financial Condition and Results of Operations” starting on pages G-1 and 76, respectively.

	(in thousands, except unit data)
	September 30,	December 31,
	2006	2005	2004 (*)
Operating revenue	$12,153	$13,551	$486
Net income	4,688	4,990	228
Net income per partnership unit, basic	25.76	27.42	2.62

At end of period:
Total assets	48,476	43,923	31,602
Long-term debt	5,000	100	3,000
Current maturities	—	—	—
Working capital (deficit)	(1,610)	625	934
Partners’ capital	23,413	17,558	8,844

(*)	From inception, September 8, 2004

SELECTED SUMMARY HISTORICAL FINANCIAL DATA OF CHANDLER
The following information is being provided with respect to Chandler to aid you in your analysis of the financial aspects of the mergers.
The following selected financial data is derived from the audited financial statements of Chandler for the years ended December 31, 2005 and 2004, and the unaudited financial statements of Chandler for the nine months ended September 30, 2006.
The data below is only a summary and should be read in conjunction with financial statements and accompanying notes of Chandler, as well as management’s discussion and analysis of financial condition and results of operations, all of which can be found within this document. See “Chandler Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 86.

	(in thousands)
	September 30,	December 31,
	2006	2005	2004
Operating revenue	$2,513	$3,434	$2,644
Net income	652	1,808	177

At end period:
Total assets	14,727	15,023	13,486
Long-term debt	—	4,750	5,350
Current maturities	3,750	—	—
Working capital (deficit)	(2,742)	2,068	1,660
Member’s equity	8,862	7,810	6,239

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA
The following table presents summary historical financial data for GeoResources and unaudited pro forma financial data for the combined entity consisting of GeoResources, Southern Bay, Chandler and the Yuma Interests (assuming the holders of 100% of the Yuma Interests accept the offer to purchase their working interests) after giving effect to the mergers as if the mergers and purchases of the Yuma Interests had taken place as of January 1, 2006, and after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma combined financial statements beginning on page F-1 of this proxy statement. The pro forma financial data in the tables assumes that the mergers will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141 (“SFAS No. 141”), “Business Combinations,” and that the successful efforts method of accounting for oil and gas properties will be employed. The information in the following table is based on, and should be read together with, the pro forma information and the historical information for GeoResources, Southern Bay and Chandler that appears elsewhere in this document. The pro forma financial data is not necessarily indicative of results that actually would have occurred had the mergers been completed on the date indicated or that may be obtained in the future.

	(in thousands, except per share data)
	GeoResources Historical		Pro Forma Combined
	September 30,	December 31,	September 30,	December 31,
	2006	2005	2006	2005
Operating revenue	$7,163	$7,995	$26,601	$37,285
Net income	1,905	2,179	6,378	8,893
Net income per share, basic	0.50	0.58	0.44	0.62

At September 30, 2006:
Total assets	15,945		117,021
Long-term debt	—		8,000
Current maturities	—		1,750
Working capital	1,930		11,366
Stockholders’ equity	11,291		77,740
Book value per common share	2.99		5.34

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to GeoResources’, Southern Bay’s and Chandler’s financial condition, results of operations and businesses and the expected impact of the proposed acquisition of Southern Bay and Chandler on GeoResources’ financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this proxy statement that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act, and Section 27A of the Securities Act. These forward-looking statements are found at various places throughout this proxy statement. These forward-looking statements, including, without limitation, those relating to completion of the mergers and other transactions contemplated in the merger agreement, future actions, new projects, strategies, future performance, the outcome of contingencies such as future financial results, in each case relating to GeoResources, Southern Bay, Chandler, or PICA, respectively, wherever they occur in this proxy statement, are necessarily estimates reflecting the best judgment of the respective managements of the parties and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Many of the important factors that will determine these results are beyond GeoResources’, Southern Bay’s and Chandler’s ability to control or predict. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:
•	factors that affect the timing or ability to complete the mergers and transactions contemplated herein;

•	the risk that the businesses of GeoResources, Southern Bay and the PICA businesses will not be integrated successfully;

•	the risk that cost savings and any other synergies from these transactions may not be fully realized or may take longer to realize than expected;

•	disruption from these transactions making it more difficult to maintain relationships with lenders, other counterparties, or employees;

•	competition and its effects on pricing, spending, third-party relationships and revenues; and

•	the failure of the combined entity to successfully execute its business plans, gain access to additional financing, acquire additional oil and gas properties, and the cost of capital.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. GeoResources does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

RISK FACTORS
     In addition to the other information included in this proxy statement, including the matters addressed under the caption “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 20, you should carefully read and consider the following factors in evaluating the proposals to be voted on at the special meeting and in determining whether to vote for approval of the matters to be considered at the meeting.
Risk Factors Relating to the Mergers
The failure to integrate Southern Bay and Chandler successfully on a timely basis could reduce GeoResources’ profitability and adversely affect its stock price.
GeoResources expects to seek operating efficiencies and synergies from the mergers. Realization of these benefits will depend in part upon how and when the businesses of GeoResources, Southern Bay and Chandler are integrated. If GeoResources, with its new management consisting primarily of Southern Bay and Chandler management, and the reconstituted GeoResources Board, are not successful in this integration, GeoResources’ financial results could be adversely impacted. Integration of operations will require substantial attention of new GeoResources management and consequently could divert attention away from the development of new business and further development of oil and gas properties. If GeoResources, Southern Bay and Chandler cannot integrate their businesses successfully, they may fail to realize the benefits they expect to realize from the mergers. The challenges involved in this integration include the following:
•	retaining key employees and maintaining employee morale;

•	minimizing the diversions of management and employees away from ongoing business activities and development of new business activities;

•	addressing differences in the business cultures, processes and systems of GeoResources, Southern Bay and Chandler; and

•	potential unknown liabilities and unforeseen increased expenses or delays associated with the mergers.
Failure to complete the mergers could negatively impact the stock price and the future business and financial results of GeoResources.
There is no assurance that the conditions to the completion of the merger agreement will be satisfied. If the mergers are not completed, GeoResources will be subject to several risks, including:
•	The current market price of GeoResources common stock may reflect a market assumption that the mergers will occur, and a failure to complete the mergers could result in negative market perception and a decline in the market price of GeoResources common stock;

•	Certain costs relating to the merger agreement (such as legal, accounting and financial advisory fees) are payable by GeoResources whether or not the mergers are completed;

•	GeoResources may be required to pay Southern Bay and Chandler a termination fee of 4% of the value of any topping offer as defined in the merger agreement if it is terminated under certain circumstances and GeoResources enters into or completes an alternative transaction;

•	There will likely be substantial disruption to the business of GeoResources and a distraction of its management and employees from day-to-day operations, because matters related to the merger agreement (including integration planning) may require substantial commitments of time and resources, which could otherwise have been devoted to other opportunities that could have been beneficial to GeoResources; and

•	GeoResources would continue to face the risks that it currently faces as an independent company, including limited capital and limited human resources.
In addition, GeoResources would not realize any of the expected benefits of having completed the mergers. If the mergers are not completed, these risks may materialize and materially adversely affect GeoResources’ business, financial results, financial condition and stock price.
GeoResources shareholders will have a reduced ownership and voting interest after the mergers and will exercise significantly less influence over management.
After the completion of the mergers, GeoResources shareholders will own a significantly smaller percentage of GeoResources than they currently own. Following completion of the mergers, and assuming 496,000 shares of GeoResources common stock are issued in connection with the purchase of the Yuma Interests, GeoResources shareholders will own approximately 26.2% of the combined entity. Consequently, the current GeoResources shareholders will have significantly less influence over the management and policies of GeoResources after the mergers.
GeoResources may waive one or more of the conditions to the mergers without resoliciting shareholders.
Each of the conditions in the merger agreement to GeoResources’ obligations to complete the mergers may be waived, in whole or in part by agreement of GeoResources, Southern Bay and Chandler if the condition is a condition to GeoResources’, Southern Bay’s and Chandler’s obligations to complete the mergers, or by the party for which such condition is a condition of its obligation to complete the mergers. The GeoResources Board may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement and resolicitation of proxies is necessary. However, the GeoResources Board generally does not expect any such waiver to be significant enough to require resolicitation of shareholders, although it also would expect to determine if a waiver could affect consideration to be pursuant to the mergers in a material manner. If the Board were to determine that a waiver would materially alter the relative values of the consideration to be given or received in the mergers, the GeoResources Board would likely resolicit proxies. In the event that any such waiver is not determined to be significant enough to require resolicitation of shareholders, GeoResources will have the discretion to complete the mergers without seeking further shareholder approval.
The merger agreement limits GeoResources’ ability to pursue alternatives to the mergers.
The merger agreement contains provisions that could adversely impact competing proposals to acquire GeoResources. In addition, even if the GeoResources Board determines that a competing proposal to acquire GeoResources is superior, GeoResources may not exercise its right to terminate the merger agreement unless it notifies Southern Bay and Chandler of its intention to do so and gives Southern Bay and Chandler at least ten business days to propose revisions to the terms of the merger agreement or to make another proposal in response to the competing proposal.
Southern Bay and Chandler required GeoResources to agree to these provisions as a condition to Southern Bay’s and Chandler’s willingness to enter into the merger agreement. These provisions, however, might discourage a third party that might have an interest in acquiring all or a significant part of GeoResources from considering or proposing that acquisition, even if that party were prepared to pay consideration with a higher value than the current proposed merger consideration.

Risk Factors Associated with the Combined Entity
The combined entity will be dependent upon the services of its Chief Executive Officer and other officers.
The combined entity will be dependent upon a limited number of personnel, including Frank A. Lodzinski, who will serve as Chief Executive Officer and President, Francis M. Mury, who will serve as Executive Vice-President and Chief Operating Officer-Southern Division, Collis P. Chandler, III, who will serve as Executive Vice-President and Chief Operating Officer-Northern Division, Jeffrey P. Vickers, current president of GeoResources, who will serve as Vice-President Exploration and Production-Williston Basin, and other officers and key employees selected from the parties to the merger agreement. Failure to retain the services of these persons, or to replace them with adequate personnel in the event of their departure or termination, may have a material adverse effect on operations. No employment agreements with any officers of Southern Bay, Chandler or GeoResources currently exist, but the combined entity may consider such agreements in the future.
The combined entity must successfully replace production and acquire or develop additional oil and gas reserves.
Oil and gas reserves are a depleting asset and must be replaced to sustain operations and must be increased for asset growth. Future production of oil and gas will be dependent upon cost-effective operations, development of the assets and acquiring or finding additional reserves.
Intense competition in the oil and gas exploration and production segment could adversely affect the ability of the combined entity to acquire desirable properties prospective for oil and gas, as well as producing oil and gas properties.
The oil and gas industry is highly competitive. The combined entity will compete with major integrated and independent oil and gas companies for the acquisition of desirable oil and gas properties and leases, for the equipment and services required to develop and operate properties, and in the marketing of oil and gas to end-users. Many competitors have financial and other resources that are substantially greater than the combined entity, which will make any acquisition of producing properties at economic prices difficult. In addition, many larger competitors may be better able to respond to factors that affect the demand for oil and natural gas production, such as changes in worldwide oil and natural gas prices and levels of production, the cost and availability of alternative fuels and the application of government regulations. Significant competition also exists in attracting and retaining technical personnel, including geologists, geophysicists, engineers, landmen and other specialists.
The combined entity may be faced with shortages of personnel and equipment, thereby adversely affecting operations and financial results.
Operations and financial results of the combined entity may be adversely impacted due to difficulties in attracting and retaining qualified and experienced personnel in its oil and gas exploration and production business. Additional personnel are likely to be required in connection with any expansion plans, and the domestic oil and gas industry is currently experiencing significant shortages of qualified personnel in all areas of operations. Similarly, expansion plans of the combined entity will require access to services and oil field equipment, both of which are currently in short supply.
Volatile oil and natural gas prices could adversely affect the combined entity’s financial condition and results of operations.
The combined entity’s success will be largely dependent on oil and natural gas prices, which are volatile and have recently been at historically high levels. Any substantial or extended decline in the price of oil and natural gas will have a negative impact on the combined entity’s business operations and future revenues. Moreover, oil and natural gas prices depend on factors that will be outside the combined entity’s control, such as:

•	economic and energy infrastructure disruptions caused by actual or threatened acts of war, or terrorist activities particularly with respect to Middle East oil producers, Nigeria and Venezuela;

•	weather conditions, including energy infrastructure disruptions resulting from those conditions;

•	changes in the global oil supply, demand and inventories;

•	changes in domestic natural gas supply, demand and inventories;

•	the price and quantity of foreign imports of oil;

•	the price and availability of liquefied natural gas imports;

•	political conditions in or affecting other oil-producing countries;

•	general economic conditions in the United Stated and worldwide;

•	the interdependence of oil and natural gas and energy trading companies;

•	the level of worldwide oil and natural gas exploration and production activity;

•	technological advances affecting energy consumption; and

•	the price and availability of alternative fuels.
Lower oil and natural gas prices may not only decrease revenues on a per unit basis, but also may reduce the amount of oil and natural gas that can be produced economically. Lower prices will also negatively impact estimates of proved reserves. A substantial or extended decline in oil or natural gas prices may materially and adversely affect the financial condition, results of operations, liquidity or ability to finance operations and planned capital expenditures.
Industry changes may adversely affect various financial measurements and negatively affect the market price of GeoResources common stock.
Although the parties to the merger agreement believe the mergers will allow the combined entity to seek to accelerate growth and increase operating efficiencies, unforeseen costs and industry changes as listed below, could potentially have an adverse effect on return of capital employed and earnings per share on a pro forma basis. Future events and conditions could cause any such changes to be significant, including, among other things, adverse changes in:
•	commodity prices for oil, natural gas and liquid natural gas;

•	reserve levels;

•	operating results;

•	capital expenditure obligations; and

•	production levels.

The combined entity may incur substantial losses and be subject to substantial liability claims as a result of its oil and natural gas operations and drilling operations.
Oil and natural gas exploration, drilling and production activities are subject to numerous operating risks including the possibility of:
•	unanticipated, abnormally pressured formations;

•	mechanical difficulties, such as stuck oil field drilling and service tools and casing collapse;

•	blowouts, fires and explosions;

•	personal injuries and death;

•	uninsured or underinsured losses; and

•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination.
Any of these operating hazards could cause damage to properties, serious injuries, fatalities, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages, which could expose the combined entity to liabilities. Although all the parties to the merger agreement believe they are adequately insured for replacement costs of their wells and associated equipment, the payment of any of these liabilities could reduce the funds available for exploration, development, and acquisition, or could result in a loss of the combined entity’s properties. Also, as is customary in the oil and gas business, none of the parties to the merger agreement carry business interruption insurance.
The insurance market in general and the energy insurance market in particular have experienced cost increases. It is possible that the combined entity will determine not to purchase insurance because of high insurance premiums. If the combined entity incurs substantial liabilities and the damages are not fully covered by insurance or are in excess of policy limits, then the combined entity’s business, results of operations and financial condition would likely be materially adversely affected.
The combined entity has hurricane associated risks in connection with operations in the Texas and Louisiana Gulf Coast.
The combined entity could be subject to production curtailments resulting from hurricane damage to certain fields or, even in the event that producing fields are not damaged, production could be curtailed due to damage to facilities and equipment owned by oil and gas purchasers, or vendors and suppliers, because a portion of the oil and gas properties of Southern Bay are located in or near coastal areas of the Texas and Louisiana Gulf Coast. In August 2005, Hurricane Katrina caused severe damage to the facilities at four Southern Bay oil and gas properties located in southeast Louisiana and southeast Texas. Insurance proceeds received with respect to the damaged facilities were approximately $585,000, allowing Southern Bay to recognize a gain of approximately $353,000. These properties accounted for approximately 13% of Southern Bay’s oil production in 2005 (approximately 20,000 barrels). In connection to these damages to the facilities at the four Southern Bay properties, .03 net wells were shut in for 250 days, 2.35 net wells were shut in for 381 days, .22 net wells were shut in for 385 days, and .71 net well has been shut in since August 25, 2005 and is expected to be put back into production in the second quarter of 2007.

The nature of the combined entity’s business and assets will expose it to significant compliance costs and liabilities.
The combined entity’s operations, involving the exploration, production, storage, treatment, and transportation of liquid hydrocarbons, including crude oil, will be subject to stringent federal, state, and local laws and regulations governing the discharge of materials into the environment. The combined entity’s operations will also be subject to laws and regulations relating to protection of the environment, operational safety, and related employee health and safety matters. Compliance with all of these laws and regulations will continue to represent a significant cost of doing business. Failure to comply with these laws and regulations may result in the assessment of administrative, civil, and criminal penalties; the imposition of investigatory and remedial liabilities; the issuance of injunctions that may restrict, inhibit or prohibit the combined entity’s operations; or claims of damages to property or persons.
Revisions of oil and gas reserve estimates could adversely affect the trading prices of GeoResources common stock. Oil and gas reserves and the standardized measure of cash flows represent estimates, which may vary materially over time due to many factors.
The market prices of GeoResources common stock may be subject to significant decreases due to decreases in estimated reserves and their estimated cash flows. Estimated reserves may be subject to downward revision based upon future production, results of future development, prevailing oil and gas prices, prevailing operating and development costs and other factors. There are numerous uncertainties and uncontrollable factors inherent in estimating quantities of oil and gas reserves, projecting future rates of production, and timing of development expenditures.
In addition, the estimates of future net cash flows from proved reserves and the present value of proved reserves are based upon various assumptions about prices and costs and future production levels that may prove to be incorrect over time. Any significant variance from the assumptions could result in material differences in the actual quantity of reserves and amount of estimated future net cash flows from estimated oil and gas reserves.
Hedging activities may prevent realizing the benefits of oil or gas price increases.
In an attempt to reduce its sensitivity to oil and gas price volatility, the combined entity intends to enter into hedging transactions that may include fixed price swaps, price collars, puts and other derivatives. In these hedging transactions, it may fix the price, a floor or a range, on a portion of its production over a predetermined period of time. In addition, Southern Bay’s credit agreement with its bank requires that a portion of oil and gas production be hedged by Southern Bay. There are numerous risks associated with hedging activities, including the risk that reserves are not produced at rates equivalent to the hedged position. In that case, the combined entity would be required to satisfy its obligation under hedging contracts on potentially unfavorable terms without the benefit of offsetting cash flow from sales of its production. In addition, there is also the risk that the production and transportation cost assumptions used in determining an acceptable hedge could be substantially different from the actual costs. Further, by hedging to a fixed price or a range with a ceiling, revenues will be limited if actual prices rise above the hedge prices. Also, the counter party to the hedge party may become unable or unwilling to perform its obligations under hedging contracts and the combined entity could incur a material adverse financial effect if there is any significant non-performance. As a result, hedging transactions could be uneconomic and the combined entity could incur losses. For example, Southern Bay recognized losses of $1,726,745 in 2005 relating to hedging contracts and $1,464,436 in such losses for the nine months ended September 30, 2006.
Drilling for and producing oil and natural gas are high-risk activities with many uncertainties that could adversely affect the financial condition and results of operations of the combined entity.
The combined entity’s success will depend on the results of its exploitation, exploration, development and production activities. Oil and natural gas exploration and production activities are subject to numerous risks beyond a company’s control, including the risk that drilling will not result in commercially viable oil or natural gas production. Decisions to purchase, explore, develop or otherwise exploit prospects or properties will depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. Costs of drilling, completing and operating wells are often uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. Further, many factors may curtail, delay or cancel drilling, including:
•	shortages of or delays in obtaining equipment and qualified personnel;

•	pressure or irregularities in geological formations;

•	equipment failures or accidents;

•	adverse weather conditions;

•	reductions in oil and natural gas prices;

•	title problems; and

•	delays imposed by or resulting from compliance with regulatory requirements.
Governmental regulation associated with leonardite mining operations can negatively impact the combined entity’s operations and financial success.
The combined entity intends to divest its leonardite assets in the event they are not sold before completion of the merger. However, until these assets are sold, and in the event the combined entity conducts leonardite operations, the combined entity will be subject to extensive regulation by federal, state and local authorities applicable to mining activities. Legislation and regulations are under constant review for amendment or expansion, raising the possibility of changes that may affect operations. Substantial penalties may be assessed for noncompliance with various applicable statutes and regulations, and the overall regulatory burden increases costs of doing business and, in turn, decreases profitability.
Existing debt and use of debt financing may adversely affect the combined entity’s strategy.
After the mergers, management is likely to use debt to fund a portion of its future acquisition activities. Any temporary or sustained inability to service or repay debt will materially adversely affect the combined entity’s ability to obtain other financing. The consolidated long term debt of the combined entity, upon consummation of the mergers, is estimated to be approximately $5 million.
Properties may be subject to influence by third parties that do not allow the combined entity to proceed with planned explorations and expenditures.
The combined entity will be the operator of a majority of its properties, but for many of its properties it will own less than 100% of the working interests. Joint ownership is customary in the oil and gas industry and is generally conducted under the terms of a Joint Operating Agreement (“JOA”), where a single working interest owner is designated as the “operator” of the property. For properties where less than 100% of the working interest is owned, whether operated or non-operated, drilling and operating decisions may not be within the combined entity’s sole control. If the combined entity disagrees with the decision of a majority of working interest owners, it may be required, among other things, to postpone the proposed activity or decline to participate. If the combined entity declines to participate, it might be forced to relinquish its interest through “in-or-out” elections or may be subject to certain non-consent penalties, as provided in a JOA. In-or-out elections may require a joint owner to participate, or forever relinquish its position. Non-consent penalties typically allow participating working interest owners to recover from the proceeds of production, if any, an amount equal to 200% to 500% of the non-participating working interest owner’s share of the cost of such operations.

If oil and gas prices decrease or exploration efforts are unsuccessful, the combined entity may be required to write down the capitalized cost of individual oil and gas properties.
A writedown of the capitalized cost of individual oil and gas properties could occur when oil and gas prices are low or if the combined entity has substantial downward adjustments to its estimated proved oil and gas reserves, if operating costs or development costs increase over prior estimates, or if exploratory drilling is unsuccessful. A writedown could adversely affect the trading prices of GeoResources common stock.
The combined entity will use the successful efforts accounting method. All property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending the determination of whether proved reserves are discovered. If proved reserves are not discovered with an exploratory well, the costs of drilling the well are expensed. All geological and geophysical costs on exploratory prospects are expensed as incurred.
The capitalized costs of the oil and gas properties of the combined entity, on a field-by-field basis, may exceed the estimated future net cash flows of that field. If so, the combined entity will record impairment charges to reduce the capitalized costs of each such field to its estimate of the field’s fair market value. Unproved properties are evaluated at the lower of cost or fair market value. These types of charges will reduce earnings and shareholders’ equity.
The combined entity will periodically assess its properties for impairment based on future estimates of proved and risk-adjusted probable reserves, oil and gas prices, production rates and operating, development and reclamation costs based on operating budget forecasts. Once incurred, an impairment charge cannot be reversed at a later date even if the combined entity experiences increases in the price of oil or gas, or both, or increases in the amount of its estimated proved reserves.

UNAUDITED PER COMMON SHARE DATA OF GEORESOURCES, SOUTHERN BAY AND CHANDLER
The table below shows historical and pro forma combined information about GeoResources’, Southern Bay’s and Chandler’s respective earnings, dividends and book value per share as of or for the period ended September 30, 2006. The September 30, 2006 balance sheet information assumes that all of the Yuma Interests are exchanged for GeoResources common stock as of such date. The mergers will be accounted for using the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations,” which results in Southern Bay being the surviving entity for accounting purposes.
The information in the following table is based on historical information and should be read in conjunction with the historical consolidated financial statements of GeoResources, Southern Bay and Chandler included in this document. You should read all of the summary financial information provided in the following table together with this historical financial information and related notes. The historical financial information is also incorporated into this document by reference. See “Where You Can Find More Information” beginning on page 130 for a description of where you can find this historical information. The pro forma financial data is not necessarily indicative of results that actually would have occurred had the mergers been completed on the date indicated or that may be obtained in the future.

	(in thousands, except per share data)
	Historical			Pro
		Southern		Forma
	GeoResources	Bay	Chandler	Combined
Nine months ended September 30, 2006:
Operating revenue	$7,163	$12,153	$2,513	$26,601
Net income	1,905	4,688	652	6,378
Net income per share, basic	0.50	0.57	0.34	0.44

Year ended December 31, 2005:
Operating revenue	7,995	13,551	3,434	37,285
Net income	2,179	4,990	1,808	8,893
Net income per share, basic	0.58	0.60	0.94	0.62

At September 30, 2006:
Stockholders’ equity/Partners’ capital	11,291	23,413	8,862	77,740
Outstanding common shares (*)	3,778	8,263	1,931	14,558
Book value per share	2.99	2.83	4.59	5.34

(*)	For Southern Bay and Chandler, outstanding common shares are those shares that will be issued upon approval and closing of the proposed merger. The pro forma shares include shares assumed to be issued to acquire the Yuma Interests.

MARKET PRICE AND DIVIDEND INFORMATION
Market Price Data and Dividend Information
GeoResources’ common stock trades on the Nasdaq Capital Stock Market under the Symbol “GEOI.” The following table sets forth for the period indicated the low and high trade prices for GeoResources’ common stock as reported by the Nasdaq Capital Market. These trade prices may represent prices between dealers and do not include retail markups, markdowns or commissions.

	Trade Price
Calendar	High	Low
2007

1st Quarter (through February 14, 2007)	$6.45	$5.70

2006

4th Quarter	$7.34	$5.26
3rd Quarter	$9.29	$5.26
2nd Quarter	$12.79	$6.90
1st Quarter	$14.69	$8.16

2005

4th Quarter	$11.36	$6.81
3rd Quarter	$17.85	$10.47
2nd Quarter	$17.96	$7.35
1st Quarter	$11.08	$2.73
There has never been a public market for the Southern Bay partnership interests, the Chandler or PICA membership interests, or the Yuma Interests.
Recent Share Prices
The following table provides the lowest and highest trade prices for GeoResources’ common stock as reported by the Nasdaq Capital Market as of September 13, 2006, the last full trading day preceding public announcement that GeoResources, Southern Bay, Chandler and PICA had entered into the merger agreement, and on February 14, 2007, the last full trading day for which such prices were available at the time of this proxy statement. Because Southern Bay partnership interests and Chandler and PICA membership interests, as well the Yuma Interests, are not traded on any established market, no equivalent market price data is available for these entities or the Yuma Interests.

GeoResources Common Stock

	Highest	Lowest
	Trade Price	Trade Price
Date	Per Share	Per Share
September 13, 2006	$6.05	$5.73
February 14, 2007	$6.45	$5.70
Dividends
GeoResources has never declared or paid a cash dividend on its common stock; however, GeoResources may pay a cash dividend if it is successful in its sale of the leonardite properties and assets before the closing of the mergers.
Number of Shareholders
As of February 15, 2007, there were approximately 700 holders of record of GeoResources’ common stock. GeoResources believes that there are also approximately 3,300 additional beneficial owners of its common stock held in “street name.”

THE GEORESOURCES SPECIAL MEETING
Date, Time and Place
The special meeting of the holders of GeoResources shares will take place on Thursday, March 29, 2007 at 10:00 a.m., Central Time, at the Airport International Inn, Highway 2 and 85 North, Williston, North Dakota 58801.
Purpose; Other Matters
At the special meeting, holders of GeoResources shares will be asked to consider and vote upon three proposals. The first proposal will be to approve the issuance of 10,690,000 shares of common stock pursuant to the merger agreement. The second proposal will be to approve an amendment to the articles of incorporation of GeoResources to increase the total shares of stock from 10,000,000 shares of common stock, $.01 par value per share, to 120,000,000 shares of stock, consisting of 100,000,000 shares of common stock, $.01 par value per share, and 20,000,000 shares of preferred stock, $.01 par value per share. The third proposal will be to approve the Amended and Restated 2004 Employees’ Stock Incentive Plan, which, among other things, increases the number of shares of common stock reserved for issuance from 300,000 to 2,000,000. If the mergers are not completed for any reason, including lack of requisite shareholder approval, GeoResources will not implement the proposal to adopt the Amended and Restated 2004 Employees’ Stock Incentive Plan, but it will nevertheless implement the proposal to increase its authorized shares of stock. The fourth proposal will be to approve a proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.
Holders of GeoResources shares may also be asked to consider and vote upon such other matters as may properly come before the special meeting, or any adjournment or postponement of the special meeting. As of the mailing date of this proxy statement, the GeoResources Board knows of no other matter to be presented at the special meeting. If, however, other matters incident to the conduct of the special meeting are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment with respect to those matters. If you vote “AGAINST” the proposals, the proxies will not be authorized to vote for any adjournments, postponements, continuations or reschedulings of the special meeting, including for the purpose of soliciting additional proxies, unless you so indicate on the proxy card.
Recommendation of the GeoResources Board
The GeoResources Board has carefully reviewed and considered the terms and conditions of each of the matters to be considered at the special meeting. Based on its review, GeoResources’ Board of Directors has unanimously approved (i) the proposed issuance of the common stock pursuant to the merger agreement, (ii) the amendment to the articles of incorporation, and (iii) the Amended and Restated 2004 Employees’ Stock Incentive Plan, (iv) the proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals, and declared that these proposals are advisable and fair to, and in the best interests of, GeoResources and its shareholders. GeoResources’ Board unanimously recommends that you vote (i) “FOR” the proposal to issue shares of common stock pursuant to the merger agreement, (ii) “FOR” the proposal to approve the amendment to the articles of incorporation, (iii) “FOR” the approval of the Amended and Restated 2004 Employees’ Stock Incentive Plan, and (iv) “FOR” the proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals.

Record Date, Outstanding Shares and Voting Rights
Each holder of record of GeoResources common stock at the close of business on February 16, 2007, the record date, is entitled to notice of and to vote at the special meeting. Each such shareholder is entitled to cast one vote for each GeoResources share on each matter properly submitted for the vote of shareholders at the special meeting. As of the record date, there were 3,792,269 shares of GeoResources common stock outstanding and entitled to vote at the special meeting.
Quorum and Vote Required; Abstentions and Broker Non-Votes
A quorum of GeoResources shareholders is necessary to hold the special meeting. The required quorum for the transaction of business at the special meeting is the presence, in person or by proxy, of holders of a majority of the outstanding shares of GeoResources common stock entitled to vote at the special meeting. Shareholders are counted as present at the special meeting if they are present in person or have authorized a proxy. The presence of holders of 1,896,135 shares of common stock is a quorum.
All GeoResources shares represented at the special meeting, including abstentions and “broker non-votes,” will be counted as present at the special meeting for the purpose of determining whether a quorum is present at the special meeting. Abstentions occur when a shareholder attends a meeting in person or by proxy but abstains from voting. Broker non-votes occur when a nominee holding GeoResources shares for a beneficial owner returns a properly executed proxy but has not received voting instructions from the beneficial owner and such nominee does not possess or does not choose to exercise discretionary authority with respect to such shares. Brokers are not allowed to exercise their voting discretion with respect to the approval of matters which the NASD determines to be “non-routine,” such as approval of the issuance of GeoResources shares pursuant to the merger agreement, without specific instructions from the beneficial owner. Accordingly, if your broker holds your GeoResources shares in “street name,” your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.
The approval of the issuance of GeoResources shares pursuant to the merger agreement, in accordance with Nasdaq listing requirements, and the approval of the Amended and Restated 2004 Employees’ Stock Incentive Plan requires the affirmative vote of the holders of a majority of GeoResources shares cast on the proposal, in person or by proxy at the special meeting, provided that a quorum, consisting of the holders of a majority of the shares entitled to vote, are present in person or by proxy. The proposal to amend the articles of incorporation will be approved if it receives the affirmative vote of two-thirds of GeoResources’ outstanding shares of common stock. If the mergers are not completed for any reason, including lack of requisite shareholder approval, GeoResources will not implement the proposal to adopt the Amended and Restated 2004 Employees’ Stock Incentive Plan, but it will nevertheless implement the proposal to increase its authorized shares of stock. The proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the foregoing proposals, requires the affirmative vote of the holders of a majority of the shares of GeoResources common stock present in person or by proxy, even if less than a quorum. Abstentions and broker non-votes will not be treated as votes cast at the special meeting and therefore will have no effect on determining the outcome of the proposals, although they will be counted in determining the presence of a quorum.
Voting by GeoResources Directors and Executive Officers
As of the record date, the directors and executive officers of GeoResources beneficially owned and were entitled to vote 327,467 common shares, which represent approximately 8.6% of the GeoResources shares outstanding on that date. The directors and executive officers of GeoResources are expected to vote FOR all the proposals submitted by this proxy statement.
Adjournment and Postponement
Adjournments and postponements of the special meeting may be made for the purpose of, among other things, soliciting additional proxies. The special meeting may be adjourned by the vote of a majority of the

GeoResources shares present in person or represented by proxy at the special meeting, even if less than a quorum. See “Proposal 4 — “Approval of Adjournment of Special Meeting for Purpose of Soliciting Additional Proxies if Necessary to Approve Foregoing Proposals.”
Voting of Proxies
Voting by Proxy Card
All GeoResources shares entitled to vote and represented by properly executed proxies received prior to the special meeting, and not revoked, will be voted at the special meeting in accordance with the instructions indicated on the proxy card accompanying this proxy statement. If no direction is given and the proxy is validly executed, the stock represented by the proxy will be voted in favor of the proposals. The persons authorized under the proxies will vote upon any other business that may properly come before the special meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. GeoResources does not anticipate that any other matters will be raised at the special meeting.
If you are a registered holder, there are two additional ways to vote your proxy:
Vote by telephone — call toll free (800) 560-1965.

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Central Time on March 28, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
Vote by the Internet—http://www.eproxy.com/geoi

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. Central Time on March 28, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. The law of Colorado, where GeoResources is incorporated, allows a proxy to be sent electronically, so long as it includes or is accompanied by information that lets the inspector of elections know that it has been authorized by the shareholder.
If your shares are held in “street name” or through another nominee, your broker or nominee may provide the option of voting through the Internet or by telephone instead of by mail. Please check the voting instruction card provided by your broker or nominee to see which options are available and the procedures to be followed.
You can revoke your proxy at any time before the vote is taken at the special meeting. If you have not voted through your broker, you may revoke your proxy by:
•	submitting written notice of revocation to the Secretary of GeoResources prior to the voting of the proxy, which is dated later than the proxy;

•	submitting a properly executed later-dated proxy by mail, telephone or the Internet; or

•	voting in person at the special meeting; however, simply attending the special meeting without voting will not revoke an earlier proxy.
Voting by Attending the Special Meeting
Holders of record of GeoResources shares and their authorized proxies may also vote their shares in person at the special meeting. If a shareholder attends the special meeting, he or she may submit his or her vote in person, and any previous votes or proxies authorized by the shareholder, by mail, will be superseded by the vote that such shareholder casts at the special meeting.
Revocability of Proxies
If a shareholder has authorized a proxy by returning a proxy card, such shareholder may change his or her vote before his or her proxy has been exercised by:
•	giving written notice of revocation no later than the commencement of the special meeting to GeoResources’ Secretary, Cathy Kruse, at GeoResources, Inc., 1407 West Dakota Parkway, Suite 1-B, Williston, North Dakota 58801;

•	delivering no later than the commencement of the special meeting a properly executed, later-dated proxy;

•	voting in person at the special meeting; or

•	if your shares are held in “street name,” you should follow the instructions of your broker or nominee regarding revocation of proxies. If your broker or nominee allows you to vote by telephone or the Internet, you may be able to change your vote by voting again by telephone or the Internet.
Solicitation of Proxies; Expenses
GeoResources is soliciting proxies for the special meeting from its shareholders and will bear all costs and expenses incurred in connection with soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement and the accompanying proxy cards. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of GeoResources common stock beneficially owned by others to forward to such beneficial owners. Proxies may be solicited on GeoResources’ behalf by its directors, officers or employees in person, by telephone, facsimile or by other electronic means. In accordance with SEC regulations, GeoResources will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in mailing proxies and proxy materials and soliciting proxies from the beneficial owners of its common stock.
Assistance
If you need assistance in completing your proxy card, have questions regarding the special meeting, its proposed matters, or how to submit your proxy or want additional copies of this proxy statement or the enclosed proxy card, please contact Cathy Kruse, the Secretary of GeoResources, at (701) 572-2020, extension 113.

PROPOSAL 1 — APPROVAL OF THE ISSUANCE
OF SHARES OF COMMON STOCK IN THE MERGERS AND
IN CONNECTION WITH PURCHASE OF THE YUMA INTERESTS
GeoResources common stock is traded on the Nasdaq Capital Market under the symbol “GEOI.” As discussed elsewhere in this proxy statement, GeoResources received Nasdaq approval to have its common stock listed on the Nasdaq Global Market upon completion of the mergers, which is for larger and more established companies such as the combined entity following the mergers. In either market, applicable Nasdaq rules require that the GeoResources shareholders must approve the stock issuances pursuant to the merger agreement. As of the record date, GeoResources had 3,792,269 shares of common stock issued and outstanding. In the mergers, a total of 10,194,000 shares of GeoResources common stock will be issued to the partners of Southern Bay and the members of PICA. In addition, up to 496,000 shares of common stock may be issued in exchange for the Yuma Interests. GeoResources is therefore seeking the approval of its shareholders for the issuance of these additional shares of common stock.
If all of the Yuma Interest Holders were to sell their working interests, the existing shareholders of GeoResources, following these transactions, will hold about 26.2% of the combined entity. This percentage will increase somewhat to the extent that less than all of the Yuma Interest Holders accept the offer to sell their interests.
The immediately following sections of the proxy statement describe the material aspects of the mergers and other transactions contemplated in the merger agreement. You should read carefully this entire document and the other documents to which GeoResources refers, including the merger agreement attached as Annex A, as well as the other attached Annexes to this proxy statement, for a more complete understanding of the proposed transactions.
THE GEORESOURCES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
GEORESOURCES SHAREHOLDERS VOTE “FOR” APPROVAL
OF THE ISSUANCE OF THE SHARES OF COMMON STOCK TO SOUTHERN BAY
AND PICA IN THE MERGERS AND TO THE YUMA INTEREST HOLDERS, AS PROVIDED IN
THE MERGER AGREEMENT.

THE MERGERS
Background
GeoResources. Over the last 25 years GeoResources has experienced the numerous downturns and a small number of upturns in the oil and gas industry, operating as a small, publicly held company headquartered in Williston, North Dakota. GeoResources’ most recent major strategic initiative was in late 2001, through the purchase of a rotary drilling rig by a subsidiary. Presently GeoResources is engaged in two principal business segments in the Williston Basin (1) oil and gas exploration, development and production and (2) oil and gas contract well drilling. GeoResources is seeking to divest its leonardite assets, including its leonardite processing facility, which was significantly damaged by a fire in May 2005. GeoResources is presently attempting to sell these assets for a purchase price in the range of $1 million. No assurances can be made that GeoResources will be successful in selling these assets before the closing of the merger agreement.
Throughout its corporate history, GeoResources has evaluated its business plan and opportunities for strategic alliances. In the current context, the GeoResources Board and management believe that because of the small asset size of GeoResources, as well as its geographically concentrated asset base, GeoResources should attempt to build a larger entity with broader asset distribution outside the Williston Basin, as well as seek broader exposure to the public capital markets. Over the past several years, GeoResources has considered seeking strategic relationships with other entities that GeoResources felt could help it achieve these goals. However, finding a possible strategic fit has been challenging. No proposals regarding strategic relationships were received by GeoResources from any party in 2004, 2005 or in 2006 leading up to the merger agreement. In the meantime, GeoResources has continued to operate its business as effectively as it could with its limited capital and human resources.
The Mergers — Contacts, Discussions, Negotiations and Meetings. In mid-June 2006, Michael J. Foy, a consultant to Chandler Energy, LLC, and a long standing business associate of Frank A. Lodzinski, President of the general partner of Southern Bay Oil & Gas, L.P., contacted counsel to GeoResources, Jones & Keller, P.C., inquiring whether GeoResources would have any interest in possibly combining with Southern Bay and Chandler. These two entities were exploring whether it would be beneficial for them to combine their assets with an existing publicly held oil and gas company. Prior to this contact, GeoResources was not acquainted with Southern Bay or Mr. Foy, although GeoResources management and some members of the GeoResources Board knew that Chandler and its affiliates had operated oil and gas properties in the Williston Basin for many years. Mr. Foy provided summary background information relating to Southern Bay and Chandler to Reid Godbolt, a member of Jones & Keller, who in turn forwarded the information to GeoResources’ President and Board member, Jeffrey P. Vickers. On June 19 th , additional background information relating to Southern Bay and Chandler was sent to Mr. Vickers through Mr. Foy. On June 30 th , Mr. Vickers and Mr. Foy attended a conference telephone call, along with Mr. Godbolt, in which Mr. Foy provided further background information concerning Southern Bay and Chandler and the parties discussed whether a possible combination of Southern Bay, Chandler and GeoResources could be beneficial to all three entities. At the conclusion of the conference call, Mr. Vickers and Mr. Foy agreed to arrange an in-person meeting among the three parties in Denver, Colorado.
On Tuesday, July 11, 2006, an all day meeting among all three parties was held at the Denver offices of Jones & Keller. Attending the meeting were Mr. Vickers, Mr. Lodzinski, Collis P. Chandler, III, Manager and owner of Chandler, and Mr. Foy. Representatives from Jones & Keller attended substantially all of the meeting as well. At that meeting the three parties introduced themselves, discussed their respective backgrounds, their general business and operating philosophies, their operations and business plans going forward and discussed at length a possible combination of the three entities, as well as a possible purchase of the Yuma Interests, which are working interests in an oil and gas project in Colorado operated by Chandler and 25% owned by Chandler and 15% owned by Southern Bay. The parties also discussed their respective oil and gas reserves, revenues and oil and gas property locations. The possible purchase of the Yuma Interests was raised by Mr. Chandler and Mr. Foy, as the parties discussed that a larger asset sized entity would be more favorably received by investors and the capital markets, and since Chandler and Southern Bay owned a significant portion of the Yuma Interests, and Chandler operated the Yuma Project, it would not require any further significant due diligence on the part of GeoResources if it would determine to seek to purchase the Yuma Interests. The parties also discussed a possible legal structure to a combination and whether a combination of the three entities would be taxable to any of the parties. Also discussed, was that almost all of the Chandler properties assets would be transferred to a subsidiary to be formed, PICA, and that PICA would enter into any agreements among the parties.
On July 12, 2006, Mr. Vickers traveled to Denver to visit the offices of Chandler to conduct due diligence by reviewing the operations of Chandler and to discuss oil and gas reserve values with Mr. Lodzinski and Mr. Chandler. Shortly thereafter, the parties exchanged written communications evidencing their interest in moving towards discussions of a possible combination. The parties agreed to update, as of June 30, 2006, their estimated quantities of oil and gas reserves. In addition, GeoResources began reviewing the books and records of Southern Bay and Chandler. These reviews consisted generally of property record reviews, material contract reviews, environmental and litigation reviews. These reviews continued through September 2006 and included visits by GeoResources management to the offices of both Southern Bay and Chandler. The due diligence was performed by management of GeoResources, primarily Mr. Vickers, Cathy Kruse, Secretary, and Jeff Jennings, Vice President of Land and Finance, with assistance of counsel where deemed advisable by management.
The estimated quantities of proved oil and gas reserves (unaudited) as of June 30, 2006 of each party is set forth in the table below. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under economic and operating conditions existing as of the end of each respective year. The June 30 th price of oil and gas was the primary factor affecting the determination of proved reserve quantities, which fluctuate directly with that price.

	GeoResources		Southern Bay		PICA Business		Yuma Interests
	June 30, 2006		June 30, 2006		June 30, 2006		June 30, 2006
	Oil	Gas	Oil	Gas	Oil	Gas	Gas
	(mbbl)	(mmcf)	(mbbl)	(mmcf)	(mbbl)	(mmcf)	(mmcf)
Proved reserves, beginning of year (January 1) (a)	2,812	1,396	1,329	5,480	297	7,611	3,722

Purchases of reserves-in-place	—	—	566	—	—	—	—
Sales of reserves-in-place	—	—			—	—	—
Extensions and discoveries	—	—	47	936	—	—	—

Improved recovery	—	—	—	—	—	—	—
Revisions of previous estimates	118	(112)	56	(306)	7	(289)	(376)

Production	(66)	(4)	(86)	(331)	(9)	(141)	(6)

Proved reserves, June 30, 2006 (b)	2,864	1,280	1,912	5,779	295	7,181	3,340

(a)	NYMEX price at close on December 31, 2005 was $61.04/bbl and $9.44/mmbtu. The parties used prices they received for their production on such date.

(b)	NYMEX price at close on June 30, 2006 was $73.93/bbl and $5.89/mmbtu. The parties used prices they received for their production on such date.

Proved developed oil and gas reserves are those expected to be recovered through existing wells with existing equipment and operating methods. Proved developed reserves as of June 30, 2006 were:

	June 30, 2006
		% of Total		% of Total
	Oil	Proved	Gas	Proved
	(mbbl)	Reserves	(mmcf)	Reserves
GeoResources	2,095	73%	1,280	100%

Southern Bay	1,681	88%	4,518	78%

PICA Business	289	98%	4,450	62%

Yuma Interests	0	N/A	1,046	31%

It should be noted that the above estimates were made as of June 30, 2006, using oil and gas prices in effect at that date. Since that time oil and gas prices have decreased substantially, so the value of estimated quantities of proved reserves as of a subsequent date will be significantly less assuming none of the parties have made significant discoveries or acquisitions of oil and gas producing properties.
On Wednesday, July 19 th , Mr. Vickers and Cathy Kruse traveled to Denver to meet with Messrs. Lodzinski, Chandler and Foy. The purpose of the meeting was for all three parties to review and discuss their respective oil and gas reserves as of June 30, 2006 as estimated by the parties and to discuss values of the companies, based primarily on oil and gas reserves. All three parties executed a confidentiality agreement, and Mr. Vickers and Ms. Kruse also conducted due diligence with respect to Chandler, and in particular, its oil and gas reserves. On Thursday, July 20 th , the parties continued to meet and also met later in the day at the Denver offices of Jones & Keller. In attendance were Messrs. Lodzinski, Foy, Chandler and Robert J. Anderson, Vice President of Acquisitions and Divestitures of Southern Bay, Ms. Kruse, and Mr. Vickers, as well as representatives of Jones & Keller. The parties discussed the general structure of a possible combination, whether a combination could be tax free to the parties, as well as possible valuations of the combined entity. They also discussed what governmental filings would be required if a combination were to occur, potential financial statement requirements, the configuration of GeoResources’ Board of Directors such that it would meet the Nasdaq rules and the structure of the Southern Bay affiliated entities.
On Tuesday, July 25 th , Mr. Foy traveled to Williston, North Dakota, to meet with GeoResources’ management and to conduct due diligence of GeoResources on behalf of Southern Bay and Chandler. In addition to a review of GeoResources’ oil and gas properties and contract drilling operations, due diligence was conducted on the leonardite assets of GeoResources and its other non-oil and gas assets. GeoResources’ Treasurer, Connie Hval, Mr. Vickers and Ms. Kruse attended the meetings with Mr. Foy. Mr. Foy continued to meet with GeoResources management on July 26th. After the July 26th meetings, management of GeoResources instructed Jones & Keller to begin work on a contract for potential transactions in which GeoResources would acquire Southern Bay and Chandler in exchange for GeoResources common stock. Under the proposed transactions, the former owners of Southern Bay and Chandler would exchange their ownership interests for GeoResources common stock, own over a majority of GeoResources common stock, and a change of control of GeoResources would occur. In addition, it would be proposed that the owners of Southern Bay and Chandler would make significant additional capital contributions so that the combined entity would have capital to pursue its strategies. Also, GeoResources instructed counsel to begin work on a contract under which GeoResources would acquire, in connection with the proposed transactions, the Yuma Interests. GeoResources management had determined, in its due diligence review, that it could evaluate the Yuma Interests as part of the evaluation of Chandler, and that a purchase of the Yuma Interests should be pursued.
On Wednesday, August 2 nd , Mr. Vickers traveled to Denver to meet with Messrs. Chandler, Foy and Anderson.

These four individuals met and spent a considerable amount of time reviewing oil and gas properties and oil and gas reserves of each party. These meetings were part of each party’s ongoing due diligence. Also, the parties discussed potential valuations of oil and gas reserves relative to one another. The valuation of the Yuma Interests was discussed as well. On August 4th, a meeting was held at the Denver offices of Jones & Keller among Messrs. Foy, Chandler and Vickers. Mr. Lodzinski attended part of the meeting via telephone. The parties discussed the June 30th reserve estimates prepared by them as well as the potential timing of a combination transaction. On August 4th, GeoResources management instructed counsel to complete an initial draft merger agreement for distribution to the parties. Also in early August, Mr. Vickers began conferring with C. K. Cooper & Company, a registered broker-dealer, with regard to a fairness analysis, from a financial point of view, to the GeoResources shareholders of the proposed issuance of GeoResources common stock to the owners of Southern Bay and Chandler pursuant to the proposed merger agreement. On August 5th, August 8th and August 10th, Messrs. Lodzinski, Chandler, Vickers and Foy discussed valuations of GeoResources, Southern Bay, Chandler and the Yuma Interests and the capital contributions that Southern Bay and Chandler might expect to obtain in connection with an agreement to combine the entities. No offers were proposed by any party.
On August 11th, GeoResources’ counsel sent the parties a draft merger agreement. Shortly thereafter the parties, in consultation with their respective counsel, prepared comments, and GeoResources continued discussions with respect to retaining C. K. Cooper. The transaction structure that was proposed by GeoResources consisted of mergers of Southern Bay and Chandler into subsidiaries formed by GeoResources. In addition, the merger agreement draft did not yet address a purchase of the Yuma Interests. The exchange ratios of GeoResources stock were not proposed in this draft, but the draft did contain a “fiduciary out” provision for the GeoResources Board to withdraw their approval of recommendation of the proposed transactions to shareholders in the event GeoResources received a superior transaction offer, with a termination fee, or topping fee, of $400,000 payable in the aggregate to Southern Bay and Chandler. The draft agreement contemplated that on or before the closing of the merger agreement, Southern Bay would obtain additional capital contributions from its limited partners of $22 million and PICA would obtain capital contributions of $3 million from its members. These capital contributions were to provide working capital for the combined entity to pursue its strategies. Mr. Vickers also conferred with accounting personnel of GeoResources and the accounting personnel of Southern Bay with respect to financial statement requirements of the proposed combined entity. Management of GeoResources, primarily Mr. Vickers and Ms. Kruse, were the primary persons who gave significant input and comment to the merger agreement draft.
On August 16th, Messrs. Foy, Chandler, Lodzinski and Vickers exchanged correspondence concerning the ability of GeoResources to terminate the merger agreement in the event that its directors, in the exercise of their fiduciary duties, withdrew the approval or recommendation of the mergers. Also discussed was whether the combined entity would use the “successful efforts” method of accounting for its oil and gas properties versus the “full cost” method of accounting for oil and gas properties.
On August 17th, a revised draft merger agreement was sent out by GeoResources to the parties reflecting comments received on the first draft of the merger agreement. The purchase of the Yuma Interests was included in this draft merger agreement, but was structured as an offer to purchase such interests after the merger agreement closed. The August 17th draft of the merger agreement reflected comments of the parties but did not contain any exchange valuations of Southern Bay, Chandler or the Yuma Interests. Some of the representations in the agreement were revised, particularly updated financial representations. In addition, GeoResources worked on a subscription agreement for the Southern Bay, Chandler and Yuma Interest owners in connection with their potential purchase of GeoResources common stock pursuant to the merger agreement. Thereafter, GeoResources management continued to work on the outstanding issues relating to the merger agreement as well as review potential valuations, and the parties’ respective counsel conferred regarding various issues relating to representations and warranties of the parties.
On August 21st, the parties exchanged correspondence about a possible meeting in Denver and the parties continued to perform due diligence on one another and to exchange comments on the latest draft of the merger agreement. The parties also discussed whether, as part of the transactions, GeoResources should consider increasing the number of shares reserved for issuance and otherwise amending its 2004 Employees’ Stock Incentive Plan, as well as the need for GeoResources to increase its authorized shares of stock to allow the transactions contemplated by the merger agreement to be completed, and to provide for future stock issuance needs of GeoResources. Mr. Vickers was the officer of GeoResources conducting these discussions. During this time, Mr. Foy and Mr. Vickers exchanged correspondence about the size of the topping fee, and GeoResources management solicited the assistance of counsel, but no understandings or agreements about a topping fee were reached.
On August 25th a revised merger agreement draft prepared by GeoResources was distributed to all the parties. No numbers for merger consideration were proposed in this draft. However, the proposed capital contribution of PICA was reduced to $1 million and instead of an additional $2 million capital contribution, PICA would pay down $2 million of its debt before the closing of the merger agreement. Also, language was added to the merger agreement draft evidencing the obligations of the parties to solicit approval of their owners as prescribed by the merger agreement.
On August 28th the management of Southern Bay, GeoResources and Chandler exchanged correspondence about the values of the companies. The possible tax consequences to Southern Bay partners were also discussed and it was tentatively concluded that the proposed transactions contemplated by the merger agreement would be taxable to the owners of Southern Bay, PICA and to the Yuma Interest holders.
On August 29th, a revised draft of the merger agreement was distributed to the parties by GeoResources. This revised draft included a sale agreement related to the Yuma Interests as well as a transfer agreement of Chandler to transfer substantially all of its assets to PICA. This revised draft did not include the number of shares of GeoResources to be issued in connection with the transactions. The parties still had not agreed on a termination fee in the event that GeoResources’ board of directors determined not to recommend or withdraw its recommendation to shareholders to approve the issuance of the GeoResources shares pursuant to the merger agreement. The merger agreement draft also included a provision that would allow Southern Bay to distribute up to $1.2 million to its partners to cover anticipated tax liabilities for 2006.
On August 29th, GeoResources’ Board met for approximately two hours to discuss the merger agreement and its associated transactions. All Board members were present, either in person or by telephone. A representative from Jones & Keller was also in attendance. At that meeting the background of Southern Bay and Chandler management was discussed, as well as a summary of the sequence of events leading up to the merger negotiations. The proposed structure of the transactions, including the proposed purchase of the Yuma Interests, were discussed as well as the principal terms of the draft merger agreement and contemplated share numbers to be issued to the other parties to the merger agreement. Background information regarding Southern Bay and Chandler was provided to the GeoResources Board. A representative of C. K. Cooper later joined the Board meeting. After the meeting, the GeoResources Board retained C. K. Cooper to advise it with respect to the fairness to GeoResources shareholders of the price to be paid in GeoResources common stock for Southern Bay and Chandler. After consultation with management, the Board did not believe it needed a fairness opinion with respect to any purchase of the Yuma Interests because the valuation would be along the lines of value given to Chandler and Southern Bay for their Yuma Interests, and the Board did not desire to incur the expense of an additional fairness opinion.
On August 31st, additional background information regarding Southern Bay and Chandler was sent by GeoResources management to the GeoResources Board. The parties continued to work on resolution of the various issues and the provisions of the revised draft merger agreement as well as preparation of exhibits and schedules to the merger agreement.
On September 7th GeoResources distributed another draft of the merger agreement. In this draft, GeoResources proposed to purchase Southern Bay for 7,831,000 shares of GeoResources common stock and to purchase PICA for 2,300,000 shares of common stock. In addition, GeoResources proposed that at the closing, Southern Bay would have net working capital of at least $20,600,000, PICA would have net working capital of at least $1.4 million and PICA’s bank debt would be a maximum of $1.75 million. In addition, GeoResources proposed that at closing it obtain errors and omission insurance on behalf of its directors and officers, as well as employment agreements for officers. Finally, a proposed condition to closing was that the parties must be satisfied that the issuance of the GeoResources common stock pursuant to the merger agreement would be exempt from the registration requirements of the Securities Act of 1933 and any applicable state securities laws. Thereafter, Southern Bay had discussions with Mr. Vickers about several provisions in the draft merger agreement.
On September 8th, GeoResources distributed another draft of the merger agreement which provided that the consideration to be paid for the Yuma Interests would be 470,000 shares of GeoResources common stock, along with up to $164,500 to be paid by PICA to the Yuma Interest owners. In addition, the provisions concerning employment agreements for GeoResources employees, including all officers, were deleted as a result of conversations between Mr. Vickers and management of Southern Bay. GeoResources also reduced the proposed number of shares to purchase PICA to 1,830,000. GeoResources also proposed that the termination fee be 4% of any value of a transaction which the GeoResources Board would determine to be superior to the transactions proposed in the merger agreement rather than $400,000 proposed by GeoResources.
On September 8th the parties discussed the ramifications of tax consequences to the owners of Southern Bay and PICA as well as to the Yuma Interest owners. Of concern to Southern Bay and Chandler management was the fact that the owners of their entities would be requested to contribute additional capital contributions as well as pay additional sums for taxes on the transaction under the merger agreement. In response to discussions about tax consequences to Southern Bay and Chandler owners, the requested capital contributions from Southern Bay partners up to the time of the closing of the merger agreement were reduced to $19,259,000 and the like contributions for PICA were reduced to $360,000.
On Monday, September 11th, the GeoResources Board of Directors, excluding Mr. Krile, traveled to Denver, Colorado, for a Board meeting at the Denver offices of Jones & Keller. At that meeting the Board of Directors discussed the backgrounds and experiences of the Southern Bay and Chandler management teams, particularly Messrs. Lodzinski and Chandler, the general terms of the proposed transactions, the strategic business objectives of GeoResources, potential management of GeoResources upon completion of the transactions, and met with representatives of C. K. Cooper with respect to the proposed issuance of GeoResources’ common stock as consideration for the mergers. Also, the Board discussed the current position of GeoResources as a small public company and its near and long term prospects, its difficulty in attracting capital from outside sources and the state of oil and gas operations in the Williston Basin. GeoResources also prepared a revised draft of the merger agreement to reflect minor updates. On the evening of September 11th, the GeoResources Board also met with Messrs. Lodzinski, Chandler and Foy regarding their background, corporate philosophies and related matters. Of particular concern to Southern Bay and Chandler management were the tax consequences to their owners under the merger agreement as well as the fact that the price of common stock of GeoResources had decreased over the several weeks leading up to the proposed execution of the merger agreement. The GeoResources Board discussed the consideration proposed to be paid by GeoResources as well as additional capital contributions proposed to be made by the partners of Southern Bay and the members of Chandler. Of concern to the GeoResources Board was whether the transaction, as structured, took into account the leonardite assets of GeoResources.
On Tuesday, September 12th, the GeoResources Board met in an all day meeting at the Denver offices of Jones & Keller, with Mr. Krile being present by telephone. At this meeting, the representatives of Jones & Keller reviewed with the GeoResources Board the material terms of the merger agreement, and discussed with the Board its duties in connection with the merger agreement. Later that morning, the GeoResources Board met with Messrs. Lodzinski, Chandler and Foy to discuss terms of the merger agreement and the proposed number of GeoResources common shares to be issued pursuant to the transactions. After discussions with Mr.

Lodzinski and Mr. Foy, the Board determined to increase the consideration to be paid for Southern Bay from 7,831,000 shares of common stock to 8,263,000 shares of common stock and to raise the consideration to be paid for PICA from 1,830,000 shares of common stock to 1,931,000 shares of common stock, and the GeoResources Board determined to increase the total possible consideration payable to the holders of the Yuma Interests from up to 470,000 shares of common stock to up to 496,000 shares of common stock. This would result in the GeoResources stockholders owning 26.2% of the company post-merger assuming all the shares, as proposed, would be issued, and the former Southern Bay owners would own 50.7% of GeoResources common stock, the former owners of PICA would own 13.3% of GeoResources common stock and the Yuma Interest holders would own 3.4% of GeoResources common stock. In addition, the capital contributions of the partners of Southern Bay were reduced to $19,049,000 after discussions with Mr. Lodzinski. At this meeting, Southern Bay management and Chandler proposed that, in connection with the topping offer made by an outside party to acquire GeoResources, Southern Bay and Chandler would have the right to match one topping offer, to which the Board agreed. However, the topping fee of 4% of any transaction was not changed. Thereafter, C. K. Cooper reviewed with the GeoResources Board its financial analysis of the consideration to be paid in connection with the acquisition of Southern Bay and Chandler. The merger consideration would consist of GeoResources’ common stock and the transactions would be structured so that both Southern Bay and Chandler would be wholly-owned subsidiaries of GeoResources. Also, the GeoResources Board determined that persons appointed by Southern Bay and Chandler would fill six out of seven board seats. The Board also determined, without the participation of Mr. Vickers or Ms. Kruse, that it desired to allocate up to $250,000 in bonuses to GeoResources employees for 2006 and also that it would like to request the ability to have GeoResources attempt to dispose of all of its leonardite assets. These assets, with a net book value of $535,000 as of September 30, 2006, were idle due to a fire in the leonardite processing facility in the summer of 2005. The GeoResources Board felt it was difficult to determine a value for these assets in connection with the merger agreement and therefore it would be preferable to allow the assets to be sold and for GeoResources to make a dividend distribution to shareholders of one-half of the excess of the proceeds of any sale of any or all of the assets over the net book value at the time of sale, provided that such sale be made before the closing of the merger agreement. After these presentations the GeoResources Board engaged in discussion of the advantages and disadvantages of the proposed transactions and with respect to the future direction and management of GeoResources, including reconstitution of the GeoResources Board and management.
On Wednesday, September 13th, the GeoResources Board again met in an all day meeting at the Denver offices of Jones & Keller with Mr. Krile present by telephone. The parties discussed the proposed exchange of GeoResources shares and other related matters with Messrs. Lodzinski, Chandler and Foy present. The merger agreement was revised to reflect the possible bonus $250,000 to GeoResources employees for 2006 and the potential leonardite distribution discussed at the prior day’s Board meeting. Afterwards, the GeoResources Board discussed with C. K. Cooper its financial analysis of the mergers and C. K. Cooper delivered to the Board an oral opinion which was confirmed by delivery of a written opinion dated September 14, 2006 to the effect that as of that date and based on and subject to the various assumptions and limitations described in its opinion, the purchase price to be provided for in the proposed mergers with Southern Bay and PICA is fair, from a financial point of view, to the shareholders of GeoResources. The GeoResources Board continued to engage in extensive discussions regarding the advantages and disadvantages of the proposed transactions of the merger agreement. The Board again discussed the present state of GeoResources as a small company with limited capital and human resources and limited ability to access the capital markets. The Board affirmed its conclusion that the combination of GeoResources with Southern Bay and Chandler should address these concerns. Also, the Board discussed the disadvantages of being a very small public company and the demands placed on management’s time contrasted to other oil and gas companies who are private as to other larger oil and gas companies who have capital resources and substantially larger human resources than GeoResources. It was noted that a larger company with larger capital and human resources should alleviate these demands on GeoResources. The Board also discussed the concentration of the assets of GeoResources in the Williston Basin. While this is within the geographic area of expertise of management, the Board felt that a more diversified property portfolio would be a benefit to the GeoResources shareholders, as well as a more diversified production mix between natural gas and oil, with GeoResources’ production being nearly 100% oil. The

Board also discussed the background of Mr. Lodzinski and Mr. Chandler and their significant experience in the oil and gas business. In addition, the Board discussed the possible negative consequences of entering into the merger agreement, including the lengthy time frame it would take to complete the merger agreement due to financial statement requirements and proxy statement requirements, as well as a break-up fee payable to Southern Bay and Chandler in the event the transactions contemplated by the merger agreement were not completed. Also discussed were the restrictions in the merger agreement on the operations of the business of GeoResources, the possibility that the financial markets may not view the development as positive, potential failures in the future to live up to the expectations of shareholders, and the costs and substantial amount of management time required to complete the transactions of the merger agreement.
In discussing the share exchange ratios, the Board felt that the value of the GeoResources shares to be exchanged for Southern Bay and Chandler, as well as the additional capital commitments to be provided, should place GeoResources in a position to effect its business plan with additional working capital as well as allow the shareholders of GeoResources the opportunity to benefit from a larger, more diversified entity with experienced management.
Following these presentations and further discussions, the GeoResources Board concluded that the merger agreement and the transactions contemplated thereby, including the potential acquisition of the Yuma Interests, were in the best interest of GeoResources and its shareholders and unanimously approved the merger agreement and the transactions contemplated thereby. The Board resolved to recommend that the shareholders of GeoResources approve the issuance of GeoResources common stock pursuant to the merger agreement (including the shares issuable in purchasing the Yuma Interests) as well as the ancillary corporate actions that needed to be taken, which include increasing the authorized capital stock of GeoResources such that it will have sufficient authorized shares of common stock to complete the transactions contemplated by the merger agreement, as well as amending and restating the GeoResources 2004 Employees’ Stock Incentive Plan. Counsel for the parties proceeded to finalize the merger agreement, and it was signed on September 14, 2006. The parties thereafter issued a joint press release the morning of September 14th announcing the execution of the merger agreement.
Recommendation of the GeoResources Board of Directors and Its Reasons for the Mergers
At the special meeting of the GeoResources Board held on September 11, 12, and 13, 2006, after due consideration and consultation with its legal and financial advisors, the GeoResources Board unanimously:
•	determined that the transactions contemplated by the merger agreement, including the issuance of GeoResources common stock and the reconfiguration of the GeoResources Board and management upon completion of the transactions contemplated in the merger agreement, were in the best interests of GeoResources and its shareholders from a financial and procedural point of view;

•	approved the merger agreement;

•	directed that the issuance of GeoResources shares pursuant to the merger agreement be submitted for consideration by the GeoResources shareholders, as well as a proposal to increase the authorized capital stock of GeoResources from 10,000,000 shares of common stock to 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, and a proposal to amend and restate the GeoResources 2004 Employees’ Stock Incentive Plan, which, among other things, increases the shares of common stock reserved for options granted under the plan from 300,000 shares to 2,000,000 shares; and

•	recommended that GeoResources’ shareholders vote in favor of the issuance of GeoResources shares pursuant to the merger agreement, in favor of the proposal to increase GeoResources’ authorized capital stock and in favor of the proposal to approve the Amended and Restated 2004 Employees’ Stock Incentive Plan.

In the course of evaluating the merger agreement, the GeoResources Board consulted with GeoResources’ management, as well as outside legal counsel and GeoResources’ financial advisor, throughout the process and considered the following material factors:
•	the present state of GeoResources as a very small public company, with limited capital, limited human resources and limited ability to access debt and equity capital, and how the combination of GeoResources with Southern Bay and Chandler should alleviate these limitations.
As discussed above, the Board and management of GeoResources have been concerned for several years that the demands and costs of being a very small public company are disproportionately weighted against it versus other companies in the oil and gas industry who are private, as well as against other, larger public oil and gas companies. The GeoResources Board believes it will be beneficial to GeoResources shareholders for GeoResources to combine with other entities in the domestic oil and gas business which should allow for the costs of being a public company to be less burdensome as a percentage of revenues or a percentage of human resources. While there are many other public companies who have these types of resources, Southern Bay management in particular should be able to meet the necessary responsibilities of being a small public company because it has significant prior experience in operating public companies.
For several years, GeoResources has not been able to attract any significant outside equity capital for a variety of reasons, primarily its small size and a lack of interest in the investment banking community in small, domestic oil and gas companies. The GeoResources Board believes that a larger combined entity will allow it to attract outside equity capital, particularly in light of Mr. Lodzinski’s prior record of being associated with companies that have grown substantially and raised outside equity, debt and project capital. In addition, the ability of GeoResources to obtain debt financing has been limited to debt on its producing oil and gas properties, and, to a limited extent, on its leonardite processing facility. The GeoResources Board believes that a larger, more geographically diversified company should be able to obtain greater debt capital on better terms than would be available to GeoResources otherwise. The GeoResources Board believes that Mr. Lodzinski and the proposed management team of GeoResources should be able to seek debt that, if managed properly, can bring added value to the combined companies.
Also, due to being a very small public company, too much of GeoResources’ human resources are devoted currently to public company administrative matters such as audits, SEC reporting and shareholder relations. GeoResources only has 12 full time employees and it estimates that one-quarter of its employees spend a very significant amount of their time on public company matters. The GeoResources Board believes that shareholder value can be enhanced by freeing up the existing GeoResources personnel, in particular GeoResources’ President, Jeffrey P. Vickers, to focus more on exploration and development of existing GeoResources oil and gas properties, thereby allowing GeoResources better opportunities to build shareholder value. In particular, allowing Mr. Vickers to spend more time on GeoResources’ Hammond gas property and GeoResources’ current waterflood project, which should allow GeoResources to increase production and proved developed reserves without significant capital outlays.

•	the expectation that the combination of GeoResources, Southern Bay and Chandler, will provide GeoResources with a unique opportunity to increase its asset size and diversify its asset base. Southern Bay’s oil and gas properties are located primarily along the Texas and Louisiana Gulf Coast. Chandler’s properties are located primarily in the Rocky Mountain region. Also, the production mix of the combined entities will allow for a more balanced overall mix for GeoResources, as Southern Bay’s production is approximately 35% natural gas and Chandler’s production is approximately 81% natural gas. In addition, the GeoResources Board believes that Southern Bay has a substantial inventory of possible recompletion wells and significant exploratory and development potential in its existing oil and gas fields. Chandler has several exploratory and development prospects in its inventory, with over 100,000 gross acres in the Denver-Julesburg Basin of Colorado. One of the benefits to the combined entity will be that, as of the closing of the merger agreement, additional capital of approximately $19.4 million will be contributed into Southern Bay and Chandler, thereby allowing the combined entity substantial additional funds to finance oil and gas exploratory and development activities;

•	the potential for greater access to the credit and equity markets resulting from the increased size of the combined entity’s equity;

•	centralized management, administration and accounting to be headquartered in Houston, Texas thereby freeing up operating personnel of all the entities, and in particular GeoResources, to focus on ongoing oil and gas opportunities;

•	access to the financial expertise and management of Southern Bay and Chandler Energy (See “The Merger Agreement — Officers and Directors of the Combined Entity”);

•	broader exposure to the public stock market through the significant increase in the number of outstanding GeoResources shares following the proposed transaction and the broadening of the shareholder base of GeoResources;

•	increased interest of securities analysts and institutional investors in a larger, combined entity, making it potentially easier for the combined entity to raise capital on more favorable terms and potentially increasing trading volume, and, as a result, liquidity, of GeoResources common stock;

•	the opportunities for administrative and operational economies of scale and cost savings for the combined entity, although such savings are difficult to quantify. Numerous staff members of GeoResources, Southern Bay and Chandler have been with their respective organizations for five to over 20 years and are expected to continue with the combined entity. In the current industry environment of high demand for personnel, the combined entity should have a full complement of capable staff across all industry disciplines including, engineering, geological and geophysical, administration, regulatory and accounting and finance. This broader employee base should be of benefit to GeoResources;

•	the financial opinion of C. K. Cooper relating to the fairness from a financial point of view of the consideration to be paid by GeoResources in connection with the mergers, as more fully described below, under “The Merger Agreement - Opinion of GeoResources’ Financial Advisor.” The GeoResources Board did not obtain a fairness opinion regarding the consideration to be paid for the Yuma Interests, but it was able to value those interests using information from Chandler and Southern Bay, who collectively own 40% of the Yuma Project, and to offer a price the GeoResources Board felt was materially the same as the price paid for PICA; and

•	the unique combination of management talents of Southern Bay and Chandler to the combined entity. The GeoResources Board believes that the Southern Bay management team brings a beneficial track record of experience with smaller public companies. During Mr. Lodzinski’s career, he has been involved with smaller public companies and has been successful in building value for their shareholders. In addition, Collis Chandler, III has, in the view of GeoResources’ Board, a lengthy background of operating experience in the Rocky Mountains and the Williston Basin. The GeoResources Board believes these individuals should be of significant benefit to the combined entity in seeking to enhance shareholder value.
In reaching its conclusion that the merger agreement is in the best interests of GeoResources’ shareholders, the GeoResources Board considered, but did not assign relative weights to, the following factors. Although the GeoResources Board viewed these as potentially negative factors with respect to the merger agreement, it believed these factors to be outweighed by the positive factors set forth above:
•	the potential difficulties associated with combining the business enterprises of GeoResources, Southern Bay and Chandler, and the possibility that, as a result, the anticipated benefits to GeoResources and its shareholders might not be fully realized;

•	the break-up fee to be paid to Southern Bay and Chandler if the GeoResources Board approves and recommends an acquisition proposal from another entity in certain other circumstances, the amount of which could reduce the likelihood of a third party bidder making an offer to acquire GeoResources;

•	the restrictions in the merger agreement on the operation of GeoResources’ business during the period between the signing of the merger agreement and the completion of the transactions contemplated by the merger agreement, which include limitations on incurring debt, entering into material contracts and acquiring or selling assets, thereby limiting GeoResources’ ability to pursue significant business opportunities unilaterally during this period, which might have resulted in greater returns to GeoResources shareholders than those expected from the merger agreement;

•	the possibility that the financial market’s perception of the proposed transactions could lead to a decrease in the trading price of the GeoResources common shares, thereby potentially reducing the long-term equity value of GeoResources if the proposed transactions are not completed;

•	the awareness that the combined entity will be subject to market risks in any subsequent attempts to raise capital and may result in negative recommendations by research analysts if GeoResources fails to meet performance expectations and a general decline in the acceptance of the combined entity’s operating strategy; and

•	the significant cost involved in connection with negotiating and completing the merger agreement, and the substantial amount of management time and effort required to effect the transactions contemplated by the merger agreement, particularly since GeoResources’ management has many other responsibilities due to GeoResources’ small size.
The foregoing discussion of the information and factors considered by the GeoResources Board is not exhaustive, but includes material factors considered by the GeoResources Board. In view of the wide variety of factors considered by the GeoResources Board in connection with its evaluation of the merger agreement and the complexity of such matters, the GeoResources Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching a decision. The GeoResources Board discussed the factors described above, asked questions of GeoResources’

management and GeoResources’ legal and financial advisors and reached general consensus that the merger agreement was in the best interest of GeoResources’ shareholders. In considering the factors described above, individual members of the GeoResources Board may have given different weight to different factors and may have applied different analyses to each of the material factors considered by the GeoResources Board.
Opinion of GeoResources’ Financial Advisor
In connection with its determination to approve the merger agreement, the GeoResources Board engaged C. K. Cooper & Company, Inc. (“C. K. Cooper”) to provide the GeoResources Board with an opinion as to whether the consideration to be paid by GeoResources under the mergers is fair, from a financial point of view, to the shareholders of GeoResources. The GeoResources Board did not engage C. K. Cooper to provide a fairness opinion with respect to the proposed purchase of the Yuma Interests. First, the Board believed that GeoResources management could evaluate the Yuma Interests as part of the evaluation of Chandler and Southern Bay, who owned 25% and 15%, respectively, of the Yuma Project. Secondly, the Yuma Interests are not material relative to the overall size of the transaction, and it is not assured what percentage of the Yuma Interests would determine to accept GeoResources common stock in exchange for their interests. But assuming all of the Yuma Interests were purchased, GeoResources would only issue 496,000 shares, or 3.4% of the combined entity. Additionally, GeoResources management and its Board did not want to pay for a fairness opinion on this possible transaction in light of the ability to assess fairness by GeoResources management.
     C. K. Cooper, which was founded in 1981, and is headquartered in Irvine, California and has offices elsewhere in the United States, is a national investment banking firm whose senior officers and other employees are highly experienced in the evaluation of companies and other elements of finance and investment banking with expertise in the oil and gas exploration and production (“E&P”) industry area. The Board selected C. K. Cooper on the basis of C. K. Cooper’s expertise and knowledge in the oil and gas industry, particularly related to smaller companies operating in the industry, and its ability to perform the research and provide the fairness opinion within the required time table.
On September 13, 2006, at a meeting of the GeoResources Board, C. K. Cooper delivered its oral opinion that, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, the consideration to be paid by GeoResources in connection with the mergers contemplated by the merger agreement is fair, from a financial point of view, to the shareholders of GeoResources. C. K. Cooper subsequently delivered its written opinion to the GeoResources Board, dated September 14, 2006, to such effect.
C. K. Cooper’s written opinion, which was directed to the GeoResources Board, addresses only the fairness of the consideration to be paid by GeoResources in the mergers, from a financial point of view, to the shareholders of GeoResources, and does not address GeoResources’ underlying business decision to proceed with or effect the mergers or the structure of the mergers, or the relative merits of the mergers compared to any alternative business strategy or transaction in which GeoResources might engage and does not constitute a recommendation to any GeoResources shareholder as to how to vote with respect to the GeoResources shares of common stock to be issued pursuant to the merger agreement. The full text of C. K. Cooper’s written opinion is attached to this proxy statement as Annex B, and you are encouraged to read the opinion in its entirety. This summary of the opinion is qualified by reference to the full text of the opinion. In addition, C. K. Cooper did not render any opinion as to the fairness of the proposed purchase of the Yuma Interests from the Yuma Interest Holders.
In arriving at its opinion, C. K. Cooper reviewed, among other things:
•	the merger agreement;

•	copies of all schedules and exhibits to the merger agreement;

•	certain publicly available business and financial information relating to GeoResources that C. K. Cooper deemed relevant;

•	audited financial statements for Southern Bay for the year ended December 31, 2005 and its unaudited financial statements for the six months ended June 30, 2006;

•	reserve estimates of Southern Bay and Chandler as of June 30, 2006;

•	unaudited financial statements for Chandler for the year ended December 31, 2005 and for the six months ended June 30, 2006;

•	the pro forma impact of the mergers;

•	certain publicly available financial information for companies whose operations C. K. Cooper considered relevant in evaluating GeoResources, Southern Bay and Chandler;

•	the financial terms of the mergers with the financial terms of certain other transactions that C. K. Cooper deemed relevant; and

•	such other information and analyses as C. K. Cooper deemed appropriate.
In addition, C. K. Cooper engaged in several discussions and meetings with senior management of GeoResources, Southern Bay and Chandler, including, in particular, conversations regarding the course of discussions leading up to the merger agreement. Conversations also addressed recent developments in the business operations of Southern Bay and Chandler, including a review of reserve estimates prepared by the management of GeoResources. In each case, it was represented to C. K. Cooper by management of GeoResources that these documents and agreements were in the form and substance used in negotiating the merger agreement.
The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, C. K. Cooper did not attribute any particular weight to any analysis or factor considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. Accordingly, C. K. Cooper believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying C. K. Cooper’s opinion. In addition, in certain of its analyses C. K. Cooper compared the total consideration being paid by GeoResources and the value of Southern Bay and Chandler to certain other companies and other transactions that C. K. Cooper deemed comparable. No public companies and/or transaction utilized by C. K. Cooper, as a comparison, is identical to GeoResources or to the proposed transactions with Southern Bay and Chandler. An analysis of the results of such comparison is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and transactions and other factors that could affect the public trading value of the comparable companies or enterprise value of the comparable transactions to which GeoResources and the transactions with Southern Bay and Chandler were being compared.

In performing its analyses, C. K. Cooper made certain assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of C. K. Cooper, GeoResources, Southern Bay, and Chandler. Any estimates contained in the analyses performed by C. K. Cooper are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. The C. K. Cooper opinion and C. K. Cooper’s presentation to the GeoResources Board were among several factors taken into consideration by the GeoResources Board in making its determination to approve the merger agreement. Consequently, the C. K. Cooper analyses described herein should not be viewed as determinative of the decision of the GeoResources Board or the GeoResources management to engage in the transactions contemplated by the merger agreement.
The following is a summary of the material financial analyses that C. K. Cooper prepared and relied on in delivering its opinion to the GeoResources Board. The financial analyses summarized below include information presented in tabular format. In order to fully understand C. K. Cooper’s financial analyses, the tables must be read together with the text of each summary.
Comparable Company Analysis
C. K. Cooper compared implied values of Southern Bay and Chandler to a group of companies, which, in C. K. Cooper’s judgment, were comparable to Southern Bay and Chandler for purposes of this analysis. C. K. Cooper analyzed these comparable companies to Southern Bay and Chandler by using publicly available information to compare the enterprise value of Southern Bay and Chandler expressed as estimated multiples to these comparable companies. In this case, C. K. Cooper utilized when available, actual results for revenues, earnings before interest expense, taxes and depreciation, depletion and amortization (“EBITDA”) and net income for 2005. C. K. Cooper utilized estimates for oil and gas revenues, EBITDA and net income for 2006. In addition, C. K. Cooper utilized present value of reserves, discounted by 10% (as standard SEC measures referred to as “PV-10”) as most recently available. These multiples compared to 2005 and 2006 revenues, EBITDA, net income, and PV-10 were then applied to Southern Bay and Chandler for purposes of this analysis. Enterprise value is defined as market value of equity plus book value of debt and liquidation value of preferred stock, less excess cash and cash equivalents.
Southern Bay
C. K. Cooper considered a number of factors in selecting companies for comparison to Southern Bay including size, financial condition and geographic scope of operations. The group of comparable companies used in this comparison included:
•	Abraxas Petroleum

•	Arena Resources

•	Edge Petroleum

•	Goodrich Petroleum

•	The Exploration Company

•	Whittier Energy

•	Parallel Petroleum

•	GMX Resources
The values associated with the entities above were taken into consideration and compared to Southern Bay under similar valuation scenarios. C. K. Cooper calculated the total enterprise value as a multiple of the following categories for each of the following companies for the years 2005 and 2006 as of September 13, 2006:

Southern Bay		Total Enterprise Value as a Multiple of
	Enterprise	Revenue		EBITDA		Net Income		PV-10
Issue	Value	2005	2006	2005	2006	2005	2006	Current

Abraxas Petroleum	$309,362,500	6.2	5.3	7.6	8.2	17.7	45.6	1.0
Arena Resources	$528,920,000	19.6	8.2	28.1	10.6	53.4	19.5	16.7
Edge Petroleum	$415,079,700	3.5	2.8	4.6	2.8	12.6	15.0	0.9
Goodrich Petroleum	$865,748,000	11.8	6.5	20.1	8.9	(44.6)	54.1	2.0
The Exploration Company	$362,129,700	5.1	4.3	8.8	7.8	25.1	21.3	3.5
Whittier Energy	$121,045,600	4.5	2.6	7.0	3.9	22.9	10.7	1.4
Parallel Petroleum	$939,676,800	27.1	8.9	20.5	19.6	(501.1)	36.0	2.6
GMX Resources	$379,382,400	19.9	11.3	31.0	21.4	53.4	44.9	1.3

High	$939,676,800	27.1	11.3	31.0	21.4	53.4	54.1	16.7
Low	$121,045,600	3.5	2.6	4.6	2.8	(501.1)	10.7	0.9
Mean	$515,997,457	13.1	6.4	17.2	10.7	(54.0)	28.8	4.1
Median	$415,079,700	11.8	6.5	20.1	8.9	22.9	21.3	2.0

Southern Bay	$49,823,350	3.7	3.2	7.7	5.1	10.0	8.4	1.3
Based upon this analysis, the following were the range of multiples realized when comparing the total enterprise value of these comparable companies versus revenues, EBITDA, and net income for the years 2005 and 2006. Furthermore, the range of multiples realized when comparing total enterprise value versus the most recently reported PV-10 values.

	Comparison Group Multiples
	Revenue		EBITDA		Net Income		PV-10
Southern Bay	2005	2006	2005	2006	2005	2006	Current

High	27.1	11.3	31.0	21.4	53.4	54.1	16.7
Low	3.5	2.6	4.6	2.8	(501.1)	10.7	0.9
Mean	13.1	6.4	17.2	10.7	(54.0)	28.8	4.1
Median	11.8	6.5	20.1	8.9	22.9	21.3	2.0

Finally, C. K. Cooper applied these ranges of valuation multiples against estimated revenues, EBITDA and net income for Southern Bay. Based upon these estimates C. K. Cooper was able to determine the following ranges of inferred values based upon valuation multiples from a comparable group of companies:

	Inferred Values (In Millions)
	Revenue		EBITDA		Net Income		PV-10
Southern Bay	2005	2006	2005	2006	2005	2006	Current

High	$121.1	$148.4	$91.7	$148.4	$33.4	$28.0	$454.9
Low	19.2	33.7	12.3	17.9	(18.2)	6.6	30.2
Mean	51.5	82.1	38.0	58.1	8.2	17.2	254.0
Median	41.5	71.2	39.3	46.0	8.3	15.6	307.1

When considering the range of inferred values for Southern Bay, C. K. Cooper, based upon its industry experience, significantly discounted the inferred value based upon earnings. C. K. Cooper recognized that as a result of non-cash accounting issues, including charges for hedging, compensation, impairment and ceiling test write-downs, that net income can be materially altered. As a result, it is common within the industry to gauge value based upon other measures of performance including reserve values (PV-10), EBITDA, and free cash flow.
Based upon this analysis, C. K. Cooper determined that based upon the valuation multiples recognized by these comparable companies, utilizing in its opinion those measures of value most common within the industry, the inferred mean value for Southern Bay ranged from $39.3 million to $307.1 million, suggesting that the transaction is fair. The GeoResources Board did not question the magnitude of the derived ranges or the comparability of the transactions selected by C. K. Cooper.
Chandler
C. K. Cooper considered a number of factors in selecting companies for comparison to Chandler including size, financial condition and geographic scope of operations. The group of comparable companies used in this comparison included:
•	American Oil & Gas

•	Infinity Energy Resources, Inc.

•	Petroleum Development Corp.

•	Teton Energy

•	Whittier Energy

•	PYR Energy
The values associated with the entities above were taken into consideration and compared to Chandler under similar valuation scenarios. C. K. Cooper calculated the total enterprise value as a multiple of the following categories for each of the following companies for the years 2005 and 2006, as of September 13, 2006:

		Total Enterprise Value as a Multiple of
Chandler		Revenue		EBITDA		Net Income		PV-10
Issue	Enterprise Value	2005	2006	2005	2006	2005	2006	Current

American Oil & Gas	$199,672,800	42.6	59.4	82.7	275.4	331.2	28.4	14.6

Infinity Energy Resources	$108,120,000	3.5	2.3	8.8	16.1	(8.0)	(13.2)	2.5
Petroleum Development	$727,299,400	2.1	2.5	6.7	7.6	17.5	17.0	1.8
Teton Energy	$72,765,000	102.9	20.6	(18.9)	(26.4)	(17.8)	(20.8)	8.3
Whittier Energy	$121,045,600	4.5	2.6	7.0	3.9	22.9	10.7	1.4
PYR Energy	$36,470,400	6.0	2.7	14.7	4.5	3,039.2	8.2	1.3

High	$727,299,400	102.9	20.6	14.7	16.1	3,039.2	17.0	8.3
Low	$36,470,400	2.1	2.3	(18.9)	(26.4)	(17.8)	(20.8)	1.3
Mean	$213,140,080	23.8	6.1	3.6	1.1	610.8	0.4	3.1
Median	$108,120,000	4.5	2.6	7.0	4.5	17.5	8.2	1.8

Chandler Energy LLC	$15,502,840	4.8	5.2	5.6	7.8	8.5	7.8	1.5
Based upon this analysis, the following were the range of multiples realized when comparing the total enterprise value of these comparable companies versus revenues, EBITDA, and net income for 2005 and 2006. Furthermore, the range of multiples realized when comparing total enterprise value versus the most recently reported PV-10 values.

	Comparison Group Multiples
	Revenue		EBITDA		Net Income		PV-10
Chandler	2005	2006	2005	2006	2005	2006	Current

High	102.9	20.6	14.7	16.1	3,039.2	17.0	8.3
Low	2.1	2.3	(18.9)	(26.4)	(17.8)	(20.8)	1.3
Mean	23.8	6.1	3.6	1.1	610.8	0.4	3.1
Median	4.5	2.6	7.0	4.5	17.5	8.2	1.8

Finally, C. K. Cooper applied these ranges of valuation multiples against estimated revenues, EBITDA and net income for Chandler. Based upon these estimates C. K. Cooper was able to determine a range of inferred values based upon valuation multiples from a comparable group of companies.

	Inferred Values (In Millions)
	Revenue		EBITDA		Net Income		PV-10
Chandler	2005	2006	2005	2006	2005	2006	Current

High	$343	$294	$108	$95	$41	$43	$405
Low	$1	$3	$(4)	$(3)	$(13)	$(8)	$9
Mean	$95	$88	$30	$29	$7	$11	$125
Median	$17	$30	$7	$7	$0	$6	$36

When considering the range of inferred values for Chandler, C. K. Cooper, based upon its industry experience, significantly discounted the inferred value based upon earnings. C. K. Cooper recognized that as a result of non-cash accounting issues, including charges for hedging, compensation, impairment and ceiling test write-downs, that net income can be materially altered. As a result, it is common within the industry to gauge value based upon other measures of performance including reserve values (PV-10), EBITDA, and free cash flow.
Based upon this analysis, C. K. Cooper determined that based upon the valuation multiples recognized by these comparable companies, utilizing in its opinion, those measures of value most common within the industry, the inferred mean value for Chandler ranged from $29 million to $125 million, suggesting that the transaction is fair. The GeoResources Board did not question the magnitude of the derived ranges or the comparability of the transactions selected by C. K. Cooper.
Comparable Transaction Analysis
C. K. Cooper conducted a comparable transactions analysis by examining the terms of selected publicly disclosed business acquisitions related to the exploration and production industry from 2005 through 2006, having transaction enterprise values ranging from a low of $5 to a high of $590 million, which C. K. Cooper considered reasonably comparable transactions.
C. K. Cooper compared the purchase price being paid, versus the amount of proved reserves being purchased to determine an inferred price being paid per proved BOE. In reviewing these transactions, C. K. Cooper took into consideration factors including total transaction value, geographic location and diversity of the proven assets and the relative mix of reserves broken down into proved developed and proved un-developed categories.
For the purpose of this study, C. K. Cooper compared the proposed transaction between GeoResources and Southern Bay and Chandler with the following transactions:
Southern Bay
•	Whittier Energy Corp. purchased Rimco for $56 million

•	Petrohawk Energy Corp. purchased Proton Oil & Gas Corp. for $53 million

•	Chesapeake Energy Corp. purchased Gastar Exploration, Ltd. for $107 million

•	Texhoma Energy, Inc. purchased Kilrush Petroleum for $5 million

•	Phoenix Exploration Company purchased Cabot Oil & Gas Corp. for $340 million

•	Merit Energy Corp. purchased The Houston Exploration Company for $590 million

•	Beusa Energy, Inc. purchased Aurora Oil & Gas Corp. for $5 million

•	Swift Energy Corp. purchased BP American Production for $175 million

•	Petrohawk Energy Corp. purchased Winwell Resources Inc/WSF Inc; and Nemours Energy for $262 million
In the process of evaluating comparable transactions and arriving at applicable transaction multiples, C. K.

Cooper compiled a list of 331 relevant transactions. Of these 331 transactions, 73 were selected for their relevance to Southern Bay based upon company specific criteria. These 73 transactions were narrowed to the final above nine transactions which, in the opinion of C. K. Cooper, were analogous with Southern Bay and appropriate for comparable analysis.
In reviewing these transactions, C. K. Cooper established the following valuations in relation to the inferred price paid per proved BOE.
COMPARABLE TRANSACTION ANALYSIS
Range Paid per Proved BOE
Southern Bay

High	Low	Mean	Median

$73.70	$10.82	$22.24	$16.60
Accordingly, the implied value of Southern Bay based upon this range of inferred price per proved BOE would be as follows:
COMPARABLE TRANSACTION ANALYSIS
Inferred Value For
Southern Bay

High	Low	Mean	Median

$214,909,200	$31,552,578	$64,864,963	$48,405,606
Thus after reviewing these comparable transactions, C. K. Cooper was able to determine the inferred price paid in each instance per proved BOE. By taking this range of transactions, C. K. Cooper was able to determine that the high range of value was $73.70 per proved BOE while the low range of value was $10.82 per proved BOE. Furthermore, the analysis provided for a mean value per proved BOE of $22.4 and a median value per proved BOE of $16.60.
Finally, by taking this range of value and applying it against the proved reserves of Southern Bay as estimated internally by GeoResources, C. K. Cooper was able to determine that based upon comparable transactions the mean value of Southern Bay was $64.9 million while the median value for Southern Bay was $48.4 million, suggesting that the transaction is fair.
Chandler
•	Noble Energy Incorporated purchased United States Exploration, Inc. for $411 million

•	Enerplus Resources Fund purchased Sleeping Giant LLC for $92 million

•	PrimeWest Energy Trust purchased CanWest Petroleum Corp. for $300 million

•	Gasco Energy, Inc. purchased an undisclosed company for $5 million

•	Berry Petroleum purchased an undisclosed company for $159 million
In the process of evaluating comparable transactions and arriving at applicable transaction multiples, C. K. Cooper compiled a list of 205 relevant transactions. Of these 205 transactions, 55 were selected for their relevance to Chandler based upon company specific criteria. These 55 transactions were narrowed to the final above five transactions which, in the opinion of C. K. Cooper, were most analogous with Chandler and appropriate for comparable analysis.
In reviewing these transactions, C. K. Cooper established the following valuations in relation to the inferred price paid per proved BOE:
COMPARABLE TRANSACTION ANALYSIS
Range Paid per Proved BOE
Chandler Energy LLC

High	Low	Mean	Median

$21.50	$7.32	$16.67	$18.26
Accordingly, the implied value of Chandler based upon this range of inferred price per proved BOE is as follows:

COMPARABLE TRANSACTION ANALYSIS
Inferred Value For
Chandler Energy LLC

High	Low	Mean	Median

$32,887,864	$11,197,469	$25,506,479	$27,934,740
Thus after reviewing these comparable transactions, C. K. Cooper was able to determine the inferred price paid in each instance per proved BOE. By taking this range of transactions, C. K. Cooper was able to determine that the high range of value was $21.50 per proved BOE while the low range of value was $7.32 per proved BOE. Furthermore, the analysis provided for a mean value per proved BOE of $16.67 and a median value per proved BOE of $18.26.
Finally, by taking this range of value and applying it against the proved reserves of Chandler as of June 30, 2006, C. K. Cooper was able to determine that based upon comparable transactions the mean value of Chandler was $25.5 million while the median value for Chandler was $27.9 million, suggesting that the transaction is fair. The GeoResources Board did not question the magnitude of the derived ranges or the comparability of the transactions selected by C. K. Cooper.
Discounted Cash Flow Analysis
A discounted cash flow, or DCF, analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.
Utilizing projections provided by Southern Bay, Chandler, and their advisors, C. K. Cooper determined the net present value of the unlevered free cash flows for the years ended 2006-2019 to determine the enterprise value for Southern Bay.
To arrive at a present value of Southern Bay, C. K. Cooper used discount rates of 10.0%, 12.5% and 15.0%. This was based on estimated capital requirements as outlined in the engineering report equal to $6.2 million. C. K. Cooper used the remaining net present value of cash flows from proven reserves provided by consultants to GeoResources and to Southern Bay to determine a terminal value.
To arrive at a present value of Chandler, C. K. Cooper used discount rates of 10.0%, 12.5% and 15.0%. This was based on estimated capital requirements as outlined in the reserve reports equal to $2.71 million. C. K. Cooper used the remaining net present value of cash flows from proven reserves provided by consultants to GeoResources and Chandler to determine a terminal value.
C. K. Cooper determined that this DCF analysis should be conducted in two distinct pricing scenarios, thereby providing a price sensitivity analysis. These scenarios maintain constant all of the variables with the exception of commodity price assumptions.

The first case utilized the current C. K. Cooper’s commodity price decks of $62.50 per Bbl of oil, $7.25 per Mcf of natural gas. This resulted in a DCF valuation for Southern Bay of $47.053 million using a 10% discount rate; $41.628 million using a 12.5% discount rate; and $37.072 million using a 15% discount rate.
Separately, the first case utilized the current C. K. Cooper’s commodity price decks of $62.50 per Bbl of oil, $7.25 per Mcf of natural gas. This resulted in a DCF valuation for Chandler of $18.133 million using a 10% discount rate; $13.440 million using a 12.5% discount rate; and $11.576 million using a 15% discount rate.
The second case utilized the current futures prices as reported by the New York Mercantile Exchange (NYMEX) as of September 12, 2006. This resulted in the following prices for oil and natural gas:

	NYMEX PRICING
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019

Oil	$69.43	70.22	73.37	72.17	70.28	68.48	68.48	68.48	68.48	68.48	68.48	68.48	68.48	68.48
Gas	$6.70	6.14	7.61	7.52	7.14	6.79	6.81	6.83	6.84	6.85	6.86	6.87	6.87	6.88
This pricing scenario resulted in a DCF valuation for Southern Bay of $62.795 million using a 10% discount rate; $55.422 million using a 12.5% discount rate; and $49.514 million using a 15% discount rate. Furthermore, the pricing resulted in a DCF valuation for Chandler of $22.284 million using a 10% discount rate; $23.178 million using a 12.5% discount rate; and $20.377 million using a 15% discount rate.
By conducting these two distinct Discounted Cash Flow analyses, the following summary was derived:
DISCOUNTED CASH FLOW ANALYSIS
Southern Bay

	Discount Rate
PV (in millions)	5.0%	10.0%	12.5%	15.0%
Discounted Cash Flow Case 1	$61,497.59	$47,053.77	$41,628.46	$37,072.78
Discounted Cash Flow Case 2	$82,037.02	$62,795.56	$55,422.17	$49,514.43
DISCOUNTED CASH FLOW ANALYSIS
Chandler

	Discount Rate
PV (in millions)	5.0%	10.0%	12.5%	15.0%
Discounted Cash Flow Case 1	$21,530.24	$18,133.43	$13,340.45	$11,576.67
Discounted Cash Flow Case 2	$36,935.29	$22,284.03	$23,178.60	$20,377.17
Based upon this analysis, C. K. Cooper determined that the range of value for Southern Bay based upon DCF analysis using a 10% discounted cash flow ranged from $62.795 million to $47.053 million, suggesting that the transaction is fair. This would change depending upon the discount factor utilized, coupled with the commodity price deck to determine present value.
Separately, C. K. Cooper determined that the range of value for Chandler based upon a DCF analysis using a 10% discounted cash flow ranged from $22.284 million to $18.133 million, suggesting that the transaction is fair. This would change depending upon the discount factor utilized, coupled with the commodity price deck to determine present value.
For purposes of its opinion, C. K. Cooper relied upon and assumed the accuracy and completeness of the financial statements and other information provided by GeoResources, Southern Bay and Chandler or otherwise made available to C. K. Cooper and did not assume responsibility to independently verify such information. C. K. Cooper further relied upon the assurances of GeoResources’, Southern Bay’s and Chandler’s respective management that the information provided has been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial planning data, reflects the best currently available estimates and judgment of Southern Bay’s, Chandler’s and GeoResources’ respective management, and management was not aware of any information or facts that would make the information provided to C. K. Cooper incomplete or misleading. C. K. Cooper expressed no opinion regarding such financial planning data or the assumptions on which it is based.
For the purposes of its opinion, C. K. Cooper assumed that neither GeoResources nor Southern Bay, nor Chandler are party to any material pending transaction, including any external financing, recapitalization, acquisition or transactions contemplated by the merger agreement, other than the mergers. C. K. Cooper also assumed the mergers will be consummated pursuant to the terms of the merger agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder. In arriving at its opinion, C. K. Cooper assumed that all the necessary regulatory approvals and consents required for the mergers will be obtained in a manner that will not adversely affect GeoResources, Southern Bay or Chandler or alter the terms of the merger agreement.
In arriving at its opinion, C. K. Cooper did not perform any appraisals or valuations of any specific assets or liabilities of GeoResources, Southern Bay or Chandler, and was not furnished with any such appraisals or valuations. C. K. Cooper expressed no opinion regarding the liquidation value of GeoResources, Southern Bay, Chandler or any other entity. Without limiting the generality of the foregoing, C. K. Cooper undertook no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities, to which GeoResources, or any of their respective affiliates was a party or may be subject and, at GeoResources’ direction and with its consent, C. K. Cooper’s opinion makes no assumption concerning, and therefore does not consider, the possible assertions of claims, outcomes or damages arising out of any such matters.
C. K. Cooper’s opinion is necessarily based upon the information available to C. K. Cooper and facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion.
C. K. Cooper was retained to render its opinion on the basis of its experience with mergers and acquisitions in the energy industry in general, and on the basis of its experience with small companies in the E&P sector of the energy industry. C. K. Cooper is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, C. K. Cooper and its affiliates may actively trade in the equity securities of GeoResources for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.
Pursuant to the terms of the engagement of C. K. Cooper, GeoResources has agreed to pay C. K. Cooper a fee of $80,000, plus reasonable out-of-pocket expenses. Of this amount, $50,000 was paid at the time of engagement and the remainder is payable upon delivery of its opinion. In addition, C. K. Cooper & Company has been granted a first right of refusal on certain investment banking business from GeoResources for a period of twelve months following the mergers. No portion of the fee is based upon whether C. K. Cooper delivered a favorable opinion with respect to the proposed transaction. GeoResources also agreed to reimburse C. K. Cooper for reasonable expenses and to indemnify C. K. Cooper and related parties against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.
Accounting Treatment
In accordance with U.S. generally accepted accounting principles, Southern Bay will be treated as the acquirer in the business combination contemplated by the merger agreement and will account for the transactions contemplated by the merger agreement using the purchase method of accounting for business combinations. Under this method of accounting, GeoResources’ and Chandler’s assets and liabilities as of the date of closing of the merger agreement will be recorded at their respective fair values and consolidated with those of Southern

Bay. Any difference between the purchase price for GeoResources and Chandler and the fair value of the identifiable net assets acquired will be recorded as goodwill. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” issued in July 2001, the goodwill resulting from the merger agreement transactions, if any, will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. The financial statements of Southern Bay issued after the closing of merger agreement will reflect the results attributable to the acquired operations of GeoResources and Chandler beginning on the date of completion of the merger agreement. The unaudited per share pro forma financial information contained herein has been prepared using the purchase method of accounting. See “Comparative Historical and Pro Forma Per Share Data” beginning on page 19 of this proxy statement.
Listing of GeoResources Common Stock
GeoResources has been approved for listing on the Nasdaq Global Market under the symbol “GEOI” effective upon the closing of the mergers. GeoResources shares are currently traded in the Nasdaq Capital Market under the symbol “GEOI”.
No Dissenters’ or Appraisal Rights
Under Colorado law, GeoResources shareholders will not be entitled to dissenters’ or appraisal rights in connection with the transactions contemplated by the merger agreement or the issuance of GeoResources shares pursuant to the merger agreement.
Interests of GeoResources Executive Officers in the Mergers
None of the executive officers of GeoResources have employment contracts. The merger agreement provides that upon closing of the mergers the executive officers of GeoResources, other than Mr. Vickers, will no longer remain as officers of GeoResources. However, Cathy Kruse (Secretary), Connie Hval (Treasurer) and Jeff Jennings (Vice President of Land and Finance), will be offered continued employment with GeoResources for six months with salary and benefits similar to those existing presently and they will each receive 5,000 shares of GeoResources common stock for their efforts in completing the mergers. In addition, it is contemplated that if any of these three individuals were to be terminated without cause by GeoResources at anytime within one year after the initial six months of continued employment, then GeoResources would pay them severance equal to the unpaid salary of such 12 month period. Mr. Vickers, President, will continue to be an officer of GeoResources as Vice President, Williston Basin Exploration and Development, under substantially the same compensation basis as exists currently, and his employment will continue to be “at will,” which means either Mr. Vickers or GeoResources can terminate his employment at any time without notice.
Compensation of the Directors of GeoResources after the Mergers
GeoResources pays each non-employee director $200 per month, plus $100 per meeting attended and reimburses the directors for travel expenses. Each director who is also on the GeoResources audit committee of the board receives an additional $100 per month.
Directors employed by GeoResources, expected to include Messrs. Lodzinski and Chandler, will receive no compensation for board service.
Upon consummation of the mergers, Messrs., Hunt, Joliat, Stevens, and Vlasic contemplated to be elected to GeoResources’ Board, will each receive customary fees from GeoResources for being a director in accordance with policy set forth above. Nick Voller, a present member of the GeoResources Board, will remain a board member.

THE MERGER AGREEMENT
This section of this proxy statement is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A. You should refer to the full text of the merger agreement for details of the mergers and their terms and conditions.
The Mergers
The merger agreement provides for two mergers — of Southern Bay into Southern Bay Acquisition and of PICA into Chandler Acquisition — as well as purchases of the Yuma Interests from the holders that accept GeoResources’ offer to purchase their interests. Southern Bay Acquisition and Chandler Acquisition are wholly-owned subsidiaries of GeoResources, and thus, following the mergers Southern Bay and the PICA Business will be wholly-owned by GeoResources, with the present GeoResources shareholders owning about 26.2% (or slightly more depending on whether the Yuma Interest Holders do not accept the offers to purchase their working interests) of the outstanding GeoResources common stock in the post-merger entity.
Completion and Effectiveness of the Mergers
The parties will complete the transactions contemplated in the merger agreement when all of the conditions to completion of the transactions, as contained in the merger agreement, are satisfied or waived. The parties anticipate closing the transactions as soon as possible after approval by the GeoResources shareholders of the proposals set forth in this proxy statement.
The mergers will become effective upon filing of articles of merger with the Colorado Secretary of State and the Texas Secretary of State, or at such other time mutually agreed to by the parties and specified in the articles of merger.
Merger Consideration and Consideration to Yuma Interest Holders
The partners of Southern Bay will receive an aggregate of 8,263,000 shares of common stock of GeoResources, to be allocated among the partners in proportion to their respective partnership interests. Concurrently with the closing, Chandler will transfer the PICA Business to PICA, and the members of PICA will receive an aggregate of 1,931,000 shares of GeoResources common stock in exchange for their membership interests, to be allocated in proportion to their respective membership interests. Included among the representations and warranties and conditions to closing of the mergers, are obligations of the Southern Bay partners and PICA members to make capital contributions of $19,048,600 and $359,500, respectively. These contributions will include any contributions before closing of the merger agreement, including any capital contributions for property acquisitions.
In addition, at the closing, the Yuma Interest Holders will receive up to 496,000 shares of GeoResources common stock and up to $164,500, payable by PICA, to be allocated and paid to the Yuma Interest Holders in the proportion that their respective percentage interests bear to all of the Yuma Interests. Although it is anticipated that a significant portion of Yuma Interest Holders will accept the offer to acquire their Yuma Interests, the total amount of accepting holders is uncertain.
GeoResources will not issue fractional shares in the mergers. Rather, the number of shares of common stock which the respective Southern Bay partners, PICA members and Yuma Interest Holders receive will be rounded up to the next whole number of shares of common stock.
Representations and Warranties
The merger agreement contains mutual representations and warranties made by each of GeoResources, Southern Bay, Chandler and PICA, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the mergers. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the effective time of the mergers. The representations and warranties of GeoResources and Southern Bay have been made respectively to the other parties, and Chandler and PICA together have made their representations and warranties to other parties. In addition, those representations and warranties may be intended not as statements of actual fact, but rather as a way of allocating risk between the parties, have been modified by the disclosure schedules attached to the merger agreement, are subject to the materiality standards as described in the merger agreement.
Besides the obligation for partners of Southern Bay and members of PICA to make the additional capital contributions as set forth above, Southern Bay and PICA have warranted that, as of the closing, their respective bank debt will not be higher than $9,100,000 and $1,750,000, respectively.
Conduct of Parties Pending Closing
As set forth in Article 4 of the merger agreement, each party has agreed that until the closing, it will conduct its operations only in the ordinary course of business consistent with past practices, using its reasonable best efforts to maintain and protect its respective properties in business, including employees.
There are other specific restrictions and obligations included in the merger agreement. Among these are prohibitions on distributions that the parties may make, except that Southern Bay will be permitted to distribute up to $1,200,000 to cover income tax liabilities of its partners, and GeoResources will be permitted to pay up to $250,000 (gross) of year end bonuses to its employees. Additionally, GeoResources will be permitted to sell its leonardite assets and distribute, as a cash dividend to its shareholders, one-half of the excess of the sales proceeds over the net book value of the leonardite assets that are sold. GeoResources is presently attempting to sell these assets for a purchase price in the range of $1 million. No assurance can be made that it will be successful in selling these assets before the closing of the merger agreement.
Additional Agreements
Included among the obligations of the parties are, without limitation, the following:
•	The parties will afford each other the opportunity to review their books and records and conduct due diligence;

•	Each party agrees that it will notify the other parties if any of its representations and warranties become untrue or inaccurate in any material respect;

•	Each party agrees to use its reasonable best efforts to cause the transactions contemplated in the merger agreement to take place;

•	GeoResources will use its reasonable best efforts to cause its common stock to be approved for listing on the Nasdaq Global Stock Market; and

•	GeoResources is obligated to file this proxy statement with the SEC and notice and convene a special meeting of the shareholders as provided in this proxy statement to approve the amendment to GeoResources’ articles of incorporation, the issuance of the common stock included in the merger consideration and to purchase the Yuma Interests, and amend and restate its 2004 Employees’ Stock Incentive Plan.

Conditions to Closing
Conditions to the completion of the mergers, as set forth in the merger agreement, include:
•	Approval by the GeoResources shareholders of the issuance of common shares as provided in the merger agreement, amendment to the articles of incorporation increasing the authorized shares of GeoResources capital stock, and the Amended and Restated 2004 Employees’ Stock Incentive Plan;

•	Approval by the Southern Bay partners and PICA members of the transactions contemplated in the merger agreement;

•	Retirement of Chandler’s $2 million mezzanine debt either by (a) the debt holder exchanging the debt for an interest in PICA, which will in turn be exchanged for GeoResources common stock in the mergers, or (b) repayment of the debt;

•	Maximum bank debt of PICA and Southern Bay at time of mergers cannot exceed $1,750,000 and $9,100,000, respectively;

•	All representations and warranties of the parties shall be true and correct as of the closing date;

•	GeoResources shall have made offers to purchase the Yuma Interests to all of the Yuma Interest Holders and all such holders that accept such offer shall have entered into the Yuma Interests Sale Agreement, with such sales, purchases and transfers to take place concurrently with the closing;

•	The parties will have performed all agreements and covenants required by the merger agreement;

•	GeoResources shall have received a fairness opinion from C. K. Cooper by the time of closing to the effect that the mergers are fair to the GeoResources shareholders in terms of the merger consideration to be paid by GeoResources;

•	Each party’s counsel shall have rendered opinions reasonably satisfactory to the other parties regarding due authorization and power to perform, and binding effect, of the merger agreement;

•	Concurrently with the closing, the new executive officers and composition of the Board of Directors shall be in place, in compliance with Nasdaq rules and the merger agreement;

•	Each party shall have conducted its business in the ordinary course and otherwise have observed the requirements and restrictions as set forth in the merger agreement, including restrictions on distributions to equity holders;

•	Issuance of GeoResources’ common stock in the mergers and to the Yuma Interest Holders shall be considered by GeoResources as exempt from registration requirements of securities laws; and

•	The parties shall have performed due diligence and reached agreements concerning employment, employees and employee benefit plans, and agreed on overall procedures and documentation reasonably satisfactory to the parties’ respective counsel.

•	Each of the conditions in the merger agreement to GeoResources’ obligations to complete the mergers may be waived, in whole or in part by agreement of GeoResources, Southern Bay and Chandler if the condition is a condition to GeoResources’, Southern Bay’s and Chandler’s obligations to complete the mergers, or by the party for which such condition is a condition of its obligation to complete the mergers. The GeoResources Board may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement and resolicitation of proxies is necessary. However, the GeoResources Board generally does not expect any such waiver to be significant enough to require resolicitation of shareholders, although it also would expect to determine if a waiver could affect the mergers in a material manner. If the GeoResources Board were to determine that a waiver would materially alter the relative values of the consideration to be given or received in the mergers, the GeoResources Board would likely resolicit proxies. In the event that any such waiver is not determined to be significant enough to require resolicitation of shareholders, GeoResources will have the discretion to complete the mergers without seeking further shareholder approval.
Registration Rights Agreement
Among the conditions to closing are that the parties shall have executed and delivered the registration rights agreement, with the intent and agreement that GeoResources will file a shelf registration statement after the mergers are completed. The registration rights agreement will provide that the filing of a shelf registration statement, registering the offer and sale of the GeoResources common stock issued in the mergers (as well as stock issued to purchase the Yuma Interests) under the Securities Act of 1933, including an agreement to keep the registration statement effective for two years after the closing date.
Termination of the Merger Agreement
The merger agreement may be terminated:

•	By any of the parties if the mergers have not been completed by May 31, 2007 (unless failure to close is due to a material breach of the merger agreement by the party seeking to terminate the agreement due to such failure to close) or the consummation of the transactions is in violation of any law or legal order;

•	By any party if the representations and warranties of any of the other parties are not true and correct, any condition would not be satisfied, or any party fails to meet its obligations under the merger agreement in any material respect, and the breach either cannot be cured or can be cured and is not cured within 30 days after notice; and

•	By GeoResources if its Board, in the reasonable exercise of their fiduciary duties, decides to accept a superior offer providing greater consideration to the shareholders of GeoResources; however, the other parties will have the right to match one such superior offer and proceed with the mergers and other transactions contemplated in the merger agreement on the same terms and conditions as the superior offer. Termination on this basis will result in a termination fee as set forth immediately below.
Termination Fee
If GeoResources’ Board of Directors determines to accept a superior offer and terminates the merger agreement as provided above, then, as the sole remedy available in that event, GeoResources will pay to Chandler and Southern Bay a cash termination fee equal to 4% of the value of the superior offer.
Finder’s Fee
Michael J. Foy, a consultant to Chandler, beneficial owner of a limited partnership interest in Southern Bay, a Yuma Interest Holder, and a long standing business associate of the future president and chief executive officer of GeoResources, Mr. Lodzinski, may be deemed a finder for Southern Bay in connection with the merger agreement. While no formal contract exists, Mr. Foy is expected to receive compensation, not to exceed $300,000 payable solely by Southern Bay. This compensation may be paid in a combination of cash, stock and property interests as agreed by Mr. Foy and Southern Bay.

Officers and Directors of the Combined Entity
Concurrently with the closing of the merger agreement, the following individuals will be appointed to fill the following officer positions of GeoResources, with proposed annual salaries as indicated:

		Proposed
Name	Position	Annual Salary
Frank A. Lodzinski	President and Chief Executive Officer	$175,000

Collis P. Chandler, III	Executive Vice President and Chief Operating Officer Northern Region	$150,000

Francis M. Mury	Executive Vice President and Chief Operating Officer Southern Region	$150,000

Robert J. Anderson	Vice President, Business Development, Acquisitions and Divestitures	$135,000

Jeffrey P. Vickers	Vice President, Williston Basin Exploration and Development	$125,000

Howard E. Ehler	Vice President and Chief Financial Officer	$125,000
The executive officers will be eligible to participate in employee benefit programs, including the GeoResources 2004 Employees’ Stock Incentive Plan.
In addition, Messrs. Lodzinski and Chandler will be requested to serve as directors of GeoResources. Also, Christopher W. Hunt, Jay F. Joliat, Scott R. Stevens and Michael A. Vlasic, will be appointed to serve as directors. The reconsititution of the GeoResources Board will be in compliance with applicable Nasdaq requirements, including the requirement that a majority of its members must be independent.
Information on the proposed executive officers and directors of GeoResources upon completion of the mergers is as follows:
Frank A. Lodzinski, age 57, has over 35 years of oil and gas industry experience. In 1984, he formed Energy Resource Associates, Inc., which acquired management and controlling interests in oil and gas limited partnerships, joint ventures and producing properties. Certain partnerships were exchanged for common shares of Hampton Resources Corporation in 1992, which Mr. Lodzinski joined as a director and President. Hampton was sold in 1995 to Bellwether Exploration Company for $35 million. In 1996, he formed Cliffwood Oil & Gas Corp. and in 1997, Cliffwood shareholders acquired controlling interests in Texoil, Inc. In 2001, Texoil, Inc. was sold to Ocean Energy, Inc. for $135 million. In 2001, Mr. Lodzinski was appointed CEO and President of AROC, Inc. In 2003, AROC Inc. completed a $71 million monetization with an institutional investor and began a plan of liquidation in 2004. As part of that liquidation, Mr. Lodzinski was responsible for and oversaw petitions for liquidation under Federal bankruptcy laws, of two AROC Inc. subsidiaries, Latex Petroleum Corporation, an Oklahoma corporation and Source Petroleum Inc., a Louisiana corporation. In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC, the General Partner of Southern Bay, which acquired the residual assets of AROC, Inc., and he has served as President of Southern Bay Energy LLC since its formation. He is a certified public accountant and holds a BSBA degree in Accounting and Finance from Wayne State University in Detroit, Michigan.
Collis P. Chandler, III, age 38, has been President and sole owner of Chandler Energy, LLC since its inception in July 2000. From 1988-2000, Mr. Chandler served as Vice President of The Chandler Company, a privately-held exploration company operating primarily in the Rocky Mountains. His responsibilities over the 12-year period included involvement in exploration, prospect generation, acquisition, structure and promotion as well as direct responsibility for all land functions including contract compliance, lease acquisition and administration. Mr. Chandler received a Bachelor’s of Science degree from the University of Colorado, Boulder in 1992.
Robert J. Anderson, age 44, is a Petroleum Engineer with 19 years of diversified domestic and international experience with both major oil companies (ARCO International / Vastar Resources) and independent oil companies (Hunt Oil / Hugoton Energy / Anadarko Petroleum). From October 2000 through February 2004, he was employed by Anadarko Petroleum Corporation as a petroleum engineer. From March 2004 through December 2004 he was employed by AROC, Inc. as Vice President, Acquisitions and Divestitures. He joined Southern Bay Energy, LLC in January 2005 as Vice President, Acquisitions and Divestitures. His professional experience includes acquisition evaluation, reservoir and production engineering and field development, and project economics, budgeting and planning. Mr. Anderson’s domestic acquisition and divestiture experiences include Gulf Coast Texas and Louisiana (offshore and onshore), east and west Texas, north Louisiana, Mid-Continent and the Rockies. His international experience includes Canada, South America and Russia. He has an undergraduate degree in Petroleum Engineering from the University of Wyoming (1986) and also holds an MBA, Corporate Finance, from the University of Denver (1988).
Howard E. Ehler, age 62, was employed as Vice President and Chief Financial Officer of AROC, Inc. from May 2001 through December 2004. Since January 2005, Mr. Ehler has been employed by Southern Bay Energy, LLC as Vice President and Chief Financial Officer. He previously served as Vice-President of Finance and Chief Financial Officer for Midland Resources, Inc. from March 1997 through October 1998. From November 1999 through April 2001 he performed independent accounting and auditing services in oil and gas as a sole practitioner in public accounting. He was employed in public accounting with various firms for over 21 years, including practice with Grant Thornton, where he was admitted to the partnership. He has substantive experience in oil and gas banking, finance accounting and reporting. In addition, his experience includes partnership administration, tax, budgets and forecasts and cash management. Mr. Ehler holds an Accounting degree from Texas Tech University (1966) and has been a certified public accountant since 1970.
Francis M. Mury, age 55, has been active in the oil and gas industry since 1974. He was employed by AROC, Inc. as Executive Vice President from May 2001 through December 2004. Since January 2005, he has been employed by Southern Bay Energy LLC as Executive Vice President. Mr. Mury worked for Texaco, Inc. from July 1974 through March 1979, ending his tenure there as a petroleum field engineer. From April 1979 through December 1985, he worked for Wainoco Oil & Gas as a production engineer and drilling superintendent. From January 1986 to November 1989 he worked for Diasu Oil & Gas as an operations manager. He has worked with Mr. Lodzinski since 1989, including Hampton Resources Corporation, where he served as Vice-President-Operations from January 1992 through May 1995, and Texoil, Inc. where he served as Executive Vice President from November 1997 through February 2001. His experience extends to all facets of petroleum engineering, including reservoir engineering, drilling and production operations and further into petroleum economics, geology, geophysics, land and joint operations. Geographical areas of experience include the Gulf Coast (offshore and onshore), East and West Texas, Mid-Continent, Florida, New Mexico, Oklahoma, Wyoming, Pennsylvania and Michigan. Mr. Mury received a degree in Computer Science (1974) from Nicholls State University, Thibodeaux, Louisiana.
Jeffrey P. Vickers, age 53, received a Bachelor of Science degree in Geological Engineering with a Petroleum Engineering option from the University of North Dakota in 1978. In 1979, Mr. Vickers joined Amerada Hess Corporation as an Associate Petroleum Engineer in the Williston Basin. In 1981, Mr. Vickers was employed by GeoResources as the Drilling and Production Manager where he was responsible for providing technical assistance and supervision of drilling and production operations and generated development drilling programs. He has served as President of GeoResources since January 1, 1983 and as a director of GeoResources since June 1982.

Proposed Non-Management Directors
Christopher W. Hunt, age 39, has been a founder and president of Knightsbridge Capital, LLC, a private investment firm in Denver, Colorado, since 2002. Prior to founding Knightsbridge Capital, Mr. Hunt served as a vice president at the Anschutz Corporation, from 1997 to 2001, where he provided financial, investment and merger and acquisition services for the company’s investment portfolio and served in the Denver and London, England, offices. Previously, Mr. Hunt served in the private investment group of Bechtel Enterprises in San Francisco, California from 1996 to 1997. Mr. Hunt holds a Bachelor’s Degree from Yale University (1990) and a Master’s Degree in Business from the J.L. Kellogg School of Management at Northwestern University (1995).
Jay F. Joliat, age 50, has, for more than the past five years, been an independent investor and developer in commercial, industrial and garden style apartment real estate and development, residential home building, restaurant ownership and management, as well as venture private equity in generic pharmaceuticals, medical devices and oil and gas. He previously formed and managed his own investment management company early in his career and was formerly employed by E.F. Hutton and Dean Witter Reynolds. He holds a Bachelor of Arts degree in Management and Finance from the Oakland University (1982) and was awarded a Certified Investment Management Analyst certificate in 1983 after completion of the IMCA program at the Wharton School of Business of the University of Pennsylvania. From 1996 through 2003, Mr. Joliat served on the board of directors of Caraco Pharmaceutical Laboratories Ltd., a company with a class of equity securities registered under the Securities Exchange Act of 1934, and served in various capacities on the audit, executive and compensation committees.
Scott R. Stevens, age 34, has served on the board of managers of Southern Bay Energy, LLC since March 2005. He is a Vice President of Wachovia Capital Partners, which he originally joined in 1999. Wachovia Capital Partners is the principal investing arm of the Wachovia Corporation, the fourth largest bank holding company in the United States. He is a graduate of the University of North Carolina at Chapel Hill and has an MBA from the Graduate School of Business at Stanford University.
Michael A. Vlasic, age 46, has served on the board of managers of Southern Bay Energy, LLC since its inception in 2004. He previously was a director of Texoil, Inc., a company with a class of equity securities registered under the Securities Exchange Act of 1934, where he served on the executive committee from 1997 until its sale to Ocean Energy Inc. in 2001. For more than the past five years he has been Chief Executive Manager of Vlasic Investments LLC. He is a graduate of Brown University.
Nick Voller, age 55, has been one of GeoResources’ directors since March 2004. For over the past five years, he has been a partner with Voller Brakey Stillwell & Suess, P.C., a CPA firm located in Williston, North Dakota.

U.S. FEDERAL INCOME TAX CONSEQUENCES
Neither GeoResources nor its shareholders will incur any federal income tax consequences as a result of the mergers and other transactions contemplated in the merger agreement.
However, the mergers and purchase of the Yuma Interests generally will be taxable to the respective holders of the Southern Bay partnership interests, PICA membership interests and Yuma Interests. Such holders are advised to seek the tax advice of their personal advisors in connection with assessing the income tax consequences of the transactions.

INFORMATION CONCERNING THE GEORESOURCES BOARD OF DIRECTORS
During the year ended December 31, 2006, the GeoResources Board held eight meetings. In addition, the GeoResources Board acts from time to time by unanimous written consent in lieu of holding a meeting. During the year ended December 31, 2006, the Board did not conduct any meetings by unanimous written consent. Messrs. Vickers, Ashley, Hoffelt and Voller, and Mrs. Kruse attended 100% of the meetings. Mr. Krile missed two meetings.
While GeoResources does not have a formal policy regarding its Board members’ attendance at its annual meeting of shareholders, it has historically scheduled a meeting of the Board of Directors on the same day as its annual meeting so its Board members typically attend the annual meeting of shareholders. In 2006, all members of the GeoResources Board attended its annual meeting of shareholders except Messrs. Krile and Hoffelt.
Independence of Directors
Rules of the Nasdaq Stock Market require that a majority of the GeoResources Board be independent directors, as defined in NASDAQ Rule 4200(a)(15). In June 2006, GeoResources reviewed the independence of its directors. During this review, the GeoResources Board considered transactions and relationships between each director, or any member of his family, and GeoResources and its subsidiaries. As a result of this review, the Board of Directors determined that a majority of the directors who were re-elected in 2006 are independent under Nasdaq Rules. The GeoResources independent directors are: Messrs. Ashley, Hoffelt, Krile, and Voller. Following the mergers the GeoResources independent directors are expected to be Messrs: Hunt, Joliat, Stevens and Voller.
Committees of the Board of Directors
To assist it in carrying out its duties, the GeoResources Board has delegated certain authority to an audit committee whose functions are described below:
Audit Committee
Members at February 16, 2007: Directors Hoffelt, Krile and Voller (Chairman)
Number of Meetings in 2006: four.
Functions:
•	Assists the Board in fulfilling its oversight responsibilities as they relate to GeoResources’ accounting policies, internal controls, financial reporting practices and legal and regulatory compliance;

•	Hires the independent auditors;

•	Monitors the independence and performance of the GeoResources’ independent auditors and internal auditors;

•	Maintains, through regularly scheduled meetings, a line of communication between the GeoResources Board and GeoResources’ financial management, internal auditors and independent auditors; and

•	Oversees compliance with GeoResources’ policies for conducting business, including ethical business standards.
The GeoResources Board adopted an Audit Committee Charter in 2000 and subsequently amended and restated the Charter in March, 2004.
The GeoResources Board has determined that Mr. Voller is qualified as an “audit committee financial expert” as that term is defined in the rules of the SEC.

The GeoResources common stock is quoted on the Nasdaq Capital Market and has been approved for listing on the Nasdaq Global Market after the closing of the mergers. Pursuant to Nasdaq rules, the Audit Committee is to be comprised of three or more directors as determined by the GeoResources Board, each of whom shall be “independent”. The GeoResources Board has determined that all members of the Audit Committee are independent, as defined in the listing standards of the Nasdaq Stock Market and the rules of the SEC.
Compensation and Nominating Functions
The GeoResources Board does not maintain a nominating committee with respect to identifying, evaluating or recommending candidates for the GeoResources Board, nor does it maintain a compensation committee to administer the compensation plans and oversee executive compensation of GeoResources. Instead, these functions are performed by the full GeoResources Board. The GeoResources Board does not maintain these committees for the following reasons:
•	GeoResources is a small company with only 13 full-time employees, 10 of whom are located in Williston, North Dakota, one in Westhope, North Dakota and one in Alzada, Montana.

•	Many boards of directors of large companies, due to the large number of directors they maintain, find it necessary to delegate their duties to committees in order to dispense their duties in an orderly fashion. As a small company, the GeoResources Board currently consists of six directors. Thus, the GeoResources Board believes it is not necessary or warranted for its Board to delegate duties to committees of the Board.
In compliance with rules and regulations of the Nasdaq Stock Market, nominees for the GeoResources Board and executive compensation must be approved by a majority of its independent directors.
Code Of Ethics
The GeoResources Board has adopted a Code of Business Conduct and Ethics (“Code”), which is posted on the GeoResources web site located at www.geoi.net. You may also obtain a copy of our Code by requesting a copy in writing at 1407 West Dakota Parkway, Suite 1-B, Williston, North Dakota 58801 or by calling GeoResources at (701) 572-2020.
The GeoResources Code provides general statements of expectations regarding ethical standards that GeoResources expects its directors, officers and employees to adhere to while acting on the behalf of GeoResources. Among other things, the Code provides that:
•	GeoResources will comply with all applicable laws, rules and regulations;

•	The directors, officers and employees of GeoResources are to avoid conflicts of interest and are prohibited from competing with GeoResources or personally exploiting its corporate opportunities;

•	The directors, officers and employees of GeoResources are to protect its assets and maintain its confidentiality;

•	GeoResources is committed to promoting values of integrity and fair dealing; and

•	GeoResources is committed to accurately maintaining its accounting records under generally accepted accounting principles and timely filing our periodic reports.
The Code also contains procedures for the employees of GeoResources to report, anonymously or otherwise, violations of the Code.

Certain Relationships and Related Transactions
Other than the transactions described herein pursuant to the merger agreement, there are no transactions or series of similar transactions since the beginning of our last fiscal year or any currently proposed transaction or series of similar transactions to which we were or are to be a party, and which the amount involved exceeds $60,000 and in which any director, executive officer, designee for appointment as a director, principal shareholder or any member of their immediate family had or will have a direct or indirect material interest.
Legal Proceedings
GeoResources is not aware of any legal proceedings in which any director, officer or any owner of record or beneficial owner of more than five percent of any class of GeoResources’ voting securities, or any affiliate of such person, or of any affiliate of any director, officer, affiliate of GeoResources or security holder, is a party adverse to GeoResources or has a material interest adverse to GeoResources.

BUSINESS OF SOUTHERN BAY
General
Southern Bay and its general partner, Southern Bay Energy, L.L.C., were formed under Texas law in September 2004, to engage in oil and gas exploration and development. Southern Bay was initially capitalized through a contribution of cash and oil and gas properties totaling approximately $10.0 million by a predecessor to the Vlasic FAL, L.P. (“VFAL”). VFAL is a Texas limited partnership with VL Energy, LLC, a Texas limited liability company, wholly-owned by Frank A. Lodzinski, being the general partner, and Vlasic Investments, LLC and Azure Energy, LLC being limited partners.
On December 22, 2004, Southern Bay consummated a $6.5 million acquisition of certain entities and net assets from AROC, Inc. (“AROC”). The acquisition also included the purchase of general partner interests in a limited partnership. On February 8, 2005, Southern Bay acquired operating interests in the Frisco and East Fordoche Fields (both referred to as the “Frisco Acquisition”), located in Pointe Coupee Parish, Louisiana, for a net cash consideration of approximately $1.9 million. On March 15, 2005, Wachovia Capital Partners 2005 (“WCP”) invested approximately $4.0 million in cash in Southern Bay and committed to invest additional capital of $6.0 million. VFAL has also committed an additional $15.8 million of capital to Southern Bay. Pursuant to its partnership agreement, other commitments were due proportionately, in whole or part, when requested by Southern Bay. As part of the merger agreement, Southern Bay will call an aggregate of approximately $19.1 million from these entities. In addition, Southern Bay has a $9.5 million revolving credit facility with Wachovia Bank, of which $4.5 million was not used as of September 30, 2006. In June 2006, Southern Bay acquired additional operated producing oil wells in the Frisco Field, Point Coupee Parish, Louisiana, where Southern Bay operates properties, for a total purchase price of $9.0 million. In order to fund the purchase Southern Bay borrowed $7 million on its line of credit agreement with Wachovia Bank. Since that date, Southern Bay has paid down $2.1 million of the balance.
As of December 31, 2006, Southern Bay had developed oil and gas leases covering approximately 15,000 net acres in Texas, Louisiana and Colorado, and during 2006 sold an average 767 net equivalent barrels of oil and gas per day from 224 gross (73 net) productive wells located primarily in Louisiana and Texas.
Southern Bay holds direct interests in oil and gas properties and related assets and also conducts its business activities through subsidiary entities. Southern Bay has the following subsidiaries:
1.	Southern Bay Operating, LLC — the primary operating company for the Southern Bay group. It is the operator of record for certain existing fields and for all future activities of Southern Bay.

2.	Southern Bay Louisiana, LLC — holds title to the Quarantine Bay property interest in Louisiana

3.	Catena Oil & Gas LLC — holds a direct working interest in the property acquired on February 13, 2007 and is the general partner of SBE Partners LP, which also holds certain working interests in the property acquired on February 13, 2007.
The following subsidiaries were acquired by Southern Bay from AROC. These entities were organized under Texas law and are wholly-owned subsidiaries of Southern Bay. They were acquired essentially as an operating business unit, owning and operating underlying oil and gas properties of AROC Energy, L.P. (“AELP”):
1.	AROC Resources, L.L.C. - is the general partner of AELP. The limited partner in this partnership is a large institutional oil and gas investor. AROC Resources, LLC receives 4% of AELP cash flows as a management fee.

2.	AROC Oil & Gas, L.L.C. — was formed in 2003, in connection with the formation of AELP. It directly owns approximately 3% of the properties that were conveyed to that partnership.

3.	AROC (Texas), Inc. — is an operating company that was formed in 1999 and is the operator for many of the properties owned by AELP and AROC Oil & Gas, L.L.C.
Set forth below is a map indicating the location of Southern Bay’s oil and gas properties.

Recent Development – Purchase of Producing Oil and Gas Properties
On February 13, 2007, Southern Bay, through a newly formed subsidiary, acquired working interests in certain producing oil and gas properties in Texas for approximately $7.4 million, plus $870,000 for drilling costs. Southern Bay funded this purchase and associated drilling costs with a $5 million capital call to its limited partners, a drawdown of $3 million on its existing bank lending agreement and with $270,000 of working capital. The capital contribution is a part of the Southern Bay capital contribution required to complete the merger agreement. GeoResources believes this acquisition is beneficial to the combined entity and therefore has approved it and agreed to increase the debt ceiling limitation of Southern Bay in the merger agreement to a total of $9.1 million.
Sources and Availability of Raw Materials and Leases
Maintaining sufficient leasehold mineral interests for oil and gas exploration and development is a primary continuing need in the oil and gas business. Southern Bay believes that its current undeveloped acreage is sufficient to meet its presently foreseeable oil and gas leasehold needs.
Major Customers
Southern Bay sells its crude oil and natural gas to purchasers with facilities located near its wells. In 2006, Southern Bay sold its crude oil and natural gas to approximately 30 purchasers, of which the largest purchasers were Chevron (27.02%), Gulfmark Energy, Inc. (17.96%), Houston Pipeline Company, LP (16.46%) and Noble Energy, Inc. (11.92%). Southern Bay believes there are other crude oil purchasers to whom it would be able to sell its oil, if any of its current purchasers discontinued purchasing from it.
Backlog Orders, Research and Development
Southern Bay does have many material long-term or short-term contracts to supply oil or gas. Southern Bay enters into short-term contracts to deliver quantities of oil or gas to purchasers or aggregators as is customary in the industry; however, no significant backlog exists. Southern Bay’s oil and gas division order contracts and any off-lease-marketing arrangements are typical of those in the industry with 30 to 90 day cancellation notice provisions. They generally do not require long-term delivery of fixed quantities of oil or gas. Southern Bay has not spent any material time or funds on research and development and does not expect to do so in the foreseeable future.
Competition
In addition to being highly speculative, the oil and gas business is intensely competitive among the many independent operators and major oil companies in the industry. Many competitors possess financial resources and technical facilities greater than those available to Southern Bay; and they may, therefore, be able to pay more for desirable properties or find more potentially productive prospects. However, Southern Bay believes it has the ability to obtain leasehold interests, which will be sufficient to meet its oil and gas needs in the foreseeable future.
Environmental Regulations
All of Southern Bay’s operations are generally subject to numerous stringent federal, state and local environmental regulations under various acts including the Comprehensive Environmental Response, Compensation and Liability Act; the Federal Water Pollution Control Act; and the Resources Conservation and Recovery Act.
For example, the oil and gas business is affected by diverse environmental regulations including those regarding the disposal of produced oilfield brines, other oil-related wastes, and wastes not directly related to oil and gas production. Additional regulations exist regarding the containment and handling of crude oil as well as preventing the release of oil into the environment and a number of others. It is not possible to estimate future environmental compliance costs due in part to the uncertainty of continually changing environmental initiatives. While future environmental costs can be expected to be significant to the entire oil and gas industry, Southern Bay does not believe that its costs would be any more of a relative financial burden than its peers, and environmental compliance costs will be recovered in the marketplace. During 2005 and 2004, environmental compliance costs identified to an actual account were $8,220 and $0, respectively. However, that is materially less than the real costs, because compliance costs are complex and difficult to differentiate in a system of invoicing.
Foreign Operations and Export Sales
Southern Bay has no production facilities or operations in foreign countries.
Employees
At February 16, 2007, Southern Bay had 42 full-time employees of which 16 are located in the Houston office and 26 are field employees. Its employees are not represented by any unions or other collective bargaining agreement, and Southern Bay believes its employee relationships are excellent.
Properties
The properties of Southern Bay consist of two main categories: office and oil and gas exploration and production. All of the oil and gas properties are mortgaged pursuant to the terms of the credit agreement. See

Note C to the Southern Bay Consolidated Financial Statements included in this proxy statement for further information.
Office
Southern Bay leases 10,576 square feet of office space in an office building in Houston, Texas, which is owned by a non-affiliated party. Monthly rental payments are approximately $13,440 and the lease expires October 31, 2008.
Oil and Gas Exploration and Production
Southern Bay owned developed oil and gas leases totaling 52,290 gross (15,355 net) acres as of December 31, 2006, plus associated production equipment. Southern Bay also owns a number of undeveloped oil and gas leases. The acreage and other additional information concerning Southern Bay’s oil and gas operations are presented in the following tables.
Estimated Net Quantities of Oil and Gas and Standardized Measure of Future Net Cash Flows.
All of Southern Bay’s oil and gas reserves are located in the United States. Unaudited information concerning the estimated net quantities of all of its proved reserves and the standardized measure of future net cash flows from the reserves is presented below. The estimates are based upon estimates by Southern Bay. Southern Bay has no long-term supply or similar agreements with foreign governments or authorities, and it does not own an interest in any reserves accounted for by the equity method. Southern Bay has not yet determined reserve estimates as of December 31, 2006.
December 31, 2005:

Estimated reserve quantities:
	Oil (Bbl)	Gas (Mcf)
Total proved reserves	1,328,384	5,479,891
Proved developed reserves	1,211,555	4,924,684

Standardized measure of estimated future net cash flows:
Estimated future net revenue		$123,131,516
Estimated future production costs		44,893,469
Estimated future development costs		3,613,204

Estimated future net cash flows		74,624,843
10% discount for the estimated timing of future cash flows		25,604,359

Standardized measure of estimated future net cash flows		$49,020,484

Net Oil and Gas Production, Average Price and Average Production Cost
The net quantities of oil and gas produced and sold by Southern Bay for the periods presented in the tables below, the average sales price per unit sold and the average production cost per unit are as follows:

Oil & Gas
				AVERAGE	AVERAGE
	NET	NET	NET	OIL	GAS	AVERAGE
	OIL	GAS	OIL & GAS	SALES	SALES	PROD.
	PROD.	PROD.	PROD.	PRICE	PRICE	COST PER
YEAR	(BBLS)	(MCF)	(BOE)*	PER BBL	PER MCF	BOE**

2006	183,823	576,090	279,838	$55.16	$7.07	$18.54
2005	153,962	559,419	247,199	$47.97	$6.86	$16.45
2004 (2 months)	6,926	25,199	11,126	$44.50	$7.06	$13.35

*	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (6 MCF) of natural gas equal to one barrel of oil equivalent (1 BOE).

**	Average production cost includes lifting costs, remedial workover expenses and production taxes.
Information on production for the entire 2006 year is not yet available.
Gross and Net Productive Wells.
As of December 31, 2006, the total gross and net productive wells of Southern Bay were as follows:

Productive Wells*
OIL		GAS		TOTAL**
GROSS WELLS	NET WELLS	GROSS WELLS	NET WELLS	GROSS WELLS	NET WELLS
153	47.8	71	25.0	224	72.8

*	There are no wells with multiple completions. A gross well is a well in which a working interest is owned. The number of net wells represents the sum of fractional working interests Southern Bay owns in gross wells. Productive wells are producing wells plus shut-in wells Southern Bay deems capable of production. Horizontal re-entries of existing wells do not increase a well total above one gross well.

**	The above table reflects only wells held directly by Southern Bay exclusive of those associated with AELP. AROC Oil & Gas, LLC was formed in connection with AELP and holds minor working interests in approximately 287 wells with an average working interest of 1.9%.
Gross and Net Developed and Undeveloped Acres.
As of December 31, 2006, Southern Bay had total gross and net developed and undeveloped oil and gas leasehold acres as set forth below. The developed acreage is stated on the basis of spacing units designated by state regulatory authorities. Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether or not such acreage contains proved reserves. Undeveloped acreage should not be confused with undrilled acreage held by production under the terms of a lease.

	DEVELOPED		UNDEVELOPED		TOTAL
	Gross	Net	Gross	Net	Gross	Net
Colorado	1,620	243	125,799	14,092	127,419	14,335
Louisiana	26,210	6,616	1,162	505	27,372	7,121
Texas	24,460	8,496	2,641	744	27,101	9,240

ALL STATES	52,290	15,355	129,602	15,341	181,892	30,696

*	The above table reflects only properties held directly by Southern Bay exclusive of those directly associated with AELP. AROC Oil and Gas, LLC was formed in connection with AELP and owns negligible interests in AELP properties outside of the partnership which total approximately 102,000 gross developed and 2,200 net developed acres.
Exploratory Wells and Development Wells.
Set forth below for the last two fiscal years ended December 31, 2006 is information concerning the number of wells drilled by Southern Bay.

	NET EXPLORATORY		NET DEVELOPMENT
	WELLS DRILLED		WELLS DRILLED		TOTAL NET PRODUCTIVE
YEAR	PRODUCTIVE	DRY	PRODUCTIVE	DRY	OR DRY WELLS DRILLED*

2006	0.4	0.2	2.33	.58	3.5
2005	0.4	0	1.6	0.3	2.3

*	Horizontal re-entries of existing wells are counted as a new well drilled.
Present Activities
At February 16, 2007, Southern Bay had one gross (.10 net) well in the process of drilling.
Supply Contracts or Agreements
Southern Bay is not obligated to provide a fixed or determinable quantity of oil and gas in the future under any existing contract or agreement, beyond the short-term contracts customary in division orders and off lease marketing arrangements within the industry.
Legal Proceedings
From time to time Southern Bay is engaged in litigation in the normal course of its business. Currently, Southern Bay has five litigation matters that, in the opinion of its management, if determined adversely to Southern Bay, would not have a material effect on Southern Bay’s financial condition or results of operations, either individually or collectively and would be covered by insurance proceeds.

SOUTHERN BAY MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
Southern Bay operates in one business segment: oil and gas exploration, development and production. Its oil and gas strategy is focused on acquisitions of producing properties with upside potential, which are located in its core areas, as well as exploitation of existing oil and gas properties. Southern Bay was formed in September 2004 and began operations in November 2004. Therefore, its results of operations for the year 2005 are not comparable to that of 2004.
Business Environment and Risk Factors
This discussion and analysis of financial condition and results of operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, assumptions, current expectations, estimates and expectations about the oil and gas industry, the overall economy and Southern Bay. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” or “continue,” or comparable words are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, the actual results and outcomes of Southern Bay may materially differ from what may be expressed or forecasted in our forward-looking statements. Furthermore, Southern Bay undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
Some factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, changes in production volumes; world-wide supply and demand, which affect oil prices; the timing and extent of success in acquiring, discovering, developing and producing oil and natural gas; risks inherent in the drilling and operation of oil and natural gas wells; future production development costs; the effect of existing and future laws, government regulations and the political and economic climate of the United States; and conditions in the capital markets.
Critical Accounting Policies and Estimates
The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expense and disclosures relating to contingent assets or liabilities. Southern Bay continually evaluates its estimates of oil and gas reserves, which affects depreciation, depletion and amortization expense, as well as impairment of oil and gas properties; allowance for doubtful accounts; and other estimates affecting provisions for possible losses. Southern Bay bases its estimates on historical experience and various assumptions, which it believes are reasonable under the circumstances. Although actual results may differ from these estimates under different assumptions or conditions, Southern Bay believes that its estimates are reasonable given currently available information. The following critical accounting policies relate to the more significant judgments and estimates used in preparing the consolidated financial statements of Southern Bay.
Oil and gas properties
Southern Bay employs the successful efforts method of accounting for its oil and gas properties. Under that method, all costs of acquiring and developing proved reserves, as well as successful exploratory wells, are capitalized. Depreciation, depletion and amortization is computed under the units-of-production method on a property-by-property basis, based on proved reserves as estimated by independent petroleum engineers. Oil and gas properties are evaluated for impairment, no less than annually.
Asset Retirement Obligations
As required by generally accepted accounting principles, Southern Bay records the present value of the estimated liability for ultimate retirement of its oil and gas properties. Costs considered include plugging, abandonment and site restoration.
Off Balance Sheet Arrangements
Southern Bay has no off balance sheet arrangements, special purpose entities, financing partnerships or guarantees.
New Accounting Standards
In December 2004, the FASB issued SFAS No. 123R, “Share Based Payments”, which replaces SFAS No. 123, “Accounting Stock Based Compensation” and supersedes APB No. 25, “Accounting for Stock Issued to Employees”. The statement requires companies to recognize expense for the fair value of stock options and other equity based compensation. The statement, which became effective for Southern Bay effective January 1, 2006, resulted in a non-cash charge to income of $316,000 during the first nine months of 2006.
In December 2004, the FASB issued SFAS No. 123R, “Share Based Payments”, which replaces SFAS No. 123, “Accounting Stock Based Compensation” and supersedes APB No. 25, “Accounting for Stock Issued to Employees”. The statement requires companies to recognize expense for the fair value of stock options and other equity based compensation. The statement, which became effective for Southern Bay effective January 1, 2006, is not expected to have a material effect on its financial position or results of operations.
In March 2005, the FASB issued Interpretation No. 47 (Fin 47), “Accounting for Conditional Asset retirement Obligations” which clarifies portions of SFAS No. 143, “Accounting for Asset Retirement Obligations”. Currently, Southern Bay has no situations that would require revaluation of its asset retirement obligations as a result of this Interpretation, which became effective for us on January 1, 2006.
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections”. Southern Bay does not expect this pronouncement to have an impact on Southern Bay’s financial statements.
Results Of Operations
Twelve months ended December 31, 2005, compared to four months ended December 31, 2004
Southern Bay achieved net income of $4,990,119 and $227,860 for the year ended December 31, 2005 and the four months ended December 31, 2004, respectively. The $4.8 million increase resulted from the fact that Southern Bay was initially formed in September 2004 but had no substantial operations until November 1, 2004; therefore, the following comparative analyses relate to four months of activity for 2004 versus 12 months for 2005. The following table summarizes the changes in net income between the two periods:

Net amount
contributing
to increase
(decrease)
In net income
(in thousands)
Oil and gas sales	$10,736
Partnership management fees	575
Property operating income	846
Equity in partnership earnings	112
Gain on sale of oil and gas properties	443
Gain on involuntary conversion	353
Lease operating and workover expenses	(3,129)
Production taxes	(1,045)
General and administrative expenses — net	(2,347)
Depreciation, depletion and amortization expense (“DD&A”)	(1,499)

Net amount
contributing
to increase
(decrease)
In net income
(in thousands)
Hedge ineffectiveness	(400)
Interest expense — net	(146)
Other-net	263

$4,762

The following discussion applies to the changes shown above.
Oil and gas sales for the year ended December 31, 2005, were $11,221,881. Production was less than expected for the year due primarily to the effects of hurricane damage in the fourth quarter to two Louisiana fields and one Texas field. Gas production was adversely impacted by a shortage of rigs and delays in drilling and recompletions. However, higher than anticipated realized prices resulted in overall higher than expected revenues for the year. In addition, there were no partnership related income items for 2004 versus 2005; nor were there any oil and gas properties sold or property operating income recorded in 2004. The gain on involuntary conversion adding to the total revenues of 2005 resulted from the excess of the insurance proceeds for hurricane damage to three facilities versus the carrying value of the assets. The following table summarizes production and pricing information for 2005 and 2004:

		Four months
	Year ended	ended
	December 31,	December 31,
	2005	2004
Gas production (MMcf)	559	25
Oil production (MBbls)	154	7
Barrel of oil equivalent (MBOE)	247	11
Average gas price (per Mcf)	$6.86	$7.06
Average oil price (per Bbl)	$47.97	$44.50
Average price per BOE	$45.43	$43.69
Lease operating expenses for the year ended December 31, 2005, reflected industry-wide price increases for goods and services. In addition, costs related to the hurricane damage had an adverse effect on operating expenses for the year. Prevailing costs for services, materials, supplies and rig rates were higher for 2005 as a result of industry-wide increases in costs.
General and administrative costs totaled $2.3 million for the year ended December 31, 2005, versus about $1,100 for the four months ended December 31, 2004, as Southern Bay was substantially inactive until January 1, 2005.
Interest expense in 2005 of $146,375 resulted primarily from interest payments on long-term debt and amortization of deferred financing costs. Other income for 2005 consisted mainly of interest income and field services income. There were no comparable income items for the four months ended December 31, 2004.
Nine months ended September 30, 2006, compared to nine months ended September 30, 2005
Southern Bay achieved net income of $4,688,000 and $3,290,000 for the nine months ended September 30, 2006 and 2005, respectively. The $1,398,000 increase in net income resulted primarily from the following factors:

Net amount
contributing
to increase
(decrease)
In net income
(in thousands)
Oil and gas sales	$2,476
Partnership management fees	(204)
Property operating income	143
Equity in partnership earnings	137

Net amount
contributing
to increase
(decrease)
In net income
(in thousands)
Gain on sale of oil and gas properties	(24)
Lease operating and workover expenses	(912)
Production taxes	(36)
Exploration expense	(484)
General and administrative expenses — net	(373)
Depreciation, depletion and amortization expense (“DD&A”)	(972)
Hedge ineffectiveness	805
Interest expense — net	(55)
Other income — net	897
$1,398

The following discussion applies to the above differences.
The $2.5 million, or 30%, increase in oil and gas sales was due to both increases in crude oil and natural gas prices as well as increased production. Production increases were attributable to properties acquired in December 2005 and June 2006, partially offset by the fact that there was little production in the first nine months of 2006 from the three fields damaged by the hurricanes in August and September of 2005. A summary of volume and price information for the first nine months of 2006 and 2005 is shown in the table presented immediately below.

	Nine Months ended		Percent
	September 30,		increase
	2006	2005	(decrease)
Gas production (MMcf)	467	432	8%
Oil production (MBbls)	134	119	13%
Barrel of oil equivalent (MBOE)	212	191	11%
Average gas price (per Mcf)	$7.00	$6.23	12%
Average oil price (per Bbl)	$55.44	$46.52	19%
Average price per BOE	$50.50	$43.06	17%
Lease operating expenses and workover costs increased $912,000, or 39%, due to additional properties in 2006, as well as to a higher demand for personnel, materials, services and rigs resulting primarily from increased commodity prices. Production taxes increased $36,000, or 5%, due to higher revenue in 2006, partially offset by a nonrecurring refund in the first nine months of 2006 of approximately $120,000.
Partnership management fees decreased $204,000, or 45%, primarily as a result of the loss of production caused by hurricane damage in three fields owned by an affiliated partnership and low oil hedge prices. These factors reduced partnership cash flow on which management fees are based. However, equity in partnership earnings increased $137,000 due to a decrease in hedge ineffectiveness attributable to lower natural gas prices and less hedged volumes with respect to this affiliated partnership.
Property operating income increased $143,000, or 23%, for the first nine months of 2006 compared to the same period for 2005, primarily as a result of the acquisition of operated properties occurring in December 2005 and June 2006.
For the first nine months of 2006, the cumulative loss from hedge ineffectiveness decreased by $366,000, compared to an increase in the cumulative loss of $439,000 for the comparable period for 2005. This resulted from a reduction in the liability associated with the mark-to-market valuation of hedges, due primarily to a drop in natural gas prices. Hedge ineffectiveness measures the extent to which our hedge reference prices (NYMEX) are not 100% correlative with the actual prices we receive and, therefore, our hedges do not totally offset increases and decreases in oil and gas prices received.

Exploration costs were $484,000 during the first nine months of 2006 and none in the first nine months of 2005, as a result of the drilling of two exploratory dry holes in the first nine months of 2006.
General and administrative expense increased by $373,000 during the first nine months of 2006 over the same period of 2005, due primarily to a non-cash charge of $316,000 in 2006 related to the grant of incentive partnership units to certain employees in December 2005.
The $972,000, or 81%, increase in DD&A expenses was due to the increase in capitalized balances subject to DD&A, resulting from the acquisition and development of oil and gas properties. Gross capitalized costs included in oil and gas properties were $34.6 million and $13.3 million at September 30, 2006 and 2005, respectively.
Interest and other expenses increased $55,000, or 46%, for the nine months ended September 30, 2006, compared to the same period of 2005 due to higher debt resulting from the acquisition of properties in June 2006.
Other income — net increased $897,000, from $140,000 in the first nine months of 2005 to $1,037,000 for the same period of 2006, due mainly to increased interest on short-term investments, as well as to reductions in contingent liabilities and the allowance for bad debts.
Liquidity and Capital Resources
At September 30, 2006, Southern Bay had current assets of $15,660,000 and current liabilities of $17,270,000 (including commodity hedge liabilities of $1,824,000), for a working capital deficit of $1,610,000 and a current ratio of .91 to 1. The current ratio at December 31, 2005 was 1.03 to 1. Southern Bay funded property acquisition and development costs with working capital in both 2005 ($10.9 million) and in the first nine months of 2006 ($8.5 million).
Cash flows from operations totaled $6.3 million in the first nine months of 2006 and $6.4 million for the year ended December 31, 2005. Higher cash flow in 2006 was due primarily to higher oil and gas prices and increased production resulting from producing property acquisitions in 2005 and 2006. The increase in cash flow for 2005 over 2004 was due to 2004 being the initial period of Southern Bay’s operations, for which it had only two months of oil and gas production activity.
During the first nine months of 2006, investing activities used $13.1 million for net additions to oil and gas properties, including a $9.0 million producing property acquisition in June 2006. During the year ended December 31, 2005, investing activities utilized a net of $9.5 million, including $10.9 million in property additions.
During the first nine months of 2006, financing activities provided a net $3.9 million, comprised of $7.0 million in borrowings under Southern Bay’s credit agreement with its bank, less debt repayments of $2.1 million and $1.0 million in cash distributions to partners.
As of September 30, 2006, Southern Bay had $4.5 million available under its bank credit agreement and capital call commitments totaling $22 million. Southern Bay believes that its existing capital resources and cash flows from operations are sufficient to meet its capital needs.
During the remainder of 2006, Southern Bay expects drilling and development expenditures to total about $1.3 million.
Contractual Commitments
At September 30, 2006, Southern Bay had the following contractual commitments:

		Less than	1-3	3-5	More than
	Total	1 year	years	years	5 years
Long-term debt	$5,000,000	$—	$5,000,000
Operating leases	346,574	150,040	196,534	—	—
Drilling contracts	836,660	836,660	—
Commodity hedges	2,294,726	1,824,305	470,421

Total	$8,477,960	$2,811,005	$5,666,955	$—	$—

BUSINESS OF CHANDLER
General
Chandler was founded in July 2000 by its sole owner, Collis P. Chandler, III. Chandler has been staffed with oil and gas engineering, land, geological, financial and accounting professionals with substantial experience in the energy industry. It has focused on assembling and drilling exploration and exploitation prospects in Colorado and Utah and seeking the acquisition of producing oil and gas properties that demonstrate predictable cash flows and/or additional exploitation opportunities. Chandler operates properties in Colorado, Montana, North Dakota and Michigan, with non-operated interests in Utah.
Chandler’s objectives have been to focus on properties where it can exercise operational control, maintain general administrative cost disciplines and combined acquisition and/or exploration drilling of operated properties in its core areas to create substantial development drilling opportunities, which when combined with internally generated funds and traditional debt, can expose the company to substantial upside while seeking to limit downside risk. The information below relates to properties and reserves that will be transferred to PICA immediately before the closing of the merger agreement. PICA will then merge with Chandler Acquisition, LLC, a wholly-owned subsidiary of GeoResources.
Oil and Gas Exploration and Production
The below map depicts Chandler’s producing properties. These property interests will be owned by GeoResources as part of the mergers.

Estimated Net Quantities of Oil and Gas and Standardized Measure of Future Net Cash Flows.
All of Chandler’s oil and gas reserves are located in the United States. Unaudited information concerning the estimated net quantities of all of its proved reserves is presented below. The estimates are based upon estimates by Chandler. Chandler has no long-term supply or similar agreements with foreign governments or authorities, and it does not own an interest in any reserves accounted for by the equity method. Chandler has not yet determined reserve estimates as of December 31, 2006.
December 31, 2005:
Estimated reserve quantities:

	Oil (Bbl)	Gas (Mcf)
Total proved reserves	349,162	12,154,837
Proved developed reserves	341,962	6,108,722

Standardized measure of estimated future net cash flows:
Estimated future net revenue		$115,451,196
Estimated future expenditures		(46,630,226)

Estimated future net revenue		68,820,970
10% discount for the estimated timing of future cash flows		(44,906,793)

Standardized measure of estimated future net cash flows		$23,914,177

Net Oil and Gas Production, Average Price and Average Production Cost.
The net quantities of oil and gas produced and sold by Chandler for the periods presented in the tables below, the average sales price per unit sold and the average production cost per unit are as follows:

Oil & Gas
				AVERAGE	AVERAGE
	NET	NET	NET	OIL	GAS	AVERAGE
	OIL	GAS	OIL & GAS	SALES	SALES	PROD.
	PROD.	PROD.	PROD.	PRICE	PRICE	COST PER
YEAR	(BBLS)	(MCF)	(BOE)*	PER BBL	PER MCF	BOE**

2006	19,266	371,060	81,109	$63.59	$5.03	$13.12
2005	18,681	310,797	70,481	$53.85	$7.03	$10.33
2004	14,774	325,038	68,947	$37.76	$4.37	$10.47

*	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (6 MCF) of natural gas equal to one barrel of oil equivalent (1 BOE).

**	Average production cost includes lifting costs, remedial workover expenses and production taxes.
Gross and Net Productive Wells.
As of December 31, 2006, the total gross and net productive wells of Chandler were as follows:

Productive Wells*
OIL		GAS		TOTAL
GROSS	OIL NET	GROSS	GAS NET	GROSS	TOTAL NET
WELLS	WELLS	WELLS	WELLS	WELLS	WELLS
18	3.9374	67	23.2495	85	27.1869

*	A gross well is a well in which a working interest is owned. The number of net wells represents the sum of fractional working interests Chandler owns in gross wells. Productive wells are producing wells plus shut-in wells Chandler deems capable of production. Horizontal re-entries of existing wells do not increase a well total above one gross well.
Gross and Net Developed and Undeveloped Acres
As of December 31, 2006, Chandler owned approximately the net and gross leasehold acres as summarized below. The developed acreage is stated on the basis of spacing units designated by state regulatory authorities. Undeveloped acreage is considered to be those lease acres on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas regardless of whether or not such acreage contains proved reserves. Undeveloped acreage should not be confused with undrilled acreage held by production under the terms of a lease.

	DEVELOPED		UNDEVELOPED		TOTAL
	Gross	Net	Gross	Net	Gross	Net
Colorado	4,592	945	129,628	21,901	134,220	22,846
Michigan	2,278	1,446	40	25	2,318	1,471
Montana	640	251	320	177	960	428
Kansas	0	0	4,400	1,078	4,400	1,078
Louisiana	3,867	589	0	0	3,867	589
ALL STATES	11,377	3,231	134,388	23,181	145,765	26,412

Chandler also has a partnership interest in Utah with Wind River II Corporation, an unaffiliated entity, with respect to five producing and three shut in natural gas wells.
Exploratory Wells and Development Wells
Set forth below for the last two fiscal years ended December 31, 2006, is information concerning the number of wells drilled by Chandler.

	NET EXPLORATORY		NET DEVELOPMENT		TOTAL NET PRODUCTIVE
	WELLS DRILLED		WELLS DRILLED		OR DRY WELLS DRILLED*
YEAR	PRODUCTIVE	DRY	PRODUCTIVE	DRY

2006	11	—	2.75	—	2.75
2005	7	3	1.75	.79	2.5
Present Activities
As of February 16, 2007, Chandler did not have any wells being drilled.

Supply Contracts or Agreements
Chandler is not obligated to provide a fixed or determinable quantity of oil and gas in the future under any existing contract or agreement, beyond the short-term contracts customary in division orders and off lease marketing arrangements within the industry.
Sources of Raw Materials
Chandler currently holds significant oil and gas leases, which is a continuing need in its business. It expects to continue to acquire leases in the future in the combined entity it deems prospective to evaluate and increase reserves. Additional leases will also be acquired with the purchase of additional properties.
Major Customers
During the year ended December 31, 2006, Chandler sold its crude oil and natural gas to Nexen, Shell, Enserco, and WPS, which constituted most of its oil and gas sales. Chandler believes that the loss of any of its crude oil and natural gas purchasers would not have any adverse effect on Chandler, as substitute purchasers are readily available. Chandler does not have any long-term contracts, hedges or obligations on its production other than 30-day contracts commencing on the first of each month under standard industry terms and conditions.
Environmental Regulations
All of Chandler’s operations are generally subject to numerous stringent federal, state and local environmental regulations under various acts including the Comprehensive Environmental Response, Compensation and Liability Act; the Federal Water Pollution Control Act; and the Resources Conservation and Recovery Act.
For example, the oil and gas business is affected by diverse environmental regulations including those regarding the disposal of produced oilfield brines, other oil-related wastes, and wastes not directly related to oil and gas production. Additional regulations exist regarding the containment and handling of crude oil as well as preventing the release of oil into the environment and a number of others. It is not possible to estimate future environmental compliance costs due in part to the uncertainty of continually changing environmental initiatives. While future environmental costs can be expected to be significant to the entire oil and gas industry, Chandler does not believe that its costs would be any more of a relative financial burden than its peers and environmental compliance costs will be recovered in the marketplace.
Employees
Chandler currently has five full-time employees. Its employees are not represented by any unions or other bargaining agreement, and Chandler believes its employee relationships are excellent.
Office
Chandler leases 3,597 square feet of office space in an office building in Denver, Colorado which is owned by a non-affiliated party. Monthly rental payments are approximately $5,410 and the lease expires on January 31, 2008. This lease will be assigned to PICA.
Contracts and Agreements
Chandler is not obligated to provide fixed or a determinable quantity of oil and gas. Its properties are subject to standard agreements in the industry including, but not limited to, joint operating agreements, lease agreements, division order agreements and month-to-month purchaser agreements.
Legal Proceedings
Chandler is not a party to any pending, or to its knowledge, threatened legal proceedings.

CHANDLER MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
Under the Merger Agreement, Chandler will transfer the PICA Business to PICA, and PICA will merge into Chandler Acquisition. The PICA Business constitutes most of the assets of Chandler, and all of the assets described above in “Business of Chandler.”
Chandler operates in one business segment: oil and gas exploration, development and production. Its oil and gas strategy is focused on acquisitions of producing properties with upside potential, which are located in its core areas, as well as exploitation of existing oil and gas properties and exposure to exploration projects with moderate risk and substantial upside.
Business Environment and Risk Factors
This discussion and analysis of financial condition and results of operations contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, assumptions, current expectations, estimates and expectations about the oil and gas industry, the overall economy and Chandler. Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” or “continue,” or comparable words are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, the actual results and outcomes of Chandler may materially differ from what may be expressed or forecasted in our forward-looking statements. Furthermore, Chandler undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
Some factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, changes in production volumes; world-wide supply and demand, which affect oil prices; the timing and extent of success in acquiring, discovering, developing and producing oil and natural gas; risks inherent in the drilling and operation of oil and natural gas wells; future production development costs; the effect of existing and future laws, government regulations and the political and economic climate of the United States; and conditions in the capital markets.
Critical Accounting Policies and Estimates
The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expense and disclosures relating to contingent assets or liabilities. Chandler evaluates its estimates of oil and gas reserves annually, which affects depreciation, depletion and amortization expense, as well as impairment of oil and gas properties; allowance for doubtful accounts; and other estimates affecting provisions for possible losses. Chandler bases its estimates on historical experience and various assumptions, which it believes are reasonable under the circumstances. Although actual results may differ from these estimates under different assumptions or conditions, Chandler believes that its estimates are reasonable given currently available information.
Year Ended December 31, 2005 compared to Year Ended December 31, 2004
Chandler is an independent energy company engaged in the acquisition, exploration, development and production of crude oil and natural gas. Our principal properties as of December 31, 2005 were located in Colorado, Michigan, Utah, Louisiana and Montana and as of December 31, 2004 were located in Colorado, Michigan, Wyoming, Utah and Montana.
Liquidity and Capital Resources
Chandler’s primary source of funding is the net cash flow generated from the sale of its oil and gas production. Additionally, Chandler utilizes funds available under its commercial banking line of credit, other private sources of debt financing as well as additional capital contributions from its sole member. Chandler had current ratios of 2.34:1 and 2.8:1 representing net working capital surpluses of $2,068,000 and $1,660,000 at December 31, 2005 and 2004, respectively. Management believes that the cash generated from oil and gas production operations together with existing available working capital will provide sufficient funding for Chandler to meet its existing and normal recurring obligations as they become due. Any additional funding requirements due to property acquisition or expanded capital expenditure plans would be funded by additional borrowings under Chandler’s existing borrowing base line of credit which has an additional unused borrowing availability of $750,000 as of December 31, 2005.
Results of Operations
Following are summary comments comparing Chandler’s performance in several key areas for the fiscal years ended December 31, 2005 and 2004:
Oil and Gas Production & Sales
Chandler produced and sold 393,223 MCF and 19,240 BBL, or 84,777 BOE, during fiscal 2005 compared to 413,506 MCF and 27,974 BBL, or 96,892 BOE, in fiscal 2004. The reduction of oil production is primarily the result of a sale of Chandler’s Wyoming properties effective the end of 2004 and the reduction of gas production as it relates to natural production declines on our Michigan property. Despite the 12% decline in BOE produced and sold, revenues from the sale of oil and gas production increased from $2,469,000 in 2004 to $3,256,000 in 2005 (a 32% increase) due to the general rise in commodity prices experienced industry wide during that period. Chandler received an average of $53.62/BBL and $5.66/MCF for its production during 2005 compared to $34.65/BBL and $3.63/MCF during 2004.
Production Expenses and General and Administrative Expense
Lifting costs (comprised of lease operating expenses and production taxes) totaled $1,036,000 ($12.22/BOE) and $1,140,000 ($11.77/BOE) for 2005 and 2004, respectively. The 4% increase in lifting cost per BOE was almost completely due to increased production taxes and workover costs associated with Louisiana properties Chandler acquired during 2005. General and administrative expense increased from $567,000 in 2004 to $642,000 in 2005 (13%) due to increased salary and benefits expenses due primarily to additions to technical staff.
Depreciation, Depletion & Amortization Expense and Other Income/Expense
DD&A expense decreased $550,000 (46%) from 2004 to 2005 primarily as a result of the change in reserve life mix resulting from the Wyoming property sale and the Louisiana property acquisition. Other expenses were comprised of interest expense on the bank line of credit, and the increase was due to increasing interest rates during the comparative periods. The recognized gain on disposal of oil and gas properties of $963,000 in 2005 was primarily related to sales of partial interests in certain of Chandler’s properties in Colorado and the gain of $1,086,000 recognized in 2004 was due to the sale of a partial interest in our Michigan property and the sale of all of Chandler’s producing properties in Wyoming.
Cash Flow Provided By Operating Activities
Operating cash flows increased from $884,000 in 2004 to $1,027,000 in 2005 primarily due to improved commodity prices.
Off Balance Sheet Financing
Chandler is not involved in any off-balance sheet financing arrangements.

	Year Ended	Year Ended
	12/31/05	12/31/04
Gas Production (MMCF)	393	413
Oil Production (MBBL)	19	27
Average Price Gas (per Mcf)	$5.66	$3.63
Average Price Oil (per Bbl)	$53.62	$34.65
Nine Months Ended September 30, 2006 compared to Nine Months Ended September 30, 2005
Liquidity and Capital Resources
Chandler’s primary source of funding is the net cash flow generated from the sale of its oil and gas production. Additionally, Chandler utilizes funds available under its commercial banking line of credit, other private sources of debt financing as well as additional capital contributions from its sole member. Chandler had current ratios of .45:1 and 2.32:1 representing a net working capital deficit of $2,742,000 at September 30, 2006 and a net working capital surplus of $1,331,000 at September 30, 2005. The working capital deficit at September 30, 2006 was a result of the reclassification of the $3,750,000 in long term debt to a current liability as a result of bank and subordinated convertible debt refinancing and conversion provisions contained in the merger agreement. Management believes that the cash generated from oil and gas production operations together with existing available working capital will provide sufficient funding for Chandler to meet its existing and normal recurring obligations as they become due. Any additional funding requirements due to property acquisition or expanded capital expenditure plans would be funded by additional borrowings under Chandler’s existing borrowing base line of credit which has an additional unused borrowing availability of $3,235,510 as of September 30, 2006.
Results of Operations
Following are summary comments comparing Chandler’s performance in several key areas for the nine months ended September 30, 2006 and September 30, 2005.
Oil and Gas Production & Sales
Chandler produced and sold 279,034 MCF and 14,352 BBL, or 60,858 BOE, during the first nine months of 2006 compared to 300,036 MCF and 14,274 BBL, or 64,280 BOE during the first nine months of 2005. The reduction of net gas production was a result of natural production declines on Chandler’s Michigan property. Despite the 5% decline in BOE produced and sold, revenues from the sale of oil and gas production increased slightly from $2,367,000 the first nine months of 2005 to $2,374,000 the first nine months of 2006, (.3% increase) due to the general rise in oil prices during that period. Chandler received an average of $65.73/BBL and $5.11/MCF for its production during the first nine months of 2006 compared to $53.15/BBL and $5.35/MCF during the first nine months of 2005.
Production Expenses and General and Administrative Expense
Lifting costs (comprised of lease operating expenses and production taxes) totaled $835,000 ($13.72/BOE) and $712,000 ($11.08/BOE) for the first nine months of 2006 and 2005 respectively. The 24% increase in lifting cost per BOE is almost entirely due to increased production taxes and lease operating expenses associated with the development of the Yuma County, Colorado properties in 2006. General and administrative expense increased from $465,000 during the first nine months of 2005, to $592,000 during the first nine months of 2006 (27%) due to increased salary and benefits expenses due primarily to additions to technical staff.
Depreciation, Depletion & Amortization Expense and Other Income/Expense
DD&A expense remained relatively unchanged during the first nine months of 2005 and 2006. Other expenses included interest expense on the bank line of credit and on the mezzanine debt which remained relatively unchanged. The recognized gain on disposal of oil and gas properties of $963,000 in 2005 is primarily related to sales of partial interests in certain of Chandler’s properties in Colorado and the gain of $165,000 recognized during the first nine months of 2006 is related to the sale of the Haystack well in North Dakota, and the sale of a partial interest in undeveloped acreage in Kansas.
Cash Flow Provided By Operating Activities
Operating cash flows increased from $585,000 during the first nine months of 2005 to $727,000 during the first nine months of 2006 due primarily to the net change in receivables and payables.
Off Balance Sheet Financing
Chandler is not involved in any off-balance sheet financing arrangements.
Revenues from oil and gas sales remained relatively unchanged for the first nine months of 2006 compared to the same period for 2005. A summary of volume and price information for the nine months ended September 30, 2006 and 2005 is shown in the table presented immediately below.

	Nine Months Ended -
	September 30,
	2006	2005
Gas Production (MMCF)	279	300
Oil Production (MBBL)	14	14
Average Price Gas (per Mcf)	5.11	5.35
Average Price Oil (per Bbl)	65.73	53.15
Lease operating expenses increased $100,000, or 18%, primarily due to the addition of the wells in Yuma County, Colorado. Taxes increased $23,000 as a result of increased production tax rates in Louisiana and Utah, as well as the addition of the Yuma County properties.

INFORMATION CONCERNING GEORESOURCES
Description of Business
General Development of Business
GeoResources, Inc. is a natural resources company engaged in two principal business segments: a) oil and gas exploration, development and production; and b) oil and gas drilling. We were incorporated under Colorado law in 1958 and were originally engaged in uranium mining. We built our first leonardite (oxidized lignite coal)processing plant in 1964 in Williston, North Dakota, and began participating in oil and gas exploration and production in 1969. In 1982, we completed construction of a larger leonardite processing plant in Williston, which was in operation until it sustained damage from a fire on May 17, 2005. We mined and manufactured leonardite products for many years until the 2005 fire. The leonardite processing facility was insured to replacement cost value, and we have notified the insurance company that we plan to restore the facility for operations. See Item 2 and Note N in this proxy statement. We are seeking to sell our leonardite assets. We purchased our oil and gas drilling rig in 2001 and formed a subsidiary for drilling operations in 2002. Financial information about our operating segments is presented in Note B to our 2005 Consolidated Financial Statements in this proxy statement.
Oil and Gas Exploration, Development and Production
Our oil and gas exploration and production efforts are concentrated on oil properties in the North Dakota and Montana portions of the Williston Basin. We typically generate prospects for our own exploitation, but when we believe a prospect may have substantial risk or cost, we may attempt to raise all or a portion of the funds necessary for exploration or development through farmouts, joint ventures, or other similar types of cost-sharing arrangements. The amount of interest retained by us in a cost-sharing arrangement varies widely and depends upon many factors, including the exploratory costs and the risks involved.
In addition to originating our own prospects, we occasionally participate in exploratory and development prospects originated by other individuals and companies. We also evaluate interests in various proved properties to acquire for further operation and/or development.
We sell our crude oil and natural gas to purchasers with facilities located near our wells.
Oil and Gas Drilling
Our subsidiary, Western Star Drilling Company (“WSDC”), owns and operates a drilling rig, which is capable of drilling to 8,000 feet. The rig consists of engines, drawworks, a mast, pumps, blowout preventers, a drillstring, and related equipment. From time to time, the rig will be used to drill our prospects; however, WSDC will also contract with other entities to drill their wells. We believe that the ownership of WSDC facilitates the development of our leasehold acreage while providing an additional revenue stream through contract drilling.
WSDC provides the rig, equipment and personnel on a contract basis. The drilling contracts are obtained through competitive bidding or as a result of negotiations with customers. To date, all of the drilling contracts have been performed on a “daywork” basis, under which a fixed rate is charged per day, with the price determined by the location, depth, and complexity of the well to be drilled, operating conditions and the competitive forces of the market. In most instances, contracts provide for additional payments for mobilization and demobilization of the rig.

Mining and Manufacturing of Leonardite Products
We own a leonardite processing plant in Williston, North Dakota. Leonardite is mined from leased reserves and is sold as a raw material or is processed to make a basic or blended specialty product. Our facility sustained damage from a fire on May 17, 2005, and the majority of the damage was to the electrical systems that control the operation of the plant to process and bag the basic and blended leonardite specialty products. We have notified our insurance company that we plan to restore our plant, but the timing for that restoration is not known at this time due to possible processing changes we are investigating. We are seeking to sell our leonardite assets.
Historically, our leonardite products were sold primarily to drilling mud companies located in coastal areas of the Gulf of Mexico. Leonardite products act as a dispersant or thinner and provide filtration control when used as an additive in drilling muds. Leonardite is also sold by us for use in metal working foundries and in agricultural applications. Demand for our plant’s output is governed mainly by the level of oil and gas drilling activities, particularly in the gulf coast area, both onshore and offshore. Drilling activity has increased during the past year. We have no significant leonardite supply contracts with individual customers. See Note N to our 2005 Consolidated Financial Statements in this proxy statement.
Status of Products, Services or Industry Segments in Development
We own all the stock of Western Star Drilling Company (“WSDC”), a North Dakota corporation formed to provide contract oil and gas well drilling services. WSDC’s drilling equipment can be expanded to allow a greater realm of project and drilling technology capabilities. We may devote resources to this segment if warranted by economic conditions in the drilling industry.
We also own land under seven patented mining claims in Arizona, as well as a minor amount of geothermal and other mineral rights in Oregon. We do not expect to devote any substantial resources to hard mineral or geothermal exploration or development in 2007; however, under a lease agreement, the Arizona property is being mined for commercial rock production.
Sources and Availability of Raw Materials and Leases
Maintaining sufficient leasehold mineral interests for oil and gas exploration and development is a primary continuing need in the oil and gas business. We believe that our current undeveloped acreage is sufficient to meet our presently foreseeable oil and gas leasehold needs. Maintaining sufficient leasehold mineral interests for leonardite mining is also a continuing need for our mining and manufacturing of leonardite products. We believe the leonardite held under our current leases is sufficient to maintain our historical output for many years should we continue our leonardite business. In December 2005, we received final approval for a new mining permit to develop 160 acres of the Logical Mining Unit (LMU) created in 1994. This permit involves regulations by both the North Dakota Public Service Commission and the United States Department of the Interior, Bureau of Land Management (BLM).
Major Customers
In 2006, we sold our crude oil to 16 purchasers. Plains Marketing Canada, L.P. and Flint Hills Resources were the major purchasers, accounting for approximately 52% and 34%, respectively, of our oil and gas revenue in 2006 or approximately 42% and 28%, respectively, of our total operating revenue. We believe there are other crude oil purchasers to whom we would be able to sell our oil, if any of our current purchasers discontinued purchasing from us.

In 2006, we sold leonardite products to 12 customers. The largest customer in 2006 for leonardite products made purchases totaling 21% of our mining and manufacturing revenue or approximately 1% of our total operating revenue.
In 2006, WSDC had three customers. The largest customer accounted for approximately 34% of our drilling revenue or approximately 6% of our total operating revenue.
Backlog Orders, Research and Development
We do not have any material long-term or short-term contracts to supply leonardite products. When we are in production, all orders are reasonably expected to be filled within three weeks of receipt. From time to time, we enter into short-term contracts to deliver any quantities of oil or gas; however, no significant backlog exists. Our oil and gas division order contracts and any off-lease-marketing arrangements are typical of those in the industry with 30 to 90 day cancellation notice provisions. They generally do not require long-term delivery of fixed quantities of oil or gas. We have not spent any material time or funds on research and development and do not expect to do so in the foreseeable future.
Competition
Oil and Gas In addition to being highly speculative, the oil and gas business is intensely competitive among the many independent operators and major oil companies in the industry. Many competitors possess financial resources and technical facilities greater than those available to us; and they may, therefore, be able to pay more for desirable properties or find more potentially productive prospects. However, we believe we have the ability to obtain leasehold interests, which will be sufficient to meet our oil and gas needs in the foreseeable future.
Leonardite Products Uses and specifications of leonardite-based drilling mud additives are subject to change if better products are found. Our leonardite products compete with leonardite and non-leonardite products used as additives in numerous types of drilling mud. In addition, leonardite deposits are available in other areas within the United States, and competitors may be able to enter the leonardite business with relative ease. At the present time, other companies whom mine, process and market leonardite products market similar products. Competition lies primarily in delivery time, transportation costs, quality of the product, performance of the product when used in drilling mud and access to high-quality leonardite deposits. In addition, higher fuel prices can significantly affect our leonardite operations, because our processing which requires heat is located in a colder climate. The market for drilling mud additives and the demand for our leonardite products remain strong. However, we have been absent from the market since May 17, 2005, when a fire caused extensive damage to our processing facility. In the future, we may face difficulty in reestablishing meaningful leonardite sales, as all of our leonardite customers have used alternative suppliers or products since May 2005.
Contract Drilling The contract drilling business is highly competitive. Contract drilling competition involves price, rig availability and capability, rig condition, reputation, customer relations and other factors. However, we believe there is a current shortage of drilling rigs available in shallow drilling areas of the Williston Basin.
Contract drilling and oil and natural gas activities are subject to a number of risks and hazards. These could cause serious injury or death to persons, suspension of drilling operations, serious damage to equipment or property of others, and damage to producing formations in surrounding areas. Our operations could also cause environmental damage, particularly through oil spills, gas leaks and discharges of toxic gases or extensive uncontrolled fires. In addition, we could become subject to liability for reservoir damages. The occurrence of a significant event, including pollution or environmental damage, could materially affect our operating results and financial condition. We believe we are adequately insured or indemnified against normal and foreseeable risks in our drilling operations in accordance with industry standards. However, such insurance or indemnification may not be adequate to protect us against liability from all consequences of well disasters, extensive fire damage or damage to the environment. Likewise, we cannot assure that we will be able to maintain adequate insurance in the future at reasonable rates or that any particular types of coverage will be available.
Environmental Regulations
All of our operations are generally subject to numerous stringent federal, state and local environmental regulations under various acts including the Comprehensive Environmental Response, Compensation and Liability Act; the Federal Water Pollution Control Act; and the Resources Conservation and Recovery Act.
For example, our oil and gas business segment is affected by diverse environmental regulations including those regarding the disposal of produced oilfield brines, other oil-related wastes, and wastes not directly related to oil and gas production. Additional regulations exist regarding the containment and handling of crude oil as well as preventing the release of oil into the environment and a number of others. It is not possible to estimate future environmental compliance costs due in part to the uncertainty of continually changing environmental initiatives. While future environmental costs can be expected to be significant to the entire oil and gas industry, we do not believe that our costs would be any more of a relative financial burden than those of our peers and environmental compliance costs will be recovered in the marketplace. During 2005, 2004 and 2003, environmental compliance costs identified to an actual account were $6,774, $21,471 and $6,795, respectively. We did not incur significant costs of this type in 2006. However, that is materially less than the real costs, because compliance costs are complex and difficult to differentiate in a system of invoicing.
Our leonardite mining and processing segment is also subject to an abundant number of federal, state and local environmental regulations, particularly those concerned with air contaminant emission levels of our processing plant and mine permit and reclamation regulations pertaining to surface mining at our leonardite mine. We believe that maintenance of acceptable air contaminant emission levels at our processing plant could become more costly in the future if plant production increases substantially above levels experienced over the past several years. Management believes significantly higher plant utilization would increase emission levels and could make it necessary to replace or upgrade air quality control equipment. Environmental compliance costs that might be required to upgrade air quality control equipment cannot be reasonably estimated, because future regulatory requirements are unknown.
Foreign Operations and Export Sales
We have no production facilities or operations in foreign countries but have exported leonardite products to foreign countries including Mexico, Italy and Spain. Some of our leonardite products are also sold to distributors in the United States who in turn export these products.
Employees
At February 16, 2007, we had 13 full-time employees. Our employees are not represented by any unions or other collective bargaining agreements, and we believe our employee relationships are excellent.
Properties
Our properties consist of five main categories: Office, oil and gas exploration and production, oil and gas drilling rig, leonardite plant and mine, and our Reymert property. Certain of these properties are mortgaged to our bank. See Note F to the Consolidated Financial Statements included in this proxy statement for further information.

Office
We own an 18,000 square foot office building, which is located on a one-acre lot in Williston, North Dakota. We use about 9,000 square feet of the building and rent the remainder to unaffiliated businesses. In 2004, we purchased a commercial lot behind our building that is approximately one-acre.
Oil and Gas Exploration and Production
We own developed oil and gas leases totaling 21,501 gross (15,705 net) acres as of December 31, 2006, plus associated production equipment. We also own a number of undeveloped oil and gas leases. The acreage and other additional information concerning our oil and gas operations are presented in the following tables.
Estimated Net Quantities of Oil and Gas and Standardized Measure of Future Net Cash Flows
All of our oil and gas reserves are located in the United States. Unaudited information concerning the estimated net quantities of all of our proved reserves and the standardized measure of future net cash flows from the reserves is presented in Note O to the Consolidated Financial Statements. The estimates are based upon the reports of Sproule Associates Inc. and Broschat Engineering and Management Services, independent petroleum-engineering firms. We have no long-term supply or similar agreements with foreign governments or authorities, and we do not own an interest in any reserves accounted for by the equity method.
Net Oil and Gas Production, Average Price and Average Production Cost
The net quantities of oil and gas produced and sold by us for each of the three fiscal years ended December 31, 2006, the average sales price per unit sold and the average production cost per unit are presented below.
Oil & Gas

				AVERAGE	AVERAGE
	NET	NET	NET	OIL	GAS	AVERAGE
	OIL	GAS	OIL & GAS	SALES	SALES	PROD.
	PROD.	PROD.	PROD.	PRICE	PRICE	COST PER
YEAR	(BBLS)	(MCF)	(BOE)*	PER BBL	PER MCF	BOE**

2006	133,578	22,614	137,347	$53.47	$4.10	$19.55
2005	119,450	7,586	120,714	$48.37	$6.08	$19.08
2004	122,939	5,351	123,831	$36.05	$3.79	$15.53

*	Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (6 MCF) of natural gas equal to one barrel of oil equivalent (1 BOE).

**	Average production cost includes lifting costs, remedial workover expenses and production taxes.

Gross and Net Productive Wells
As of December 31, 2006, our total gross and net productive wells were as follows:
Productive Wells*

OIL		GAS		TOTAL
GROSS	NET	GROSS	NET	GROSS	NET
WELLS	WELLS	WELLS	WELLS	WELLS	WELLS

112	89.74	25	25.00	137	114.74

*	There are no wells with multiple completions. A gross well is a well in which a working interest is owned. The number of net wells represents the sum of fractional working interests we own in gross wells. Productive wells are producing wells plus shut-in wells we deem capable of production. Horizontal re-entries of existing wells do not increase a well total above one gross well.
Gross and Net Developed and Undeveloped Acres
As of December 31, 2006, we had total gross and net developed and undeveloped oil and gas leasehold acres as set forth below. The developed acreage is stated on the basis of spacing units designated by state regulatory authorities.
Leasehold Acreage*

	DEVELOPED		UNDEVELOPED		TOTAL
	GROSS	NET	GROSS	NET	GROSS	NET

Montana	9,320	7,666	32,373	33,119	41,693	40,785
North Dakota	12,181	8,043	20,999	10,083	33,180	18,126

ALL STATES	21,501	15,709	53,372	43,202	74,873	58,911

*	Gross acres are those acres in which a working interest is owned. The number of net acres represents the sum of fractional working interests we own in gross acres.

Exploratory Wells and Development Wells
Set forth below for the last three fiscal years ended December 31, 2006, is information concerning the number of wells we drilled during the years indicated.

	NET EXPLORATORY		NET DEVELOPMENT		TOTAL NET PRODUCTIVE
YEAR	WELLS DRILLED		WELLS DRILLED		OR DRY WELLS DRILLED*
	PRODUCTIVE	DRY	PRODUCTIVE	DRY

2006	1.00	0.10	1.00	1.00	3.10
2005	0.00	1.00	1.10	0.00	2.10
2004	0.10	0.00	0.92	0.00	1.02

*	Horizontal re-entries of existing wells are counted as a new well drilled.
Present Activities
At February 16, 2007, GeoResources did not have any wells in the process of drilling, but our workover program is continuing from one well to the next.
Supply Contracts or Agreements
We are not obligated to provide a fixed or determinable quantity of oil and gas in the future under any existing contract or agreement, beyond the short-term contracts customary in division orders and off lease marketing arrangements within the industry.
Reserve Estimates Filed with Agencies
Information concerning our estimated proved oil and gas reserves and discounted future net cash flows applicable thereto for fiscal 2005, 2004 and 2003 is included as unaudited information in Note O to our 2005 Consolidated Financial Statements in this proxy statement. We do not have all of the information to calculate oil and gas reserves as of December 31, 2006. We did not provide any reserve information to any federal agencies in 2005 other than to the SEC.
Oil and Gas Drilling Rig
During 2001, we purchased and retro-fitted a drilling rig, which is capable of drilling to 8,000 feet. Four of its primary components are a Drilling Structures Inc. mast rated at a 350,000 pound hook load, an Emsco GB-250 drawworks and Emsco DB-550 and D-375 mud pumps. It is our expectation that this rig will only be utilized to drill wells located in the United States portion of the Williston Basin for us and for other operators.
During 2005, the rig was utilized to drill two wells for us and eight wells for other operators. A rig is considered to be utilized when it is operated or being moved, assembled, or dismantled under contract. The optimum utilization of the WSDC rig is the drilling of approximately 20 wells per year of the type and depth that are typical in the shallower portions of the Williston Basin.

Leonardite Plant and Mine
The site of our leonardite plant covers about nine acres located one mile east of Williston in Williams County, North Dakota. GeoResources owns this site and an additional 20 acres of undeveloped property. The plant has approximately 11,500 square feet of floor area consisting of warehousing and processing space. Within the plant is equipment that was able to process and ship approximately 1,500 tons of leonardite products per month until a May 17, 2005, fire destroyed the main control room and damaged other areas of the facility. At this time, finished leonardite products cannot be produced until the electrical controls are replaced and other repairs are performed. GeoResources has informed its insurance company that GeoResources plans to restore the leonardite facility and return the plant to operation; however, the timing of these repairs is not certain at this time, because the scope of the repairs has not been fully determined due to processing changes we are investigating. Our processing facility used a fluid bed drying process fueled by natural gas that may not be the optimal process to use in today’s markets. The plant restoration is affected by several other factors including operating with older equipment, maintaining better quality control for leonardite products and meeting the EPA standards. The market for drilling mud additives is strong at present; however, future market conditions, competition in leonardite based drilling mud additives, or future unforeseeable events and occurrences could cause a change to the plans of GeoResources and affect how, and if, the restoration is done. For the present time, GeoResources intends to continue to pursue small raw material sales of leonardite and complete engineering design and specification for needed equipment replacement. Finished product leonardite sales for the past three years are shown below.

	FINISHED	AVERAGE
	PRODUCTS	SALES PRICE
YEAR	(TONS)	PER TON

2006	724	$119.66
2005	5,667	$143.06
2004	10,093	$127.88
The leonardite mining properties of GeoResources consist of a developed lease from private parties and a newly permitted lease from the BLM. The leased lands are located about one mile from our plant site in Williams County, North Dakota. The private-party (fee) lease totals approximately 160 acres and requires a royalty payment per ton scaled to the Producer Price Index, which was approximately $0.75 for the past three years. All recoverable coal was removed from the private-party lease in 2005. On December 2, 2005, GeoResources received final approval for a new mining permit to develop 160 acres on a Logical Mining Unit (LMU) created in 1994. This permit involves regulation by both the North Dakota Public Service Commission and the BLM. The federal lease requires a minimum royalty of $3.00 per acre or production royalty of 12.5% of value extracted. Although for 40 years the leonardite proven reserves of GeoResources have never been established from independent sources, with the new mine approval the BLM does approve “estimated” recoverable reserves in the GeoResources permit area of 600,000 tons. GeoResources believes that the leonardite contained in the 160-acre federal lease is sufficient to supply the plant’s raw material requirements for many years, and that before these reserves were to be exhausted, GeoResources would be able to acquire other fee or federal coal leases in the same area. As indicated elsewhere in this proxy statement, management is seeking to sell the leonardite assets of GeoResources for a sales price in the range of $1 million.
Reymert Property
We own seven patented mining claims and 15 unpatented mining claims in the Tonto National Forest in Pinal County, Arizona. These claims, known as the Reymert Property, produced silver sporadically since the 1880’s. On May 1, 2002, we entered into a License Agreement-Lease Agreement with Gila Rock Products, L.L.C.

(GRP), an Arizona limited liability corporation. GRP is using this property for producing and marketing decorative rock, boulders, riprap, road-base material and similar commercial rock products. We receive a 10% royalty of gross selling prices on all rock products produced and sold from the property or a minimum royalty of $250 per month. Royalties received relating to the Reymert Property were about $108,000, $36,000 and $16,000 for 2006, 2005 and 2004, respectively. We have no plans to devote significant financial resources to this property in 2007.
Legal Proceedings
GeoResources is not a party, nor are any of its properties subject, to any pending material legal proceedings. GeoResources knows of no legal proceedings contemplated or threatened against it.

GEORESOURCES MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
Overview
We operate through two primary segments: a) oil and gas exploration, development and production; and b) oil and gas drilling. We are seeking to sell our leonardite assets. Our oil and gas strategy is focused on the exploitation of existing oil and gas fields. Our drilling operations focus is development of our customer base and increasing our project capabilities. See Note B to our 2005 Consolidated Financial Statements in this proxy statement for financial information about our business segments.
Business Environment and Risk Factors
This discussion and analysis of financial condition and results of operations, and other sections of this report, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the oil and gas industry, the leonardite industry and the oil well drilling industry, the economy and about us. Words such as “may,” “will,” “expect,” “anticipate,” “estimate” or “continue,” or comparable words are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, our actual results and outcomes may materially differ from what may be expressed or forecasted in our forward-looking statements. Furthermore, we undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: changes in production volumes; worldwide supply and demand, which affect commodity prices for oil; the timing and extent of our success in discovering, acquiring, developing and producing oil, natural gas and leonardite reserves; risks inherent in the drilling and operation of oil and natural gas wells and the mining and processing of leonardite products; future production and development costs; the effect of existing and future laws, governmental regulations and the political and economic climate of the United States; and conditions in the capital markets. See also “Risk Factors” in this proxy statement for factors that could cause results to differ materially from forward-looking statements.
Critical Accounting Policies and Estimates
General. The preparation of financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates its estimates, including evaluations of any allowance for doubtful accounts and impairment of long-lived assets. Management bases its estimates on historical experience and various other assumptions it believes to be reasonable under the circumstances. The results of these evaluations form a basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Although actual results may differ from these estimates under different assumptions or conditions, management believes that its estimates are reasonable given currently available information. The following critical accounting policies relate to the more significant judgments and estimates used in the preparation of our consolidated financial statements.
Oil and Gas Properties
We employ the full cost method of accounting for our oil and gas production assets. Under the full cost method, all costs associated with the acquisition, exploration and development of oil and gas properties are capitalized. The sum of net capitalized costs plus estimated future development and dismantlement costs is depleted on the unit-of-production based on our total proved oil and gas reserves as estimated by independent petroleum engineers.
Proved reserves are the quantity of oil and gas that may be recovered in the future from known reservoirs under economic and operating conditions existing as of the end of the year. Reserve estimates change over time as additional information becomes available and assumptions regarding future events are revised. Reserve engineering is a subjective process that is dependent on the quality of available data on engineering and geological interpretation and judgment and on assumptions of oil and gas commodity prices, production costs and future development and dismantlement costs.
The independent petroleum engineers who estimate our proved reserves rely primarily on the historical volumetric production from our properties or similar properties in the area. Also, it is assumed that future oil and gas prices, production costs, and development and dismantlement costs will be the same as those actually prevailing at the end of the year, and that those prices and costs will remain constant for all future periods. Our future development projects are based on the undeveloped properties that we own as of year-end and on our long-term capital expenditures budget.
All of the underlying estimates and assumptions utilized in estimating our proved reserves and future development and dismantlement costs will change over time. However, the factor that has historically had the greatest impact on the estimation of our proved reserves is the actual year-end oil commodity price that is assumed to remain constant for all future years. Oil prices are volatile and influenced by numerous factors beyond our control. See also “Risk Factors” in this proxy statement for further information regarding oil prices and reserves.
Also under the full cost method, we are required to record a permanent impairment provision if the net book value of our oil and gas properties less related deferred taxes exceeds a ceiling value equal to the present value of the future cash inflows from proved reserves, tax effected and discounted at 10%. The ceiling test is computed at the end of each quarter. All of the factors discussed in the three paragraphs above also affect the determination of the present value of the future cash inflows from proved reserves. The oil and gas prices used in calculating future cash inflows are based upon the market price on the last day of the accounting period. Oil and gas prices are generally volatile, and if the market prices at a period end date have decreased, we may have to record impairment. We have recorded impairments in the past as a result of low oil prices.
Impairment of Long-Lived Assets
Our long-lived assets consist of property and equipment. Other than oil and gas properties previously discussed, long-lived assets with an indefinite life are reviewed at least annually for impairment, while other long-lived assets are reviewed whenever events or changes in circumstances indicate that carrying values of these assets are not recoverable. Impairment is recognized when the estimated future net cash flows (undiscounted and without interest charges) from the asset are less than the carrying amount of the asset. Our estimate of future net cash flows is primarily based upon the assumption that the trends of actual historical cash flows will continue in the future for the projected remaining physical life of the property. No impairment losses have been recognized on long-lived assets.
Asset Retirement Obligation
If a reasonable estimate of the fair value can be made, we will record a liability for legal obligations associated with the future retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal operation of the assets.
The fair value of a liability for an asset retirement obligation is recognized in the period in which the liability is incurred. The fair value is measured using expected future cash outflows (estimated using current prices that are escalated by an assumed inflation rate) discounted at our credit-adjusted risk-free interest rate. The liability is then accreted each period until it is settled or the asset is sold, at which time the liability is reversed, and any gain or loss resulting from the settlement of the obligation is recorded. The initial fair value of the asset retirement obligation is capitalized and subsequently depreciated or amortized as part of the carrying amount of the related asset.
We have recorded asset retirement obligations related to our oil and gas properties. The fair value of the liability is estimated based on historical experience in plugging and abandoning wells, federal and state regulatory requirements, estimated productive lives of wells, estimates of the cost to plug and abandon wells in the future, and the Company’s credit-adjusted risk-free interest rate. Any or all of those factors may change over time as additional information becomes available. The effect of such changes on our estimate of the liability is recorded in the period in which the change is made. The factor that is most likely to have a material effect on our estimated liability is the estimated productive lives of wells. This estimate is based on the study by our independent petroleum engineers discussed in the oil and gas properties section above.
We have also identified other asset retirement obligations that are not recorded because a reasonable estimate of the fair value cannot be made due to the indeterminate life of the associated assets. There are no assets legally restricted for the purpose of settling asset retirement obligations.
Accounting for Income Taxes
As part of the process of preparing our consolidated financial statements, we are required to record income tax expense. This process involves calculating our current taxes payable and assessing temporary differences resulting from the differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within our consolidated balance sheet. We regularly estimate the recoverability of our deferred tax assets based on projected future taxable income and the expected timing of the reversals of existing temporary differences. Because of the differing treatment of many items for tax and accounting purposes, we may incur losses for tax purposes while reporting income for accounting purposes. We do not have a history of consistently generating income for tax purposes and accordingly, we do not project that we will generate future taxable income. Therefore, the recoverability of our deferred tax assets is based solely on the future reversal of existing timing differences. Accordingly, we have recorded a valuation allowance for the excess of our statutory depletion carryforward over the future reversal of existing timing differences. To the extent we increase or decrease the allowance in a period, we include an expense or benefit within the tax provision in the statement of operations.
Off Balance Sheet Arrangements
We have no off balance sheet arrangements, special purpose entities, financing partnerships or guarantees.
New Accounting Standards
In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (“SFAS”) No. 151, “Inventory Costs, an Amendment of ARB No. 43, Chapter 4”. The statement requires abnormal amounts of freight, handling costs, idle facility expense and spoilage to be recognized as current period expenses. This statement became effective for us on January 1, 2006. The adoption of this statement is not expected to have a significant impact on our results of operations, financial position or cash flows.
In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”. This statement replaces SFAS No. 123, “Accounting for Stock Based Compensation” and supersedes ABP Opinion No. 25, “Accounting for Stock Issued to Employees”. It establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. The statement requires companies to expense the fair value of employee stock options and other equity-based compensation, eliminating the alternative to use APB No. 25’s intrinsic value method. The statement became effective for us on January 1, 2006. In March 2005, the SEC released Staff Accounting Bulletin No. 107 “Share-Based Payment”, which provides interpretive guidance related to the interaction between SFAS 123 (R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements. Management believes that SFAS No. 123 (R) and SAB No. 107 will have an impact on future share-based transactions of us but cannot determine the impact at this time.
In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, and Amendment of APB No. 29”. This statement amends and clarifies financial accounting for nonmonetary exchanges by requiring that most exchanges of productive assets be accounted for at fair value. With certain exceptions, companies can no longer account for nonmonetary exchanges at book value with no gain or loss recognized. This statement became effective for us on January 1, 2006, and may impact our consolidated financial position and results of operations in future periods if such nonmonetary exchanges occur.
In March 2005, the FASB issued Interpretation No. 47 (FIN 47), “Accounting for Conditional Asset Retirement Obligations”, an Interpretation of FASB Statement No. 143, which clarifies the accounting for conditional asset retirement obligations as used in SFAS No. 143, “Accounting for Asset Retirement Obligations”. A conditional asset retirement obligation is an unconditional legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Under FIN 47, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligations if the fair value of the liability can be reasonably estimated. Any uncertainty about the amount and/or timing of future settlement should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value. The provisions of FIN 47 are effective for years ending after December 31, 2005. We are currently evaluating the impact of FIN 47 on our consolidated financial statements.
In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement provides guidance on accounting for reporting of accounting changes and error corrections. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the impact of adopting SFAS No. 154 to have a material effect on its consolidated results of operations or financial position.
Comparison of 2005 to 2004 for Oil and Gas Operations

		% Increase		% Increase
		(Decrease)		(Decrease)
	Year 2005	From 2004	Year 2004	From 2003
Oil and gas production sold (BOE)	120,714	(2.5%)	123,831	(9.8%)
Average revenue per BOE	$48.25	34%	$35.95	37%
Oil and gas revenue	$5,824,049	31%	$4,452,114	23%
Production costs	$2,303,238	20%	$1,922,479	7.6%
Average production cost per BOE	$19.08	23%	$15.53	19%
Depreciation, depletion and amortization	$556,171	(4.1%)	$580,106	2.5%
Operating income before SG&A	$2,964,640	52%	$1,949,529	54%

The relative changes in revenue, production costs and other measures for oil and gas operations for 2005 and 2004 are shown in the chart above. The source of all of our oil and gas revenue is our sales of oil in 42-gallon barrels, abbreviated BBL, and gas in thousands of cubic feet at atmospheric conditions, abbreviated MCF. We convert gas to its approximate oil equivalent by its relative energy content of six MCF to 1 BBL of oil to equate total oil and gas sales into “barrels of oil equivalent”, abbreviated BOE.
Oil and gas production sold during 2005, expressed in BOE, crept up each quarter to total 120,714 BOE just 3,100 BOE or 2.5% less than the total volume in 2004. Although 2005 total oil and gas production did not increase over 2004, our sales through the year did show small steady growth each quarter, from the first quarter of the year when they were 9% less than first quarter 2004 to the fourth quarter when they were 6% larger than the same quarter in 2004. Because our 2005 drilling was not accomplished until the end of the year, the small quarterly growth during the year was entirely due to workover activity targeted primarily at returning shut-in wells to production. Both of our operated drilling projects were performed in the fourth quarter of 2005, the first a 100% working interest development well in the Leonard Field and the second a 100% working interest exploratory well in our Kramer prospect, both of which are in Bottineau County, North Dakota. The exploratory well did not find the zone we hoped would be present and was plugged as a dry hole, but the development well had encouraging indications of productivity and had casing set for a completion in January 2006. Since the end of 2005, that well was completed, and it had gross production of 2,100 BBLS in February 2006, which was its first full month of production. In summary, 2005 production, workovers and production enhancements of existing wells held production essentially stable with 2004, and drilling resulted in new production that is increasing production in 2006 compared to 2005.
Although production was essentially stable for 2005 compared to 2004, the average value of our sales was dramatically higher leading to a significant increase in our oil and gas revenue. Revenue per BOE was $12.30 or 34% higher for 2005 compared to 2004. Worldwide oil and gas values were the single most important aspect of our operating performance and financial results during 2005. The daily NYMEX price of oil and gas we sell affects nearly every facet of our oil and gas operations.
Oil and gas production costs increased 20% or $381,000 in 2005. “Ad valorem” production tax, which is a fixed percentage of value produced at the wellhead, was a sizeable contributor to the increase. In 2005, $87,000 or 23% of the $381,000 increase in production costs was due to ad valorum taxes. In addition, our expenses were generally higher in almost all categories due to the higher demand for oilfield goods and services, which drives up vendor prices. Our four largest production costs are generally contract services, fuel and power, repairs and maintenance and well service or workover costs. Also, our higher per barrel revenue allowed us to increase discretionary spending. These discretionary costs and the above taxes would be reduced if oil prices decrease. Discretionary cost reductions have limitations however, as many oil and gas production costs are fixed costs, or fixed costs per BOE. Our largest discretionary costs in 2005 were expensed costs primarily related to returning shut-in wells to production. Most costs related to repairing or enhancing idle wells are expensed versus being capitalized, so our higher level of workover activities increased production costs. Workover and production enhancement costs were about $125,000 or 77% higher in 2005 compared to 2004 and were about 33% of our total higher production costs for 2005. Due to the higher production costs discussed above, 2005 average production cost per barrel increased $3.55 or 23% over 2004.

The margin between average revenue per BOE and average cost per BOE was $29.17 in 2005 compared to $20.42 in 2004. Oil and gas depreciation depletion and amortization (DD&A) in 2005 was $24,000 or 4% lower compared to 2004. As a result of all revenues and expenses, operations income before S&A for the oil and gas segment of our operations increased to $2.96 million in 2005 compared to $1.95 million for 2004.
Comparison of 2005 to 2004 for Drilling Operations

		% Increase		% Increase
		(Decrease)		(Decrease)
	Year 2005	From 2004	Year 2004	From 2003
Operating days	142	6.8%	133	137%
Drilling revenue	$1,359,872	26%	$1,077,367	165%
Average revenue per day	$9,577	18%	$8,094	12%
Drilling Costs	$1,258,258	25%	$1,009,051	173%
Average costs per day	$8,861	17%	$7,581	15%
Depreciation, depletion and amortization	$151,847	18%	$128,335	117%
Operating income (loss) before SG&A	$(50,233)	N/A	$(60,019)	(163%)
All amounts in the drilling operations table above are presented in conformance with our financial statements. Accordingly, Western Star Drilling Company’s (“WSDC”) revenue and expense from the drilling of GeoResources’ wells or wells in which it participated are eliminated in consolidation of the financial statements, and the cost of those wells is capitalized by GeoResources in oil and gas properties, using the full cost method of accounting. Therefore, the amounts shown in the table represent only drilling operations performed by WSDC for companies other than GeoResources.
In 2005, WSDC’s operations consisted of 162 operating days drilling two wells for us and eight wells for other operators. GeoResources participated with a 10% interest in one of the other operator’s wells. This compares to 148 operating days drilling one well for GeoResources and five for other operators in 2004. Total footage drilled was 56,987 feet in 2005 versus 40,270 feet in 2004. The well counts used in this discussion are gross wells that were drilled in each respective year both for other operators and for GeoResources. The operating days and all other parameters in the table, however, are the net drilling days in each year associated only with “outside drilling” as discussed in the paragraph above.
Drilling days for projects other than GeoResources increased 9 days or 6.8% to 142 days in 2005 compared to 133 days in 2004. On a percentage utilization basis, the 2005 usage was 39% compared to 36% in 2004. Due to weather, road conditions, truck scheduling, and other factors, annual utilization of 70% to 80% would be as high as we might hope to attain.
Due to higher rig utilization, drilling revenue was $1,360,000 in 2005 compared to $1,077,000 in 2004, a 26% increase. Drilling costs also increased in close proportion to revenue. Part of the drilling cost increases was due to higher rig utilization, rig repairs and discretionary upgrading as we continue to make rig improvements using drilling cash flow. Revenue and costs per day were also both proportionately higher. The costs per day were higher due to the factors mentioned above, and the per day revenue increased due to rig improvements and the ability to increase our day-work rate. Average revenue per day is less than the contract day-work rate because operating days include days for “move in, rig up” and “tear out, rig down” days. These days are billed at substantially lower rates than drilling days.
Drilling rig depreciation in 2005 was $151,847 or 18% higher due to the increased number of days the rig was utilized. Operating loss before SG&A in 2005 was $50,233 compared to a loss of $60,019 in 2004. WSDC has value to us over and above its financial profit potential because it facilitates our ability to explore and develop our own properties. Additionally, two of the three wells WSDC drilled in the fourth quarter were for GeoResources, and therefore, they did not impact WSDC’s fourth quarter operations in the consolidation of the financial statements.
Comparison of 2005 to 2004 for Leonardite Operations

		% Increase		% Increase
		(Decrease)		(Decrease)
	Year 2005	From 2004	Year 2004	From 2003
Leonardite sold (Tons)	5,667	(44%)	10,093	534%
Average price	$143.06	12%	$127.88	2.0%
Leonardite revenue	$810,738	(37%)	$1,290,644	57%
Production costs	$907,943	(22%)	$1,168,148	37%
Average production costs per ton	$160.22	38%	$115.74	(11%)
Depreciation, depletion and amortization	$43,882	(56%)	$99,412	—
Operating income (loss) before SG&A	$(165,567)	N/A	$(10,542)	N/A
Production of leonardite was suspended indefinitely due to a fire on May 17, 2005, at our leonardite processing facility. No one was injured in the fire. Although the actual processing equipment was relatively unaffected, the damage to the electrical systems that control the operation of the equipment was significant. Leonardite revenue for the remainder of 2005 was strictly limited to minor sales of raw material for agricultural use.
The leonardite processing facility continued to incur expenses after the fire. Those expenses were primarily related to limited mining and sale of raw material, normal continuing costs such as insurance premiums and maintenance of equipment, and labor costs associated with employees who performed a general clean up and re-conditioning of the entire site and facility. Labor and other costs associated specifically with clean up of the fire damage has been charged to other non-operating expense.
Our insurance carrier determined that the replacement cost value (RCV) of the leonardite facility was $1,375,311, with an actual cash value (ACV) of $735,364. We have received payment for most of the ACV. Because the ACV exceeded the net book value of the facility at the time of the fire plus direct costs incurred because of the fire, we realized a gain from the involuntary conversion of the leonardite facility of $497,743. Receipt of additional insurance proceeds up to the RCV amount is contingent on our compliance with the replacement cost option of our policy that requires us to replace, repair and restore the facility to operations. If such repairs are finished in a reasonable amount of time, our insurance will provide an additional amount up to approximately $640,000 payable as the repairs are completed and invoiced.
On November 17, 2005, we informed our insurance company in writing that we have decided to repair our leonardite facility and restore it to normal operations. The timing of these repairs is not certain at this time because the scope of the repairs has not been fully determined due to processing changes we are investigating. Our 1982 processing facility used a fluid bed drying process fueled by natural gas that may not be the optimal process to use in today’s markets. Our plant restoration is affected by several other factors including operating with older equipment, labor concerns, maintaining better quality control for our products and meeting the EPA standards for our industry. We expect insurance proceeds to cover substantially all of the restoration costs. The market for drilling mud additives is strong; however, future market conditions, competition in leonardite based drilling mud additives, or future unforeseeable events and occurrences could cause us to change our plans and affect how, and if, the restoration is done. For the present time, we intend to continue to pursue small raw material sales and complete engineering design and specification for needed equipment replacement.
Our leonardite mining operation has a 240-acre Logical Mining Unit (LMU) that contains 160 acres of BLM leasehold. In December 2005, we were issued a new mining permit and mine plan approvals by the North Dakota Public Service Commission and the BLM. The new mine pit was opened in January 2006. At historical rates, the new mine should provide another 10 to 15 years of production.
Comparison of 2005 to 2004 Consolidated Analysis of the Financial Statements

		% Increase		% Increase
		(Decrease)		(Decrease)
	Year 2005	From 2004	Year 2004	From 2003
Total operating revenue	$7,994,659	17%	$6,820,125	41%
Cost of operations	$4,469,439	9%	$4,099,678	36%
Depreciation, depletion and amortization	$786,156	(7%)	$842,658	11%
Selling, general and administrative	$660,204	11%	$594,017	11%
Operating income	$2,078,860	62%	$1,283,772	138%
Other, net	$394,214	N/A	$(60,639)	6%
Income before taxes	$2,473,074	102%	$1,223,133	154%
Income taxes	$293,601	150%	$117,287	835%
Net income	$2,179,473	97%	$1,105,846	148%

Depreciation of general corporate assets in 2005 was $34,000 or 1.6% lower than 2004. General corporate assets include our office building and equipment and our Reymert property.
Selling, general and administrative costs (SG&A) were 11% higher in 2005 due in part to our efforts to increase investor awareness and the early stages of documenting our compliance with the various internal control requirements of Section 404 of the Sarbanes Oxley Act of 2002.
Income tax expense for 2005 was $294,000 or 150% higher than 2004, due in part to the $498,000 non-operating gain recognized on the involuntary conversion of our leonardite facility. Income tax expense for each year is primarily reflective of changes in our tax-deferred assets and liabilities under the provisions of SFAS No. 109. See Notes A and H to the financial statements for further information.
As a result of all the factors discussed above, net income was $2,179,000 or $0.58 per share in 2005 compared to a net income of $1,106,000 or $0.30 per share in 2004.
Results of Operations – Three Months and Nine Months Ended September 30, 2006, compared to Three Months and Nine Months Ended September 30, 2005.
Information concerning our oil and gas operations for the three months and nine months ended September 30, 2006, is set forth in the table below:
Oil and Gas Operations

	Three Months	% Increase	Nine Months	% Increase
	Ended	(Decrease)	Ended	(Decrease)
	September 30,	from	September 30,	from
	2006	2005 Period	2006	2005 Period
Oil and gas production sold (BOE)	33,548	12%	100,575	17%
Average revenue per BOE	$57.89	5%	$55.07	14%
Oil and gas revenue	$1,942,072	17%	$5,538,966	34%
Production costs	$701,798	1%	$2,021,672	23%
Average production cost per BOE	$20.92	(10%)	$20.10	5%
Depreciation, depletion and amortization (DD&A)	$190,547	24%	$520,557	22%
Segment operating income	$1,049,727	30%	$2,996,737	45%
The preceding table presents various measures of our oil and gas exploration and production operations in the third quarter and first nine months of 2006 and the percent change from the same periods in the prior year. Oil and gas production sold, expressed in barrels of oil equivalent (“BOE”), advanced 3,570 BOE, or 12%, and 14,755 BOE, or 17%, for the three- and nine-month periods ended September 30, 2006, compared to the same periods in 2005. The increases in production for both 2006 periods were primarily due to drilling that was done late in the fourth quarter of 2005 and to a lesser extent work-overs performed in 2006. In late September 2006, we re-initiated gas production from our Hammond Field in Carter County, Montana, although that production did not have any material affect on actual third quarter sales. Since September 30, 2006, Hammond Field operations have continued and we expect fourth quarter gas production from the field to be more meaningful. In October, operations revolved primarily around production from the nine original wells connected to the existing gas gathering, compression, dehydration, and delivery system (“Gas Plant System”) as well as troubleshooting and operational improvements to the Gas Plant System itself. In November 2006, we expect to install 25,000 feet of additional gas gathering pipeline to allow eight more wells to be added to the Gas Plant System before year-end 2006. Our goal for Hammond Field gas production is that in December we can have production up to 300 MCF per day with a Gas Plant System run time target of at least 25 days per calendar month. In addition to our operations in the Hammond Field, on November 7, 2006, we spudded one gross (one net) new exploratory oil well drilling in our Kramer Prospect in Bottineau County, North Dakota.
For the three months ended September 30, 2006, we received an average price per BOE of $57.89, a 5% increase from the same quarter in 2005. The nine months ended September 30, 2006 reflected a 14% increase in the average oil value to $55.07 per BOE compared to the nine months ended September 30, 2005. The increase in sales volumes, coupled with the higher commodity values, resulted in oil and gas revenue increasing 17% to $1,942,072 and 34% to $5,538,966 for the third quarter and nine months ended September 30, 2006, respectively.
Oil and gas production costs for the third quarter increased only 1% to $702,000 compared to the third quarter of 2005. The third quarter costs were relatively unchanged because fewer work-over operations were performed and most of our Hammond Field costs were capitalized. Nine-month 2006 oil and gas production costs remained higher at $2,022,000, or 23%, compared to the same nine-month period in 2005 due primarily to higher work-over costs expensed in the first half 2006. Production costs on a per-equivalent-barrel basis for the third quarter of 2006 fell $2.23, or 10%, compared to the third quarter 2005 and increased $1.01, or 5%, for the nine months of 2005 compared to the same period in 2004. Lower three month and relatively stable nine month per barrel production costs were due to our increased production. State severance taxes are included in our line item termed “Production costs”. Severance taxes were $3.54 per BOE and $3.36 per BOE, paid to the applicable states for the third quarter and nine months, respectively. DD&A for oil and gas operations in both the three months and nine months compared to the prior year increased due to added costs for capitalized properties and our increased production relative to our reserve base.
As a result of the production revenue and expenses discussed above, operating income for the three months ended September 30, 2006, was $1,050,000, a 30% increase from the same period in 2005. The nine months’ oil and gas operating income for 2006 was $2,997,000, a 45% increase over the like period in 2005.
Information concerning our drilling operations for the three months and nine months ended September 30, 2006, is set forth in the table below:

Drilling Operations

	Three Months	% Increase		% Increase
	Ended	(Decrease)	Nine Months	(Decrease)
	September 30,	from	Ended	from
	2006	2005 Period	September 30, 2006	2005 Period
Operating days	45	(25%)	128	8%
Drilling revenue	$523,555	(25%)	$1,565,200	36%
Average revenue per day	$11,635	1%	$12,228	26%
Drilling costs	$508,708	(4%)	$1,329,306	25%
Average cost per day	$11,305	29%	$10,385	16%
Depreciation, depletion and amortization (DD&A)	$59,952	7%	$140,285	23%
Segment operating income (loss)	$(45,105)	(141%)	$95,609	N/A
All amounts in the drilling operations table above are presented in conformance with our financial statements. Accordingly, Western Star Drilling Company’s (“WSDC”) revenue and expenses from the drilling of GeoResources’ wells or wells in which they participated are eliminated in consolidation of the financial statements, and the cost of those wells is capitalized by GeoResources in oil and gas properties, using the full cost method of accounting. Therefore, the amounts shown in the table represent only drilling operations performed by WSDC for companies other than GeoResources.
During the first nine months of 2006, WSDC’s total operations consisted of 138 operating days, drilling one well for GeoResources and eight wells for other operators. This compares to 119 operating days drilling seven wells for other operators in the same period of 2005. During the 2005 nine months period GeoResources also participated with a 10% interest in one of the seven wells. For the three months ended September 30, 2006, WSDC operations were 55 days drilling one well for GeoResources and three wells for other operators, compared to 60 days drilling four wells for other operators in the same period of 2005. The well counts and operating days used in this paragraph are total gross wells that had drilling in progress in each respective period both for other operators and for GeoResources. The operating days and all other amounts in the table, however, are associated only with “outside drilling” as explained in the paragraph above.
Operating days for projects other than GeoResources decreased 15 days, or 25%, and increased nine days, or 8%, for the 2006 three- and nine-month periods, respectively. The 25% lower utilization for the 2006 three months period was essentially caused by the well drilled for GeoResources in that period which is not included in the net days presented. On a percentage utilization basis, the 2006, and 2005, three-month periods were 49% and 65%, respectively, and the nine-month periods were 47% and 44%. Due to weather, road conditions, truck scheduling, GeoResources wells, and other factors, annual utilization of 70% to 80% would be as high as we might hope to attain. Any wells drilled for GeoResources are not included in the operating days and therefore they lower the utilization rates.
Due to 25% lower rig utilization for outside projects in the 2006 third quarter, drilling revenue was $171,000 or 25% lower compared to the same period in 2005. For the 2006 nine month period revenue was $410,000, or 36%, higher than the prior year due to the 8% higher utilization, a day-work rig rate increase that went into effect January 1, 2006, revenue from an equipment charge that occurred in the second quarter of 2006 and increased use by operators of five man crews. Average revenue per day was stable in the third quarter 2006 at $11,600 and 2006 nine month average revenue per day was about $2,500 more than the same period in 2005, due to the revenue factors discussed above.

Drilling costs were 4% lower for the 2006 three month period but they did not decline nearly as much as the operating days on outside projects due to higher maintenance costs on two mud pumps during that period. Nine month 2006 costs were also higher, following the higher utilization and revenue, increasing $265,000, or 25%, over the prior year’s like period. The nine-month costs were affected by increased pump maintenance costs in the third quarter and also the five man crews discussed above that have higher revenue but also higher labor costs. Average costs per day increased $2,600, or 29%, and $1,400, or 16%, for the third quarter and nine months respectively, compared to 2005. The costs per day increases were primarily due to the higher costs discussed above. As shown in the table DD&A expense was 7% and 23% higher for the three months and nine months 2006 periods, respectively, due to additions to equipment as we continue to make improvements to Rig E-25 and its associated equipment.
As a result of revenue, expenses and DD&A, drilling operations for the third quarter of 2006 incurred a loss of $45,000 compared to operating income of $111,000 for the same period in 2005. The 2006 loss was caused primarily by the mud pump maintenance discussed previously. Operating income for the nine months, however, was $95,600 compared to an operating loss of $23,000 for the same period in 2005.
Information concerning our leonardite operations for the three months and nine months ended September 30, 2006, is set forth in the table below:
Leonardite Operations

	Three Months	% Increase		% Increase
	Ended	(Decrease)	Nine Months Ended	(Decrease)
	September 30,	from	September 30,	from
	2006	2005 Period	2006	2005 Period
Leonardite production sold (tons)	119	(33%)	454	(92%)
Average revenue per ton	$137.93	(5%)	$129.31	(10%)
Leonardite revenue	$16,414	(36%)	$58,709	(93%)
Cost of leonardite sold	$55,962	(27%)	$194,023	(74%)
Average production cost per ton	$470.27	10%	$427.36	220%
Depreciation, depletion and amortization (DD&A)	$2,756	555%	$7,680	(82%)
Segment operating loss	$(42,304)	N/A	$(142,994)	N/A
Leonardite production sold decreased 59 tons, or 33%, and 5,113 tons, or 92%, respectively, for the three- and nine-month periods ended September 30, 2006, compared to the equivalent periods in 2005. Revenue also decreased 93%, or $740,000, for the first nine months of 2006 over the same period in 2005 and 36%, or $9,000, for the three months ended September 30, 2006 compared to the same period in 2005. Decreases in production and revenue for the first nine months of 2006 are the result of the May 17, 2005 fire at our leonardite facility. Raw material product for agriculture was the majority of sales for 2006.
Cost of leonardite sold decreased $20,000, or 27%, and $550,000, or 74%, for the three- and nine-month periods, respectively, compared to the same periods in 2005. On a percentage basis, the decrease in costs is relatively proportionate with the decreased sales. However, average per ton production costs for the three- and nine-month periods ended September 30, 2006 increased $40.94, or 10%, and $293.69, or 220%, compared to the same periods in 2005 due to several fixed costs being incurred regardless of production volumes. Although the leonardite facility is not processing finished product, we continue to incur facility expenses that are absorbed by the small quantity of raw product sales. Those expenses were primarily normal continuing costs such as insurance premiums, maintenance of equipment, and labor costs.
Our leonardite mining operation has a 240-acre Logical Mining Unit that contains 160 acres of BLM leasehold. In December 2005, we were issued a new mining permit and mine plan approvals by the North Dakota Public Service Commission and the BLM. We incurred approximately $75,000 of stripping costs opening the new mine pit in January 2006. These costs are being amortized over the expected life of the mine.
On November 17, 2005, we notified our insurance company that we have decided to repair our leonardite facility and restore it to normal operations. The timing of these repairs is not certain at this time because the scope of the repairs has not been fully determined due to processing changes we are investigating. Our 1982 processing facility used a fluid bed drying process fueled by natural gas that may not be the optimal process to use in today’s markets. Our plant restoration is affected by several other factors including operating with older equipment, availability of labor, maintaining better quality control for our products, and meeting EPA standards. We expect insurance proceeds to cover substantially all of the restoration costs. The market for drilling mud additives is strong; however, future market conditions, competition in leonardite based drilling mud additives, or future unforeseeable events and occurrence could cause us to change our plans and affect how the restoration is done. For the present time, we intend to continue to pursue the sale of raw material products, testing of alternative drying and grinding methods and engineering design and specification for needed equipment replacement.
Our insurance carrier determined that the replacement cost value (RCV) of the leonardite facility was $1,375,311, with an actual cash value (ACV) of $735,365. We have received payment for most of the ACV. Receipt of additional insurance proceeds up to the RCV amount is contingent on our compliance with the replacement cost option of our policy that requires us to replace, repair and restore the facility to operations. If such repairs are finished in a reasonable amount of time, our insurance will provide the additional amount up to approximately $640,000 payable as the repairs are completed and invoiced. As indicated above, we are seeking to sell all of our leonardite assets.
Consolidated Analysis
Total operating revenues increased $107,000, or 5%, and $1,079,000, or 18%, respectively, for the three- and nine-month periods ended September 30, 2006, compared to the same periods in 2005 primarily due to increased oil production and higher oil prices. Total operating expenses increased $58,000, or 3%, and $259,000, or 6%, and total depreciation, depletion and amortization increased $44,000, or 20%, and $89,000, or 15%, for the same periods. These increases were previously discussed. Numerous increases and decreases resulted in an overall increase of selling, general and administrative costs of $45,000, or 31%, and $72,000, or 14%, for the three- and nine-month periods ended September 30, 2006, compared to the same periods in 2005.
As a result of the preceding, total operating income increased to $758,000 and $2,352,000, respectively, for the three- and nine-month periods ended September 30, 2006, compared to operating income of $710,000 and $1,532,000 for the same periods in 2005. Income taxes were $74,000 and $288,000, respectively, for the three- and nine-month periods ended September 30, 2006, compared to $110,000 and $239,000 for the same periods in

2005. Non-operating expense was $161,000 and $159,000, respectively, for the three- and nine-month periods ended September 30, 2006, due primarily to legal fees and expenses associated with the merger agreement discussed above and preparing the related preliminary proxy statement. After the non-operating expenses and provision for income taxes, net income was $523,000, or $0.14, per share and $1,905,000, or $0.50, per share for the three- and nine-month periods ended September 30, 2006, compared to a net income of $576,000, or $0.15, per share and $1,697,000, or $0.45, per share for the same periods in 2005.
Liquidity and Capital Resources
September 30, 2006.
At September 30, 2006, we had working capital of $1,931,000 compared to working capital of $978,000 at December 31, 2005. Our current ratio was 2.39 to 1 at September 30, 2006, compared to 1.47 to 1 at December 31, 2005.
Net cash provided by operating activities was $2,105,000 for the nine months ended September 30, 2006, compared to $1,904,000 for the same period in 2005. Cash was utilized in 2006 to make payments of $1,746,000 for additions to property, plant and equipment, $31,000 for payments on capital leases, $389,000 for regularly scheduled payments on long-term debt and $313,000 for prepayment on long-term debt. We have completely paid down our bank line-of-credit and, at this point, we have the ability to fund all operations internally. GeoResources is an extremely small oil and gas company with highly experienced, but limited numbers of management personnel. During the third quarter much of our human resources, and material financial resources, were directed to entering into our merger agreement and preparing the related preliminary proxy statement.
We believe our cash requirements can be met by cash flows from operations and, if necessary, borrowings on our $3,000,000 line-of-credit, which has funds available for use, subject to collateral requirements. Future cash requirements might also be provided by possible forward sales of oil reserves or additional debt or equity financing.

PROPOSAL 2
AMENDMENT TO THE ARTICLES OF INCORPORATION
Purpose and Effect of Amendment to Articles of Incorporation
Presently GeoResources’ articles of incorporation authorize the issuance of 10,000,000 shares of common stock, $0.01 par value per share. As of the record date, 3,792,269 shares were issued and outstanding. Under applicable law, GeoResources is permitted to issue shares of its capital stock only to the extent such shares have been authorized for issuance under its articles of incorporation. Consequently, under GeoResources’ present articles of incorporation, GeoResources is permitted to issue only an additional 6,207,731 shares, which is insufficient to permit the issuance of the 10,194,000 shares to the Southern Bay partners and the PICA members, as provided in the merger agreement, nor up to 496,000 shares to the Yuma Interest Holders. Consequently, it is a condition in the merger agreement for the closing to occur that GeoResources’ articles of incorporation must be amended to increase the authorized shares of capital stock so that GeoResources can issue the required number of shares of common stock to complete the mergers.
GeoResources’ Board has approved, subject to shareholder approval, an amendment to GeoResources’ articles of incorporation to increase the number of authorized shares of capital stock to 120,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. The amendment is attached to this proxy statement as Annex C.
The GeoResources Board believes this increase in the number of authorized shares of capital stock, beyond those needed to complete the mergers with Southern Bay and PICA and purchase the Yuma Interests, is desirable in order to provide GeoResources with adequate flexibility in future corporate planning and strategies. The availability of additional authorized shares of common stock and preferred stock could be used for a number of purposes, including corporate financing, public or private offerings of common or preferred stock, future acquisitions, stock dividends, stock splits, strategic relationships with corporate partners, stock options, and other stock-based compensation. The availability of additional authorized shares of capital stock is particularly important in the event that GeoResources’ Board needs to undertake any of the foregoing actions on an expedited basis, and avoid the time and expense of seeking shareholder approval in connection with the contemplated issuance of common stock.
Other than the issuance of common stock in connection with the mergers and to acquire the Yuma Interests, as set forth above, there are currently no plans, agreements or understandings regarding the issuance of any additional common stock or any preferred stock. Except for the dilution of the existing GeoResources shareholders’ ownership in the combined entity after the mergers and purchases of the Yuma Interests, the increase in authorized shares of common stock will not have any immediate effect on the rights of GeoResources shareholders, including voting rights, dividend rights, liquidation rights or any other shareholder rights. However, such additional authorized shares may be issued for such purposes and for such consideration as GeoResources’ Board may determine without further shareholder approval, including designating the rights, obligations and preferences of any issuance of preferred stock, unless such action is required by applicable law or Nasdaq rules (with respect to GeoResources’ listing of its common stock on the Nasdaq Capital Market, as is now the case, or if GeoResources’ common shares are approved for listing on the Nasdaq Global Market) or any stock exchange on which GeoResources’ securities may be listed.
GeoResources’ obligation to complete the merger agreement with Southern Bay and Chandler is conditioned upon shareholder approval of the amendment; however, if the amendment is approved and the mergers are not completed for other reasons (including lack of shareholder approval) the amendment will still be put into effect. The amendment to the GeoResources articles of incorporation will be effected by way of the filing of the articles of amendment with the Colorado Secretary of State following approval of the amendment by the GeoResources shareholders, in connection with or prior to the closing of the mergers and other related transactions.

No Exchange of Certificates
No exchange of stock certificates is necessary as a result of the amendment to increase the number of authorized shares of common stock.
Vote Required
The affirmative vote of the holders of two-thirds of the shares of GeoResources’ common stock outstanding as of the record date is required for approval of the amendment to the articles of incorporation under the Colorado Business Corporation Act.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT THE GEORESOURCES SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT TO THE ARTICLES OF
INCORPORATION, INCREASING THE AUTHORIZED CAPITAL STOCK OF GEORESOURCES.

PROPOSAL 3
APPROVAL OF THE AMENDED AND RESTATED
2004 EMPLOYEES’ STOCK INCENTIVE PLAN
Reasons for and Explanation of Proposal
The GeoResources Board of Directors has unanimously approved for submission to a vote of the shareholders a proposal to amend and restate the 2004 Employees’ Stock Incentive Plan (as it presently exists prior to the proposed amendments, the “2004 Plan”). As amended and restated pursuant to this Proposal 3, the plan will be referred to as the “Restated 2004 Plan.” The Restated 2004 Plan is attached to this proxy statement as Annex D.
The GeoResources Board continues to believe that stock-based and other types of incentives are important factors in attracting, retaining and rewarding officers, employees, directors and consultants, and closely aligning their financial interests with those of the GeoResources’ shareholders. The Board further believes that the added flexibility made available as a result of the proposed amendments to the 2004 Plan will enhance the ability to attract and retain effective and capable officers, employees, directors and consultants who will add to the continued growth and success of GeoResources.
The Restated 2004 Plan will, among other things, increase the number of shares of common stock reserved for issuance under the plan from 300,000 shares (under the 2004 Plan) to 2,000,000 shares (as provided in the Restated 2004 Plan). One of the major reasons for increasing the number of shares authorized for issuance, as provided in the Restated 2004 Plan, is to accommodate the new and additional management, directors and employees of GeoResources after the mergers, as well as the increased size and operations of the combined GeoResources entity following the mergers.
In addition to this increase in the number of shares, the GeoResources Board is proposing other amendments to the Restated 2004 Plan to add flexibility and bring the Restated 2004 Plan’s benefits more in line with current practices among public companies with regard to stock-based and other types of incentive compensation. Among other things, the Restated 2004 Plan will make available additional types of awards. Whereas the 2004 Plan provides only for awards of restricted stock and stock options, the Restated 2004 Plan will also include provisions permitting the award of stock appreciation rights (“SARs”), performance units and management incentive awards, as summarized below.
In addition to current GeoResources personnel who participate in the 2004 Plan, or may participate in the Restated 2004 Plan, individuals who become members of management, employees, directors and consultants of the combined entity following the mergers, will be eligible to participate in the Restated 2004 Plan. However, it is not determinable at this time who will receive what stock options under the Restated 2004 Plan, nor what their participation would have been for the past year if the Restated 2004 Plan had been in place.
Summary of the Amended and Restated 2004 Employees’ Stock Incentive Plan
The principal provisions of the Restated 2004 Plan are summarized below. This summary is qualified in its entirety by reference to the actual Restated 2004 Plan, which includes the amendments as proposed in this proxy statement. A copy of the Restated 2004 Plan is attached as Annex D to this proxy statement.
Administration
The Restated 2004 Plan vests broad powers in the Board of Directors or a compensation committee of the GeoResources Board. Currently, the GeoResources Board does not have a compensation committee. Except when limited by the terms of the Restated 2004 Plan, the GeoResources Board has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; determine the time when awards will be granted and any conditions for receiving awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and amend the plan at any time.

Under the Restated 2004 Plan, the GeoResources Board has discretion in making adjustments to outstanding awards under the Restated 2004 Plan; provided, however, that without shareholder approval, the GeoResources Board is not permitted to increase the number of shares of common stock available for issuance under the Restated 2004 Plan, reduce the exercise price of a previously granted stock option or replace a previously granted stock option with a substitute stock option having a lower exercise price. Nevertheless, the Restated 2004 Plan specifically provides the GeoResources Board with discretion to make equitable adjustments or substitutions with respect to the number, kind and price of shares subject to outstanding awards and to the number of shares available for issuance under the Restated 2004 Plan in the event of certain corporate events or transactions, including, but not limited to, stock splits, mergers, consolidations, separations, including spin-offs or other distribution of stock or property of GeoResources, reorganization, or liquidation.
The Restated 2004 Plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Types of Awards
The Restated 2004 Plan provides for the grant of five basic types of awards to key participants selected by the GeoResources Board: (i) stock options; (ii) restricted stock; (iii) performance units, including Restricted Stock Units (“RSUs”); (iv) SARs, and (v) management incentive awards, payable in cash, stock and/or restricted stock, or any combination thereof. In addition, the Restated 2004 Plan gives the GeoResources Board discretion to craft other types of awards as it deems appropriate.
Stock Options. Options granted under the Restated 2004 Plan may be “incentive stock options” within the meaning of Section 422 of the Code or nonqualified stock options. The Restated 2004 Plan provides for grants of stock options with an exercise price of not less than 100% of the fair market value (or less than 110% of the fair market value in the case of incentive stock options granted to persons holding more than 10% of GeoResources’ total combined voting power) of a share of common stock on the date of grant. It is intended that options granted under the Restated 2004 Plan will qualify as “performance-based compensation” under Section 162(m) of the Code; therefore, GeoResources should be entitled to a tax deduction for amounts paid under the Restated 2004 Plan, subject to the other condition of Section 162(m) of the Code. Options may be exercised by giving written notice to GeoResources and by tendering payment of the exercise price. The option exercise price is payable in cash or, with the consent of the GeoResources Board, in the form of shares of common stock or through a net cashless exercise of the option, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option. All unexercised options terminate ten years after the date of grant, or earlier in the event of termination of employment. Historically, options have been granted to allow the option to continue to be exercisable for specified periods of time after termination of employment, depending on the nature of the termination of employment.
Restricted Stock and RSUs. The Restated 2004 Plan allows for the grant of shares of restricted stock as well as RSUs. An award of restricted stock is a grant of outstanding shares of common stock which are subject to contractual restrictions, such as vesting conditions. RSUs represent a right to receive from GeoResources, upon fulfillment of any applicable conditions, either a specified number of shares of common stock or a cash payment equal to the market value (at the time of the distribution) of a specified number of shares of common stock. Whether RSUs are payable in cash and/or common stock is determined by the GeoResources Board in its discretion. Generally, shares of restricted stock and RSUs that are not vested at the time of an employee’s termination of employment will then be forfeited.
Performance Units. The Restated 2004 Plan provides for the grant of performance units to participants under the Restated 2004 Plan selected by the GeoResources Board. Performance units, which include RSUs, provide the recipient with the right to receive a specified amount of cash and/or shares of common stock upon achievement of performance goals specified by the GeoResources Board.

SARs. The Restated 2004 Plan provides for the grant of SARs to key employees selected by the GeoResources Board. These awards are intended to mirror the benefit the employee would have received if the GeoResources Board granted the employee a stock option, may be awarded independently or in tandem with a stock option and may be settled in cash or common stock.
Management Incentive Awards. The Restated 2004 Plan provides for the grant of management incentive awards to key employees as approved by the GeoResources Board. Management incentive awards consist of the right to receive a specified amount of cash, common stock or restricted stock upon the achievement of performance goals approved by the GeoResources Board. Historically, management incentive awards have generally consisted of two types of awards. One type of management incentive award is an annual incentive award payable as all cash or partly in cash and partly in stock and/or restricted stock. Performance periods for this type of award consist of a single fiscal year, and a new performance period commences annually. The performance measure for this type of award consists of a combination of individual performance and business performance targets approved by the GeoResources Board at the beginning of each award cycle. The second type of management incentive award is a long term incentive award payable partly in cash based on the achievement of corporate objectives over a three-year period, and partly in restricted stock with a three-year vesting period. This second type of award is generally coupled with a grant of stock options that vest over a three-year period.
Eligibility
Key employees, directors and consultants of GeoResources and its divisions, subsidiaries and affiliates (including partnerships, joint ventures or other entities in which GeoResources has a substantial investment) are eligible to be granted awards under the Restated 2004 Plan.
Shares of Stock Subject to the Restated 2004 Plan
As set forth above, the number of shares of GeoResources’ common stock reserved for issuance under the Restated 2004 Plan will be increased from 300,000 to 2,000,000 shares.
No participant may receive an award under the Restated 2004 Plan in any calendar year with respect to more than 500,000 shares of common stock, or the dollar value of more than 500,000 shares of common stock.
On February 14, 2007, the closing price per share of the GeoResources common stock on the Nasdaq Capital Market was $5.81.
Recycling of Shares
If an award is forfeited, if an option or SAR expires prior to being exercised or if an award is settled in cash, the shares subject to that award will again become available for issuance under the Restated 2004 Plan.
Similarly, if a number of shares of common stock otherwise deliverable pursuant to an award are not delivered to a participant (as in the case of stock options, SARs, or RSUs) or are tendered to GeoResources (as in the case of restricted stock) because such shares are used to satisfy any tax withholding obligation arising in connection with the award, such number of shares will again become available for issuance under the Restated 2004 Plan.
Outstanding shares of common stock delivered by a participant to pay the exercise price of stock options will not be recycled and will accordingly not again become available for issuance under the Restated 2004 Plan.
Federal Tax Consequences
Under the Code as currently in effect, a grant under the Restated 2004 Plan of stock options, restricted stock, RSUs, performance units or SARs would have no federal income tax consequence at the time of grant. The payment of incentive awards in shares of common stock or cash, or both, is taxable to a participant as ordinary income. Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Exercise of an incentive stock option has no federal income tax consequences at the time of exercise absent a “disqualifying disposition,” or the imposition of the alternative minimum tax. A “disqualifying disposition” occurs if the participant disposes of stock acquired upon exercise of an incentive stock option within one year after the date it was acquired or within two years after the date of grant of the incentive stock option through exercise of which the participant acquired the stock. Unless the participant elects to recognize its value as income at the time of the grant, restricted stock is taxable to a participant as ordinary income in the year it becomes vested. RSUs are taxable to the participant as ordinary income when the shares of common stock or cash with respect to the award are delivered to the participant. Delivery of shares or cash to participants under RSUs occurs either upon vesting or upon conclusion of any applicable deferral period, such as upon retirement from (or other termination of service on) the Board of Directors in the case of RSUs granted to Board members. Upon a sale of common stock acquired under the Restated 2004 Plan that is not a disqualifying disposition, participants realize long-term or short-term gain or loss, and GeoResources receives no further deduction. Performance units will generally result in taxable income to the employee upon payment of compensation pursuant to the award, or, if earlier, when such compensation is credited, set aside, or otherwise made available to the employee. Generally, no income will be recognized by the holder of an SAR until the appreciation is transferred to the employee pursuant to the exercise of the SAR. All amounts taxable as ordinary income to participants under the Restated 2004 Plan in respect of awards are expected to be deductible by GeoResources as compensation, subject to the limitations of Section 162(m) of the Code.
Adjustments
The GeoResources Board may adjust the awards of any participant or performance measures. To the extent that such discretion subjects GeoResources to the limitation on its tax deduction of a participant’s compensation as set forth in Section 162(m) of the Code, the GeoResources Board believes that it is in the best interest of GeoResources and its shareholders to preserve the Board’s authority to so act and that, in any event, such limitation should not have a material effect on GeoResources’ tax liability or earnings.
Change In Control
In the event of a change in control of GeoResources, the vesting of awards granted under the Restated 2004 Plan will be fully accelerated and the GeoResources Board may, in its discretion, make adjustments, substitutions and/or settlements of outstanding awards.
Current Restated 2004 Plan and Outstanding Options; Reasons for Proposal
The following table provides information as of February 16, 2007, regarding compensation plans (including individual compensation arrangements) under which equity securities of GeoResources are authorized for issuance. The table includes information regarding both the 1993 Employees’ Stock Incentive Plan, which expired by its terms (although the options granted remained outstanding) and the 2004 Plan.

NUMBER OF SECURITIES
	TO BE ISSUED UPON		NUMBER OF
	EXERCISE	WEIGHTED AVERAGE	SECURITIES
	OF OUTSTANDING	EXERCISE PRICE OF	REMAINING
PLAN	OPTIONS,	OUTSTANDING OPTIONS,	AVAILABLE
CATEGORY	WARRANTS AND RIGHTS	WARRANTS AND RIGHTS	FOR FUTURE ISSUANCE
Equity compensation plans approved by security holders:
1993 Employees’ Incentive Stock Option Plan*	75,708	$2.34	-0-
2004 Employees’ Stock Incentive Plan	-0-	N/A	N/A
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

*	The term of this plan expired on February 17, 2003. Thus, no further options may be granted under the plan.
In 2006, employee options exercised totaled 16,292 shares at $2.37 and 25,000 shares at $2.31.
Approval by the Shareholders of this Proposal
Approval of the Restated 2004 Plan will require the affirmative vote of a majority of the shares represented in person or by proxy at the special meeting and entitled to vote thereon, assuming a quorum is present. In the event that the Restated 2004 Plan is not approved by GeoResources’ shareholders at the special meeting, the Restated 2004 Plan will not go into effect. In addition, because approval by the GeoResources shareholders of the Restated 2004 Plan is a condition to closing under the merger agreement, unless this condition is waived by the parties to the merger agreement, it will be terminated, and the mergers and other transaction contemplated therein will not take place. If the transactions pursuant to the merger agreement are not consummated for any reason, including a lack of the requisite vote of shareholders of GeoResources and the proposal to approve the Restated 2004 Plan receives GeoResources’ shareholder approval, GeoResources will not implement the restated 2004 Plan.
At this time, GeoResources has not determined whether any options will be granted under the Restated 2004 Plan to directors, executive officers or employees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE GEORESOURCES SHAREHOLDERS VOTE “FOR”
THE PROPOSAL TO AMEND AND RESTATE
THE 2004 EMPLOYEES’ STOCK INCENTIVE PLAN.

PROPOSAL 4
APPROVAL OF ADJOURNMENT OF SPECIAL MEETING
FOR PURPOSE OF SOLICITING ADDITIONAL PROXIES
IF NECESSARY TO APPROVE FOREGOING PROPOSALS
If there are not sufficient votes at the time of the special meeting in favor of the foregoing three proposals to approve (1) the issuance of additional shares of GeoResources common stock pursuant to the merger agreement, (2) the amendment to GeoResources’ articles of incorporation increasing its authorized shares of capital stock, and (3) the Restated 2004 Plan, GeoResources may propose to adjourn the special meeting to a date not later than 120 days after March 29, 2007 for the purpose of soliciting additional proxies in favor of these proposals. GeoResources currently does not intend to propose adjournment at the special meeting if there are sufficient votes to approve the foregoing three proposals. If it is submitted at the special meeting, the proposal to adjourn or postpone the GeoResources special meeting for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy, even if less than a quorum.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE GEORESOURCES SHAREHOLDERS VOTE “FOR”
THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY, FOR THE PURPOSE OF
SOLICITING ADDITIONAL PROXIES IN FAVOR OF PROPOSALS 1, 2 AND 3.

GEORESOURCES’ EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS
Executive Compensation
Summary Compensation Table
The following table presents the aggregate compensation earned by the Principal Executive Officer of GeoResources for the fiscal year ended December 31, 2006. GeoResources does not have an employment contract with any of its executive officers. Jeffrey P. Vickers is the only employee of GeoResources who earned a total annual salary and bonus in excess of $100,000 in 2006. There has been no compensation awarded to, earned by or paid to any employee required to be reported in any table or column in the fiscal year covered by any table, other than what is set forth in the following table.

				All Other
Name And				Compensation
Principal Position	Year	Salary ($)	Bonus ($)	($)	Total ($)

Jeffrey P. Vickers, Principal Executive	2006	$127,887	-0- *	$16,765	$144,652
Officer

*Any bonus payable to Mr. Vickers for 2006 has not been determined by the GeoResources Board of Directors.
In the preceding table, the column titled “All Other Compensation” is comprised entirely of profit sharing amounts ($10,372) and the 401(k) GeoResources matching funds ($6,393) discussed below.
Mr. Vickers has served as the President of GeoResources for over 23 years on an “at will” basis and has been paid primarily pursuant to salary and an occasional cash bonus. From time to time he has also received grants of options to purchase common stock pursuant to GeoResources option plans approved by shareholders. In addition, GeoResources has a Profit Sharing Plan and Trust described below as well as a non-standardized 401(k) Profit Sharing Plan described below. These components have consisted of Mr. Vickers compensation since he became our President in 1983.
If GeoResources achieves net income in a fiscal year, its Board of Directors may determine to contribute an amount based on its profits to the Employees’ Profit Sharing Plan and Trust (the “Profit Sharing Plan”). An eligible employee may be allocated from 0% to 15% of his compensation depending upon the total contribution to the Profit Sharing Plan. A total of 20% of the amount allocated to an individual vests after three years of service, 40% after four years, 60% after five years, 80% after six years and 100% after seven years. On retirement, an employee is eligible to receive the vested amount. On death, 100% of the amount allocated to an individual is payable to the employee’s beneficiary. GeoResources made total contributions to the Profit Sharing Plan, matching and discretionary, for the years ended December 31, 2005 and 2004 of $71,343 and $63,421, respectively. The matching and discretionary contributions for the year ended December 31, 2006 have not yet been determined.
Effective July 1, 2004, GeoResources executed an Adoption Agreement Nonstandardized Code 401(k) Profit Sharing Plan that incorporated a 401(k) Plan into the existing Profit Sharing Plan. This retirement plan was amended and updated to comply with legislative changes effective September 30, 2003. Eligible employees are allowed to defer up to 15% of their compensation and GeoResources will match up to 5%.
Outstanding Option Awards At Fiscal Year End

		Number of
		Securities
		Underlying	Option Exercise
		Unexercised Options	Price	Option Expiration
Name	Grant Date	(#) Exercisable	($)	Date

Jeffrey P. Vickers,	May 2, 1997	35,000	$2.37	May 1, 2007
Principal Executive and	May 2, 1997	26,500	2.37	May 1, 2007
Principal Financial Officer	December 18, 1997	36,000	$2.31	December 17, 2007
Option Grants in Last Fiscal Year. GeoResources did not grant any stock options in 2006. The 1993 Employees’ Incentive Stock Option Plan of GeoResources expired in 2003. Nonetheless, all options outstanding under that plan remain exercisable until they are cancelled or expired pursuant to their terms. If within the duration of any of the remaining outstanding options, there is a corporate merger consolidation, acquisition of assets or other reorganization and if this transaction affects the optioned stock, the optionee will thereafter be entitled to receive upon exercise of his option those shares or securities that he would have received had the option been exercised prior to the transaction and the optionee had been a shareholder with respect to such shares.

The Board of Directors of GeoResources administers the outstanding options. A total of 300,000 shares were reserved for issuance under the plan. Of the 300,000 reserved shares, 110,208 shares remain outstanding at an average exercise price of $2.34.
In 2004, GeoResources adopted the 2004 Employees’ Stock Incentive Plan (“2004 Plan”). The 2004 Plan reserves 300,000 shares of the GeoResources’ common stock for either nonstatutory options or incentive stock options that may be granted pursuant to the terms of the 2004 Plan. Under the terms of the 2004 Plan, the option price can not be less than 100% of the fair market value of the common stock of GeoResources on the date of grant, and if the optionee owned more than 10% of the voting stock, the option price per share can not be less than 110% of the fair market value.
Director Compensation
The following table sets forth all compensation paid by GeoResources to its directors in 2006.

Name of Director	Fees Earned or Paid in Cash ($)
H. Dennis Hoffelt	$4,000
Jeffrey P. Vickers	-0-
Cathy Kruse	-0-
Paul A. Krile	$3,800
Duane Ashley	$3,000
Nick Voller	$4,100
GeoResources pays each director who is not also an employee $200 per month, plus $100 per meeting and reimburse the directors for travel expenses. Each director who is also on the audit committee receives an additional $100 per month. Directors do not receive any other compensation, such as stock options or other benefits.
Employment Contracts and Termination of Employment Arrangements
GeoResources has no employment contracts with any of its executive officers. GeoResources also has no compensatory plan or arrangement with respect to any executive officer where such plan or arrangement will result in payments to such officer upon or following his resignation, retirement, or other termination of employment with GeoResources and its subsidiaries, or as a result of a change-in-control of GeoResources or a change in the executive officers’ responsibilities following a change-in-control. However, the merger agreement provides that upon closing of the mergers, the executive officers of GeoResources other than Mr. Vickers, will no longer remain as officers of GeoResources. All such persons, consisting of Cathy Kruse (Secretary of GeoResources), Connie Hval (Treasurer of GeoResources) and Jeff Jennings (Vice President of Land and Finance of GeoResources), will be offered continued employment with GeoResources for six months with salary and benefits similar to those existing presently except they will each receive a bonus of 5,000 shares of GeoResources common stock in connection with their efforts in completing the mergers. In addition, it is contemplated that if any of these persons were to be terminated without cause by GeoResources at anytime within one year after the initial six months of continued employment, then GeoResources would pay them severance equal to the unpaid salary for such 12 month period, payable in three equal installments over 180 days. It is expected that Mr. Vickers will continue to be an officer of GeoResources on substantially the same basis as currently, but his employment will be “at will.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GEORESOURCES
The following table sets forth the number of shares of GeoResources common stock beneficially owned by each of GeoResources’ officers and directors and by all directors and officers as a group, as of February 15, 2007 and shares to be owned by the proposed GeoResources Board upon completion of the mergers. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME AND	AMOUNT OF
ADDRESS OF	SHARES AND NATURE OF	PERCENT
BENEFICIAL OWNER	BENEFICIAL OWNERSHIP	OF CLASS

Jeffrey P. Vickers 1814 14th Avenue West Williston, ND 58801	282,634-Direct and Indirect(a)	7.5%

Paul A. Krile P. O. Box 329 Sioux Rapids, IA 50585	46,500-Direct	1.2%

Cathy Kruse 723 West 14th St. Williston, ND 58801	7,500-Direct	(b	)

H. Dennis Hoffelt 9421 E. Desert Lake Sun Lakes, AZ 85248	34,333-Direct	(b	)

Connie R. Hval 7400 3rd Avenue E. Williston, ND 58801	9,500-Direct	(b	)

Jeffrey B. Jennings 1410 1st Avenue West Williston, ND 58801	9,500-Direct	(b	)

Duane Ashley 910 15 th St. West Williston, ND 58801	—	—

Nick Voller 222 University Avenue Williston, ND 58802	—	—

Officers and Directors as a Group- (eight persons excluding proposed new directors)	389,967-Direct and Indirect	10.3%
Proposed Directors Upon Completion of the Mergers

NAME AND	AMOUNT OF
ADDRESS OF	SHARES AND NATURE OF	PERCENT
BENEFICIAL OWNER	BENEFICIAL OWNERSHIP	OF CLASS

Frank A. Lodzinski 110 Cypress Station Drive, Suite 220 Houston, TX 77090	(c)	(c)

Collis P. Chandler, III 475 17th Street, Suite 1210 Denver, CO 80202	(d)	(d)

Christopher W. Hunt Knightsbridge Capital LLC 200 Fillmore Street, Suite 408 Denver, CO 80206	(e)	(e)

Jay Joliat 36801 Woodward, Suite 300 Birmingham, MI 48009	(f)	(f)

Scott R. Stevens c/o Wachovia Capital Partners 301 South College Street, 12th Floor Charlotte, NC 28288	(g)	(g)

Michael A. Vlasic c/o Vlasic Investments LLC 38710 Woodward Avenue Bloomfield Hills, MI 48304-2852	(h)	(h)

(a)	Includes 148,134 shares owned directly by Mr. Vickers and 72,000 shares held jointly with his wife, Nancy J. Vickers. Also included are 62,500 shares that may be purchased by Mr. Vickers under presently exercisable stock options granted pursuant to the 1993 Employees’ Incentive Stock Option Plan.

(b)	Less than 1%.

(c)	In the event the mergers are completed and all of the Yuma Interest Holders accept the offer to purchase GeoResources common stock, Mr. Lodzinski is expected to beneficially own approximately 5,075,000 shares of GeoResources common stock or approximately 35.0% of the issued and outstanding shares. Of these shares, approximately 5,012,000 will be held by Vlasic FAL, L.P., and an investment partnership that is currently a limited partner of Southern Bay. Mr. Lodzinski owns and controls VL Energy, LLC, a limited liability company that is the general partner of Vlasic FAL, L.P., and owns an interest in Azure Energy LLC, a limited liability company that has a minority limited partner interest in Vlasic FAL, L.P. Through VL Energy, LLC, Mr. Lodzinski has sole voting power over the shares that will be owned by Vlasic FAL, L.P., subject to approvals that may be required in certain instances by the partnership agreement. Approximately 63,000 shares of GeoResources common stock will be directly and beneficially owned by Mr. Lodzinski.

(d)	In the event the mergers are completed and all of the Yuma Interest Holders accept the offer to purchase GeoResources common stock, Mr. Chandler is expected to own approximately 1,712,000 shares of GeoResources common stock through his ownership in Chandler Energy, LLC, or approximately 11.8% of the issued and outstanding shares.

(e)	In the event the mergers are completed and all of the Yuma Interest Holders accept the offer to purchase GeoResources common stock, Mr. Hunt is not expected to own any shares of GeoResources common stock.

(f)	In the event the mergers are completed and all of the Yuma Interest Holders accept the offer to purchase GeoResources common stock, Mr. Joliat is expected to beneficially own approximately 251,000 shares of GeoResources common stock or approximately 1.7% of the issued and outstanding shares.

(g)	In the event the mergers are completed and all of the Yuma Interest Holders accept the offer to purchase GeoResources common stock, Mr. Stevens is expected to beneficially own approximately 1,889,000 shares of GeoResources common stock or approximately 13.0% of the issued and outstanding shares.

(h)	In the event the mergers are completed and all of the Yuma Interest Holders accept the offer to purchase GeoResources common stock, Mr. Vlasic is expected to beneficially own approximately 5,012,000 shares of GeoResources common stock or approximately 34.6% of the issued and outstanding shares. These shares will be held by Vlasic FAL, L.P., an investment partnership, in which Vlasic Investments LLC, a limited liability company, is the majority limited partner. Mr. Vlasic is Chief Executive Manager and has a beneficial interest in Vlasic Investments LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires GeoResources’ directors and executive officers, and persons who own more than 10% of GeoResources’ common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of GeoResources’ common stock. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish GeoResources with copies of all Section 16(a) reports they file. To GeoResources’ knowledge, based solely on review of the copies of such reports furnished to GeoResources or advice that no filings were required during the year ended December 31, 2006, all executive officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements.
FUTURE SHAREHOLDER PROPOSALS
Under the rules of the SEC, if a shareholder wants GeoResources to include a proposal in its proxy statement and form of proxy for presentation at GeoResources’ 2007 annual meeting of shareholders, the proposal must have been received by GeoResources at its principal executive offices at 1407 West Dakota Parkway, Suite 1-B, Williston, North Dakota 58801 by January 2, 2007.
The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above in order for a shareholder to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures require that shareholders must submit nominations or items of business in writing to the secretary of GeoResources at its principal executive offices. GeoResources must receive the notice of your intention to introduce a nomination or to propose an item of business at its 2007 annual meeting no later than 45 days in advance of the 2007 annual meeting if it is being held within 30 days preceding the anniversary date (June 6, 2006) of this year’s meeting.
For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting. These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in GeoResources’ proxy statements.
GeoResources’ annual meeting of shareholders is generally held on the first or second Tuesday of June. Assuming that GeoResources’ 2007 annual meeting is held on schedule, GeoResources must receive notice of your intention to introduce a nomination or other item of business at that meeting by, April 7, 2007.
In order to curtail controversy as to the date on which a proposal was received by GeoResources, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Because of GeoResources’ small size, to date GeoResources feels it is not necessary to develop formal processes by which shareholders may communicate directly with directors. Instead, GeoResources believe that its informal process by which any communication sent to the Board of Directors either generally or in care of a corporate officer, has served its shareholders’ needs. In view of recently adopted SEC disclosure requirements related to this issue, the Board of Directors expects to review in the coming months whether more specific procedures are required. Until any other procedures are developed and posted on GeoResources’ web site at www.geoi.net, any communication to the Board of Directors may be mailed to the Board, in care of GeoResources’ Secretary, at 1407 West Dakota Parkway, Suite 1-B, Williston, North Dakota 58801. Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.” All such communications should identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors. GeoResources’ Secretary will make copies of all such communications and circulate them to the appropriate director or directors.

OTHER BUSINESS
GeoResources knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointed proxies will vote the proxies in accordance with their best judgment.
LEGAL MATTERS
Jones & Keller, P.C., Denver, Colorado, will pass upon the validity of the GeoResources shares to be issued pursuant to the merger agreement.
WHERE YOU CAN FIND MORE INFORMATION
GeoResources files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information GeoResources files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. GeoResources’ SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov .

GLOSSARY OF OIL AND GAS TERMS
The following are abbreviations and definitions of certain terms commonly used in the oil and gas industry and this document:
API gravity. A system of classifying oil based on its specific gravity, whereby the greater the gravity, the lighter the oil.
Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.
BOE. One stock tank barrel equivalent of oil, calculated by converting gas volumes to equivalent oil barrels at a ratio of 6 Mcf to 1 Bbl of oil.
Development well. A well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.
Differential. An adjustment to the price of oil from an established spot market price to reflect differences in the quality and/or location of oil.
Gas. Natural gas.
Mbbls. One thousand barrels of oil or other liquid hydrocarbons.
Mboe. One thousand BOE.
Mcf. One thousand cubic feet of gas.
Mcfe. One thousand cubic feet of gas equivalent.
Mmbbls. One million barrels of oil or other liquid hydrocarbons.
Mmboe. One million BOE.
Mmbtu. One million British Thermal units. One British thermal unit is the amount of heat required to raise the temperature of one pound of water to one degree Fahrenheit.
Mmcf. One million cubic feet of gas.
Mmcfe. One million cubic feet of gas equivalent.
Net production. Production that is owned, less royalties and production due others.
Oil. Crude oil, condensate and natural gas liquids.
Operator. The individual or company responsible for the exploration and/or exploitation and/or production of an oil or gas well or lease.
Proved developed reserves. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.
Proved reserves. Per Article 4-10(a)(2) of Regulation S-X, the SEC defines proved oil and gas reserves as the estimated quantities of oil, gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.
Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes: (i) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (ii) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.
Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the “proved” classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.
Estimates of proved reserves do not include: (i) oil that may become available from known reservoirs but is classified separately as “indicated additional reserves”; (ii) oil, gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (iii) oil, gas, and natural gas liquids, that may occur in undrilled prospects; and (iv) oil, gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.
Proved reserve additions. The sum of additions to proved reserves from extensions, discoveries, improved recovery, acquisitions and revisions of previous estimates.
Proved undeveloped reserves. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.
Reserve life. A measure of the productive life of an oil and gas property or a group of properties, expressed in years. Reserve life is calculated by dividing proved reserve volumes at year-end by production for that year.
Reserve replacement ratio. The proved reserve additions for the period divided by the production for the period.
Royalty. An interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner’s royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by an owner of the leasehold in connection with a transfer to a subsequent owner.
Secondary recovery. The second stage of hydrocarbon production during which an external fluid such as water or gas is injected into the reservoir through injection wells located in rock that has fluid communication with production wells. The purpose of secondary recovery is to maintain reservoir pressure and to displace hydrocarbons toward the wellbore.
The most common secondary recovery techniques are gas injection and waterflooding. Normally, gas is injected into the gas cap and water is injected into the production zone to sweep oil from the reservoir. A pressure-maintenance program can begin during the primary recovery stage, but it is a form or enhanced recovery.

Standardized measure. The present value, discounted at 10% per year, of estimated future net revenues from the production of proved reserves, computed by applying sales prices in effect as of the dates of such estimates and held constant throughout the productive life of the reserves (except for consideration of price changes to the extent provided by contractual arrangements), and deducting the estimated future costs to be incurred in developing, producing and abandoning the proved reserves (computed based on current costs and assuming continuation of existing economic conditions). Future income taxes are calculated by applying the statutory federal and state income tax rate to pre-tax future net cash flows, net of the tax basis of the properties involved and utilization of available tax carry forwards related to oil and gas operations.
Upstream. The portion of the oil and gas industry focused on acquiring, exploiting, developing, exploring for and producing oil and gas.
Waterflood operations. A method of secondary recovery in which water is injected into the reservoir formation to displace residual oil. The water from injection wells physically sweeps the displaced oil to adjacent production wells. Potential problems associated with waterflood techniques include inefficient recovery due to variable permeability, or similar conditions affecting fluid transport within the reservoir, and early water breakthrough that may cause production and surface processing problems.
Working interest. An interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations.
Well workover. The process of performing major maintenance or remedial treatments on an oil or gas well. In many cases, workover implies the removal and replacement of the production tubing string after the well has been killed and a workover rig has been placed on location. Through-tubing workover operations, using coiled tubing, snubbing or slickline equipment, are routinely conducted to complete treatments or well service activities that avoid a full workover where the tubing is removed. This operation saves considerable time and expense.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements give effect to the proposed merger between GeoResources, Inc., Southern Bay Oil & Gas, L.P. (“Southern Bay”) and Chandler Energy, LLC (“Chandler”). The merger will be accounted for as a reverse acquisition, whereby Southern Bay will be regarded as the acquirer of GeoResources. Therefore the financial statements will reflect Southern Bay’s financial position and operations on a historical cost basis. The acquisitions of GeoResources, and the properties to be acquired from PICA Energy, LLC, a wholly owned subsidiary of Chandler (the “PICA Properties”), will be accounted for as a purchase. The unaudited pro forma condensed consolidated balance sheet at September 30, 2006 has been prepared as if the proposed merger had been consummated at September 30, 2006. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2005 and the nine months ended September 30, 2006 were prepared as if the proposed merger had been consummated on January 1, 2005.
As more fully described in Notes to unaudited pro forma condensed consolidated financial statements, the condensed pro forma consolidated statements of income also give pro forma effect to the acquisitions by Southern Bay of oil and gas properties, which occurred in December 2005 and June 2006.
These pro forma financial statements are presented under the successful efforts method of accounting for oil and gas properties.
The pro forma results as presented in these statements may not be indicative of the actual results that would have occurred had this merger been in effect during the periods presented and may not be indicative of future results. The pro forma financial statements should be read in conjunction with the historical financial statements of the companies and the statements of revenues and direct operating expenses included herein.

GeoResources, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2006

	Historical
	Southern	Geo			Pro Forma	Pro Forma
	Bay	Resources	Chandler		Adjustments	Combined
ASSETS
Current assets:
Cash	$4,722	$1,400	$627	(a)	$14,048	$18,918
				(c)	(267)
				(d)	(165)
				(f)	(1,200)
				(g)	(247)
Receivables and other	10,938	1,916	1,632	(c)	(1,632)	12,854

Total current assets	15,660	3,316	2,259		10,537	31,772

Oil and gas properties	34,578	29,413	14,601	(b)	(2,566)	85,068
				(c)	(2,273)
				(d)	2,957
				(g)	8,358
Drilling rig and equipment	—	1,868		(b)	(466)	1,402
Leonardite plant and equipment	—	925		(b)	(655)	270
Other property and equipment	371	799	100	(b)	(528)	642
				(c)	(100)

	34,949	33,005	14,701		4,727	87,382
Accumulated depreciation, depletion and amortization	(3,798)	(20,376)	(2,924)	(b)	20,376	(3,798)
				(c)	2,924

Net property and equipment	31,151	12,629	11,777		28,027	83,584

Equity in AROC Energy, L.P.	1,543	—				1,543
Other	122	—	691	(c)	(691)	122

Total Assets	$48,476	$15,945	$14,727		$37,873	$117,021

LIABILITIES AND EQUITY
Current liabilities	$17,270	$1,386	$5,001	(c)	(3,251)	$20,406
Long-term debt	5,000		798	(c)	(798)	8,000
				(g)	3,000
Commodity hedges	470					470
Deferred income taxes		859		(b)	5,675	5,496
				(e)	(1,038)
Asset retirement obligations	2,323	2,409	66	(g)	111	4,909

Total Liabilities	25,063	4,654	5,865		3,699	39,281

Equity	23,413	11,291	8,862	(a)	14,048	77,740
				(b)	10,486
				(c)	2,010
				(d)	2,792
				(e)	1,038
				(f)	(1,200)
				(g)	5,000

Total liabilities and equity	$48,476	$15,945	$14,727		$37,873	$117,021

GeoResources, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2005
(in thousands, except share data)

	Historical
	Southern	Geo			Pro Forma	Pro Forma
	Bay	Resources	Chandler		Adjustments	Combined
Operating revenues:
Oil and gas revenues	$11,222	$5,824	$3,256	(c)	$(95)	$31,192
				(e)	10,985
Drilling revenue	—	1,360	—			1,360
Other	2,329	1,309	1,141	(c)	(46)	4,733

	13,551	8,493	4,397		10,844	37,285

Costs and expenses:
Oil and gas production	4,354	2,303	1,035	(c)	(182)	10,068
				(e)	2,558
Cost of leonardite sold	—	908	—			908
Exploration	—	—	90	(b)	235	235
				(c)	(90)
Drilling operations	—	1,258	—			1,258
Depreciation, depletion and amortization	1,575	786	636	(a)	281	6,248
				(c)	(35)
				(e)	3,005
Selling, general and administrative	2,747	661	642	(b)	105	4,155

	8,676	5,916	2,403		5,877	22,872

Operating income	4,875	2,577	1,994		4,967	14,413
Other income (expense), net	115	(104)	(186)	(c)	(176)	(731)
				(d)	(380)

Income before income taxes	4,990	2,473	1,808		4,411	13,682
Income tax expense	—	294	—	(f)	4,495	4,789

Net Income	$4,990	$2,179	$1,808		$(84)	$8,893

Earnings per share:
Basic		$0.58				$0.62

Diluted		$0.57				$0.61

Weighted average shares outstanding:
Basic		3,744,488				14,434,488

Diluted		3,826,430				14,516,430

GeoResources, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
Nine Months Ended September 30, 2006
(in thousands, except share data)

		Historical
	Southern	Geo			Pro Forma	Pro Forma
	Bay	Resources	Chandler		Adjustments	Combined
Operating revenues:
Oil and gas revenues	$10,687	$5,539	$2,374	(c)	$(108)	$23,207
				(e)	$4,715
Drilling revenue	—	1,565	—			1,565
Other	1,466	59	304			1,829

	12,153	7,163	2,678		4,607	26,601

Costs and expenses:
Oil and gas production	4,055	2,022	835	(c)	(69)	7,720
				(e)	877
Cost of leonardite sold	—	194	—			194
Exploration	484	—	21	(b)	17	522
Drilling operations	—	1,329	—			1,329
Depreciation, depletion and
amortization	2,173	698	467	(a)	198	4,497
				(c)	(26)
				(e)	987
Selling, general and administrative	1,592	738	592	(b)	83	3,005

	8,304	4,981	1,915		2,067	17,267

Operating income	3,849	2,182	763		2,540	9,334
Other income (expense), net	864	11	(111)	(d)	(285)	479

Income before income taxes	4,713	2,193	652		2,255	9,813
Income tax expense	25	288	—	(f)	3,122	3,435

Net Income	$4,688	$1,905	$652		$(867)	$6,378

Earnings per share:
Basic		$0.50				$0.44

Diluted		$0.50				$0.44

Weighted average shares outstanding:
Basic		3,773,478				14,463,478

Diluted		3,846,310				14,536,310

GeoResources, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
The unaudited pro forma condensed consolidated balance sheet reflects the adjustments set forth below. GeoResources common stock assumed to be issued in these transactions was valued at $5.63 per share, which was the closing price on September 29, 2006. The final purchase price for these transactions will be based on the value of GeoResources common stock on the date of the merger. These pro forma entries are not final and will change at the date of the merger.
(a)	To record additional capital contributions to Southern Bay by its partners

(b)	To adjust the assets of Geo Resources to reflect its acquisition by Southern Bay, under purchase accounting rules

(c)	To remove Chandler assets not being acquired totaling $2,690,000 and liabilities not being assumed totaling $4,049,000 and to increase Chandler acquired properties by $651,000 to reflect purchase accounting.

(d)	To record the acquisition of the Yuma working interests in exchange for 496,000 shares of Geo Resources common stock and the payment by PICA of $164,500.

(e)	To adjust deferred income taxes for the book-tax differences related to the Southern Bay and Geo Resources net assets.

(f)	To record the cash distribution of $1,200,000 by Southern Bay to its partners.

(g)	To record the acquisition by Southern Bay of the Range Properties for cash of $8,247,000, funded with debt of $3,000,000 additional capital contributed by Southern Bay partners of $5,000,000 and working capital of $247,000.

The unaudited pro forma condensed consolidated statements of income reflect the following adjustments:
(a)	To adjust depreciation, depletion and amortization of Geo Resources and Chandler to reflect the purchase price allocated to the acquisitions using the units of production method under successful efforts accounting.

(b)	To reflect the charge to operations of certain expenses capitalized by Geo Resources under the full cost accounting method, but expensed under the successful efforts accounting method.

(c)	To remove Chandler operations not being acquired.

(d)	To adjust for interest on Chandler debt to be assumed of $1,750,000 (included in current liabilities), as well as additional Southern Bay debt of $3,000,000, at 8% per annum. This pro forma adjustment would increase or decrease by approximately $6,000 per year with each 1/8% increase or decrease in interest rates.

(e)	To record historical revenue and expenses of the BXP Properties, the Delta Properties and the Range Properties as follows:

-BXP Properties for the eleven months ended November 30, 2005.

-Delta Properties for the year ended December 31, 2005 and the five months ended May 31, 2006.

-Range Properties for the year ended December 31, 2005 and the nine months ended September 30, 2006.

(f)	To adjust for income tax expense on the pro forma combined operating results.
No pro forma adjustments are included for the following potential transactions, since they are contingent on events that might not occur:

-Payment of up to $250,000 in bonuses to GeoResources’ employees.

-Sale of GeoResources’ leonardite assets and the related dividend payment.

The book value of the leonardite assets at September 30, 2006 was $430,009, including supplies and inventory of $160,253. For 2005 the leonardite operations accounted for revenue of $810,738 and a loss from operations of $165,567. For the first nine months of 2006, leonardite operations accounted for revenue of $58,709 and a loss from operations of $142,994.
The weighted average common shares used in the calculation of pro forma earnings per share are calculated as follows:

Year ended December 31, 2005	Basic	Diluted
GeoResources historical	3,744,488	3,826,430
Pro forma issuance of shares to acquire:
Southern Bay	8,263,000	8,263,000
PICA	1,931,000	1,931,000
Yuma working interests	496,000	496,000

Total weighted average shares	14,434,488	14,516,430

Nine months ended September 30, 2006	Basic	Diluted
GeoResources historical	3,773,478	3,846,310
Pro forma issuance of shares to acquire:
Southern Bay	8,263,000	8,263,000
PICA	1,931,000	1,931,000
Yuma working interests	496,000	496,000

Total weighted average shares	14,463,478	14,536,310

The following is a summary of GeoResources shares issued and to be issued and the respective values assigned, as reflected in the pro forma condensed balance sheet:

		Value
	Shares	Assigned
	(in thousands)
Shares to be issued:
Southern Bay	8,263	$42,299
PICA	1,931	10,872
Yuma working interests	496	2,792

	10,690	55,963
GeoResources shares outstanding	3,868	21,777

	14,558	$77,740

CONSOLIDATED FINANCIAL STATEMENTS OF SOUTHERN BAY OIL & GAS, L.P.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Partners
Southern Bay Oil &Gas, L.P.:
     We have audited the accompanying consolidated balance sheets of Southern Bay Oil & Gas, L.P. and subsidiaries as of December 31, 2004 and 2005, and the related consolidated statements of income, partners’ capital and comprehensive income (loss) and cash flows for the period from inception (September 8, 2004) through December 31, 2004 and for the year ended December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Bay Oil & Gas, L.P. and subsidiaries, as of December 31, 2004 and 2005, and the results of their operations and their cash flows for the period from inception (September 8, 2004) through December 31, 2004 and for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/Grant Thornton LLP
Houston, Texas
October 16, 2006

SOUTHERN BAY OIL & GAS, L.P. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,	September 30,
	2004	2005	2006
			(Unaudited)
ASSETS
Current assets:
Cash	$5,836,838	$7,578,027	$4,722,013
Accounts receivable:
Oil and gas revenues	8,689,722	11,398,137	7,244,456
Joint interest billings and other	1,712,557	1,716,628	2,691,952
Accounts receivable from related parties	1,894,862	1,430,373	548,399
Prepaid expenses and other	1,198,432	420,627	453,163

Total current assets	19,332,411	22,543,792	15,659,983

Oil and gas properties, successful efforts method	10,764,799	21,168,728	34,577,921
Office furniture and equipment	50,000	173,347	289,444
Land	—	81,671	81,671

Less accumulated depreciation, depletion and amortization	(75,791)	(1,626,100)	(3,798,349)

Net property and equipment	10,739,008	19,797,646	31,150,687

Other assets:
Equity in AROC Energy, L.P.	1,459,403	1,426,571	1,543,190
Other	71,403	154,975	121,962

	$31,602,225	$43,922,984	$48,475,822

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$3,479,058	$3,377,000	$2,797,917
Accounts payable to related parties	4,993,531	3,680,992	2,718,463
Revenues and royalties payable	8,341,130	10,763,380	8,343,050
Drilling advances	—	72,868	129,157
Accrued expenses payable	1,584,651	1,717,081	1,456,690
Commodity hedges, current portion		2,307,867	1,824,305

Total current liabilities	18,398,370	21,919,188	17,269,582

Long-term debt	3,000,000	100,000	5,000,000
Commodity hedges, long-term portion	50,307	2,225,976	470,421
Asset retirement obligations	1,309,347	2,119,372	2,323,396

Commitments and contingencies

Partners’ capital:
General partner	88,945	171,900	201,253
Limited partners	8,805,563	21,520,923	25,472,303

Accumulated other comprehensive income (loss)	(50,307)	(4,134,375)	(2,261,133)

Total partners’ capital	8,844,201	17,558,448	23,412,423

	$31,602,225	$43,922,984	$48,475,822

The accompanying notes are an integral part of these statements.

SOUTHERN BAY OIL & GAS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Period from
	inception
	(September 8,
	2004) to	Year ended	Nine Months ended
	December 31,	December 31,	September 30,
	2004	2005	2005	2006

			(Unaudited)	(Unaudited)
Revenue:
Oil and gas revenues	$486,053	$11,221,881	$8,211,312	$10,687,455
Partnership management fees	—	575,553	450,553	247,189
Property operating income	—	845,718	624,306	766,560
Equity in earnings (loss) of AROC Energy, L.P.	—	112,068	(20,115)	116,619
Gain on sale of oil and gas properties	—	443,433	359,135	335,294
Gain on involuntary conversion	—	352,755	—	—

Total revenue	486,053	13,551,408	9,625,191	12,153,117

Expenses:
Lease operating expense	108,512	2,982,247	2,127,073	2,892,956
Severance taxes	40,094	1,085,477	796,270	831,760
Re-engineering and workovers	32,709	287,365	183,760	330,477
Exploration	—	—	—	483,808
General and administrative expense	1,087	2,348,074	1,610,119	1,982,844
Depreciation, depletion, and amortization	75,791	1,575,182	1,200,448	2,172,856
Hedge ineffectiveness loss (gain)	—	399,468	439,024	(365,875)

Total operating expenses	258,193	8,677,813	6,356,694	8,328,826

Income from operations	227,860	4,873,595	3,268,497	3,824,291

Interest and other expense	—	(146,375)	(118,982)	(174,074)
Interest and other income	—	262,899	140,824	1,037,435

Net Income	$227,860	$4,990,119	$3,290,339	$4,687,652

The accompanying notes are an integral part of these statements.

SOUTHERN BAY OIL & GAS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF PARTNERS’ CAPITAL and COMPREHENSIVE INCOME (LOSS)
Period from September 8, 2004 (inception) to September 30, 2006

			Accumulated Other
	General	Limited	Comprehensive
	Partner	Partners	Income (Loss)	Total
Balance, September 8, 2004	—	—	—	—

Capital contributions:
Cash	$64,880	$6,423,120	$—	$6,488,000
Oil and gas properties	21,786	2,156,862	—	2,178,648

Comprehensive income (loss):
Net income	2,279	225,581	—	227,860
Change in fair market value of hedged positions	—	—	(50,307)	(50,307)

Total comprehensive income (loss)	2,279	225,581	(50,307)	177,553

Balance, December 31, 2004 (Audited)	88,945	8,805,563	(50,307)	8,844,201

Capital contributions, less offering costs of $101,198	38,543	7,769,653	—	7,808,196

Comprehensive income (loss):
Net income	44,412	4,945,707	—	4,990,119
Change in fair market value of hedged positions			(5,810,813)	(5,810,813)
Net realized hedging losses charged to income			1,726,745	1,726,745

Total comprehensive income (loss)	44,412	4,945,707	(4,084,068)	906,051

Balance, December 31, 2005 (Audited)	171,900	21,520,923	(4,134,375)	17,558,448

Comprehensive income (Unaudited):
Net income	36,564	4,651,088	—	4,687,652
Change in fair market value of hedged positions	—	—	408,806	408,806
Net realized hedging losses charged to income	—	—	1,464,436	1,464,436

Total comprehensive income	36,564	4,651,088	1,873,242	6,560,894

Equity based compensation expense	—	316,000	—	316,000
Partners’ cash distributions	(7,211)	(1,015,708)	—	(1,022,919)

Balance, September 30, 2006 (Unaudited)	$201,253	$25,472,303	$(2,261,133)	$23,412,423

The accompanying notes are an integral part of these statements.

SOUTHERN BAY OIL & GAS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Period from
	inception
	(September 8,
	2004) to	Year ended	Nine Months ended
	December 31,	December 31,	September 30,
	2004	2005	2005	2006
			(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$227,860	$4,990,119	$3,290,339	$4,687,652
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	75,791	1,575,182	1,200,448	2,172,856
Accretion of discounted asset retirement obligations	—	55,474	41,606	66,224
Hedge ineffectiveness loss (gain)	—	399,468	439,024	(365,875)
Gain on sale of oil & gas properties	—	(443,433)	(359,135)	(335,294)
Gain on involuntary conversion of oil and gas properties	—	(352,755)	—	—
Equity loss (income) from partnership	—	(112,068)	20,115	(116,619)
Non-cash compensation expense	—	11,232	—	316,000
Changes in noncash working capital items:
Decrease (increase) in accounts receivable	(255,493)	(1,639,743)	668,716	4,060,331
Decrease (increase) in prepaid expenses and other	(11,197)	683,001	429,765	477
Increase (decrease) in accounts payable and accrued expenses	245,118	1,212,951	(871,988)	(4,166,044)

Net cash provided by operating activities	282,079	6,379,428	4,858,890	6,319,708

Cash flows from investing activities:
Proceeds from sale of oil and properties	—	664,637	359,135	334,687
Insurance proceeds from involuntary conversion	—	512,133	—	—
Net cash paid for acquisition of properties and subsidiaries from AROC Inc.	(3,652,737)	—	—	—
Additions of property and equipment	(280,504)	(10,868,105)	(3,141,236)	(13,387,490)
Distributions from investment in partnership	—	185,718	185,714	—
Contributions to partnership investment	—	(40,818)	—	—

Net cash used in investing activities	(3,933,241)	(9,546,435)	(2,596,387)	(13,052,803)

Cash flows from financing activities:
Partners’ capital contributions	6,488,000	7,808,196	6,452,964	—
Partners’ cash distributions	—	—	—	(1,022,919)
Proceeds from issuance of long-term debt	3,000,000	—	—	7,000,000
Reduction of long-term debt	—	(2,900,000)	(2,900,000)	(2,100,000)

Net cash provided by financing activities	9,488,000	4,908,196	3,552,964	3,877,081

Net increase (decrease) in cash balance	5,836,838	1,741,189	5,815,467	(2,856,014)

Cash balance at beginning of period	—	5,836,838	5,836,838	7,578,027

Cash balance at end of period	$5,836,838	$7,578,027	$11,652,305	$4,722,013

The accompanying notes are an integral part of these statements.

SOUTHERN BAY OIL & GAS, L.P. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

	Period from
	inception
	(September 8,
	2004) to	Year ended	Nine Months ended
	December 31,	December 31,	September 30,
	2004	2005	2005	2006
			(Unaudited)	(Unaudited)

Supplementary cash flow information:
Acquisition of oil and gas properties in exchange for equity interest	$2,178,648	$—	$—	$—
Additions to oil and gas properties resulting from recognition of asset retirement obligations	$1,309,347	$755,482	$235,775	$137,800
Interest paid	$—	$99,860	$84,131	$86,096
The accompanying notes are an integral part of these statements.

SOUTHERN BAY OIL & GAS, L.P. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2005
NOTE A — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Southern Bay Oil & Gas, L.P. (the “Partnership”) was formed September 8, 2004 as a Texas limited partnership. The general partner is Southern Bay Energy, LLC, a Texas limited liability company (the “General Partner” or “SBE”), and the initial limited partner was V&C Energy Limited Partnership (“V&C”).
Effective November 1, 2004, V&C transferred oil and gas properties to the Partnership in exchange for an equity interest in the Partnership. These properties were recorded at predecessor cost of $2,178,648. On December 22, 2004, V&C contributed cash to the Partnership of $6,488,000 paid on behalf of the Partnership to acquire oil and gas properties from, and assume certain liabilities of, AROC Inc. and subsidiaries. During 2005 and 2006 (through September 30, 2006), the Partnership made additional significant acquisitions as follows:

Article I.	In February 2005, the Partnership acquired properties located in Pointe Coupee parish, Louisiana from Tema Oil and Gas Company for cash of approximately $1.9 million.

Article II.	In December 2005, the Partnership acquired properties located in Victoria County, Texas from BXP, Ltd for cash of approximately $6.3 million.

Article III.	In June 2006, the Partnership acquired properties located in Pointe Coupee parish, Louisiana from Delta Petroleum Corporation for cash of approximately $9.0 million.

The partnership is engaged in the oil and gas exploration, development and production business segment. The Partnership’s oil and gas interests are located primarily in Louisiana and Texas, and to a lesser extent, in Mississippi, Alabama, New Mexico, Oklahoma, Colorado and Montana.
The Partnership has three classes of partnership interests – Class A, Class B and Class C. At December 31, 2005, all of the partners’ capital is attributable to the Class A Units. The Class B and C Units are more fully described in Note H.
Unaudited Information
Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted with respect to the unaudited financial statements as of and for the nine months ended September 30, 2005 and 2006. The information reflected herein for these periods has been taken from the books and records of the Partnership without audit. However, the information reflects all adjustments, which are, in the opinion of management, normal recurring adjustments necessary for the fair statement of the financial position and results for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the year or for any other interim period.
1. Subsidiaries
The accompanying financial statements include the accounts of the Partnership and its subsidiaries from the dates of their acquisition. The Partnership’s investment in AROC Energy, L.P. (“AROC Energy”), a Texas limited partnership for which a subsidiary of the Partnership serves as general partner, is accounted for using the equity method.

2. Financial Instruments
The carrying amounts of the Partnership’s financial instruments, which include accounts receivable, accounts payable and accrued expenses, approximate fair values because of their short-term nature. The carrying amount of long-term debt is equal to fair market value, since the debt bears interest at market rates.
3. Revenue Recognition
Revenues represent income from production and delivery of oil and gas, recorded net of royalties. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership’s takes of gas volumes exceed its share of estimated recoverable reserves from the respective well. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of production. Volumetric production is monitored to minimize imbalances, and such imbalances were not significant at December 31, 2004 and 2005.
4. Oil and Gas Properties
The Partnership follows the successful efforts method of accounting for oil and gas operations whereby costs to acquire mineral interests in oil and gas properties, to drill exploratory wells that find proved reserves and to drill and equip development wells are capitalized. Exploration costs, including exploratory dry holes, geological and geophysical and cost of carrying and retaining unproved properties, are charged to operations as incurred.
The Partnership’s acquisition and development costs of proved oil and gas properties are amortized using the unit-of-production method based on total proved reserves and proved developed reserves, respectively, as estimated by independent petroleum engineers.
Oil and gas properties are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets is determined based on expected future cash flows using discount rates commensurate with the risks involved, using prices and costs consistent with those used for internal decision making. Long-lived assets committed by management for disposal are accounted for at the lower of cost or fair value, less cost to sell.
5. Income Taxes
The Partnership is not subject to Federal or state income tax on its taxable income. The taxable income and deductions are reported by the partners in their respective income tax returns and all tax obligations are borne solely by the partners. Therefore no provision for income taxes is included in the financial statements.
6. Derivative Instruments and Hedging Activities
The Partnership enters into derivative contracts, primarily options, collars and swaps, to hedge future crude oil and natural gas production in order to mitigate the risk of downward movements of market prices. As required, the Partnership follows SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended. Under SFAS No. 133, all derivatives are recognized on the balance sheet and measured at fair value. If the derivative does not qualify as a hedge or is not designated as a hedge, the gain or loss on the derivative is recognized currently in earnings. If the derivative qualifies for hedge accounting, the gain or loss on the derivative is either recognized in income along with an offsetting adjustment to the basis of the item being hedged for fair value hedges or deferred in other comprehensive income to the extent the hedge is effective for cash flow hedges. To qualify for hedge accounting, the derivative must contain the attributes of either a fair value, cash flow or foreign currency hedge.
The hedging relationship between the hedged instruments and hedged transactions must be highly effective in achieving the offset of changes in fair values and cash flows attributable to the hedged risk, both at the inception of the hedge and on an ongoing basis. The Partnership measures hedge effectiveness on a quarterly basis. Hedge accounting is discontinued prospectively when a hedging instrument becomes ineffective. The Partnership assesses hedge effectiveness based on total changes in the fair value of options used in cash flow hedges rather than changes in intrinsic value only. As a result, changes in the entire value of option contracts are deferred in accumulated other comprehensive income until the hedged transaction affects earnings to the extent such contracts are effective. Gains and losses deferred in accumulated other comprehensive income related to cash flow hedge derivatives that become ineffective remain unchanged until the related production is delivered.
Gains and losses resulting from hedge settlements are included in oil and gas revenues and are included in realized prices in the period that the related production is delivered. Gains and losses on hedging instruments that represent hedge ineffectiveness and gains and losses on derivative instruments that do not qualify for hedge accounting are included in other revenues or expenses in the period in which they occur. The resulting cash flows are reported as cash flows from operating activities.
7. Cash and Cash Equivalents
The Partnership treats all unrestricted investments with an original maturity of three months or less to be cash equivalents. The Partnership maintains its cash in one financial institution and periodically assesses the financial condition of the institution. The General Partner believes that any possible credit risk is minimal.
8. Accounting Estimates
In the course of preparing financial statements in conformity with generally accepted accounting principles, management makes various assumptions and estimates to determine the reported amounts of assets, liabilities, revenue and expenses in relation to the disclosure of commitments and contingencies. Changes in these assumptions and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, the actual results could differ from the amounts estimated.
9. Comprehensive Income (Loss)
The Partnership follows SFAS No. 130, “Reporting Comprehensive Income”, which established standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Other comprehensive loss at December 31, 2004 and 2005 consists of unrealized values (liabilities) of commodity hedges qualifying as cash flow hedges in accordance with SFAS No. 133.
10. Recently Promulgated Accounting Pronouncements
The Emerging Issues Task Force (“EITF”) issued EITF 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain

Rights.” Under this issue the general partner in a limited partnership is presumed to control the partnership unless the limited partner(s) have substantive participating rights. When the general partner is presumed to control the limited partnership, the general partner would fully consolidate the activities of the limited partnership into its financial statements. EITF 04-05 is effective for the first fiscal reporting period beginning after December 15, 2005. Partnership management has determined that this pronouncement has no effect on its method of reporting its investment in and earnings from a partnership for which it serves as general partner.
NOTE B — RELATED PARTY TRANSACTIONS
Accounts receivable at December 31, 2004 and 2005 includes $1,894,862 and $1,396,813, respectively due from AROC Energy, a limited partnership for which a subsidiary of the Partnership serves as General Partner. This amount represents AROC Energy’s share of property operating expenditures incurred by operating subsidiaries of the General Partner on behalf of AROC Energy, as well as accrued management fees. Revenues and royalties payable at December 31, 2004 and 2005 includes $4,792,930 and $3,680,922 , respectively, due to AROC Energy for oil and gas revenues collected by subsidiaries of the Partnership on behalf of AROC Energy. Also included in payables at December 31, 2004 is $200,601 due to V&C Energy for property operating expenditures.
Subsidiaries of the Partnership operate most oil and gas properties in which AROC Energy has an interest. Under this arrangement, these subsidiaries collect AROC Energy’s share of revenues from purchasers and incur property operating and development expenditures on its behalf. Monthly, these revenues are paid to AROC Energy, which in turn reimburses the Partnership for its share of expenditures.
NOTE C – LONG-TERM DEBT
In December 2004, the Partnership entered into a credit agreement (the “Credit Agreement”) with Wachovia Bank, National Association, (the “Bank”) which provides for a line of credit for three years. The Credit Agreement is secured by a first lien on substantially all of the Partnership’s assets. The initial borrowing base was set at $5,000,000. As of December 31, 2005, the borrowing base was $9,500,000. Amounts borrowed under the agreement bear interest at either (a) the LIBOR rate plus 1.75% to 3.00% or (b) the Bank’s prime rate plus from .25% to 1.50%, at the Partnership’s election. The agreement requires that the Partnership maintain certain minimum oil and gas hedges, as well as certain financial ratios, and contains restrictions on the Partnership’s ability to incur debt or liens, make investments, loans or partner distributions.
On December 22, 2004, the Partnership borrowed $3,000,000 under this Credit Agreement and, during 2005, repaid $2,900,000.
In June 2006, the Partnership increased its outstanding principal balance by $6,000,000 and in July 2006, repaid $1,100,000.
     An affiliate of the Bank, Wachovia Capital Partners, 2005, LLC is a limited partner investor in the Partnership.
NOTE D – HEDGING ACTIVITIES
The Partnership enters into hedge agreements to fix the price of anticipated future production.
The following is a summary of the Partnership’s oil and gas hedge contracts as of December 31, 2005. Three contracts are structured as fixed price swap contacts and one contract as a costless collar.

		NYMEX Contract Price
			Ceiling/
	Total		swap
Contract period and type	volume	Floor	price
Crude Oil Contracts (barrels)

Swap Contracts:
January 2006 - December 2006	42,000		$39.75
January 2007 - December 2007	36,000		$38.20

	78,000

January 2006 - December 2006	24,000		$42.35
January 2007 - December 2007	24,000		$40.54

	48,000
Collar Contracts:
January 2006 - December 2006	36,000	$55.00	$69.35
January 2007 - December 2007	24,000	$55.00	$69.30

	60,000

Natural Gas Contracts (mmbtu)

Swap Contracts:
January 2006 - December 2006	180,000		$6.16
January 2007 - December 2007	180,000		$5.70

	360,000
The fair market value of hedge contracts at December 31, 2004 was a liability of $50,307, which was classified as a non-current liability. The fair market value of these hedge contracts at December 31, 2005 was a liability of $4,533,843, of which $2,307,867 is classified as a current liability and $2,225,976 as a non-current liability. There were no realized hedge settlements for the period from September 8, 2004 (inception) to December 31, 2004. Realized hedge settlements included in oil and gas revenues were costs of $1,726,745 for the year ended December 31, 2005. The Partnership recognized a loss of $399,468 due to ineffectiveness on these hedge contracts during the year ended December 31, 2005.

NOTE E – ASSET RETIREMENT OBLIGATIONS
In accordance with the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations (“ARO”), the Partnership recognizes the present value of the estimated future abandonment costs of its oil and gas properties in both assets and liabilities. In connection with its property acquisitions, the Partnership recognized $1,309,347 in asset retirement obligations as of December 31, 2004. The changes in ARO for the year ended December 31, 2005 are as follows:

Balance, beginning of year	$1,309,347
Additional liabilities incurred	755,482
Disposals of properties	(3,911)
Accretion expense	55,474
Revision of estimates	2,980

Balance, end of year	$2,119,372

NOTE F – GAIN ON INVOLUNTARY CONVERSION
In August 2005, Hurricane Katrina caused severe damage to the facilities at three Partnership oil and gas properties located in Southeast Louisiana. The carrying amount of the destroyed properties was $231,894. Insurance proceeds of $584,649 were collected in December 2005. FASB Interpretation No. 30, “Accounting for Involuntary Conversions of Nonmonetary Assets to Monetary Assets”, requires the recognition of gain to the extent that monetary assets received exceed the carrying cost of the nonmonetary assets involuntarily converted, even though the monetary assets are reinvested to replace the nonmonetary asset. Consequently, the Partnership recognized a gain of $352,755.
As a result of the aforementioned damage, there has been no production from those properties since August 2005. These properties accounted for approximately 13% of the Partnership’s oil production in 2005 (19,991 barrels). Reconstruction of the damaged facilities is currently in progress with completion expected in 2006.
NOTE G – SIGNIFICANT CUSTOMERS
For the period September 8, 2004 through December 31, 2004, four customers accounted for 21%, 17%, 16% and 15% of consolidated oil and gas revenue. In 2005, three purchasers each accounted for 18% of the Partnership’s consolidated oil and gas revenues. No other single purchaser accounted for 10% or more of oil and gas revenues in 2004 or 2005. There are adequate purchasers of the Partnership’s production such that the General Partner believes the loss of one or more of the above customers would not have a material adverse effect on its results of operations or cash flows.
NOTE H – EQUITY INCENTIVE PLAN
On March 14, 2005, the partners approved the Equity Incentive Plan (“the Plan”). The purpose of the Plan is to provide incentives to employees and independent contractors of the General Partner by providing such persons with partnership interests in the Partnership designated as Class B Units and Class C Units. The Plan authorizes the issuance of up to one Class B Unit and up to three Class C Units for each 20 Class A Units issued by the Partnership. The Plan authorizes a maximum of 18,052 Class B Units and 54,155 Class C Units. There are currently 182,121 Class A units outstanding. On December 21, 2005, the Partnership awarded units pursuant this plan, and subject to the terms and conditions of Award Letters issued to all recipients.

	Units Awarded
		This	Pending
	Total	Award	Capital Call
Class B Units	12,500	6,800	5,700
Class C Units-$125 per unit	14,100	6,200	7,900
Class C Units-$150 per unit	14,100	6,200	7,900
Class C Units-$175 per unit	14,100	6,200	7,900

Total Units	54,800	25,400	29,400

Units shown under the column entitled “Pending Capital Call” are contingent on the receipt of additional capital by the Partnership. If the additional capital, or any portion thereof, is not received, those unit awards are reduced proportionately.
Class B units all vest on January 1, 2008, subject to continued employment through December 31, 2007 and do not participate in profits, losses or cash distributions, prior to vesting. If a recipient leaves the employment of the Partnership (or its subsidiaries or affiliates) prior to January 1, 2008, all Class B units awarded to that individual are forfeited.
Class C units vest over a three-year period beginning January 1, 2006. Cumulative vesting on January 1st of each year is: 2006-30%, 2007-65%, 2008-100%. Class C units do not participate in profits, losses or cash distributions prior to vesting and until Class A and applicable Class B units have received cumulative cash distributions per unit equal to the amounts shown in the above table for each group of such units awarded.
Vesting of both Class B and Class C units is accelerated in the case of a change in control, as defined in the Plan.
As of December 31, 2005, the Partnership was accounting for these awards under Accounting Principles Board Opinion No. 25 and recognized compensation expense of $11,232 during 2005. The Partnership adopted the provisions of SFAS 123R, “Share-Based Payment” effective January 1, 2006 and, as a result, recognized compensation expense of $316,000 in the first nine months of 2006.
NOTE I –COMMITMENTS AND CONTINGENCIES
From time to time the Partnership is a party to various legal proceedings arising in the ordinary course of business. While the outcome of litigation cannot be predicted with certainty, the Partnership is not currently a party to any legal proceeding that it believes, if determined in a manner adverse to the Partnership, would have a material adverse effect on its financial condition, results of operations or cash flows.
NOTE J – SUPPLEMENTAL FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)
1. Costs incurred relating to oil and gas activities
Costs incurred for the period from September 8, 2004 to December 31, 2004 and for the year ended December 31, 2005 in acquisition, development and exploration of oil and gas properties are as follows:

	2004	2005
Acquisition	$10,640,253	$8,378,109
Development	$63,387	$2,435,194
Exploration	$—	$—
2. Estimated Quantities of Proved Oil and Gas Reserves
The estimates of proved oil and gas reserves are based on a report by independent petroleum engineers. The estimates at December 31, 2004 and 2005 were prepared by Cawley, Gillespie & Associates, Inc. The General Partner emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of the Partnership’s proved reserves is undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.
Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.
The following is a summary of the Partnership’s proved oil and gas reserves, all of which are located in the United States:

	Oil (Bbl)	Gas (Mcf)
Proved reserve quantities, September 8, 2004	—	—

Purchase and contribution of minerals-in-place	950,092	5,135,597
Production	(6,926)	(25,199)

Proved reserve quantities, December 31, 2004	943,166	5,110,398
Purchase of minerals-in-place	469,134	313,505
Production	(153,962)	(559,419)
Sales of minerals-in-place	(5)	(90,547)
Extensions and discoveries	8,485	1,075,787
Revision of quantity estimates	61,566	(369,833)

Proved reserve quantities, December 31, 2005	1,328,384	5,479,891

Proved developed reserve quantities:
December 31, 2004	767,106	3,783,258
December 31, 2005	1,211,555	4,924,684
States:
3. Discounted Future Net Cash Flows
In accordance with SFAS No. 69, estimates of the standardized measure of discounted future cash flows were determined by applying period-end prices (adjusted for location and quality differentials) to the estimated future production of year-end proved reserves. Future cash inflows were reduced by the estimated future production and development costs based on period-end costs to determine pre-tax cash inflows in the associated proved oil and gas properties. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the standardized measure.
Future income tax expenses have not been taken into account, since future taxable income or loss is taxed directly to the partners, not to the Partnership. Estimates for future general and administrative and interest expense have also not been considered.
The standardized measure of discounted future net cash flow amounts contained in the following tabulation does not purport to represent the fair market value of oil and gas properties. No value has been given to unproved properties. There are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production and the timing and amount of future costs. Future realization of oil and gas prices over the remaining reserve lives may vary significantly from current prices. In addition, the method of valuation utilized, based on year-end prices and costs and the use of a 10% discount rate is not necessarily appropriate for determining fair value.
The estimated standardized measure of discounted future cash flows at December 31, 2004 and 2005 is as follows:

	2004	2005
Future cash inflows	$69,781,211	$123,131,516
Future production costs	23,729,536	44,893,469
Future development costs	3,981,050	3,613,204

Future net cash flows	42,070,625	74,624,843
10% annual discount for estimated timing of cash flows	13,184,406	25,604,359

Standardized measure of discounted future cash flows	$28,886,219	$49,020,484

The changes in standardized measure of discounted future net cash flows for the period September 8, 2004 to December 31, 2004 and for the year ended December 31, 2005 are as follows:

	2004	2005
Standardized measure, beginning of period	$—	$28,886,219
Changes in prices, net of production cost	—	11,816,725
Previously estimated development cost incurred	—	1,500,908
Extensions and discoveries	—	4,305,159
Revision of quantity estimates	—	(1,529)
Change in estimated future development cost	—	(744,297)
Purchases in minerals in place	28,712,323	10,529,888
Sales, net of production costs	(304,738)	(8,593,537)
Sales of minerals-in-place	—	(149,180)
Accretion of discount	478,634	2,883,292
Changes in timing of estimated cash flows and other	—	(1,413,164)

Standardized measure, end of period	$28,886,219	$49,020,484

Current prices at year-end, used in standardized measure:
Oil (per barrel)	$41.63	$58.19
Gas(per Mcf)	$5.97	$8.36

FINANCIAL STATEMENTS OF SOUTHERN BAY ENERGY, L.L.C.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Members
Southern Bay Energy, L.L.C.
     We have audited the accompanying consolidated balance sheet of Southern Bay Energy, L.L.C. as of December 31, 2005. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.
     In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Southern Bay Energy, L.L.C. as of December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/Grant Thornton LLP
Houston, Texas
January 25, 2007

SOUTHERN BAY ENERGY, L.L.C.
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2005	2006
		(Unaudited)
ASSETS
Current assets:
Cash	$7,580,263	$4,730,305
Accounts receivable:
Oil and gas revenues	11,398,137	7,244,456
Joint interest billings and other	1,716,628	2,691,952
Accounts receivable from related parties	1,396,813	466,235
Prepaid expenses and other	420,630	465,261

Total current assets	22,512,471	15,598,209

Oil and gas properties, successful efforts method	21,168,728	34,577,921
Office furniture and equipment	173,347	289,444
Land	81,671	81,671
Less accumulated depreciation, depletion and amortization	(1,626,100)	(3,798,349)

Net property and equipment	19,797,646	31,150,687

Other assets:
Equity in AROC Energy, L.P.	1,426,571	1,543,190
Other	154,975	121,962

	$43,891,663	$48,414,048

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$3,377,000	$2,797,917
Accounts payable to related parties	3,680,992	2,718,463
Revenues and royalties payable	10,763,380	8,343,050
Drilling advances	72,868	129,157
Accrued expenses payable	1,717,081	1,456,690
Commodity hedges, current portion	2,307,867	1,824,305

Total current liabilities	21,919,188	17,269,582

Long-term debt	100,000	5,000,000
Commodity hedges, long-term portion	2,225,976	470,421
Asset retirement obligations	2,119,372	2,323,396
Limited partners’ equity in Southern Bay Oil & Gas, L.P.	17,418,796	23,228,807
Commitments and contingencies

Members’ equity:
Members’ capital	140,579	139,479
Accumulated other comprehensive loss	(32,248)	(17,637)

Total members’ equity	108,331	121,842

	$43,891,663	$48,414,048

The accompanying notes are an integral part of these statements.

SOUTHERN BAY ENERGY, L.L.C.
NOTES TO CONSOLIDATED BALANCE SHEETS
December 31, 2005
NOTE A — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Southern Bay Energy, L.L.C. (the “Company”) was formed September 8, 2004, as a Texas limited liability company, for the primary purpose of serving as general partner for Southern Bay Oil & Gas, L.P. (the “Partnership”), a Texas limited partnership, which was also formed September 8, 2004.
The Partnership is engaged in the oil and gas exploration, development and production business segment. The Partnership’s oil and gas interests are located primarily in Louisiana and Texas, and to a lesser extent, in Mississippi, Alabama, New Mexico, Oklahoma, Colorado and Montana.
Unaudited Information
Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted with respect to the unaudited balance sheet as of September 30, 2006. The information reflected herein for that financial statement has been taken from the books and records of the Partnership without audit. However, the information reflects all adjustments, which are, in the opinion of management, normal recurring adjustments necessary for the fair statement of the financial position.
1. Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and the Partnership. The Partnership’s investment in AROC Energy, L.P. (“AROC Energy”), a Texas limited partnership for which a subsidiary of the Partnership serves as general partner, is accounted for using the equity method.
2. Financial Instruments
The carrying amounts of financial instruments, which include accounts receivable, accounts payable and accrued expenses, approximate fair values because of their short-term nature. The carrying amount of the Partnership’s long-term debt is equal to fair market value, since the debt bears interest at market rates.
3. Revenue Recognition
Revenues represent income from production and delivery of oil and gas, recorded net of royalties. The Partnership follows the sales method of accounting for gas imbalances. A liability is recorded only if the Partnership’s takes of gas volumes exceed its share of estimated recoverable reserves from the respective well. No receivables are recorded for those wells where the Partnership has taken less than its ownership share of production. Volumetric production is monitored to minimize imbalances, and such imbalances were not significant in 2005.

4. Oil and Gas Properties
The Partnership follows the successful efforts method of accounting for oil and gas operations whereby costs to acquire mineral interests in oil and gas properties, to drill exploratory wells that find proved reserves and to drill and equip development wells are capitalized. Exploration costs, including exploratory dry holes, geological and geophysical and cost of carrying and retaining unproved properties, are charged to operations as incurred.
The Partnership’s acquisition and development costs of proved oil and gas properties are amortized using the unit-of-production method based on total proved reserves and proved developed reserves, respectively, as estimated by independent petroleum engineers.
Oil and gas properties are assessed for impairment whenever changes in facts and circumstances indicate a possible significant deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets is determined based on expected future cash flows using discount rates commensurate with the risks involved, using prices and costs consistent with those used for internal decision making. Long-lived assets committed by management for disposal are accounted for at the lower of cost or fair value, less cost to sell.
5. Income Taxes
The Company is not subject to Federal or state income tax on its taxable income. The taxable income and deductions are reported by the members in their respective income tax returns and all tax obligations are borne solely by the members. Therefore no provision for income taxes is included in the financial statements.
6. Derivative Instruments and Hedging Activities
The Partnership enters into derivative contracts, primarily options, collars and swaps, to hedge future crude oil and natural gas production in order to mitigate the risk of downward movements of market prices. As required, the Partnership follows SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended. Under SFAS No. 133, all derivatives are recognized on the balance sheet and measured at fair value. If the derivative does not qualify as a hedge or is not designated as a hedge, the gain or loss on the derivative is recognized currently in earnings. If the derivative qualifies for hedge accounting, the gain or loss on the derivative is either recognized in income along with an offsetting adjustment to the basis of the item being hedged for fair value hedges or deferred in other comprehensive income to the extent the hedge is effective for cash flow hedges. To qualify for hedge accounting, the derivative must contain the attributes of either a fair value, cash flow or foreign currency hedge.
The hedging relationship between the hedged instruments and hedged transactions must be highly effective in achieving the offset of changes in fair values and cash flows attributable to the hedged risk, both at the inception of the hedge and on an ongoing basis. The Partnership measures hedge effectiveness on a quarterly basis. Hedge accounting is discontinued prospectively when a hedging instrument becomes ineffective. The Partnership assesses hedge effectiveness based on total changes in the fair value of options used in cash flow hedges rather than changes in intrinsic value only. As a result, changes in the entire value of option contracts are deferred in accumulated other comprehensive income until the hedged transaction affects earnings to the extent such contracts are effective. Gains and losses deferred in accumulated other comprehensive income related to cash flow hedge derivatives that become ineffective remain unchanged until the related production is delivered.
Gains and losses resulting from hedge settlements are included in oil and gas revenues and are included in realized prices in the period that the related production is delivered. Gains and losses on hedging instruments that represent hedge ineffectiveness and gains and losses on derivative instruments that do not qualify for hedge accounting are included in other revenues or expenses in the period in which they occur. The resulting cash flows are reported as cash flows from operating activities.
7. Cash and Cash Equivalents
The Company treats all unrestricted investments with an original maturity of three months or less to be cash equivalents. The Partnership maintains its cash in one financial institution and periodically assesses the financial condition of the institution. The General Partner believes that any possible credit risk is minimal.
8. Accounting Estimates
In the course of preparing financial statements in conformity with generally accepted accounting principles, management makes various assumptions and estimates to determine the reported amounts of assets, liabilities, revenue and expenses in addition to the disclosure of commitments and contingencies. Changes in these assumptions and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, the actual results could differ from the amounts estimated.
9. Comprehensive Income (Loss)
The Partnership follows SFAS No. 130, “Reporting Comprehensive Income”, which established standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Other comprehensive loss at December 31, 2005 consists of unrealized values (liabilities) of commodity hedges qualifying as cash flow hedges in accordance with SFAS No. 133.
10. Recently Promulgated Accounting Pronouncements
The Emerging Issues Task Force (“EITF”) issued EITF 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” Under this issue the general partner in a limited partnership is presumed to control the partnership unless the limited partner(s) have substantive participating rights. When the general partner is presumed to control the limited partnership, the general partner would fully consolidate the activities of the limited partnership into its financial statements. EITF 04-05 is effective for the first fiscal reporting period beginning after December 15, 2005. Management has determined that this pronouncement has no effect on its method of reporting its investment in and earnings from AROC Energy, L.P. (“AROC Energy”), for which the Partnership serves as general partner.

NOTE B – RELATED PARTY TRANSACTIONS
Accounts receivable at December 31, 2005 includes $1,396,813, due from AROC Energy, a limited partnership for which a subsidiary of the Partnership serves as General Partner. This amount represents AROC Energy’s share of property operating expenditures incurred by operating subsidiaries of the General Partner on behalf of AROC Energy, as well as accrued management fees. Revenues and royalties payable at December 31, 2005 include $3,680,922 due to AROC Energy for oil and gas revenues collected by subsidiaries of the Partnership on behalf of AROC Energy.
Subsidiaries of the Partnership operate most oil and gas properties in which AROC Energy has an interest. Under this arrangement, these subsidiaries collect AROC Energy’s share of revenues from purchasers and incur property operating and development expenditures on its behalf. Monthly, these revenues are paid to AROC Energy, which in turn reimburses the Partnership for its share of expenditures.
NOTE C – LONG-TERM DEBT
In December 2004, the Partnership entered into a credit agreement (the “Credit Agreement”) with Wachovia Bank, National Association, (the “Bank”) which provides for a line of credit for three years. The Credit Agreement is secured by a first lien on substantially all of the Partnership’s assets. The initial borrowing base was set at $5,000,000. As of December 31, 2005, the borrowing base was $9,500,000. Amounts borrowed under the agreement bear interest at either (a) the LIBOR rate plus 1.75% to 3.00% or (b) the Bank’s prime rate plus from .25% to 1.50%, at the Partnership’s election. The agreement requires that the Partnership maintain certain minimum oil and gas hedges, as well as certain financial ratios, and contains restrictions on the Partnership’s ability to incur debt or liens, make investments, loans or partner distributions.
On December 22, 2004, the Partnership borrowed $3,000,000 under this Credit Agreement and, during 2005, repaid $2,900,000.
In June 2006, the Partnership increased its outstanding principal balance by $6,000,000 and in July 2006, repaid $1,100,000.
An affiliate of the Bank, Wachovia Capital Partners, 2005, LLC is a limited partner investor in the Partnership.
NOTE D – HEDGING ACTIVITIES
The Partnership enters into hedge agreements to fix the price of anticipated future production.
The following is a summary of the Partnership’s oil and gas hedge contracts as of December 31, 2005. Three contracts are structured as fixed price swap contacts and one contract as a costless collar.

		NYMEX Contract Price
			Ceiling/
	Total		swap
Contract period and type	volume	Floor	price
Crude Oil Contracts (barrels)

Swap Contracts:
January 2006 - December 2006	42,000		$39.75
January 2007 - December 2007	36,000		$38.20

	78,000

January 2006 - December 2006	24,000		$42.35
January 2007 - December 2007	24,000		$40.54

	48,000

Collar Contracts:
January 2006 - December 2006	36,000	$55.00	$69.35
January 2007 - December 2007	24,000	$55.00	$69.30

	60,000

Natural Gas Contracts (mmbtu)

Swap Contracts:
January 2006 - December 2006	180,000		$6.16
January 2007 - December 2007	180,000		$5.70

	360,000
The fair market value of these hedge contracts at December 31, 2005 was a liability of $4,533,843, of which $2,307,867 is classified as a current liability and $2,225,976 as a non-current liability.
NOTE E – ASSET RETIREMENT OBLIGATIONS
In accordance with the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations (“ARO”), the Partnership recognizes the present value of the estimated future abandonment costs of its oil and gas properties in both assets and liabilities. In connection with its property acquisitions, the Partnership recognized $1,309,347 in asset retirement obligations as of December 31, 2004. The changes in ARO for the year ended December 31, 2005 are as follows:

Balance, beginning of year	$1,309,347
Additional liabilities incurred	755,482
Disposals of properties	(3,911)
Accretion expense	55,474
Revision of estimates	2,980

Balance, end of year	$2,119,372

NOTE F – EQUITY INCENTIVE PLAN
On March 14, 2005, the Partnership approved the Equity Incentive Plan (“the Plan”). The purpose of the Plan is to provide incentives to employees and independent contractors of the General Partner by providing such persons with partnership interests in the Partnership designated as Class B Units and Class C Units. The Plan authorizes the issuance of up to one Class B Unit and up to three Class C Units for each 20 Class A Units issued by the Partnership. The Plan authorizes a maximum of 18,052 Class B Units and 54,155 Class C Units. There are currently 182,121 Class A units outstanding. On December 21, 2005, the Partnership awarded units pursuant this plan, and subject to the terms and conditions of Award Letters issued to all recipients.

	Units Awarded
		This	Pending
	Total	Award	Capital Call
Class B Units	12,500	6,800	5,700
Class C Units-$125 per unit	14,100	6,200	7,900
Class C Units-$150 per unit	14,100	6,200	7,900
Class C Units-$175 per unit	14,100	6,200	7,900

Total Units	54,800	25,400	29,400

Units shown under the column entitled “Pending Capital Call” are contingent on the receipt of additional capital by the Partnership. If the additional capital, or any portion thereof, is not received, those unit awards are reduced proportionately.
Class B units all vest on January 1, 2008, subject to continued employment through December 31, 2007 and do not participate in profits, losses or cash distributions, prior to vesting. If a recipient leaves the employment of the Partnership (or its subsidiaries or affiliates) prior to January 1, 2008, all Class B units awarded to that individual are forfeited.
Class C units vest over a three-year period beginning January 1, 2006. Cumulative vesting on January 1st of each year is: 2006-30%, 2007-65%, 2008-100%. Class C units do not participate in profits, losses or cash distributions prior to vesting and until Class A and applicable Class B units have received cumulative cash distributions per unit equal to the amounts shown in the above table for each group of such units awarded.
Vesting of both Class B and Class C units is accelerated in the case of a change in control, as defined in the Plan.
NOTE G –COMMITMENTS AND CONTINGENCIES
From time to time the Company and the Partnership are parties to various legal proceedings arising in the ordinary course of business. While the outcome of litigation cannot be predicted with certainty, the Partnership is not currently a party to any legal proceeding that it believes, if determined in a manner adverse to the Partnership, would have a material adverse effect on its financial condition, results of operations or cash flows.

FINANCIAL STATEMENTS OF AROC PROPERTIES
Report of Independent Registered Public Accounting Firm
The Shareholders
GeoResources, Inc.
     We have audited the accompanying statement of revenues and direct operating expenses for the AROC Properties (as described in Note B) for the year ended December 31, 2004. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and direct operating expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statement of revenues and direct operating expenses provides a reasonable basis for our opinion.
     As described in Note A, the accompanying statement is prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in GeoResources, Inc.’s Proxy Statement and is not intended to be a complete financial presentation.
     In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the AROC Properties, for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/Grant Thornton LLP
Houston, Texas
December 1, 2006

AROC Properties
STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
Year ended December 31, 2004

Revenues:
Oil and gas sales	$7,035,603

Direct operating expenses:
Production taxes	596,743
Lease operating expenses	1,900,618

2,497,361

Excess of revenues over direct operating expenses	$4,538,242

The accompanying notes are an integral part of this statement.

AROC Properties
NOTES TO FINANCIAL STATEMENT
December 31, 2004
NOTE A — PROPERTY INTERESTS
The accompanying financial statement presents the revenues and direct operating expenses of certain oil and gas working interests that were acquired by Southern Bay Oil & Gas, L.P. (“Southern Bay”) from AROC Inc. and subsidiaries (“AROC Properties”) on December 22, 2004. The AROC properties consist of net working interests and net revenue interests in oil and gas properties located primarily in Texas and Louisiana.
The working interests in the AROC properties range from 1% to 100% and the net revenue interests range from less than 1% to 70%.
This financial statement was prepared for inclusion in a proxy statement filing by GeoResources, Inc. to comply with the rules and regulations of the Securities and Exchange Commission and, accordingly it is not a complete presentation of financial position, results of operations or cash flow of the AROC Properties.
NOTE B — BASIS OF PRESENTATION
The historical consolidated financial statements of AROC Inc. and subsidiaries (“AROC”) reflecting the financial position, results of operations and cash flows required by generally accepted accounting principles in the United States of America are not presented, since AROC has operated pursuant to a plan of liquidation since 2003. As a result, its general and administrative expenses, interest expense, income tax provision and depreciation, depletion and amortization expenses, as well as its liquidating distributions are not relevant to the merger of Southern Bay and GeoResources. Accordingly, the statement of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-10 (c) of Securities and Exchange Commission Regulation S-B.
The accompanying statement of revenues and direct operating expenses excludes depreciation, depletion and amortization, allocated general and administrative expense, income taxes, interest expense and other income and expense, since these properties represent only a portion of the business, and the expenses incurred are not necessarily indicative of the expenses to be incurred by GeoResources.
The preparation of the full financial statements in conformity with accounting principles generally accepted in the United States requires use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to the unsettled transactions and events as of the date of the financial statements. Actual results may differ from such estimates.
NOTE C — OIL AND GAS RESERVE INFORMATION
The following is a summary of the estimated oil and gas reserve information relating to the AROC Properties at December 31, 2004. These estimates were extracted from reports prepared by Cawley, Gillespie and Associates, Inc., independent petroleum engineers.

	Oil	Gas
	(Bbls)	(Mcf)
Proved reserve quantities, January 1, 2004	687,182	2,915,238
Production	(114,035)	(419,435)
Revision of quantity estimates	121,469	1,187,493

Proved reserve quantities, December 31, 2004	694,616	3,683,296

Proved developed reserve quantities:
December 31, 2004	571,246	2,688,235

In accordance with SFAS No. 69, estimates of the standardized measure of discounted net cash flows were determined by applying year-end prices (adjusted for location and quantity differentials) to the estimated future production of year-end proved reserves. Future cash inflows were reduced by the estimated future production and development costs based on year-end costs to determine estimated pre-tax net cash inflows. Future net cash inflows were discounted using a 10% annual discount rate to arrive at standardized measure.
Future income tax expense has not been taken into account since future taxable income is taxed to the individual owner of the properties.

The standardized measure of discounted future net cash flows shown in the following tabulation does not purport to present the fair market value of the properties. There are significant uncertainties inherent in estimating proved reserves and in projecting rates of production and the timing and amount of future costs. Future oil and gas prices realized may vary significantly from prices used in estimating these reserves. In addition, the method of valuation utilized, based on year-end prices and costs and the use of a 10% discount may not be appropriate for estimating fair market value.
The estimated standardized measure of the AROC Properties at December 31, 2004, at the time of sale to Southern Bay are as follows:

Future cash inflows	$50,892,351
Future production costs	17,761,821
Future development costs	3,200,712

Future net cash flows	29,929,818
10% annual discount for estimated timing of cash flows	9,287,552

Standardized measure of discounted future cash flows	$20,642,266

The changes in standardized measure of discounted cash flows for 2004 are as follows:

Standardized measure, January 1, 2004	$9,556,496
Changes in prices, net of production cost	9,646,785
Revision of quantitiy estimates	5,577,270
Change in estimated future development cost	(717,277)
Sales, net of production costs	(4,538,242)
Accretion of discount	905,172
Changes in timing of estimated cash flows and other	212,062

Standardized measure, December 31, 2004	$20,642,266

Prices at December 31, 2004, used in standardized measure:

Oil (per barrel)	$41.63
Gas (per Mcf)	$5.97

FINANCIAL STATEMENTS OF V&C ENERGY LIMITED PARTNERSHIP
Report of Independent Certified Public Accountants
The Partners
V&C Energy Limited Partnership
     We have audited the accompanying statements of income, partners’ capital and cash flows of V&C Energy Limited Partnership for the ten months ended October 31, 2004. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of income, partners’ capital and cash flows are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of income, partners’ capital and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of income, partners’ capital and cash flows. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of V&C Energy Limited Partnership for the ten months ended October 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/Grant Thornton LLP
Houston, Texas
December 1, 2006

V&C Energy Limited Partnership
STATEMENT OF INCOME
Ten months ended October 31, 2004

Revenues:
Oil and gas	$2,684,673
Gain on sale of assets	65,512
Interest	3,991

2,754,176

Expenses:
Lease operating	494,365
Severance taxes	243,004
Exploration (successful efforts)	64,650
Impairment of oil and gas properties	149,460
General and administrative	82,575
Depreciation, depletion, and amortization	493,459

Total expenses	1,527,513

Net income	$1,226,663

The accompanying notes are an integral part of this statement.

V&C Energy Limited Partnership
STATEMENT OF PARTNERS’ CAPITAL
Ten months ended October 31, 2004

	General	Limited
	partner	partner	Total
Balance at December 31, 2003	$219,030	$3,004,833	$3,223,863

Cash distributions	(1,115)	(10,039)	(11,154)

Net income	122,666	1,103,997	1,226,663

Balance, October 31, 2004	$340,581	$4,098,791	$4,439,372

The accompanying notes are an integral part of this statement.

V&C Energy Limited Partnership
STATEMENT OF CASH FLOWS
Ten months ended October 31, 2004

Cash flows from operating activities
Net income	$1,226,663
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	493,459
Impairment of oil and gas properties	149,460
Accretion of asset retirement obligations	4,914
Gain on sale of assets	(65,512)
Change in assets and liabilities:
Decrease in accounts receivable	77,288
Increase in accounts payable	268,161

Net cash provided by operating activities	2,154,433

Cash flows from investing activities
Additions to oil and gas properties	(893,456)
Sales of oil and gas properties	191,997

Net cash used in investing activities	(701,459)

Cash flows from financing activities
Partners’ cash distributions	(11,154)

Net cash used in financing activities	(11,154)

Net increase in cash	1,441,820
Cash and cash equivalents at beginning of period	841,393

Cash and cash equivalents at end of period	$2,283,213

Supplementary information:
Noncash financing and investing activities:
Additions to asset retirement obligations	$172,974
The accompanying notes are an integral part of this statement.

V&C Energy Limited Partnership
NOTES TO FINANCIAL STATEMENTS
October 31, 2004
NOTE A – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
V&C Energy Limited Partnership (the “Partnership”) was formed July, 1989 as a Michigan limited partnership. The general partner was Energy Resource Associates, Inc., a Texas corporation owned by Mr. Frank A. Lodzinski. Initially the sole limited partner was a predecessor to Vlasic Investments, LLC. Subsequently, Mr. Lodzinski was admitted as a limited partner.
The partnership was engaged in investing in the oil and gas exploration, development and production business, both through direct ownership and through entities engaged in those activities. The Partnership’s oil and gas interests were located primarily in Texas and Louisiana.
Effective November 1, 2004, the Partnership exchanged substantially all of its oil and gas properties for equity interests in Southern Bay Oil & Gas, L.P. (“Southern Bay”), a Texas limited partnership.
In November 2005, the Partnership was dissolved and its remaining assets were transferred to Vlasic FAL, L.P., a newly formed Texas limited partnership.
a. Financial Instruments
The carrying amounts of the Partnership’s financial instruments, which included accounts receivable, accounts payable and accrued expenses, approximated fair values because of their short-term nature.
b. Revenue Recognition
Revenues represented income from production and delivery of oil and gas, recorded net of royalties. The Partnership followed the sales method of accounting for gas imbalances. A liability was recorded only if the Partnership’s takes of gas volumes exceeded its share of estimated recoverable reserves from the respective well. No receivables were recorded for those wells where the Partnership had taken less than its ownership share of production. Volumetric production was monitored to minimize imbalances, and there were no imbalances at October 31, 2004.
c. Oil and Gas Properties
The Partnership followed the successful efforts method of accounting for oil and gas operations whereby costs to acquire mineral interests in oil and gas properties, to drill exploratory wells that find proved reserves and to drill and equip development wells were capitalized. Exploration costs, including exploratory dry holes, geological and geophysical and cost of carrying and retaining unproved properties, were charged to operations as incurred.
The Partnership’s acquisition and development costs of proved oil and gas properties were amortized using the unit-of-production method based on total proved reserves and proved developed reserves, respectively, as estimated by independent petroleum engineers.

NOTE A – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Oil and gas properties were assessed for impairment whenever changes in facts and circumstances indicated a possible significant deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows was less than the carrying value of the asset group, the carrying value was written down to estimated fair value. Individual assets were grouped for impairment purposes at the lowest level for which there were identifiable cash flows that were largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of impaired assets was determined based on expected future cash flows using discount rates commensurate with the risks involved, using prices and costs consistent with those used for internal decision making. Long-lived assets committed by management for disposal were accounted for at the lower of cost or fair value, less cost to sell.
d. Income Taxes
The Partnership was not subject to Federal or state income tax on its taxable income. The taxable income and deductions were reported by the partners in their respective income tax returns and all tax obligations were borne solely by the partners. Therefore no provision for income taxes was included in the financial statements.
e. Cash and Cash Equivalents
The Partnership treated all unrestricted investments with an original maturity of three months or less to be cash equivalents. The Partnership maintained its cash in one financial institution and periodically assessed the financial condition of the institution. The General Partner believed that any possible credit risk was minimal.
f. Accounting Estimates
In the course of preparing financial statements in conformity with generally accepted accounting principles, management made various assumptions and estimates to determine the reported amounts of assets, liabilities, revenue and expenses and the disclosures of commitments and contingencies. Changes in these assumptions and estimates will occur as a result of the passage of time and the occurrence of future events and, accordingly, the actual results could differ from the amounts estimated.
NOTE B — RELATED PARTIES
As of October 31, 2004, the Partnership held interests in oil and gas properties operated by AROC Inc., an entity for which Mr. Lodzinski served as president and chairman. Operator fees paid to AROC for the ten months ended October 31, 2004 totaled $69,418. V&C also purchased properties from AROC during this period for a total cost of $266,099.
During the ten months ended October 31, 2006 the Partnership paid Mr. Lodzinski management fees of $11,000.

NOTE C — ASSET RETIREMENT OBLIGATIONS
In accordance with the requirements of Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations (“ARO”), the Partnership recognized the present value of the estimated future abandonment costs of its oil and gas properties in both assets and liabilities. The changes in ARO for the ten months ended October 31, 2004 are as follows:

Balance, January 1, 2004	$139,843
Additional liabilities incurred	172,974
Accretion expense	4,913

Balance October 31, 2004	$317,730

NOTE D — SIGNIFICANT CUSTOMERS
During the ten months ended October 31, 2004, two purchasers accounted for 51% and 13%, respectively of the Partnership’s oil and gas revenues. No other single purchaser accounted for 10% or more of oil and gas revenues during that period. There were adequate purchasers of the Partnership’s production such that the General Partner believed the loss of one or more of the above customers would not have a material adverse effect on its results of operations or cash flows.
NOTE E — SUPPLEMENTAL FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)
(a) Costs incurred relating to oil and gas activities
Costs incurred for the ten months ended October 31, 2004 in acquisition, development and exploration of oil and gas properties were as follows:

Acquisition	$478,380
Development	415,076
Exploration	64,650
(b) Estimated Quantities of Proved Oil and Gas Reserves
The Partnership’s estimates of proved oil and gas reserves were based on reports by independent petroleum engineers. The estimates at December 31, 2003 and 2004 were prepared by Cawley, Gillespie & Associates, Inc. The General Partner emphasized that reserve estimates were inherently imprecise. In addition, a portion of the Partnership’s proved reserves are undeveloped, which increased the imprecision inherent in estimating reserves which may ultimately be produced.

NOTE E — SUPPLEMENTAL FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) – Continued
Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.
The following is a summary of the Partnership’s proved oil and gas reserves, all of which were located in the United States:

	Oil	Gas
	(Bbls)	(Mcf)
Proved reserve quantities, December 31, 2003	210,637	1,014,410
Purchases of minerals-in-place	20,610	97,212
Production	(46,109)	(140,334)
Revision of quantity estimates	70,342	481,014

Proved reserve quantities, October 31, 2004	255,480	1,452,302

Proved developed reserves
December 31, 2003	159,946	952,052
October 31, 2004	202,786	1,120,223
(c) Discounted Future Net Cash Flows
In accordance with SFAS No. 69, estimates of the standardized measure of discounted future cash flows were determined by applying period-end prices (adjusted for location and quality differentials) to the estimated future production of year-end proved reserves. Future cash inflows were reduced by the estimated future production and development costs based on period-end costs to determine pre-tax cash inflows in the associated proved oil and gas properties. Future net cash inflows were discounted using a 10% annual discount rate to arrive at the standardized measure.
Future income tax expenses had not been taken into account, since future taxable income or loss is taxed directly to the partners, not to the Partnership. Estimates for future general and administrative and interest expense had also not been considered.
The standardized measure of discounted future net cash flow amounts contained in the following tabulation does not purport to represent the fair market value of oil and gas properties. No value was given to unproved properties. There are significant uncertainties inherent in estimating quantities of proved reserves and in projecting rates of production and the timing and amount of future costs. Future realization of oil and gas prices over the remaining reserve lives may vary significantly from current prices. In addition, the method of valuation utilized, based on year-end prices and costs and the use of a 10% discount rate is not necessarily appropriate for determining fair value.

NOTE E — SUPPLEMENTAL FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) – Continued
The estimated standardized measure of discounted future cash flows at October 31, 2004 is as follows:

Future cash inflows	$19,374,899
Future production costs	6,149,068
Future development costs	780,338

Future net cash flows	12,445,493
10% annual discount for estimated timing of cash flows	4,026,334

Standardized measure of discounted future cash flows	$8,419,159

The changes in standardized measure of discounted future net cash flows for the ten months ended October 31, 2004 are as follows:

Standardized measure, December 31, 2003	$3,859,726
Changes in prices, net of production cost	3,229,740
Revision of quantitiy estimates	2,514,234
Change in estimated future development cost	(281,556)
Purchases in minerals in place	388,514
Sales, net of production costs	(1,647,479)
Accretion of discount	243,274
Changes in timing of estimated cash flows and other	112,706

Standardized measure, October 31, 2004	$8,419,159

FINANCIAL STATEMENT OF BXP PROPERTIES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Partners
Southern Bay Oil & Gas, L.P.
     We have audited the accompanying statements of revenues and direct operating expenses for the BXP properties (“BXP”) for the twelve months ended November 30, 2005. This financial statement is the responsibility of the management of BXP, Ltd. Our responsibility is to express an opinion on this financial statement based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statements of revenues and direct operating expenses provides a reasonable basis for our opinion.
     As described in Note A, the accompanying statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in GeoResources, Inc.’s Proxy Statement and is not intended to be a complete financial presentation.
     In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the BXP Properties, for the twelve months ended November 30, 2005, in conformity with accounting principles generally accepted in the United States of America.
/s/Ehrhardt, Keefe, Steiner & Hottman PC
Denver, Colorado
December 13, 2006

BXP Properties
Statement of Revenues and Direct Operating Expenses
Twelve Months Ended November 30, 2005

Revenues:
Oil and gas sales	$3,150,418

Direct operating expenses:
Production taxes	150,875
Lease operating expenses	860,798

1,011,673

Excess of revenues over direct operating expenses	$2,138,745

The accompanying notes are an integral part of this statement.

BXP Properties
Notes to Statement of Revenues and Direct Operating Expenses
November 30, 2005
NOTE A. Property Interests
The accompanying financial statement presents the revenues and direct operating expenses of certain oil and gas working interests that were acquired by Southern Bay Oil & Gas, L.P. from BXP Ltd. (“BXP Properties”) on December 5, 2005. The purchase price was $6,304,924. The BXP properties consist of net working interests and net revenue interests in oil and gas properties located in Victoria county Texas.
The working interests in the BXP properties range from 35% to 86% and the net revenue interests range from less than 29% to 63%.
This financial statement was prepared for inclusion in a proxy statement filing by GeoResources, Inc. to comply with the rules and regulations of the Securities and Exchange Commission and, accordingly it is not a complete presentation of financial position, results of operations or cash flow.
NOTE B. Basis of Presentation
Historical financial statements of financial position, results of operations and cash flows required by generally accepted accounting principles in the United States of America are not presented, since Southern Bay acquired only producing properties from BXP, Ltd. As a result, the general and administrative expenses, interest expense, income tax provision and depreciation, depletion and amortization expenses of BXP, Ltd. are not relevant to the merger of Southern Bay and Geo Resources. Accordingly, the statement of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-10 (c) of Securities and Exchange Commission Regulation S-B.
The accompanying statements of revenues and direct operating expenses excludes depreciation, depletion and amortization, allocated general and administrative expense, income taxes, interest expense and other income and expense, since these properties represent only a portion of the business, and the expenses incurred are not necessarily indicative of the expenses to be incurred by GeoResources.
NOTE C. Oil and Gas Reserve Information (unaudited)
The following is a summary of the estimated oil and gas reserve information relating to the BXP Properties. These estimates were extracted from reports prepared by Cawley, Gillespie and Associates, Inc., independent petroleum engineers as of December 31, 2005. Since reserve information prior to December 31, 2005 is not available, reserve information presented below for those periods was estimated assuming no price changes or revisions of estimates.

	Oil (Bbl)	Gas (Mcf)
Proved reserve quantities, November 30, 2004	271,056	284,639
Production	(52,366)	(86,727)

Proved reserve quantities, November 30, 2005	218,690	197,912

Proved developed reserve quantities	218,690	197,912

In accordance with SFAS No. 69, estimates of the standardized measure of discounted net cash flows were determined by applying year-end prices (adjusted for location and quantity differentials) to the estimated future production of year-end proved reserves. Future cash inflows were reduced by the estimated future production and development costs based on year-end costs to determine estimated pre-tax net cash inflows. Future net cash inflows were discounted using a 10% annual discount rate to arrive at standardized measure.
Future income tax expense has not been taken into account since future taxable income is taxed to the individual owner of the properties.

The standardized measure of discounted future net cash flows shown in the following tabulation does not purport to present the fair market value of the properties. There are significant uncertainties inherent in estimating proved reserves and in projecting rates of production and the timing and amount of future costs. Future oil and gas prices realized may vary significantly from prices used in estimating these reserves. In addition, the method of valuation utilized, based on year-end prices and costs and the use of a 10% discount may not be appropriate for estimating fair market value.
The estimated standardized measure of the BXP Properties at November 30, 2005 is as follows:

Future cash inflows	$13,814,379
Future production costs	4,011,973
Future development costs	274,159

Future net cash flows	9,528,247
10% annual discount for estimated timing of cash flows	2,908,493

Standardized measure of discounted future cash flows	$6,619,754

The changes in standardized measure of discounted future cash flows for the twelve months ended November 30, 2005 are as follows:

Standardized measure, November 30, 2004	$7,962,272
Sales, net of production costs	(2,138,745)
Accretion of discount	796,227

Standardized measure, November 30, 2005	$6,619,754

Current prices at year-end, used in standardized measure:

Oil (per barrel)	$59.67
Gas(per Mcf)	$8.96

FINANCIAL STATEMENTS OF DELTA PROPERTIES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Partners
Southern Bay Oil & Gas, L.P.
     We have audited the accompanying statement of revenues and direct operating expenses for the Delta Properties for the twelve months ended May 31, 2006. This financial statement is the responsibility of the management of Delta Petroleum Corporation. Our responsibility is to express an opinion on this financial statement based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statement of revenues and direct operating expenses provides a reasonable basis for our opinion.
     As described in Note A, the accompanying statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in GeoResources, Inc.’s Proxy Statement and is not intended to be a complete financial presentation.
     In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Delta Properties, for the twelve months ended May 31, 2006 in conformity with accounting principles generally accepted in the United States of America.
/s/ Ehrhardt, Keefe, Steiner & Hottman PC
Denver, Colorado
December 13, 2006

Delta Properties
Statement of Revenues and Direct Operating Expenses
Twelve Months Ended May 31, 2006

Revenues:
Oil and gas sales	$2,667,987

Direct operating expenses:
Production taxes	332,953
Lease operating expenses	692,242

1,025,195

Excess of revenues over direct operating expenses	$1,642,792

The accompanying notes are an integral part of this statement.

Delta Properties
Notes to Statement of Revenues and Direct Operating Expenses
May 31, 2006
NOTE A. Property Interests
The accompanying financial statement presents the revenues and direct operating expenses of certain oil and gas working interests that were acquired by Southern Bay Oil & Gas, L.P. from Delta Petroleum Corporation (“Delta Properties”) on June 14, 2006. The purchase price was $8,919,512. The Delta properties consist of net working interests and net revenue interests in oil and gas properties located in Pointe Coupee Parish, Louisiana.
The working interests in the Delta properties range from 80% to 96% and the net revenue interests range from 60% to 68%.
This financial statement was prepared for inclusion in a proxy statement filing by GeoResources, Inc. to comply with the rules and regulations of the Securities and Exchange Commission and, accordingly it is not a complete presentation of financial position, results of operations or cash flow.
NOTE B. Basis of Presentation
Historical financial statements of financial position, results of operations and cash flows required by generally accepted accounting principles in the United States of America are not presented, since Southern Bay acquired only oil and gas properties from Delta Petroleum Corporation. As a result, the general and administrative expenses, interest expense, income tax provision and depreciation, depletion and amortization expenses of Delta Petroleum Corporation are not relevant to the merger of Southern Bay and GeoResources. Accordingly, the statement of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-10 (c) of Securities and Exchange Commission Regulation S-B.
The accompanying statement of revenues and direct operating expenses excludes depreciation, depletion and amortization, allocated general and administrative expense, income taxes, interest expense and other income and expense, since these properties represent only a portion of the business, and the expenses incurred are not necessarily indicative of the expenses to be incurred by GeoResources.
NOTE C. Oil and Gas Reserve Information (unaudited)
The following is a summary of the estimated oil and gas reserve information relating to the Delta Properties. These estimates were prepared by Management of Southern Bay Oil & Gas, L.P. as of May 31, 2006. Since reserve information prior to May 31, 2006 is not available, reserve information presented below for those periods was estimated assuming no price changes or revisions of estimates.

	Oil (Bbl)	Gas (Mcf)
Proved reserve quantities, June 1, 2005	612,798	—
Production	(43,596)	—

Proved reserve quantities, May 31, 2006	569,202	—

Proved developed reserve quantities:
May 31, 2006	501,546	—

In accordance with SFAS No. 69, estimates of the standardized measure of discounted net cash flows were determined by applying year-end prices (adjusted for location and quantity differentials) to the estimated future production of year-end proved reserves. Future cash inflows were reduced by the estimated future production and development costs based on year-end costs to determine estimated pre-tax net cash inflows. Future net cash inflows were discounted using a 10% annual discount rate to arrive at standardized measure.

Future income tax expense has not been taken into account since future taxable income is taxed to the individual owner of the properties.
The standardized measure of discounted future net cash flows shown in the following tabulation does not purport to present the fair market value of the properties. There are significant uncertainties inherent in estimating proved reserves and in projecting rates of production and the timing and amount of future costs. Future oil and gas prices realized may vary significantly from prices used in estimating these reserves. In addition, the method of valuation utilized, based on year-end prices and costs and the use of a 10% discount may not be appropriate for estimating fair market value.
The estimated standardized measure of the Delta Properties at May 31, 2006 is as follows:

Future cash inflows	$40,942,674
Future production costs	14,942,195
Future development costs	1,653,212

Future net cash flows	24,347,267
10% annual discount for estimated timing of cash flows	10,673,431

Standardized measure of discounted future cash flows	$13,673,836

The changes in standardized measure of discounted future net cash flows for the year ended May 31, 2006 are as follows:

Standardized measure, June 1, 2005	$13,924,207
Sales, net of production costs	(1,642,792)
Accretion of discount	1,392,421

Standardized measure, May 31, 2006	$13,673,836

Current prices at year-end, used in standardized measure:

Oil (per barrel)	$62.97
Gas (per Mcf)	N/A

FINANCIAL STATEMENT OF RANGE PROPERTIES
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Partners
Southern Bay Oil & Gas, L.P.
     We have audited the accompanying statements of revenues and direct operating expenses for the Range properties for the twelve month periods ended September 30, 2005 and 2006. These financial statements are the responsibility of the management of Southern Bay Oil & Gas, L.P. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the statements of revenues and direct operating expenses provide a reasonable basis for our opinion.
     As described in Note A, the accompanying statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in GeoResources, Inc.’s Proxy Statement and is not intended to be a complete financial presentation.
     In our opinion, the statements of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Range Properties, for the twelve month periods ended September 30, 2005 and 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
February 8, 2007

Range Properties
Statements of Revenues and Direct Operating Expenses

	Twelve Month Periods Ended
	2005	2006

Revenues:
Oil and gas sales	$4,139,899	$5,071,382

Direct operating expenses:
Production taxes	40,200	34,160
Lease operating expenses	476,943	478,787

	517,143	512,947

Excess of revenues over direct operating expenses	$3,622,756	$4,558,435

The accompanying notes are an integral part of these statements.

Range Properties
Notes to Statements of Revenues and Direct Operating Expenses
September 30, 2006
2 NOTE A. Property Interests
The accompanying financial statements present the revenues and direct operating expenses of certain oil and gas working interests that Southern Bay Oil & Gas, L.P. (“Southern Bay”) acquired from Stroud Energy, Ltd. on February 13, 2007, pursuant to an Agreement For Purchase And Sale dated January 15, 2007 (“Range Properties”). Southern Bay acquired direct ownership of 8% of such interests and an additional 1.84% was contributed to a limited partnership for which Southern Bay is the general partner with a 2% interest. The limited partner in this partnership, with a 98% interest is a large institutional investor. Southern Bay’s share of the agreed purchase purchase price (9.84%) was approximately $8 million. The Range properties consist of net working interests and net revenue interests in oil and gas properties located in southeast Texas.
The accompanying financial statements reflect the historical revenue and expenses of these properties for 9.84% of the interests acquired.
These financial statements were prepared for inclusion in a proxy statement filing by GeoResources, Inc. to comply with the rules and regulations of the Securities and Exchange Commission and, accordingly are not a complete presentations of financial position, results of operations or cash flows.
NOTE B. Basis of Presentation
Historical financial statements of financial position, results of operations and cash flows required by generally accepted accounting principles in the United States of America are not presented, since Southern Bay acquired only producing properties from Stroud Energy, Ltd. As a result, the general and administrative expenses, interest expense, income tax provision and depreciation, depletion and amortization expenses of Stroud Energy, Ltd. are not relevant to the merger of Southern Bay and Geo Resources. Accordingly, the statement of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-10 (c) of Securities and Exchange Commission Regulation S-B.
The accompanying statements of revenues and direct operating expenses excludes depreciation, depletion and amortization, allocated general and administrative expense, income taxes, interest expense and other income and expense, since these properties represent only a portion of the business, and the expenses incurred are not necessarily indicative of the expenses to be incurred by GeoResources.
.1 NOTE C. Oil and Gas Reserve Information (unaudited)
The following is a summary of the estimated oil and gas reserve information relating to Southern Bay’s interest in the properties. These estimates are based on estimates prepared by management of Southern Bay as of December 31, 2006. These estimates have not been reviewed by independent petroleum engineers. Since reserve information prior to December 31, 2006 is not available, reserve information presented below for those periods was estimated assuming no price changes or revisions of estimates.
Changes in estimated quantities of proved oil and gas reserves are as follows:

	Oil (Bbl)	Gas (Mcf)

Proved reserve quantities, October 1, 2004	65,597	6,142,317
Production	(5,160)	(588,909)

Proved reserve quantities, September 30, 2005	60,437	5,553,408
Production	(4,366)	(672,109)

	Oil (Bbl)	Gas (Mcf)
Proved reserve quantities, September 30, 2006	56,071	4,881,299

Proved developed reserve quantities
September 30, 2005	36,285	4,189,347
September 30, 2006	31,919	3,517,238
In accordance with SFAS No. 69, estimates of the standardized measure of discounted net cash flows were determined by applying year-end prices (adjusted for location and quantity differentials) to the estimated future production of year-end proved reserves. Future cash inflows were reduced by the estimated future production and development costs based on year-end costs to determine estimated pre-tax net cash inflows. Future net cash inflows were discounted using a 10% annual discount rate to arrive at standardized measure.
Future income tax expense has not been taken into account since future taxable income is taxed to the individual owner of the properties.
The standardized measure of discounted future net cash flows shown in the following tabulation does not purport to present the fair market value of the properties. There are significant uncertainties inherent in estimating proved reserves and in projecting rates of production and the timing and amount of future costs. Future oil and gas prices realized may vary significantly from prices used in estimating these reserves. In addition, the method of valuation utilized, based on year-end prices and costs and the use of a 10% discount may not be appropriate for estimating fair market value.
The estimated standardized measure of the Range Properties at September 30, 2005 and 2006 is as follows:

	2005	2006

Future cash inflows	$35,307,777	$30,236,395
Future production costs	6,697,837	6,184,890
Future development costs	5,487,692	5,487,692

Future net cash flows	23,122,248	18,563,813
10% annual discount for estimated timing of cash flows	11,616,599	10,466,034

Standardized measure of discounted future cash flows	$11,505,649	$8,097,779

The changes in standardized measure of discounted future cash flows for the twelve month periods ended September 30, 2005 and 2006 are as follows:

	2005	2006

Standardized measure, beginning of year	$13,753,095	$11,505,649
Sales, net of production costs	(3,622,756)	(4,558,435)
Accretion of discount	1,375,310	1,150,565

Standardized measure, end of year	$11,505,649	$8,097,779

Current prices used in standardized measure:
Oil (per barrel)		$58.76
Gas(per Mcf)		$4.63

FINANCIAL STATEMENTS OF CHANDLER ENERGY, LLC
INDEPENDENT AUDITORS’ REPORT
To the Member of Chandler Energy, LLC:
     We have audited the accompanying balance sheet of Chandler Energy, LLC, a Colorado limited liability company, (the Company) as of December 31, 2004 and 2005, and the related statements of operations, member’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chandler Energy, LLC as of December 31, 2004 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Burdick Meritt & Associates, P.C.
Denver, Colorado
November 10, 2006

Chandler Energy, LLC
Balance Sheet

	December 31,		September 30,
	2004	2005	2006
			(Unaudited)
ASSETS

Current Assets:
Cash, including money market accounts	$1,528,961	$930,574	$626,633
Due from member	—	1,000,000	—
Marketable securities	705,425	203,000	203,000
Oil and gas sales receivable	115,955	474,185	380,709
Joint interest billings receivable	209,999	949,940	913,552
Miscellaneous accounts receivable	17,512	45,669	53,991
Other current assets	5,746	5,445	81,582

Total Current Assets	2,583,598	3,608,813	2,259,467

Oil and gas properties, at cost:
Undeveloped leasehold costs	163,657	719,318	942,729
Producing leasehold costs	8,653,394	9,700,873	10,783,232
Lease and well equipment	1,354,777	1,489,788	1,805,372
Assets under capital lease obligations	1,070,000	1,070,000	1,070,000

	11,241,828	12,979,979	14,601,333

Less – Accumulated depreciation and depletion, including accumulated depreciation on assets under capital lease obligations of $84,708 $127,314 in 2004 and 2005 respectively	(2,025,759)	(2,558,796)	(2,923,501)

	9,216,069	10,421,183	11,677,832

Other Assets:
Office furniture and equipment, net of accumulated depreciation of $53,302 and $76,433 in 2004 and 2005, respectively	41,892	96,644	99,874
Loan facility fee, net of accumulated amortization of $8,574 and $20,007 in 2004 and 2005, respectively	24,771	13,338	4,763
Participation agreements receivable	1,063,916	250,430	100,000
Operating bonds	455,000	386,000	361,000
Other assets	100,385	246,822	224,500

	1,685,964	993,234	790,137

TOTAL ASSETS	$13,485,631	$15,023,230	$14,727,436

The accompanying notes are an integral part of the financial statements

Chandler Energy, LLC
Balance Sheet
(Continued from previous page)

	December 31,		September 30,
	2004	2005	2006
			(Unaudited)
LIABILITIES AND MEMBER’S EQUITY

Current Liabilities:
Current portion of capital lease obligations	$82,339	$87,472	$96,015
Current portion of long-term debt	—	—	3,750,000
Revenues and taxes payable	272,873	442,268	762,513
Accounts payable-trade	199,857	728,125	392,881
Accrued interest	49,790	—	—
Due to joint interest partners	318,881	282,718	—

Total Current Liabilities	923,740	1,540,583	5,001,409

Capital lease obligations, net of current portion	954,796	867,324	798,159
Long-term debt, net of current portion	5,350,000	4,750,000	—
Asset retirement obligations	17,799	55,388	65,591

Total Liabilities	7,246,335	7,213,295	5,865,159

Member’s Equity:
Member’s equity	6,239,296	7,809,935	8,862,277

TOTAL LIABILITIES AND MEMBER’S EQUITY	$13,485,631	$15,023,230	$14,727,436

The accompanying notes are an integral part of the financial statements

Chandler Energy, LLC
Statements of Operations

	Year Ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
			(Unaudited)	(Unaudited)
REVENUES:

Oil and gas revenues	$2,468,673	$3,255,987	$2,366,833	$2,374,134
Operating overhead income	175,112	177,942	133,246	138,938
Other income	75,552	176,412	125,689	116,901

	2,719,337	3,610,341	2,625,768	2,629,973

COSTS AND EXPENSES:

Lease operating expenses	964,015	822,521	556,546	656,357
Production taxes	175,727	212,977	155,731	179,045
Abandonment of property and equipment	276,552	23,846	23,846	—
Dry hole costs	14,712	51,515	44,802	—
Delay rentals	16,784	14,616	14,249	20,690
Depreciation, depletion and amortization, including impairments of $6,920 $51,860 in 2004 and 2005, respectively	1,186,342	636,058	465,009	467,111
General and administrative	566,986	641,530	465,234	591,906

	3,201,118	2,403,063	1,725,417	1,915,109

OTHER INCOME (EXPENSE):

Interest income	12,692	29,663	23,843	28,636
Interest expense	(257,595)	(336,789)	(259,515)	(256,797)
Gain on disposal of oil and gas properties	1,085,637	963,448	963,448	165,401
Loss due to impairment of marketable securities	(182,275)	—	—	—
Loss on sale of marketable securities	—	(55,325)	(55,325)	—

	658,459	600,997	672,451	(62,760)

NET INCOME	$176,678	$1,808,275	$1,572,802	$652,104

The accompanying notes are an integral part of the financial statements

Chandler Energy, LLC
Statement of Member’s Equity
For the Years Ended December 31, 2004 and 2005 (Audited)
and for the Nine Months Ended September 30, 2006 (Unaudited)

Balance at December 31, 2003	$4,749,400

Cash distributions	(11,782)

Capital contributions	1,325,000

Net income for the year ended December 31, 2004	176,678

Balance at December 31, 2004 (Audited)	6,239,296

Cash distributions	(237,636)

Net income for the year ended December 31, 2005	1,808,275

Balance at December 31, 2005 (Audited)	7,809,935

Cash contributions	400,238

Net income for the nine months ended September 30, 2006	652,104

Balance at September 30, 2006 (Unaudited)	$8,862,277

The accompanying notes are an integral part of the financial statements

Chandler Energy, LLC
Statements of Cash Flows

	Year ended		Nine Months ended
	December 31,		September 30,
	2004	2005	2005	2006
			(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net income	$176,678	$1,808,275	$1,572,802	$652,104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	1,186,342	636,058	465,009	467,111
Accretion of asset retirement obligations	738	3,037	2,278	2,929
Abandonment of property and equipment	276,552	23,846	23,846	—
Gain on disposal of oil and gas properties	(1,085,637)	(963,448)	(963,448)	(165,401)
Loss due to impairment of marketable securities	182,275	—	—	—
Loss on sale of marketable securities	—	55,325	55,325	—
Increase (decrease) in receivables	(194,365)	(1,126,328)	(655,205)	121,542
Increase in other current and other assets	(4,479)	(21,136)	(113,370)	(53,815)
Increase (decrease) in current liabilities	346,318	611,710	197,903	(297,717)

Total adjustments	707,744	(780,936)	(987,662)	74,649

Net cash provided by operating activities	884,422	1,027,339	585,140	726,753

Cash Flows From Investing Activities:
Additions for oil and gas properties	(10,675,215)	(2,574,051)	(2,217,253)	(1,594,624)
Additions for office furniture and equipment	(20,611)	(77,882)	(45,443)	(20,578)
Additions for other assets	—	(125,000)	(125,000)	—
Additions paid for marketable securities	(1,368)	—	—	—
Additions to oil and gas operating bonds	(150,000)	—	—	—
Refunds of oil and gas operating bonds		69,000	71,000	25,000
Proceeds from sale of marketable securities, net of selling expense	—	447,100	447,100	—
Proceeds from sale of oil and gas assets, net of selling costs	4,574,532	1,816,326	1,816,326	199,461

Net cash used in investing activities	(6,272,662)	(444,507)	(53,270)	(1,390,741)

Cash Flows From Financing Activities:
Proceeds from bank debt	7,500,000	1,300,000	300,000	—
(Advance to) repayment from member	—	(1,000,000)	—	1,000,000
Proceeds from subordinated debt	2,000,000	—	—	—
Facility fee paid on bank debt	(33,345)	—	—	—
Bank debt provided to participants	(1,377,500)	—	—	—
Payments of bank debt	(4,150,000)	(1,900,000)	(1,900,000)	(1,000,000)
Payments on capital lease obligations	(32,865)	(82,339)	(60,822)	(60,622)
Payments from participants on participation agreements	313,584	738,756	705,276	20,431
Distributions to member	(11,782)	(237,636)	(20,000)	—
Capital contributions	1,325,000	—	—	400,238

Net cash (used in) provided by financing activities	5,533,092	(1,181,219)	(975,546)	360,047

(Continued on following page)
The accompanying notes are an integral part of the financial statements

Chandler Energy, LLC
Statements of Cash Flows
(Continued from previous page)

	Year ended		Nine Months ended
	December 31,		September 30,
	2004	2005	2005	2006
			(Unaudited)	(Unaudited)
Net (decrease) increase in cash and cash equivalents	144,852	(598,387)	(443,676)	(303,941)
Cash and cash equivalents at beginning of period	1,384,109	1,528,961	1,528,961	930,574

Cash and cash equivalents at end of period	$1,528,961	$930,574	$1,085,285	$626,633

Supplemental disclosure of cash flow information:

Cash paid during the period for - Interest	$207,805	$386,579	$309,305	$256,797

Supplemental disclosure of noncash investing and financing information:

Increase in oil and gas properties represented by increase in capital lease obligations	$1,070,000	$—	$—	$—

Increase in oil and gas properties represented by decrease in participation agreements receivable	$—	$74,730	$—	$129,999

Additions to oil and gas properties resulting from additions to asset retirement obligations	$17,061	$34,552	$34,552	$7,274

The accompanying notes are an integral part of the financial statements

CHANDLER ENERGY, LLC
Notes to Financial Statements
NOTE 1 — BACKGROUND, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     Chandler Energy, LLC (the Company) was organized under the laws of the state of Colorado as a limited liability company on July 27, 2000. The Company is a single member limited liability company owned and managed by Collis P. Chandler III.
     The activities of the Company primarily involve the acquisition, exploration, development and operation of oil and gas leasehold interests. Such activities have been carried on primarily in the states of Colorado, Louisiana, Michigan, Montana, North Dakota, Wyoming and Utah.
     Unaudited September 30, 2005 and 2006 financial information:
     Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted with respect to the unaudited financial statements as of September 30, 2006 and for the nine months ended September 30, 2005 and 2006. The information presented herein with respect to those periods has been taken from the books and records of the Company without audit. However, the information for these periods reflects all adjustments, which are, in the opinion of management, normally recurring adjustments necessary for the fair statement of financial position at September 30, 2006 and results of operations and cash flows for the nine months ended September 30, 2005 and 2006. The results of operations for the interim period, however, are not necessarily indicative of the results to be expected for the year or any other period.
     A summary of the Company’s significant accounting policies follows:
     Nature of operations and use of estimates in the preparation of financial statements -
     The Company’s primary source of income is from the production of oil and gas. As such, the Company’s operations are susceptible to fluctuations in the price of oil and gas (Note 6). Also, as discussed in Note 6 the Company is subject to various environmental regulations.
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Significant estimates with regard to the financial statements include, but are not limited to, the estimate of proved reserve volumes and the related present value of estimated future net cash flows. There are numerous uncertainties inherent in estimating quantities of proved reserves, projecting future rates of production, and the timing of development expenditures. Future oil and gas prices may vary significantly from the prices in effect at the time the estimates are made. Such estimates can affect depreciation and depletion expense.
     Oil and gas properties -
     The Company follows the successful efforts method of accounting, as defined by Statement of Financial Accounting Standards No. 19 (“Financial Accounting and Reporting by Oil and Gas Producing Companies”), for the acquisition, exploration, development and production of its oil and gas properties. The Company also follows Statement of Financial Accounting Standards No. 144 (“Accounting for the Impairment or Disposal of Long-Lived Assets”), which prescribes the accounting for the impairment of long-lived assets, including oil and gas properties.

     Under the successful efforts method of accounting, costs associated with the acquisition of leasehold interests (including seismic costs related to these properties) are capitalized as incurred and assessed annually on a property-by-property basis for impairment. If the property is determined to be impaired, its carrying value is reduced by a charge to current operations. Impairments of $6,920 and $51,860 are included in depreciation, depletion and amortization for the years ended December 31, 2004 and 2005, respectively.
     Proceeds from the sale of interests in unproved oil and gas properties, where an interest is retained by the Company and substantial uncertainty exists about recovery of the remaining costs, are treated as a recovery of costs with gains on such sales recognized to the extent that the sales proceeds exceed the total basis (or net book value) of the property.
     Delay rentals paid to retain lease rights and geological and geophysical costs are expensed as incurred.
     Costs associated with drilling and equipping exploratory wells are capitalized if the well has found proved reserves. If the exploratory well has not found proved reserves, costs associated with the well are expensed as incurred. Costs associated with both successful and unsuccessful development wells are capitalized as incurred.
     Depletion and depreciation are computed separately on the capitalized cost of each individual oil and gas property on the unit-of-production method over the estimated proved reserves of the individual properties. Depletion and depreciation totaled $1,160,160 and $601,495 in 2004 and 2005, respectively, including impairments as discussed above.
     Expenditures for repair and maintenance costs (workovers) are expensed when incurred. When a proved oil and gas property is retired, sold or otherwise disposed of, the related cost and accumulated depletion and depreciation are removed from the accounts, and any gain or loss realized on the disposition is recognized in the statement of operations.
     Furniture and equipment -
     Furniture and equipment is depreciated over the estimated useful lives of the assets that range from 5-7 years. Depreciation expense for the years ended December 31, 2004 and 2005 totaled $17,608 and $23,130, respectively.
     Loan acquisition costs -
     Costs associated with obtaining financing are capitalized and amortized over the term of the loan. Amortization of such costs for the years ended December 31, 2004 and 2005 totaled $8,574 and $11,433, respectively.
     Receivables and allowance for doubtful accounts -
     Receivables for crude oil, natural gas and related by-products are recorded when production occurs and is delivered to purchasers. Receivables for joint interest billings are recorded when the service or materials are supplied.
     The Company has not incurred any bad debts during 2004 and 2005 and, in the opinion of management, the receivable balances, which primarily represent accrued oil and gas production receivables and amounts due from other oil and gas entities, are fully collectible and no provision for uncollectable amounts is necessary as of December 31, 2004 and 2005.
     Marketable securities -
     Marketable securities consisted of investments in two privately held companies at December 31, 2004 and one privately held company at December 31, 2005. Such securities are readily converted to cash at the market price on the date of sale. Due to the marketability of these securities and a deemed permanent impairment of the remaining held security they are stated at estimated net realizable value. Estimated net realizable value is determined based on actual sales of stock in these companies at or near the balance sheet date. The privately held stock held at December 31, 2005 merged into a publicly held company during 2006, is currently held for sale by the Company and is expected to be sold by the end of 2006.
     During the year ended December 31, 2004 the Company recognized an impairment loss of $182,275 on those securities. During the year ended December 31, 2005, the Company received proceeds of $447,100 from the sales of securities and recognized a loss of $55,325 from those sales. At December 31, 2005, the Company had reflected cumulative unrealized losses of $301,204 on its remaining holdings due to management’s opinion regarding the permanent impairment of the value of this security.
     Cash flows statement disclosure -
     For purposes of the accompanying statement of cash flows, the Company considers cash and other highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.
     Income taxes -
     As a single member limited liability company, the Company has elected to be treated as an ignored entity for income tax reporting purposes. Under those provisions, the Company will not pay federal and state income taxes on taxable income. Instead, the member is liable for federal and state income taxes on the Company’s taxable income or the member will include the net operating losses in his income tax returns.
     Accounting for asset retirement activities -
     The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 143, ”Accounting for Asset Retirement Obligations.” SFAS No. 143 requires that the Company estimate the future cost of asset retirement obligations, discount that cost to present value, and record a corresponding asset and liability in the balance sheet. The values ultimately derived are based on many significant estimates, including future abandonment cost, inflation, market risk premiums, useful life and cost of capital. The nature of these estimates requires the Company to make judgments based on historical experience and future expectations. Revisions to these estimates may be required due to change in cost estimates, sale of properties and timing of cash outlays. A reconciliation of the Company’s asset retirement obligation for the year ended December 31, 2005 is as follows:

Balance at the beginning of the year	$17,799
Accretion expense	3,037
Additions	34,552

Balance at the end of the year	$55,388

     Accretion expense of $738 and $3,037 for the years ended December 31, 2004 and 2005, respectively, has been included in lease operations expense in the accompanying statement of operations.
     Concentrations of credit risk -
     The Company’s financial instruments that are exposed to concentrations of credit risk consist of cash and receivables. The Company invests its cash and money market funds in banks with high credit ratings; however, certain account balances during the year have been maintained at levels in excess of federally insured limits. The Company’s receivables arise as a result of its operations of oil and gas properties in the United States. As a consequence, the Company’s management believes that concentrations of credit risk are limited.
     NOTE 2- OBLIGATIONS UNDER CAPITAL LEASE:
     In connection with the Company’s acquisition of its Michigan oil and gas properties in 2004, the Company entered into leasing arrangements to acquire two gas compressors with U.S. Bancorp Equipment Finance, Inc. The company capitalized these leases in accordance with Statement of Financial Accounting Standard (SFAS) No. 13, “Accounting for Leases”. SFAS 13 requires the capitalization of leases meeting certain criteria, with the related asset being recorded in oil and gas properties and the offsetting amount recorded as a liability. The original cost of the leased equipment was $1,070,000; the lease has an effective interest rate of 6.06%, and the lease terms are for a period of 120 months. The following table summarizes the Company’s required minimum payments under these capital leases:

Minimum Payments
2006	$142,956
2007	142,956
2008	142,956
2009	142,956
2010	142,956
Remainder	512,259

Total minimum lease payments	1,227,039
Interest	(272,243)

Present value of net minimum
Lease payments	$954,796

     Interest expense on these leases totaled $26,700 and $60,618 during 2004 and 2005, respectively.
NOTE 3 — LONG-TERM DEBT:

	2004	2005
Long-term debt representing a permanent note dated April 22, 2004 with U.S. Bank National Association (USB) with a maximum commitment amount of $15,000,000: borrowing base at December 31, 2005 of $3,500,000; interest at the bank’s prime rate (at December 31, 2005, the outstanding principal amounts were accruing interest at 7.25%); collateralized by mortgages on oil and gas properties owned by the Company; interest only payable monthly; matures on March 1, 2007	3,350,000	$2,750,000

Subordinated convertible debt under an agreement dated April 20, 2004 with Morrison Enterprises; interest at a rate of 7% per annum; interest only payable quarterly; maturing date April 30, 2007	2,000,000	2,000,000

	5,350,000	$4,750,000

     Interest expense on the aforementioned borrowing arrangements during the year ended December 31, 2004 and 2005 was $247,546 and $300,957, respectively. The portion of this expense paid by participants during the years ended December 31, 2004 and 2005 (Note 4) of $31,223 and $25,556, respectively has been netted against interest expense in the accompanying statement of operations and comprehensive income (loss).
     The Company’s debt agreement with USB contains certain restrictions and covenants. Under these covenants, the Company is restricted as to the amount of member distributions it can make, must maintain certain financial ratios and is restricted on the amount of property it can sell during any year. Management believes it has been and continues to be in substantial compliance with such covenants.
     The Company’s debt agreement with Morrison Enterprises is subordinated to the USB agreement, provides for restrictions on the ability to prepay the loan and gives the lender certain rights to convert the loan (or a portion of the loan) to a working interest ownership in the properties that were acquired with the loan proceeds.
NOTE 4 — PARTICIPATION AGREEMENTS RECEIVABLE:
     At the time of acquiring oil and gas properties in the state of Michigan in April 2004, the Company entered into participation agreements with four unrelated companies to participate in the acquisition of these oil and gas properties. These four companies took a 14.5% interest in the acquisition of the Michigan oil and gas properties and as part of that participation agreement were given the right and agreed to participate in the benefit of the loans made to the Company as discussed in Note 3 above. Each of the participating companies agreed to pay its proportional share of the debt and related interest expense. At December 31, 2004 and 2005, $1,063,916 and $250,430, respectively was due on these participation agreements and interest paid to the Company on these agreements amounted to $31,223 and $25,556 for the years ended December 31, 2004 and 2005, respectively, which on the accompanying statement of operations has been netted against the interest expense paid on the loans as discussed in Note 3 above. Effective September 1, 2006, the Company bought back from two of the participants their interests in the Michigan properties by assuming the remaining principal balance of the loans in the amount of $129,999 and payment of cash in the amount of $42,319.
NOTE 5 — OPERATING LEASE COMMITMENTS:
     The Company leases its Denver, Colorado office space under the terms of a noncancelable operating lease agreement dated January 31, 2000 (as amended on June 28, 2004). The lease provides for a base monthly rental fee of $5,246 as of December 31, 2005, provides for an escalation in base rent on February 1, 2007, and requires the Company to pay its pro-rata share of operating expenses in excess of a 2003 base year cost. Minimum rental commitments (base rent) in future years for the aforementioned lease are as follows:

2006	$62,948
2007	64,596
2008	5,396

$132,940

     Total rental expense for the years ended December 31, 2004 and 2005 on the aforementioned lease totaled $54,458 and $62,968, respectively.
NOTE 6 — COMMITMENTS AND CONTINGENCIES:
     The Company, in the ordinary course of its oil and gas exploration and production activities owns working interests in various oil and gas leases. As an owner of oil and gas interests, the Company is subject to various environmental regulations that could subject the Company to future monetary obligations. The Company evaluates the need to provide for a liability on its asset retirement obligation for dismantlement, restoration and abandonment of its oil and gas leases (Note 1). The Company’s management is not aware of any pending environmental matters that would have a material impact on the Company’s financial statements.
     The Company has entered into certain sales contracts for the sale of its gas production from its ownership in oil and gas properties in the state of Michigan. Terms of the sales contracts are summarized as follows:

Product	Period	Quantity (mcf)	Price (per mcf)
Natural gas (mcf)	1/06–3/06	25,000/month	$6.055
NOTE 7 — RELATED PARTY TRANSACTION:
     In November 2005, the Company’s member received a short-term non-interest bearing advance of $1,000,000. Such advance is reflected as a current asset on the accompanying balance sheet at December 31, 2005 and was repaid to the Company on January 17, 2006.
NOTE 8 – SIGNIFICANT CUSTOMERS:
     In 2004 and 2005 the Company had two purchasers who individually accounted for 10% or more of the Company’s oil and gas revenues and who in aggregate accounted for 64% of oil and gas revenues in 2004 and 56% of oil and gas revenues in 2005. In 2004 the two customers individually accounted for 49% and 15% of oil and gas revenues and in 2005 one customer individually accounted for 56% of oil and gas revenues. There are adequate purchasers of the Company’s production such that the Company does not believe that the loss of one or more of the above purchasers would have a material adverse effect on the Company’s operations.
NOTE 9 – SUBSEQUENT EVENT:
     On September 14, 2006, the Company entered into a plan of merger with two unrelated companies wherein the Company would exchange substantially all of its oil and gas assets and $359,500 in cash for 1,931,000 shares of stock in a public company and the public company will assume its USB debt at the date of merger of an amount not to exceed $1,750,000. The Company has also agreed to retire its $2,000,000 subordinated convertible debt either by (1) Morrison Enterprises, the debt holder, exchanging the debt for an interest in PICA Energy, LLC, with the PICA interest then being exchanged for a portion of the public stock being received in the merger, or (2) by repayment of the debt. If the merger has not been completed by May 31, 2007 the merger agreement may be terminated by either party.
NOTE 10 – SUPPLEMENTAL FINANCIAL DATA FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED):
     The Company’s operations are confined to the continental United States. Prices and costs in the tables below have been estimated using prices and costs in effect at the end of the years indicated. Prices are estimated net of estimated quality and transportation adjustments. The estimation of reserves is complex and subjective, and reserve estimates tend to fluctuate in light of new production data.
     Proved reserves are those quantities of petroleum and natural gas which, by analysis of geological and engineering data, can be estimated with reasonable certainty to be commercially recoverable from a given date forward, from known reservoirs and under current economic conditions, operating methods, and governmental regulations. Proved developed reserves are those reserves that are expected to be recovered from existing wells including reserves behind pipe.
     (a) Costs Incurred Relating to Oil and Gas Producing Activities

	2004	2005
Acquisition	10,517,296	2,137,923
Development	1,227,919	436,128
Exploration	14,712	51,515
     (b) Estimated Quantities of Proved Oil and Gas Reserves
     In accordance with SFAS No. 69, estimates of standardized measure of discounted future cash flows were determined by utilizing year-end prices to the estimated future production of year-end proved reserves. Future cash flows were reduced by estimated future production and development costs based on year-end costs. The resultant future net cash flows were discounted by using a 10% annual discount rate to arrive at the standardized measure. Future income tax expenses have not been considered in that the future taxable income or loss is taxed to the Company’s member. Estimates of general and administrative costs also have not been considered.
     The standardized measure presented herein is not intended to represent fair market value, nor is any value given to unproved properties held by the Company. There are significant uncertainties inherent in estimating reserve quantities and projecting timing of production and future costs and expenses. Future prices could very significantly from the year-end prices being used and the use of a 10% discount is not necessarily indicative for determining fair value.

	Oil (Bbls)	Gas (Mcfs)
Balance at December 31, 2003	258,914	206,380

Revision of previous estimates	72,566	296,820
Purchases	—	4,896,616
Extension and discoveries	245,567	1,444,991
Sales of minerals in place	(44,719)	—
Production	(27,974)	(413,507)

Balance at December 31, 2004	504,354	6,431,300

Revisions of previous estimates	(240,972)	1,184,600
Purchases	105,020	4,207,968
Extension and discoveries	—	724,192
Production	(19,240)	(393,223)

Balance at December 31, 2005	349,162	12,154,837

	Oil (Bbls)	Gas (Mcfs)
Proved Developed Reserve Quantities:

December 31, 2004	497,086	4,345,885

December 31, 2005	341,962	6,108,722
(c) Present Value of Estimated Future Net Revenue

	At December 31,
	2004	2005
Estimated future revenue	$58,404,549	$115,451,196
Estimated future expenditures	(25,298,352)	(46,630,226)

Estimated future net revenue	33,106,197	68,820,970
10% annual discount of estimated future net revenue	(20,961,278)	(44,906,793)

Present value of estimated future net revenue	$12,144,919	$23,914,177

(d) Summary of Changes in Present Value of Estimated Future Net Revenue

	Year Ended December 31,
	2004	2005
Present value of estimated future net revenue,
Beginning of year	$2,389,607	$12,144,919
Sales, net of production costs	(1,328,931)	(2,220,489)
Sales of minerals in place	(4,574,532)	—
Purchases	9,221,708	4,690,758
Extension and discoveries	4,708,415	628,496
Net change in prices and costs of future production	583,119	4,316,210
Revisions of quantity estimates	940,019	(438,436)
Accretion of discount	238,961	1,214,492
Change in production rates and other	(33,447)	3,578,227

Present value of estimated future net revenue, end of year	$12,144,919	$23,914,177

Current prices at year-end used in standardized measure:
Oil (per barrel)	$46.87	$65.54
Gas (per Mcf)	$5.97	$9.14

FINANCIAL STATEMENTS OF GEORESOURCES, INC.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON THE CONSOLIDATED FINANCIAL STATEMENTS
To the Board of Directors and Shareholders
GeoResources, Inc.
We have audited the accompanying balance sheets of GeoResources, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.
/s/ Richey, May & Co., LLP
Englewood, Colorado
March 15, 2006

GEORESOURCES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS

CURRENT ASSETS:
Cash and equivalents	$1,669,882	$715,551
Trade receivables, net	1,109,202	1,030,716
Inventories	236,081	235,405
Prepaid expenses	38,738	65,762

Total current assets	3,053,903	2,047,434

PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, using the full cost method of accounting:
Properties being amortized	27,842,549	25,997,466
Properties not subject to amortization	202,257	213,921
Drilling rig and equipment	1,607,094	1,533,838
Leonardite plant and equipment	854,789	3,284,466
Other	790,100	756,535

	31,296,789	31,786,226

Less accumulated depreciation, depletion, amortization and impairment	(19,650,972)	(21,113,489)

Net property, plant and equipment	11,645,817	10,672,737

TOTAL ASSETS	$14,699,720	$12,720,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,152,532	$996,624
Accrued expenses	293,505	382,693
Income taxes payable	64,000	—
Current portions of capital lease obligations	41,549	64,286
Current maturities of long-term debt	523,941	518,750

Total current liabilities	2,075,527	1,962,353

CAPITAL LEASE OBLIGATIONS, less current portions	13,298	54,847
LONG-TERM DEBT, less current maturities	177,638	1,205,729
ASSET RETIREMENT OBLIGATIONS	2,324,690	1,893,510
DEFERRED INCOME TAXES	753,000	524,000

Total liabilities	5,344,153	5,640,439

CONTINGENCIES (NOTE J)

	2005	2004
STOCKHOLDERS’ EQUITY:
Common stock, par value $.01 per share; authorized 10,000,000 shares; issued and outstanding, 3,765,269 and 3,723,977 shares, respectively	37,653	37,240
Additional paid-in capital	391,881	295,932
Retained earnings	8,926,033	6,746,560

Total stockholders’ equity	9,355,567	7,079,732

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,699,720	$12,720,171

GEORESOURCES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003
OPERATING REVENUES:
Oil and gas	$5,824,049	$4,452,114	$3,614,592
Leonardite	810,738	1,290,644	822,219
Drilling	1,359,872	1,077,367	406,141

	7,994,659	6,820,125	4,842,952

OPERATING COSTS AND EXPENSES:
Oil and gas production	2,303,238	1,922,479	1,786,379
Leonardite operations	907,943	1,168,148	850,373
Drilling costs	1,258,258	1,009,051	369,869
Depreciation, depletion and amortization	786,156	842,658	759,907
Selling, general and administrative	660,204	594,017	537,141

	5,915,799	5,536,353	4,303,669

Operating income	2,078,860	1,283,772	539,283

OTHER INCOME (EXPENSE):
Interest expense	(87,592)	(91,363)	(84,432)
Interest income	18,649	10,697	8,362
Gain on involuntary conversion of Leonardite facility	497,743	—	—
Other, net	(34,586)	20,027	18,898

	394,214	(60,639)	(57,172)

Income before income taxes	2,473,074	1,223,133	482,111

INCOME TAX EXPENSE	293,601	117,287	12,548

Income before cumulative effect of change in accounting principle	2,179,473	1,105,846	469,563
Cumulative effect on prior years of accounting change, net of tax	—	—	(23,000)

Net income	$2,179,473	$1,105,846	$446,563

EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$.58	$.30	$.13
Cumulative effect of accounting change	—	—	(.01)

Net income, basic	$.58	$.30	$.12

Income before cumulative effect of accounting change	$.57	$.30	$.13
Cumulative effect of accounting change	—	—	(.01)

Net income, diluted	$.57	$.30	$.12

Weighted average number of shares outstanding	3,744,488	3,723,977	3,748,396
Dilutive potential shares –
Stock options	81,942	—	—

Adjusted weighted average shares	3,826,430	3,723,977	3,748,396

GEORESOURCES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

			Additional
	Common Stock		Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total
Balance, December 31, 2002	3,787,477	$37,875	$384,185	$5,194,151	$5,616,211
Purchase of common stock	(63,500)	(635)	(88,253)	—	(88,888)
Net income	—	—	—	446,563	446,563

Balance, December 31, 2003	3,723,977	37,240	295,932	5,640,714	5,973,886
Net income	—	—	—	1,105,846	1,105,846

Balance, December 31, 2004	3,723,977	37,240	295,932	6,746,560	7,079,732
Stock options exercised	41,292	413	95,949	—	96,362
Net income	—	—	—	2,179,473	2,179,473

Balance, December 31, 2005	3,765,269	$37,653	$391,881	$8,926,033	$9,355,567

GEORESOURCES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,179,473	$1,105,846	$446,563
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, amortization and valuation allowance	786,156	842,658	759,907
Cumulative effect of accounting change	—	—	23,000
Accretion of asset retirement obligations	92,180	84,310	76,200
Deferred income taxes	229,000	118,000	15,000
Gain on involuntary conversion of leonardite facility	(497,743)	—	—
Other	9,675	25,273	8,952
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	(37,263)	53,962	(263,219)
Inventories	(676)	(2,099)	(25,308)
Income taxes receivable	—	—	50,192
Prepaid expenses and other	27,024	(30,427)	(7,009)
Increase (decrease) in:
Accounts payable	(125,858)	143,875	29,438
Accrued expenses	(89,188)	(21,792)	69,266
Income taxes payable	64,000	—	—

Cash provided by operating activities	2,636,780	2,319,606	1,182,982

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(1,397,640)	(1,545,988)	(1,130,897)
Proceeds from insurance claim, net of related costs	669,663	—	—
Proceeds from sale of property, plant and equipment	36,352	15,926	14,472

Cash used in investing activities	(691,625)	(1,530,062)	(1,116,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term capital lease obligations	(64,286)	(47,955)	—
Proceeds from long-term borrowings	10,006	125,000	300,000
Proceeds from stock options exercised	96,362	—	—
Principal payments on long-term debt	(1,032,906)	(479,457)	(263,552)
Cost to purchase common stock	—	—	(88,888)
Debt issue costs	—	(15,000)	—

Cash used in financing activities	(990,824)	(417,412)	(52,440)

INCREASE IN CASH AND EQUIVALENTS	954,331	372,132	14,117

CASH AND EQUIVALENTS, beginning of year	715,551	343,419	329,302

CASH AND EQUIVALENTS, end of year	$1,669,882	$715,551	$343,419

GEORESOURCES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

	2005	2004	2003
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid (received) for:
Interest	$90,907	$87,805	$87,477
Income taxes (refunds)	601	(713)	(52,644)
NONCASH INVESTING AND FINANCING ACTIVITIES
During 2004, the Company acquired $167,088 of drilling rig equipment by entering into two capital leases.

GEORESOURCES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
A.	SIGNIFICANT ACCOUNTING POLICIES:

Nature of Operations and Principles of Consolidation
The accompanying consolidated financial statements include the accounts of GeoResources, Inc., its wholly owned subsidiary, Western Star Drilling Company (“WSDC”) and Belmont Natural Resource Company, Inc. (“BNRC”). All material intercompany transactions and balances between the entities have been eliminated.

GeoResources, Inc. (the “Company”) is primarily involved in oil and gas exploration, development and production in North Dakota and Montana and the mining of leonardite and manufacturing of leonardite products in North Dakota to be sold to customers located primarily in the Gulf of Mexico coastal areas. The leonardite processing facility was damaged in a fire on May 17, 2005, and has not operated since that date. See Note N. WSDC was incorporated in 2002 and provides contract oil and gas drilling services to the Company and other operators in the Williston Basin area of North Dakota. BNRC was incorporated in 1991 to exploit natural gas opportunities in the Pacific Northwest. All properties of the Company, WSDC, and BNRC are located in the United States.

Reclassifications

Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include the unaudited quantity of oil and gas reserves, which directly affects the computation of depletion of oil and gas properties. It is at least reasonably possible that the estimates used will change within the next year.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company periodically maintains cash balances in financial institutions in excess of FDIC limits. The Company evaluates the credit worthiness of these financial institutions in determining the risk associated with these deposits.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market. The cost of crude oil inventory is comprised of lease operating expense and depreciation, depletion and amortization. The cost of leonardite inventories is comprised of direct mining and processing costs including labor costs, plant operating costs, additives and supplies, and depreciation.

A.	SIGNIFICANT ACCOUNTING POLICIES (Continued):

Oil and Gas Properties

The Company utilizes the full cost method of accounting for oil and gas properties. All costs relating to production activities, including workover costs incurred solely to maintain or increase levels of production from an existing completion interval, are charged to expense as incurred. All costs associated with the acquisition, exploration and development of oil and gas reserves are capitalized. (Such costs include costs of abandoned leaseholds, delay lease rentals, dry hole costs, geological and geophysical costs, certain internal costs associated directly with acquisition, drilling and well equipment inventory, exploration and development activities, estimated dismantlement and abandonment costs, site restoration and environmental exit costs, etc.)

All capitalized costs of oil and gas properties, net of estimated salvage values, plus the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. The Company’s oil and gas depreciation, depletion and amortization rate per equivalent barrel of oil produced was $4.72, $4.68, and $4.12 for 2005, 2004, and 2003, respectively.

In addition, the capitalized costs are subject to a “ceiling test”, which basically limits such costs to the aggregate of the “estimated present value,” discounted at a 10-percent interest rate, of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties. As a result of this ceiling test, the Company had no write-downs of its oil and gas properties during 2005, 2004 or 2003.

Gains or losses are not recognized upon the sale or other disposition of oil and gas properties, except in extraordinary transactions. Consideration received from the sale or other disposition of oil and gas properties, including from sales or transfers of properties in connection with partnerships, joint venture operations, or other forms of drilling arrangements (e.g., carried interest, turnkey wells, management fees, etc.), is credited to capitalized costs except to the extent that such consideration represents the reimbursement of current expenses.

No income is recognized from the performance of contractual services (e.g. drilling, well service, etc.) related to properties in which the Company holds an ownership or other economic interest. Any such income not recognized is credited to capitalized costs.

The Company leases non-producing acreage for its exploration and development activities. The cost of these leases plus accumulated delay rentals is recorded at the lower of cost or fair market value. It is expected that evaluation of these leases will occur primarily over the next three years. At December 31, 2005, the costs of these unevaluated, undeveloped oil and gas properties, which are not being amortized, were acquired during the following years:

2005	$37,848
2004	37,319
2003	34,165
2002	27,689
2001 and prior	65,236

Total	$202,257

A.	SIGNIFICANT ACCOUNTING POLICIES (Continued):

Other Property and Equipment

Other property, plant and equipment is stated at cost. Major replacements and improvements are capitalized. Maintenance and repair costs are generally charged to expense as incurred. When assets are sold, retired, or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and gain or loss is recognized.

Depreciation of the drilling rig and equipment, after a 20% provision for salvage value, is computed on a composite basis for the total rig investment using the units-of-production method over an estimated useful life of 1,500 drilling days as of the in-service date or date of major refurbishment. Depreciation of the leonardite plant and equipment is computed using the straight-line method over estimated useful lives of 3 to 25 years. See Note N. Depreciation of other property and equipment is computed principally on the straight-line method over the following estimated useful lives:

Office building	20 years
Office furniture and equipment	3-7 years
Reymert property	15 years
Impairment of Long-Lived Assets

Potential impairment of long-lived assets (other than oil and gas properties) is reviewed whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. Impairment is recognized when the estimated future net cash flows (undiscounted and without interest charges) from the asset are less than the carrying amount of the asset. No impairment losses have been recognized on long-lived assets.

Asset Retirement Obligations

If a reasonable estimate of the fair value can be made, the Company will record a liability for legal obligations associated with the future retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal operation of the assets.

The fair value of a liability for an asset retirement obligation is recognized in the period in which the liability is incurred. The fair value is measured using expected future cash outflows (estimated using current prices that are escalated by an assumed inflation rate) discounted at the Company’s credit-adjusted risk-free interest rate. The liability is then accreted each period until it is settled or the asset is sold, at which time the liability is reversed and any gain or loss resulting from the settlement of the obligation is recorded. The initial fair value of the asset retirement obligation is capitalized and subsequently depreciated or amortized as part of the carrying amount of the related asset.

The Company has recorded asset retirement obligations related to its oil and gas properties. The Company has also identified other asset retirement obligations that are not recorded because a reasonable estimate of the fair value cannot be made due to the indeterminate life of the associated assets. There are no assets legally restricted for the purpose of settling asset retirement obligations.

Revenue Recognition

Revenue from the sale of oil and gas production, net of royalties, is recognized when deliveries occur. Revenue from the sale of leonardite products is recognized when shipments are made. Drilling revenue from daywork contracts is recognized as the work progresses. WSDC has not engaged in any footage or turnkey drilling contracts.

A.	SIGNIFICANT ACCOUNTING POLICIES (Continued):

Operating Costs and Expenses

Oil and gas production costs, the cost of leonardite operations, and drilling costs exclude a provision for depreciation and depletion. Depreciation and depletion expense is shown in the aggregate in the accompanying consolidated statements of operations.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. A valuation allowance is provided for deferred tax assets not expected to be realized.

Stock Options

The Company accounts for stock options under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. The effect on net income or earnings per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, “Accounting for Stock-Based Compensation”, to stock-based employee compensation has not been presented as no options were granted and therefore there is no effect for the years ended December 31, 2005, 2004, and 2003.

Earnings Per Share of Common Stock

Basic earnings per share is determined using net income divided by the weighted average shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. The effect of outstanding stock options was antidilutive in 2004 and 2003.

Recently Issued Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (“SFAS”) No. 151, “Inventory Costs, an Amendment of ARB No. 43, Chapter 4”. The statement requires abnormal amounts of freight, handling costs, idle facility expense and spoilage to be recognized as current period expenses. This statement became effective for the Company on January 1, 2006. The adoption of this statement is not expected to have a significant impact on the Company’s results of operations, financial position or cash flows.

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”. This statement replaces SFAS No. 123, “Accounting for Stock Based Compensation” and supersedes ABP Opinion No. 25, “Accounting for Stock Issued to Employees”. It establishes accounting standards for transactions in which an entity exchanges its equity instruments for goods or services. The statement requires companies to expense the fair value of employee stock options and other equity-based compensation, eliminating the alternative to use APB No. 25’s intrinsic value method. The statement became effective for the Company on January 1, 2006. In March 2005, the SEC released Staff Accounting Bulletin No. 107 “Share-Based Payment”, which provides interpretive guidance related to the interaction between SFAS 123 (R) and certain SEC rules and regulations. It also provides the SEC staff’s views regarding valuation of share-based payment arrangements. Management believes that SFAS No. 123 (R) and SAB No. 107 will have an impact on future share-based transactions of the Company but cannot determine the impact at this time.

A.	SIGNIFICANT ACCOUNTING POLICIES (Continued):

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, and Amendment of APB No. 29”. This statement amends and clarifies financial accounting for nonmonetary exchanges by requiring that most exchanges of productive assets be accounted for at fair value. With certain exceptions, companies can no longer account for nonmonetary exchanges at book value with no gain or loss recognized. This statement became effective for the Company on January 1, 2006, and may impact the Company’s consolidated financial position and results of operations in future periods if such nonmonetary exchanges occur.

In March 2005, the FASB issued Interpretation No. 47 (FIN 47), “Accounting for Conditional Asset Retirement Obligations”, an Interpretation of FASB Statement No. 143, which clarifies the accounting for conditional asset retirement obligations as used in SFAS No. 143, “Accounting for Asset Retirement Obligations”. A conditional asset retirement obligation is an unconditional legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Under FIN 47, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligations if the fair value of the liability can be reasonably estimated. Any uncertainty about the amount and/or timing of future settlement should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value. The provisions of FIN 47 are effective for years ending after December 31, 2005. The Company is currently evaluating the impact of FIN 47 on its consolidated financial statements.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections”, a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement provides guidance on accounting for reporting of accounting changes and error corrections. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the impact of adopting SFAS No. 154 to have a material effect on its consolidated results of operations or financial position.

B.	INDUSTRY SEGMENTS:

The Company assesses performance and allocates resources based upon its products and the nature of its production processes, which consist principally of a) oil and gas exploration, development and production; b) oil and gas drilling; and c) mining of leonardite (oxidized lignite coal) and manufacturing of leonardite based products, which are sold primarily as oil and gas drilling mud additives. All operations are conducted within the United States. Operations of the drilling segment commenced in January 2002. Sales and other material transactions between the segments have been eliminated. Operations of the leonardite segment became idle in May 2005. See Note N. Certain corporate costs, assets and capital expenditures that are considered to benefit the entire organization are not allocated to the Company’s operating segments. Interest income, interest expense and income taxes are also not allocated to operating segments. There are no significant accounting differences between internal segment reporting and consolidated external reporting. Presented below is information concerning the Company’s operating segments for the years ended December 31, 2005, 2004 and 2003:

	2005	2004	2003
Revenue:
Oil and gas	$5,824,049	$4,452,114	$3,614,592
Leonardite	810,738	1,290,644	822,219
Drilling	1,359,872	1,077,367	406,141

	$7,994,659	$6,820,125	$4,842,952

Operating income (loss):
Oil and gas	$2,964,640	$1,949,529	$1,262,129
Leonardite	(165,567)	(10,542)	(150,146)
Drilling	(50,233)	(60,019)	(22,861)
General corporate	(669,980)	(595,196)	(549,839)

	$2,078,860	$1,283,772	$539,283

Depreciation and depletion:

	2005	2004	2003
Oil and gas	$556,171	$580,106	$566,084
Leonardite	43,882	99,412	99,478
Drilling	151,847	128,335	59,133
General corporate	34,256	34,805	35,212

	$786,156	$842,658	$759,907

Identifiable assets, net:
Oil and gas	$10,759,625	$9,237,435	$8,576,643
Leonardite	395,422	820,742	848,705
Drilling	1,521,874	1,546,104	1,362,538
General corporate	2,022,799	1,115,890	796,387

	$14,699,720	$12,720,171	$11,584,273

Capital expenditures incurred:
Oil and gas	$1,809,003	$1,222,757	$1,379,720
Leonardite	81,204	56,115	16,668
Drilling	84,942	378,542	99,388
General corporate	19,441	—	2,166

	$1,994,590	$1,657,414	$1,497,942

C.	TRADE RECEIVABLES AND MAJOR CUSTOMERS:

Trade receivables at December 31, 2005 and 2004 are comprised of the following:

	2005	2004
Oil and gas purchasers	$739,241	$516,558
Oil and gas joint interest owners	36,796	59,033
Leonardite customers	55,084	233,475
Drilling customers	278,081	221,650

	$1,109,202	$1,030,716

The Company is subject to credit risk associated with the purchasers of its produced oil and gas products, leonardite products and drilling services. Exposure to this credit risk is controlled through credit approvals and monitoring procedures. Collateral is not required. Receivables from joint interest owners are subject to collection under operating agreements that generally provide lien rights.

The Company primarily sells crude oil. The Company’s production of crude oil is concentrated in the Williston Basin of North Dakota, which is a mature basin. In addition, 32% and 10% of the Company’s 2005 oil and gas production was from the Wayne Field and Leonard Field, respectively. Due to the significance of these fields, disruptions could adversely affect the Company.

The Company had major customers that purchased oil and gas products as follows:

	Customer
	A	B
Percent of total revenue for the years ended-
December 31, 2005	27%	35%
December 31, 2004	26%	31%
December 31, 2003	28%	36%
Percent of total accounts receivable as of-
December 31, 2005	25%	33%
December 31, 2004	23%	25%
Management believes that other purchasers would buy the Company’s oil and gas if any of its customers were lost.

D.	INVENTORIES:

As of December 31, 2005 and 2004, inventories by major classes are comprised of the following. See Note N regarding the status of leonardite inventories.

	2005	2004
Crude oil	$113,648	$80,568

Leonardite inventories:
Finished products	11,233	34,416
Raw materials	11,494	42,860
Materials and supplies	99,706	77,561

Total leonardite inventories	122,433	154,837

	$236,081	$235,405

E.	CAPITAL LEASE OBLIGATIONS:

The Company leases equipment with a capitalized cost of $167,088 and a book value of $106,013 under a capital lease expiring March 2007. The lease agreement calls for monthly payments of $3,650 with interest imputed at 6.25% per annum. Following is a schedule of the future minimum lease payments together with the present value of the net minimum lease payments as of December 31, 2005:

Year Ending December 31:	Amount
2006	$43,800
2007	13,450

57,250

Less amount representing interest	(2,403)

54,847
Less current portion	(41,549)

Long-term portion	$13,298

F.	LONG-TERM DEBT:

Long-term debt at December 31, 2005 and 2004 consists of the following. The oil and gas loan and the revolving line of credit (RLOC) are with the same bank.

	2005	2004
The 2001 Oil & Gas loan, interest at prime (7.25% rate at December 31, 2005), due in monthly installments of $43,229 plus interest through January 2008, collateralized by oil and gas properties	$696,388	$1,599,479
The 2004 Oil and Gas RLOC, $3,000,000 revolving line of credit expires March 5, 2007, interest only payable at prime through March 2007 (7.25% rate at December 31, 2005), principal and interest payable thereafter through March 2011, collateralized by oil and gas properties	—	125,000
Installment note payable, 15.74%, collateralized by a vehicle	5,191	—

Total long-term debt	701,579	1,724,479
Less current maturities	(523,941)	(518,750)

Long-term debt, less current maturities	$177,638	$1,205,729

     Aggregate maturities required on long-term debt at December 31, 2005, are as follows:

Year Ending December 31:
2006	$523,941
2007	177,638

$701,579

The Company’s borrowing base for debt secured by oil and gas properties is limited by the net present value of future oil and gas production of the properties as determined annually by the bank.

The Company’s Oil and Gas Loan and 2004 RLOC were obtained pursuant to financing agreements, which include the following covenants: Maintain a debt service coverage ratio of not less than 1.25 to 1; not encumber certain of its assets; restrict borrowings from, and credit extensions to, other parties; restrict reorganization or mergers in which the Company is not the surviving corporation; and not pay cash dividends without the bank’s consent.

G.	ASSET RETIREMENT OBLIGATIONS:

Effective January 1, 2003, the Company adopted SFAS 143, “Accounting for Asset Retirement Obligations”, which requires that the fair value of a liability for an asset retirement obligation associated with a tangible long-lived asset be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. The asset retirement obligations recorded by the Company relate to the future plugging and abandonment costs of its oil and gas wells.

A liability is incurred in the period in which an oil or gas well is acquired or drilled. The fair value of the liability is estimated based on historical experience in plugging and abandoning wells, federal and state regulatory requirements, estimated useful lives of wells based on engineering studies, estimates of the cost to plug and abandon wells in the future, and the Company’s credit-adjusted risk-free interest rate. Revisions of the liability occur due to changes of those factors. Each period the liability is accreted to its future estimated value until the liability is settled. Settlement of the liability occurs when a well is sold or plugged and abandoned. Accretion expense is included in oil and gas production expense on the Company’s consolidated statements of operations.

Prior to adoption of SFAS No. 143, the Company assumed that the salvage value of oil and gas well equipment equaled the plugging and abandonment costs. Therefore, no liabilities for retirement obligations were recorded. The initial adoption of SFAS No. 143 on January 1, 2003, resulted in a one-time non-cash after-tax charge to operations of $23,000 recorded as the cumulative effect of a change in accounting principle. The adoption also resulted in an increase to oil and gas properties being amortized of $1,562,000, a discounted liability for asset retirement obligations of $1,589,000, and a decrease of deferred income tax liabilities of $4,000. There was no impact on the Company’s cash flows as a result of adopting SFAS No. 143.

Changes in asset retirement obligations for the years ended December 31, 2005 and 2004, were as follows. The 2005 revisions are primarily related to estimated longer productive lives of wells due to higher oil and gas prices.

	2005	2004
Beginning of year	$1,893,510	$1,735,200
Liabilities incurred	14,000	19,000
Revisions to estimate	327,000	58,000
Accretion expense	92,180	84,310
Liabilities settled	(2,000)	(3,000)

End of year	$2,324,690	$1,893,510

Pro forma net income for the year ended December 31, 2003, assuming retroactive application of SFAS No. 143 is as follows:

2003
Net income	$469,563

Net income per share, basic and diluted	$.13

H.	INCOME TAXES:

The tax effects of significant temporary differences and carryforwards, which give rise to the Company’s deferred tax assets and liabilities at December 31, 2005 and 2004, are as follows:

	2005	2004
Deferred Tax Assets:
Net operating loss carryforward	$—	$193,000
Statutory depletion carryforward	2,131,000	1,852,000
Other	18,000	69,000

	2,149,000	2,114,000

Valuation Allowance:
Beginning of year	(880,000)	(929,000)
(Increase) decrease	154,000	49,000

End of year	(726,000)	(880,000)

Deferred Tax Liabilities:
Property, plant and equipment	(2,176,000)	(1,758,000)

Net Deferred Tax Liability, long-term	$(753,000)	$(524,000)

The components of income tax expense for the years ended December 31, 2005, 2004 and 2003, are as follows:

	2005	2004	2003
Current tax benefit (expense)	$(64,601)	$713	$2,452
Deferred tax (expense)	(383,000)	(167,000)	(4,000)
Decrease (increase) in deferred tax assets valuation allowance	154,000	49,000	(11,000)

Income tax (expense)	$(293,601)	$(117,287)	$(12,548)

During 2003, the Company recorded deferred tax expense of only $4,000 since the benefit of the net operating loss and depletion carryforwards generated was offset by property, plant and equipment timing differences. During 2004 and 2005, the Company recorded deferred tax expense primarily due to the utilization of net operating loss carryforwards resulting in no currently payable federal taxes in 2004 and currently payable taxes of only $64,601 in 2005. After 2005, the Company has no remaining net operating loss carryforwards. The change in the deferred tax assets valuation allowance in each year relates to a projection of the future utilization of statutory depletion carryforwards.

H.	INCOME TAXES (Continued):

The provision for income taxes does not bear a normal relationship to pre-tax earnings. A reconciliation of the U.S. federal income tax rate with the actual effective rate for the years ended December 31, 2005, 2004 and 2003, is as follows:

	2005	2004	2003
Income tax expense at statutory rate	35%	35%	35%
State income taxes	7	7	7
Effect of graduated rates	(11)	(14)	(14)
Statutory depletion	(11)	(15)	(32)
Change in valuation allowance	(6)	(4)	2
Other	(2)	1	5

	12%	10%	3%

For income tax purposes, the Company has a statutory depletion carryover of approximately $7,100,000 that, subject to certain limitations, may be utilized to reduce future taxable income. This carryforward does not expire.

I.	STOCK OPTION AND PROFIT-SHARING PLANS:

Stock Option Plans

The Company’s 1993 Incentive Stock Option Plan expired February 17, 2003.

In 2004, the Company adopted the 2004 Employees’ Stock Incentive Plan (2004 Plan). The 2004 Plan reserves 300,000 shares of the Company’s common stock for either nonstatutory options or incentive stock options that may be granted pursuant to the terms of the 2004 Plan. Under the terms of the 2004 Plan, the option price can not be less than 100% of the fair market value of the Company’s common stock on the date of grant, and if the optionee owned more than 10% of the voting stock, the option price per share can not be less than 110% of the fair market value.

No options have been granted under the 2004 Plan. Information with respect to the 1993 plan’s activity is as follows:

		Shares
	Shares	Subject to
	Available	Outstanding
	for Options	Options
December 31, 2002	100,500	175,500
Cancelled	(100,500)	—
Exercised	—	—

December 31, 2003	—	175,500
Cancelled	—	(9,500)
Exercised	—	—

December 31, 2004	—	166,000
Cancelled	—	(14,500)
Exercised	—	(41,292)

December 31, 2005	—	110,208

Information with respect to the options outstanding and exercisable at December 31, 2005, is as follows:

Number of shares	Exercise Price	Expiration Date
56,208	$2.37	May 2007
54,000	$2.31	December 2007

110,208

The average exercise price is $2.34 for options outstanding and exercisable at December 31, 2005.

I.	STOCK OPTION AND PROFIT-SHARING PLANS (Continued):

Profit-Sharing Plan

The Company has a 401(k) profit sharing plan that covers all employees with one year of service who elect to enter the plan. The plan provides for employee contributions subject to IRS and plan limitations. The Company contributes an amount equal to each employee’s contribution up to a maximum of 5% of the employee’s compensation. The Company may also make additional discretionary contributions to the plan. The Company’s total contributions to the plan, matching and discretionary, for the years ended December 31, 2005, 2004 and 2003 were $71,343, $63,421 and $49,593, respectively.

J.	CONTINGENCIES:

The Company is a defendant in a bankruptcy case with respect to a preference claim brought on November 8, 2002, in the United States Bankruptcy Court, Southern District of Texas, Houston Division (adversary proceeding number 02-03827, In Re: Ramba, Inc., Lowell T. Cage, Trustee v. GeoResources, Inc.). The bankruptcy trustee of a former leonardite customer, Ambar, Inc. (n/k/a Ramba, Inc.) has sued the Company for approximately $139,000 in an amended preference claim in Bankruptcy Court. The defense has been vigorous, and on September 1, 2004, the District Court granted the Company’s motion for summary judgment. The plaintiff perfected an appeal to the Fifth circuit, which ruled in favor of the Company except for $28,400. At an April 7, 2006, hearing with the Judge and the Plaintiff, our attorneys plan to explore the possibility of a settlement. As of December 31, 2005 and 2004, the Company has recorded a reserve of $20,000 and $50,000, respectively, with respect to this matter.

All of the Company’s operations are generally subject to federal, state or local environmental regulations. The Company’s oil and gas business segment is affected particularly by those environmental regulations concerned with the disposal of produced oilfield brines and other wastes. The Company’s leonardite mining and processing segment is subject to numerous state and federal environmental regulations, particularly those concerned with air quality at the Company’s processing plant, and surface mining permit and reclamation regulations. The amount of future environmental compliance costs cannot be determined at this time.

K.	OFFICE FACILITIES:

In 1991, the Company purchased an office building, one-half of which it occupies. The building is included in other property and equipment in the accompanying consolidated balance sheets and consists of the following at December 31, 2005 and 2004:

	2005	2004
Building and improvements	$163,834	$163,834
Accumulated depreciation	(121,092)	(112,901)

	$42,742	$50,933

The Company leases the remainder of the building to unaffiliated businesses under cancelable lease agreements. During 2005, 2004 and 2003, the Company received $19,800 each year, of rental income from the building that is included in other income in the accompanying statements of operations.

L FINANCIAL INSTRUMENTS:

The carrying amounts reflected in the consolidated balance sheets for cash and equivalents, short-term receivables and short-term payables approximate their fair value due to the short maturity of the instruments. The carrying value of long-term debt approximates fair value based on the variable nature of the interest rates.

M.	RELATED PARTY TRANSACTIONS:

During 2003, WSDC incurred rent expense of $3,500, paid to its President under a month-to-month lease for office space.

N.	LEONARDITE PROCESSING FACILITY FIRE:

Our leonardite processing facility was damaged in a fire on May 17, 2005, and has not operated since that date. Our insurance carrier determined the scope of damage and paid us $694,141 during 2005. We have recognized an additional insurance claim receivable of $41,223 as of December 31, 2005. We recorded a gain from this involuntary conversion of $497,743 consisting of the insurance claim proceeds less the net book value of the facility at the time of the fire and less direct costs incurred because of the fire. During 2005 we also incurred $51,764 of uninsured labor and other costs related to post fire clean up and minor repairs. These costs are included in other non-operating expense.

The fire has not affected our mining of leonardite raw material; however, other assets undamaged by the fire are temporarily idle pending either the resumption of operations at the processing facility, the employment of those assets in an alternative use, or their sale or other disposition. No depreciation expense has been recorded on these idle assets since May 2005. The net book value of temporarily idle assets, which consists of property, equipment, and inventory, as of December 31, 2005, is $215,200.

Although we are continuing to explore any strategic alternatives for our leonardite-operating segment, we currently are expecting to restore our leonardite facility to operations, and we have given our insurance carrier written notice of that intention. It is uncertain at this time when repairs will begin, because the scope of the repairs has not been fully determined due to engineering and design work that have not been completed and labor concerns caused by oil and gas activity in our area. For the present time, we intend to keep all of our options open by continuing to pursue minor raw material sales, engineering design and specification for needed equipment replacement, and any other strategic alternatives that make the best use of our assets. If construction activity begins in a reasonable amount of time, we will be able to draw on additional insurance proceeds of up to approximately $640,000 as repairs are made.

O.	OIL AND GAS PRODUCING ACTIVITIES AND PROPERTIES:

Net capitalized costs related to the Company’s oil and gas producing activities are summarized as follows as of December 31, 2005, 2004 and 2003:

	2005	2004	2003
Proved properties	$27,842,549	$25,997,466	$24,711,298
Unproved properties	202,257	213,921	280,565

Total	28,044,806	26,211,387	24,991,863

Less accumulated depreciation, depletion, amortization and impairment	(18,179,866)	(17,623,695)	(17,043,589)

Net capitalized costs	$9,864,940	$8,587,692	$7,948,274

Costs incurred in oil and gas property acquisition, exploration and development activities, including capital expenditures are summarized as follows for the years ended December 31, 2005, 2004 and 2003:

	2005	2004	2003
Property acquisition costs:
Proved	$26,303	$48,159	$25,674
Unproved	34,226	38,762	32,358
Exploration costs	261,241	220,423	231,355
Development costs	1,487,233	915,413	1,090,333

	$1,809,003	$1,222,757	$1,379,720

The Company’s results of operations from oil and gas producing activities (excluding corporate overhead and financing costs) are presented below for the years ended December 31, 2005, 2004 and 2003:

	2005		2004	2003
Oil and gas sales	$	,824,049	$4,452,114	$3,614,592
Production costs		(2,303,238)	(1,922,479)	(1,786,379)
Depletion, depreciation and amortization		(556,171)	(580,106)	(566,084)

		2,964,640	1,949,529	1,262,129

Statutory income tax provision		(468,761)	(49,808)	—

		$2,495,879	$1,899,721	$1,262,129

Estimated Quantities of Proved Oil and Gas Reserves (Unaudited)

The reserve information presented below is based upon reports prepared by the independent petroleum-engineering firms of Sproule Associates Inc. and Broschat Engineering and Management Services. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of mature producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available.

Estimated Quantities of Proved Oil and Gas Reserves (Unaudited) (Continued)

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids, which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under economic and operating conditions existing as of the end of each respective year. The year-end selling price of oil and gas is one of the primary factors affecting the determination of proved reserve quantities, which fluctuate directly with that price.

O.	OIL AND GAS PRODUCING ACTIVITIES AND PROPERTIES (Continued):

Presented below is a summary of the changes in estimated proved reserves of the Company, all of which are located in the United States, for the years ended December 31, 2005, 2004 and 2003:

	2005		2004		2003
	Oil	Gas	Oil	Gas	Oil	Gas
	(bbl)	(mcf)	(bbl)	(mcf)	(bbl)	(mcf)
Proved reserves, beginning of year	2,342,000	391,000	2,458,000	387,000	2,487,000	421,000

Purchases of reserves-in-place	—	—	10,000	—	—	—
Sales of reserves-in-place	—	—	—	—	—	—
Extensions and discoveries	100,000	110,000	22,000	—	34,000	—

Improved recovery	—	—	—	—	—	—

Revisions of previous estimates	490,000	902,000	(25,000)	10,000	73,000	(26,000)
Production	(120,000)	(7,000)	(123,000)	(6,000)	(136,000)	(8,000)

Proved reserves, end of year	2,812,000	1,396,000	2,342,000	391,000	2,458,000	387,000

Proved developed oil and gas reserves are those expected to be recovered through existing wells with existing equipment and operating methods. Proved developed reserves of the Company are presented below as of December 31:

	Oil	Gas
	(bbl)	(mcf)
2005	2,070,000	1,396,000

2004	1,652,000	391,000

2003	1,636,000	387,000

O.	OIL AND GAS PRODUCING ACTIVITIES AND PROPERTIES (Continued):

Standardized Measure of Proved Oil and Gas Reserves (Unaudited)

Statement of Financial Accounting Standards No. 69 prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has followed these guidelines, which are briefly discussed below. Future cash inflows and future production and development costs are determined by applying year-end selling prices and year-end production and development costs to the estimated quantities of oil and gas to be produced. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process. Estimated future income taxes are computed using current statutory income tax rates including consideration for estimated future statutory depletion, depletion carryforwards, net operating loss carryforwards, and investment tax credit carryforwards. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company’s expectations of actual revenues or future net cash flows to be derived from those reserves nor their present worth.

Presented below is the standardized measure of discounted future net cash flows as of December 31, 2005, 2004 and 2003.

	2005	2004	2003
Future cash inflows	$140,161,000	$81,996,000	$70,919,000
Future production costs	(43,993,000)	(30,821,000)	(28,371,000)
Future development costs	(7,656,000)	(5,564,000)	(5,267,000)
Future income tax expense	(25,565,000)	(12,564,000)	(9,748,000)

Future net cash flows	62,947,000	33,047,000	27,533,000
Less effect of a 10% discount factor	(32,191,000)	(13,771,000)	(11,966,000)

Standardized measure of discounted future net cash flows relating to proved reserves	$30,756,000	$19,276,000	$15,567,000

O.	OIL AND GAS PRODUCING ACTIVITIES AND PROPERTIES (Continued):

Standardized Measure of Proved Oil and Gas Reserves (Unaudited) (Continued)

The principal sources of change in the standardized measure of discounted future net cash flows are as follows for the years ended December 31, 2005, 2004 and 2003:

	2005	2004	2003
Standardized measure, beginning of year	$19,276,000	$15,567,000	$14,458,000
Sales of oil and gas produced, net of production costs	(3,521,000)	(2,530,000)	(1,828,000)
Net changes in prices and production costs	6,384,000	6,504,000	1,690,000
Purchases of reserves-in-place	—	77,000	—
Sales of reserves-in-place	—	—	—
Extensions, discoveries and other additions, less related costs	1,914,000	270,000	325,000
Revisions of previous quantity estimates and other	10,263,000	(285,000)	594,000
Development costs incurred during the year and changes in estimated future development costs	(924,000)	(504,000)	(360,000)
Accretion of discount	2,527,000	1,994,000	853,000
Net change in income taxes	(5,163,000)	(1,817,000)	(165,000)

Standardized measure, end of year	$30,756,000	$19,276,000	$15,567,000

GEORESOURCES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and equivalents	$1,399,861	$1,669,882
Trade receivables, net	1,396,736	1,109,202
Inventories	429,762	236,081
Prepaid expenses	89,398	38,738

Total current assets	3,315,757	3,053,903

PROPERTY, PLANT AND EQUIPMENT, at cost:
Oil and gas properties, using the full cost method of accounting:
Properties being amortized	29,215,750	27,842,549
Properties not subject to amortization	196,999	202,257
Drilling rig and equipment	1,868,613	1,607,094
Leonardite plant and equipment	924,984	854,789
Other	798,745	790,100

	33,005,091	31,296,789

Less accumulated depreciation, depletion amortization and impairment	(20,375,729)	(19,650,972)

Net property, plant and equipment	12,629,362	11,645,817

TOTAL ASSETS	$15,945,119	$14,699,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$967,939	$1,152,532
Accrued expenses	274,255	293,505
Income taxes payable	119,441	64,000
Current portions of capital lease obligations	23,929	41,549
Current maturities of long-term debt	—	523,941

Total current liabilities	1,385,564	2,075,527

CAPITAL LEASE OBLIGATIONS, less current portions	—	13,298
LONG-TERM DEBT, less current maturities	—	177,638
ASSET RETIREMENT OBLIGATION	2,409,070	2,324,690
DEFERRED INCOME TAXES	859,000	753,000

Total liabilities	4,653,634	5,344,153

STOCKHOLDERS’ EQUITY:
Common stock, par value $.01 per share; authorized 10,000,000 shares; issued and outstanding 3,778,269 and 3,765,269 shares, respectively	37,783	37,653
Additional paid-in capital	422,441	391,881
Retained earnings	10,831,261	8,926,033

Total stockholders’ equity	11,291,485	9,355,567

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,945,119	$14,699,720

See Notes to Consolidated Financial Statements.

GEORESOURCES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
OPERATING REVENUES:
Oil and gas sales	$1,942,072	$1,654,831	$5,538,966	$4,129,992
Leonardite sales	16,414	25,803	58,709	798,583
Drilling revenue	523,555	694,452	1,565,200	1,155,095

	2,482,041	2,375,086	7,162,875	6,083,670

OPERATING COSTS AND EXPENSES:
Oil and gas production	701,798	693,882	2,021,672	1,637,924
Leonardite operations	55,962	76,421	194,023	744,143
Drilling costs	508,708	527,384	1,329,306	1,064,320
Depreciation and depletion	263,205	219,276	697,740	608,936
Selling, general and administrative	193,896	148,397	568,574	496,644

	1,723,569	1,665,360	4,811,315	4,551,967

Operating income	758,472	709,726	2,351,560	1,531,703

OTHER INCOME (EXPENSE):
Interest expense	(3,991)	(22,419)	(25,571)	(70,125)
Interest income	6,803	2,979	20,251	14,543
Gain on involuntary conversion of Leonardite facility	—	—	—	497,743
Professional fees related to proposed merger	(169,289)	—	(169,289)	—
Other, net	5,515	(4,359)	15,922	(37,538)

	(160,962)	(23,799)	(158,687)	404,623

Income before income taxes	597,510	685,927	2,192,873	1,936,326

Income tax expense	74,095	110,000	287,645	239,000

Net income	$523,415	$575,927	$1,905,228	$1,697,326

EARNINGS PER SHARE:

Basic	$.14	$.15	$.50	$.45

Diluted	$.14	$.15	$.50	$.44

See Notes to Consolidated Financial Statements.

GEORESOURCES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,905,228	$1,697,326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and depletion	697,740	608,936
Accretion of asset retirement obligation	84,380	68,720
Deferred income taxes	106,000	88,000
Gain on involuntary conversion of Leonardite facility	—	(497,743)
Other	3,750	6,425
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	(287,534)	175,460
Inventories	(193,681)	(11,317)
Prepaid expenses and other	(50,660)	(31,731)
Increase (decrease) in:
Accounts payable	(196,572)	(357,898)
Accrued expenses	(19,250)	6,739
Income taxes payable	55,441	151,000

Net cash provided by operating activities	2,104,842	1,903,917

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(1,745,841)	(855,797)
Proceeds from insurance claim	—	694,151
Proceeds from sale of property, plant and equipment	72,785	26,946

Net cash used in investing activities	(1,673,056)	(134,700)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term capital lease obligations	(30,918)	(50,815)
Proceeds from stock options exercised	30,690	96,363
Proceeds from long-term borrowings	—	10,006
Principal payments on long-term debt	(701,579)	(516,673)

Net cash used in financing activities	(701,807)	(461,119)

NET INCREASE IN CASH AND EQUIVALENTS	(270,021)	1,308,098

CASH AND EQUIVALENTS, beginning of period	1,669,882	715,551

CASH AND EQUIVALENTS, end of period	$1,399,861	$2,023,649

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$25,271	$70,125
Income taxes	126,204	1,120
See Notes to Consolidated Financial Statements.

GEORESOURCES, INC., AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
1.	In our opinion, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly our financial position as of September 30, 2006, and the results of operations and cash flows for the three months and nine months ended September 30, 2006, and 2005.

The results of operations for the period ended September 30, 2006, are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2006.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Therefore, it is suggested that these financial statements be read in connection with the audited consolidated financial statements and the notes included in our Annual Report on Form 10-KSB for the Year Ended December 31, 2005.

2.	Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year financial statements.

3.	We assess performance and allocate resources based upon our products and services, which consist principally of: A) oil and gas exploration, development and production; B) mining and processing of leonardite; and C) oil and gas drilling. All operations are conducted within the United States. Operations of the leonardite segment became substantially idle in May 2005. See Note 4. Sales and other material transactions between the segments have been eliminated. Certain corporate costs, assets and capital expenditures that are considered to benefit the entire organization are not allocated to our operating segments. Interest income, interest expense and income taxes are also not allocated to operating segments. There are no significant accounting differences between internal segment reporting and consolidated external reporting.

Presented below are our identifiable net assets as of the date indicated:

	September 30,	December 31,
	2006	2005
Oil and gas	$11,625,979	$10,759,625
Leonardite	680,586	395,422
Drilling	1,981,491	1,521,874
General corporate activities	1,657,063	2,022,799

	$15,945,119	$14,699,720

Presented below is information concerning our operating segments for the periods indicated:

	Three months ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
Oil and gas	$1,942,072	$1,654,831	$5,538,966	$4,129,992
Leonardite	16,414	25,803	58,709	798,583
Drilling	523,555	694,452	1,565,200	1,155,095

	$2,482,041	$2,375,086	$7,162,875	$6,083,670

Operating income (loss)
Oil and gas	$1,049,727	$806,907	$2,996,737	$2,066,111
Leonardite	(42,304)	(55,165)	(142,994)	(10,593)
Drilling	(45,105)	111,071	95,609	(23,371)
General corporate activities	(373,135)	(153,087)	(767,081)	(500,444)

	$589,183	$709,726	$2,182,271	$1,531,703

4.	Our leonardite processing facility was damaged in a fire on May 17, 2005, and has not operated since that date. Our insurance carrier determined the scope of damage, and we have an insurance claim receivable of $41,000 and previously received payments amounting to $694,000. During 2005, we recorded a $493,000 gain consisting of the insurance claim receivable and cash received less the net book value of the facility at the time of the fire and less direct costs incurred because of the fire.

The fire has not affected our ability to mine leonardite raw material; however, other associated assets undamaged by the fire are temporarily idle pending either the resumption of operations at the processing facility, the employment of those assets in an alternative use, or their sale or other disposition. No depreciation expense has been recorded on these idle assets since May 2005. The net book value of temporarily idle assets, which consists of property, equipment, and inventory, as of September 30, 2006, is $430,009.

We are continuing to explore strategic alternatives for our leonardite-operating segment, including a possible sale of these assets. In the mean time, we are continuing with our plans to restore our leonardite facility to operations, and we have given our insurance carrier written notice of that intention. It is uncertain at this time when repairs will begin, because the scope of the repairs has not been fully determined due to engineering and design work that needs to be completed and labor concerns caused by oil and gas activity in the Williston, North Dakota, area. For the present time, we intend to keep viable options open by continuing to pursue minor raw material sales, engineering design and specification for needed equipment replacement, and any other strategic alternatives. If construction activity begins in a reasonable amount of time, we will be able to draw on additional insurance proceeds of up to approximately $640,000 as repairs are made.

5.	On September 14, 2006, GeoResources, Inc. entered into a merger agreement with Southern Bay Oil & Gas, L.P. and Chandler Energy, LLC. If the proposed merger is consummated, 8,263,000 shares of GeoResources common stock will be issued for the partnership interests of Southern Bay Oil & Gas, L.P., and 1,931,000 shares of GeoResources common stock will be issued for substantially all the assets of Chandler Energy, LLC, and 496,000 shares of GeoResources common stock will be reserved for issuance to purchase working interests in a Chandler operated property. The proposed transactions would create a combined entity with assets in the Williston Basin, the Rocky Mountains, and the Gulf Coast. The terms of the transactions also include Southern Bay and Chandler contributing additional cash of approximately $20 million to finance initial expansion plans of the combined entity as well as offers by GeoResources to purchase certain working interests in one of Chandler’s Colorado projects. The merger is contingent upon approval by the shareholders of GeoResources and other customary closing conditions. We believe the transactions could close during the first quarter of 2007. No assurances can be made that the transactions will be completed within these estimated periods of time.

GEORESOURCES, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
The undersigned shareholder of GeoResources, Inc., acknowledges receipt of the Proxy Statement and Notice of Special Meeting of Shareholders to be held on Thursday, March 29, 2007, at 10:00 a.m., Central time, in the Airport International Inn, Highway 2 and 85 North, Williston, North Dakota 58801, and hereby appoints H. Dennis Hoffelt and J.P. Vickers, each with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said Meeting and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above-named Attorneys and Proxies are instructed to vote all of the undersigned’s shares as follows:
1.	Approval of issuance of up to 10,690,000 shares of common stock pursuant to the Agreement and Plan of Merger, dated September 14, 2006, among GeoResources, Inc., Southern Bay Energy Acquisition, LLC, Chandler Acquisition, LLC, Southern Bay Oil & Gas, L.P., Chandler Energy, LLC and PICA Energy, LLC.
☐ FOR     ☐ AGAINST      ☐ABSTAIN
2.	Approval of an Amendment to the Articles of Incorporation of GeoResources, Inc. to increase the total shares of authorized capital stock from 10,000,000 shares of common stock, $.01 par value per share, to 120,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $.01 par value per share, and 20,000,000 shares of preferred stock, $.01 par value per share.
☐ FOR      ☐ AGAINST      ☐ABSTAIN
3.	Approval of the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan, which, among other things, increases the number of shares of common stock reserved for issuance under options granted under the plan from 300,000 to 2,000,000 shares.
☐ FOR      ☐ AGAINST      ☐ABSTAIN
4.	Proposal to adjourn or postpone the Special Meeting, if necessary, for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals.
☐ FOR      ☐ AGAINST      ☐ABSTAIN
5.	Transaction of such other matters as may properly come before the Special Meeting and any adjournments thereof.
☐ FOR      ☐ AGAINST      ☐ABSTAIN
YOU MAY VOTE IN FAVOR OF ALL THE ABOVE PROPOSALS WITHOUT CHECKING ANY OF THE ABOVE BOXES BY MERELY SIGNING, DATING AND RETURNING THIS PROXY. IF THIS PROXY IS PROPERLY EXECUTED AND ANY OF THE ABOVE BOXES ARE CHECKED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER.
PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY.
Date:                     , 2007 No. of Shares:
Sign Here:

Signature(s) of Shareholder(s)
Please sign your name exactly as it appears on your stock certificate.
If shares are held jointly, each holder should sign. Executors, trustees, and fiduciaries should so indicate when signing.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-560-1965 in the United States or	•	Go to the following web site:
	Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		WWW.EPROXY.COM/GEOI

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
     If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on March 28, 2007.
THANK YOU FOR VOTING

Annex A
AGREEMENT AND PLAN OF MERGER
among
GEORESOURCES, INC.
SOUTHERN BAY ENERGY ACQUISITION, LLC
CHANDLER ACQUISITION, LLC
SOUTHERN BAY OIL & GAS, L.P.
CHANDLER ENERGY, LLC
and
PICA ENERGY, LLC
September 14, 2006

ARTICLE 1 THE MERGERS	1

1.1 Merger; Effective Time of the Merger	1
1.2 Closing	2
1.3 Effects of the Mergers	2
1.4 Surviving Entities	2
1.5 Merger Consideration and Conversion of Securities; Purchase of Yuma Working Interests	2
1.6 Exchange Agent; Payment	3

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF GEO	4

2.1 Organization	4
2.2 Capitalization of Geo	4
2.3 Authority Relative to This Agreement	5
2.4 Noncontravention	5
2.5 Governmental Approvals	6
2.6 Financial Statements	6
2.7 Absence of Undisclosed Liabilities	6
2.8 Absence of Certain Changes	6
2.9 Title to Properties	7
2.10 Compliance With Laws	7
2.11 Tax Matters	7
2.12 Legal Proceedings	7
2.13 Brokerage Fees	8
2.14 Permits	8
2.15 Environmental Matters	8
2.16 Revenue and Expense Information; Records	8
2.17 Commitments	8
2.18 No Alienation	9
2.19 Make-Up Rights	9
2.20 Imbalance	9
2.21 Preferential Rights and Consents to Assign	9
2.22 No Participating Hydrocarbons	9
2.23 Disclosure	9
2.24 Insurance	9
2.25 Employees	10
2.26 Agreements, Contracts and Commitments	10
2.27 Hedging	10
2.28 Regulatory Agencies	10
2.29 Non-Consent	11
2.30 Property Boundaries	11
2.31 Current Payments	11
2.32 No Other Royalties	11
2.33 Reserve Reports	11
2.34 Listing	12
2.35 SEC Filings	12

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SOUTHERN, CHANDLER AND PICA	12

3.1 Organization and Existence of Southern, Chandler and PICA	12
3.2 Capitalization of Southern, Chandler and PICA; Governing Documents	13
3.3 Authority Relative to This Agreement	14
3.4 Noncontravention	14
3.5 Governmental Approvals	15
3.6 Financial Statements	15
3.7 Absence of Undisclosed Liabilities	16

3.8 Absence of Certain Changes	16
3.9 Title to Properties	17
3.10 Compliance with Laws	17
3.11 Tax Matters	18
3.12 Legal Proceedings	18
3.13 Brokerage Fees	19
3.14 Permits	19
3.15 Environmental Matters	19
3.16 Revenue and Expense Information; Records	20
3.17 Commitments	20
3.18 No Alienation	20
3.19 Make-Up Rights	21
3.20 Imbalance	21
3.21 Preferential Rights and Consents to Assign	21
3.22 No Participating Hydrocarbons	21
3.23 Investment Intent	22
3.24 Disclosure	22
3.25 Insurance	22
3.26 Employees	22
3.27 Agreements, Contracts and Commitments	22
3.28 Hedging	23
3.29 Regulatory Agencies	24
3.30 Non-Consent	24
3.31 Property Boundaries	24
3.32 Current Payments	25
3.33 No Other Royalties	25
3.34 Reserve Reports	25

ARTICLE 4 CONDUCT OF THE PARTIES PENDING MERGER; CERTAIN ACTIONS RELATING TO CLOSING	26

4.1 Conduct and Preservation of Business of the Respective Parties	26
4.2 Restrictions on Certain Actions of the Parties	26

ARTICLE 5 ADDITIONAL AGREEMENTS	29

5.1 Access to Information; Confidentiality	29
5.2 Notification of Certain Matters	29
5.3 Reasonable Best Efforts	29
5.4 Public Announcements	29
5.5 Preparation and Amendment of Schedules	30
5.6 Fees and Expenses	30
5.7 Tax Reporting and Cooperation on Tax Matters	30
5.8 Listing of Common Stock	30
5.9 Additional Capital Contributions	30
5.12 Notice Required by Rule 14f-1 Under Exchange Act	31
5.13 Post-Closing Assurances and Access to Records	31
5.14 Employee Agreements, Plans or Benefits	31

ARTICLE 6 CONDITIONS	31

6.1 Conditions to Obligations of the Parties	31
6.2 Reciprocal Conditions to Obligations of the Parties	32

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER	33

7.1 Termination	34
7.2 Effect of Termination	34
7.3 Amendment	35
7.4 Waiver	35
7.5 Termination Fees	35

ARTICLE 8 OTHER CLOSING AND POST-CLOSING MATTERS	35

8.1 Officers and Directors of the Combined Entity	35
8.2 Survival of Representations and Warranties	35

ARTICLE 9 MISCELLANEOUS	36

9.1 Notices	36
9.2 Entire Agreement	37
9.3 Binding Effect; Assignment; Third Party Benefit	37
9.4 Severability	37
9.5 Governing Law	37
9.6 Descriptive Headings	37
9.7 Disclosure	38
9.8 Gender	38
9.9 References	38
9.10 Counterparts	38
9.11 Injunctive Relief; Specific Enforcement	38

ARTICLE 10 DEFINITIONS	38

10.1 Certain Defined Terms	39
10.2 Certain Additional Defined Terms	42
INDEX TO EXHIBITS AND SCHEDULES
Exhibits:

Exhibit A	Yuma Working Interests Sale Agreement
Exhibit 1.5(b)	PICA Business Transfer Agreement
Exhibit 3.23	Investment Agreement and Investor Questionnaire
Exhibit 6.2(f)	Registration Rights Agreement
Schedules:
          Geo Schedules:

2.2(c)	Common Stock constituting the Merger Consideration to be issued
2.4	Noncontravention of governing documents, agreements, etc.; encumbrances
2.6	Financial Statements
2.7	Absence of undisclosed liabilities
2.8	Absence of certain changes
2.9	Encumbrances to title
2.10	Applicable Laws not complied with
2.11	Taxes not paid; returns not filed
2.12	Legal proceedings pending or threatened
2.14	Actions/proceedings pending, threatened, etc.
2.15	Environmental matters
2.20	Imbalances with respect to Properties
2.22	No Participating Hydrocarbons
2.24	Insurance exceptions
2.26	Material contracts and commitments
2.27	Hedges, options, swaps, etc
2.28	Exceptions to compliance in regulatory agency filings
2.31	Hydrocarbon sales proceeds being withheld

2.33	Disposed of Properties in Reserve Report
          Southern Schedules:

3.2(a)	Issued & outstanding Partnership interests by Partner
3.3(a)	Authority relative to this Agreement
3.4(a)	Noncontravention of governing documents, agreements, etc.; encumbrances
3.7(a)	Absence of undisclosed liabilities
3.8(a)	Absence of certain changes
3.9(a)	Encumbrances to title
3.10(a)	Applicable Laws not complied with
3.11(a)	Taxes not paid; returns not filed
3.12(a)	Legal proceedings pending or threatened
3.14(a)	Actions/proceedings pending, threatened, etc.
3.15(a)	Environmental matters
3.17(a)	Material expenditure commitments, post-effective time
3.20(a)	Imbalances with respect to Properties
3.27(a)	Material contracts and commitments
3.28(a)	Hedges, options, swaps, etc.
3.29(a)	Exceptions to compliance in regulatory agency filings
3.32(a)	Hydrocarbon sales proceeds being withheld
3.34(a)	Disposed of Properties in Reserve Report
          Chandler/PICA Schedules:

1.5(b)	PICA Business Transfer Agreement
3.2(b)	Issued & outstanding Membership interests by Member
3.4(b)	Noncontravention of governing documents, agreements, etc.; encumbrances
3.7(b)	Absence of undisclosed liabilities
3.8(b)	Absence of certain changes
3.9(b)	Encumbrances to title
3.10(b)	Applicable Laws not complied with
3.11(b)	Taxes not paid; returns not filed
3.12(b)	Legal proceedings pending or threatened
3.14(b)	Actions/proceedings pending, threatened, etc.
3.15(b)	Environmental matters
3.17(b)	Material expenditure commitments, post-effective time
3.20(b)	Imbalances with respect to Properties
3.21(b)	Preferential rights, consents to assign
3.27(b)	Material contracts and commitments
3.28(b)	Hedges, options, swaps, etc.
3.29(b)	Exceptions to compliance in regulatory agency filings
3.32(b)	Hydrocarbon sales proceeds being withheld
3.34(b)	Disposed of Properties in Reserve Report

AGREEMENT AND PLAN OF MERGER
     This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of September 14, 2006, and effective as of the Effective Time (as hereinafter defined), is made among GeoResources, Inc., a Colorado corporation (“Geo”), Southern Bay Energy Acquisition, LLC, a Texas limited liability company and wholly-owned subsidiary of Geo (“Southern Sub”), Chandler Acquisition, LLC, a Colorado limited liability company and wholly-owned subsidiary of Geo (“Chandler Sub”), Southern Bay Oil & Gas, L.P., a Texas limited partnership (“Southern”), Chandler Energy, LLC, a Colorado limited liability company (“Chandler”), and PICA Energy, LLC, a Colorado limited liability company and wholly-owned subsidiary of Chandler (“PICA”). Any of the parties hereto will be referred to as a “Party” or “Parties.”
     Capitalized terms not defined in the context of the provisions of this Agreement to which they relate shall have the definitions set forth in Section 10.1.
WITNESSETH
     WHEREAS, management of each of Geo, Southern Sub, Chandler Sub, Southern, Chandler, and PICA have determined that it will be in the best interests of each Party and its shareholders, partners, or members, as the case may be, and that it will advance the long-term business interests of the Parties, to engage in a business combination whereby Southern shall be merged with and into Southern Sub (the “Southern Merger”) and PICA shall be merged with and into Chandler Sub (the “Chandler Merger,” and singly or together, a “Merger” or the “Mergers”), with the partners and members of Southern and PICA exchanging their respective equity interests for Geo common stock, par value $ .01 per share (“Common Stock”).
     WHEREAS, subject to the approval of the partners of Southern and the members of Chandler and of PICA, and further subject to the terms and conditions set forth herein, management of each of the parties hereto has determined to enter into the Mergers in accordance with this Agreement.
     WHEREAS, the Parties wish to agree that, as a condition to the Closing, as hereafter defined, offers shall have been made by Geo to all holders of the “Yuma Working Interests” (as defined in the Yuma Working Interests Sale Agreement) to purchase their working interests in exchange for Common Stock, and all such holders that desire to sell their working interests shall have entered into the “Yuma Working Interests Sale Agreement,” in the form attached hereto as Exhibit A, with such purchases and sales to take place concurrently with the Closing.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE 1
THE MERGERS
     1.1 Merger; Effective Time of the Merger.
     Upon the terms and subject to the conditions of this Agreement, at the Effective Time:
          (a) Southern will be merged with and into Southern Sub in accordance with the Texas Business Organization Code (the “Texas Entity Laws”), and Southern Sub shall continue its existence as the surviving entity in the Southern Merger. At the closing of the Southern Merger (the “Southern Closing”), a certificate of merger, prepared and executed in accordance with the relevant provisions of the Texas Entity Laws, with respect to the Southern Merger (the “Certificate of Merger”) shall be filed with the Texas Secretary of State. The Southern Merger shall become effective at such time as the Certificate of Merger is duly filed with the Texas Secretary of State or at such later time on the day of the Closing as is specified in the

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Certificate of Merger pursuant to the mutual agreement of Geo and Southern (the “Southern Effective Time”).
          (b) PICA shall be merged with and into Chandler Sub in accordance with the Colorado Corporations and Associations Act (the “Colorado Entity Laws”), and Chandler Sub shall continue its existence as the surviving entity in the Chandler Merger. At the closing of the Chandler Merger (the “Chandler Closing”), a statement of merger, prepared and executed in accordance with the relevant provisions of the Colorado Entity Laws, with respect to the Chandler Merger (the “Statement of Merger”) shall be filed with the Colorado Secretary of State. The Chandler Merger shall become effective at such time as the Statement of Merger is duly filed with the Colorado Secretary of State or at such later time on the day of the Chandler Closing as is specified in the Statement of Merger pursuant to the mutual agreement of Geo and Chandler (the “Chandler Effective Time”).
          (c) Southern Sub and Chandler Sub together will be referred to as the “Surviving Entities.” The Southern Closing and Chandler Closing, singly or together, or the latter to occur of the foregoing two closings, as the context provides, shall be referred to herein as a “Closing” or the “Closings.” The last to occur of Southern Effective Time or Chandler Effective Time shall be referred to herein as the “Effective Time.”
     1.2 Closing.
     The Closing shall take place (i) at the offices of Jones & Keller, P.C., 1625 Broadway, Sixteenth Floor, Denver, Colorado 80202, at 10:00 a.m., local time, on the day which is five (5) consecutive Business Days after the day on which the last of the conditions to the obligations of the parties set forth in Article 6 is fulfilled or waived (subject to Applicable Law) or is capable of being fulfilled at the Closing, or (ii) at such other time or place or on such other date as the parties hereto shall agree; provided, however, that the parties shall use their reasonable best efforts to cause the closing to occur prior to or on March 31, 2007. The date on which the Closing is required to take place is herein referred to as the “Closing Date.”
     1.3 Effects of the Mergers.
     The Mergers shall have the effects, respectively, as specified in the Texas Entity Laws and Colorado Entity Laws.
     1.4 Surviving Entities.
          (a) The Certificate of Formation of Southern Sub, as in effect immediately prior to the Southern Effective Time, shall thereafter be the Certificate of Formation of Southern Sub, until thereafter amended in accordance with the terms and as provided by the Texas Entity Laws. The Company Agreement as of the date hereof of Southern Sub shall thereafter be the company agreement of Southern Sub, until thereafter amended in accordance with its terms and as provided by the Texas Entity Laws (the “Company Agreement”).
          (b) The Articles of Organization of Chandler Sub, as in effect immediately prior to the Chandler Effective Time, shall thereafter be the Articles of Organization of Chandler Sub, until thereafter amended in accordance with the terms and as provided by the Colorado Entity Laws. The Operating Agreement of Chandler Sub as of the date hereof shall thereafter be the operating agreement of Chandler Sub, until thereafter amended in accordance with its terms and as provided by the Colorado Entity Laws (the “Operating Agreement”).
     1.5 Merger Consideration and Conversion of Securities; Purchase of Yuma Working Interests.
          (a) At the Southern Effective Time, by virtue of the Southern Merger and without any action on the part of Geo, Southern Sub or Southern, the partnership interests in Southern shall be exchanged for an aggregate of 8,263,000 shares of Common Stock (the “Southern Merger Consideration”). Each partner of Southern at the Southern Effective Time shall receive such number of shares of Common Stock as is in

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proportion to such partner’s percentage interest in Southern as determined by reference to Southern’s Partnership Agreement and its books and records kept in the usual course of business; provided, however, that on or before five Business Days before the Closing Date, Southern shall deliver to the other Parties a schedule setting forth the respective numbers of shares of Common Stock to be issued to the respective partners of Southern in consummation of the Mergers. All partnership interests in Southern (the “Southern Converted Securities”), when exchanged as provided herein, shall be held by Geo.
          (b) At the Chandler Effective Time, by virtue of the Chandler Merger and the “PICA Business Transfer,” as defined in Section 10.1, and without any action on the part of Geo, Chandler Sub, Chandler or PICA, the “PICA Business,” as defined in Section 10.1, shall be conveyed by Chandler to PICA, as provided in the “PICA Business Transfer Agreement,” the form of which is attached hereto as Exhibit 1.5(b), and the membership interests in PICA immediately following and concurrently with such transfer, shall be exchanged for an aggregate of 1,931,000 shares of Common Stock (the “Chandler Merger Consideration”). Each member of PICA at the Chandler Effective Time shall receive such number of shares of Common Stock as is in proportion to such member’s percentage interest in PICA as determined by reference to PICA’s Operating Agreement and its books and records kept in the usual course of business; provided, however, that on or before five Business Days before the Closing Date, Chandler and PICA shall deliver to the other Parties a schedule setting forth the respective numbers of shares of Common Stock to be issued to the respective members of PICA in consummation of the Mergers. All membership interests in PICA (the “Chandler Converted Securities”), when exchanged as provided herein, shall be held by Geo.
          (c) The exchanges of Common Stock for partnership interests in Southern and membership interests in PICA, to the maximum extent practicable, shall take place, or shall be deemed to have taken place, simultaneously.
          (d) The Southern Merger Consideration and Chandler Merger Consideration together shall be referred to as the “Merger Consideration.” The Southern Converted Securities and the Chandler Converted Securities together shall be referred to as the “Converted Securities.”
          (e) At the Closing, with respect to those holders of the Yuma Working Interests who accept the offers to purchase their working interests and execute a Yuma Working Interests Sale Agreement, such working interests shall, without any further action on the part of any of the Parties, be conveyed to PICA, in exchange for up to 496,000 shares of Geo Common Stock and up to $164,500, with a portion of this number of shares and this dollar amount being issued and paid to each Yuma Working Interest holder in the proportion which such holder’s percentage interest bears to 100% of all of the Yuma Working Interests..
     1.6 Exchange Agent; Payment.
          (a) Prior to the Closing Date, Geo shall designate Wells Fargo Minnesota (the “Exchange Agent”) for the purpose of payment of the Merger Consideration.
          (b) On or before five Business Days before the Closing Date, Southern shall deliver to the other Parties a schedule setting forth the respective numbers of shares of Common Stock to be issued to the respective partners of Southern (such schedule being the same schedule as set forth in Section 1.5(a) above), and Chandler shall deliver to the other Parties a schedule setting forth the respective numbers of shares of Common Stock to be issued to the respective members of PICA, in consummation of the Mergers, and Geo shall deliver such schedules to the Exchange Agent to be used in the performance of its duties under this Section 1.6.
          (c) As soon as practicable after the Effective Time, Geo will make available to the Exchange Agent, for the benefit of the partners of Southern, the members of PICA for exchange in accordance with Section 1.5, certificates representing the shares of Common Stock issuable pursuant to Section 1.5 in exchange

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for the Converted Securities. Promptly after the Effective Time, Geo will send, or will cause the Exchange Agent to send, to each partner of Southern and each member of PICA at the Effective Time, a certificate representing that number of whole shares of Common Stock that such partner, member has a right to receive pursuant to the provisions of this Article 1.
          (d) All of the shares of Common Stock issued as Merger Consideration in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such exchanged Converted Securities.
          (e) None of Geo, Southern Sub, Chandler Sub, Southern, Chandler, PICA, or any of their respective general partners, members, managers, officers, directors or transfer agents shall be liable to a partner of Southern, a member of Chandler or PICA for any amount paid in good faith to a public official pursuant to applicable property, escheat or similar laws.
          (f) No certificates or scrip evidencing fractional shares of Common Stock shall be issued as part of the Merger Consideration. In lieu of any such fractional shares, the number of shares which each partner of Southern and member of PICA shall receive shall be rounded up to the next higher, whole number of shares.
          (g) Promptly following the date which is one year after the Effective Time, the Exchange Agent shall return to Geo all certificates and other documents and instruments in its possession relating to the Mergers which, as provided in the preceding portions of this Section 1.6, previously have not been delivered to the respective partners of Southern or the members of PICA, and the Exchange Agent’s duties shall terminate. Thereafter, each holder of Converted Securities that has not received the shares of Common Stock as Merger Consideration to which such holder is entitled in connection with the Mergers shall (subject to applicable abandoned property, escheat, and similar laws) look only to Geo for payment of the applicable Merger Consideration, but such holder shall have no greater rights against Geo, Southern, Chandler or PICA than may be accorded to general creditors of Geo or the Surviving Entities under Applicable Law.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF GEO
     Geo represents and warrants to Southern, Chandler and PICA that:
     2.1 Organization.
     Geo is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Southern Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. Chandler Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of the Surviving Entities is minimally capitalized as a wholly-owned subsidiary of Geo. Geo has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. Geo is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.
     2.2 Capitalization of Geo.
          (a) All of the outstanding shares of Common Stock have been duly authorized and validly issued in accordance with the Articles of Incorporation, are fully paid and nonassessable, and, as of the respective dates of the SEC Filings and Geo Financial Statements, were issued and held as described therein. On the date hereof, there were 3,778,269 issued and outstanding shares of Common Stock of Geo.

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          (b) Subject to shareholder approval to amend the authorized capital of Geo, the shares of Common Stock to be issued pursuant to this Agreement will be duly authorized in accordance with the Articles of Incorporation, and, when issued and delivered pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will be issued free and clear of any lien, claim or Encumbrance.
          (c) Except for the shares of Common Stock constituting the Merger Consideration, to be issued pursuant to this Agreement, as set forth on Schedule 2.2(c), there are no preemptive rights or other rights to subscribe for or to purchase any shares of the Common Stock. The offer and sale of the shares of Common Stock, as contemplated by this Agreement, shall not be registered under any applicable federal or state securities laws, but after issuance shall be the subject of, and may be registered under the Securities Act, as provided by the Registration Rights Agreement in the form attached hereto as Exhibit 6.2(f). Except for the shares of Common Stock to be issued pursuant to this Agreement or as set forth on Schedule 2.2(c), the only outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Common Stock or other securities of Geo are as set forth in Geo’s Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the SEC.
          (d) Subject to shareholder approval to amend the authorized capital of Geo and required approvals from NASDAQ with respect to the market on which the Common Stock is or will be traded, Geo has all requisite power and authority to issue, sell and deliver the shares of Common Stock in accordance with and upon the terms and conditions set forth in this Agreement. As of the Closing Date, all corporate action for the authorization, issuance, sale and delivery of the shares of Common Stock shall have been validly taken, and no other authorization by any of such parties is required therefore.
     2.3 Authority Relative to This Agreement.
     Subject to shareholder approval to increase the capital of Geo required and approvals from NASDAQ with respect to any market on which the Common Stock is or will be traded: (i) Geo, Southern Sub and Chandler Sub have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance by Geo, Southern Sub and Chandler Sub of this Agreement, and the consummation by them of the transactions contemplated hereby, have been duly authorized, and no other corporate proceedings on the part of Geo or either of the Surviving Entities are necessary to authorize the execution, delivery and performance by Geo and the Surviving Entities of this Agreement and the consummation by them of the transactions contemplated hereby; and (iii) this Agreement has been duly executed and delivered by Geo and each of the Surviving Entities and constitutes, and each other agreement, instrument or document executed or to be executed by Geo and the Surviving Entities in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Geo and each of the Surviving Entities and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Geo and the Surviving Entities enforceable against Geo and the Surviving Entities in accordance with their respective terms, except that such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (B) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.
     2.4 Noncontravention.
     Except as otherwise indicated on Schedule 2.4, including shareholder approval to increase the authorized capital of Geo, the execution, delivery and performance by Geo and each of the Surviving Entities of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of (with respect to Geo) its Articles of Incorporation or bylaws and (with respect to the Surviving Entities) their respective Articles of Organization and operating agreements, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice

5

or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Geo or the Surviving Entities is a party or by which Geo or either of the Surviving Entities or any of their properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Geo or either of the Surviving Entities or (iv) assuming compliance with the matters referred to in Section 2.5, violate any Applicable Law binding upon Geo or Surviving Entities, except, in the case of clauses (ii), (iii) and (iv) above, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on Geo or Surviving Entities.
     2.5 Governmental Approvals.
     To the Knowledge of Geo, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by Geo, Southern Sub or Chandler Sub in connection with the execution, delivery or performance by Geo of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable federal or state securities or takeover laws, including filings of proxy statements, forms, notices and other documents as required under federal securities and state blue sky laws, (ii) filings of the Certificate of Merger and Statement of Merger, and filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, and (iii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on Geo or the Surviving Entities.
     2.6 Financial Statements.
     Attached as Schedule 2.6 or filed with the SEC are copies of (i) Geo’s unaudited consolidated balance sheet as of June 30, 2006 (the “Geo Latest Balance Sheet”), and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the six-month period then ended (the “Geo Unaudited Financial Statements”), and (ii) Geo’s audited consolidated balance sheet as of December 31, 2005, and the related audited consolidated statements of income, stockholders’ equity and cash flows for the two years then ended, and the notes and schedules thereto, together with the report thereon of Richey May & Co., independent certified public accountants (the “Geo Audited Financial Statements”) (collectively, the “Geo Financial Statements”). The Geo Financial Statements (A) have been prepared from the books and records of Geo in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, and (B) accurately and fairly present Geo’s consolidated financial position as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that Geo Unaudited Financial Statements are subject to audit adjustments, which in Geo’s reasonable judgment should not be material in the aggregate.
     2.7 Absence of Undisclosed Liabilities.
     To the Knowledge of Geo, Geo does not have any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), including any liability or obligation with respect to the Geo Properties (whether accrued, absolute, contingent, unliquidated or otherwise) except (i) liabilities reflected on the Geo Latest Balance Sheet, (ii) liabilities described in the notes accompanying the Geo Audited Financial Statements, (iii) liabilities which have arisen since the date of the Geo Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (iv) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities disclosed on Schedule 2.7 (including, without limitation, legal fees and fees for a fairness opinion) and (vi) other liabilities which, in the aggregate, would not result in a Material Adverse Effect on Geo.
     2.8 Absence of Certain Changes.

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     Except as disclosed on Schedule 2.8, since the date of Geo Unaudited Financial Statements, (i) there has not been any change, event or condition that might reasonably be expected to result in any Material Adverse Effect on the assets or financial condition of Geo or any of the Geo Properties, (ii) the business of Geo has been conducted only in the ordinary course consistent with past practice, (iii) Geo has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to its business and assets, including the Geo Properties, and (iv) Geo has not suffered any loss, damage, destruction or other casualty to any of its assets, including the Geo Properties (whether or not covered by insurance) that would result in a Material Adverse Effect on Geo, and (v) Geo has not taken any of the actions set forth in Section 4.2, except as permitted thereunder.
     2.9 Title to Properties.
     In all material respects, (i) Geo has full beneficial interest in and legal title to the Geo Properties, and, (ii) at the time of Closing, Geo will have such title to, or valid leasehold and right-of-way interests in, all of the Geo Properties, as is customary and reasonable for the oil and gas exploration and production industry, free and clear of all Encumbrances other than Encumbrances set forth on Schedule 2.9.
     2.10 Compliance With Laws.
     Except as disclosed on Schedule 2.10, to the Knowledge of Geo, Geo has complied with all Applicable Laws, except for noncompliance with such Applicable Laws which, individually or in the aggregate, do not and will not have a Material Adverse Effect on Geo. Except as disclosed on Schedule 2.10, Geo has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that Geo has not so complied. Geo has not been charged or, to the Knowledge of Geo, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of Geo, other than violations which, individually or in the aggregate, do not and in the reasonable judgment of Geo will not have a Material Adverse Effect on Geo.
     2.11 Tax Matters.
     Geo has filed all federal, state and local Tax Returns required to be filed by it, including those relating to real and personal property taxes, ad valorem taxes, severance taxes and any other Taxes imposed on or with respect to its assets, including the Geo Properties and any Production therefrom. All Tax Returns have been timely filed with the applicable taxing authority, except as set forth on Schedule 2.11, and all Taxes required to be shown thereon have been paid. There are no liens for Taxes (other than for Taxes not yet due and payable) upon Geo or any of its assets, including the Geo Properties. There has been no issue raised or adjustment proposed (and to the Knowledge of Geo, none is pending) by the IRS or any other taxing authority in connection with any of such Tax Returns, nor has Geo received any written notice from the IRS or any such other taxing authority that any such Tax Return is being audited or may be audited or examined. Geo has not received a written notice of a claim made by any Taxing authority in a jurisdiction where Geo does not file Tax Returns that it is or may be subject to Tax in such jurisdiction. Geo has not agreed to the extension of any statute of limitations on the assessment or collection of any such Tax or with respect to any such Tax Return. There are no Tax rulings, requests for rulings or closing agreements with any taxing authority with respect to Geo.
     2.12 Legal Proceedings.
     Except as set forth on Schedule 2.12, there are no Proceedings pending or, to the Knowledge of Geo, threatened against or involving Geo or rights of Geo with respect to any of its assets, including the Geo Properties. Geo is not subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect on Geo or title to or the value of any of

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its assets, including the Geo Properties. There are no Proceedings pending or, to the Knowledge of Geo, threatened against Geo or its assets, including the Geo Properties, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect Geo’s ability to consummate the transactions contemplated hereby.
     2.13 Brokerage Fees.
     Neither Geo nor either of the Surviving Entities has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.
     2.14 Permits.
     Geo holds all Permits necessary or required for the conduct of its business as currently conducted, except for Permits the absence of which do not and will not have a Material Adverse Effect on Geo or the Geo Properties. Each of such Permits is in full force and effect and Geo is in compliance with each such Permit, except in such respects as would not reasonably be expected to have a Material Adverse Effect on Geo or the Geo Properties. Except as disclosed on Schedule 2.14, Geo has not received any written notice from any Governmental Entity and no Proceeding is pending or, to the Knowledge of Geo, threatened with respect to any alleged failure by Geo to have any Permit the absence of which would have a Material Adverse Effect on Southern or the Geo Properties.
     2.15 Environmental Matters.
     Except as disclosed on Schedule 2.15, Geo has not received any written notice of any investigation or inquiry regarding the Geo Properties from any Governmental Entity under any Applicable Law pertaining to the environment, Hazardous Substances or Hazardous Wastes (“Applicable Environmental Laws”), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by, inter alia, the Superfund Amendments and Reauthorization Act of 1986 (“CERCLA”), and the Resource Conservation and Recovery Act of 1976, as amended by, inter alia, the Used Oil Recycling Act of 1980 (“RCRA”), and the Solid Waste Disposal Act of 1976, as amended by the Solid Waste Disposal Act Amendments of 1980 and the Hazardous and Solid Waste Amendments of 1984 (“HSWA”). To the Knowledge of Geo, the Geo Properties have not been used for Disposal of any Hazardous Substance and no condition otherwise exists on any such property, such that such property would be subject to any remedial obligations under any Applicable Environmental Laws which obligations would have a Material Adverse Effect on Geo or the Geo Properties. The term “Hazardous Substance” as used herein shall have the meaning specified in CERCLA, and the terms “Hazardous Waste” and “Disposal” shall have the meanings specified in RCRA.
     2.16 Revenue and Expense Information; Records.
     The property list, cash receipts, disbursements and Production volumes with respect to the Geo Properties are true and correct and Geo has good and marketable title to the Geo Properties to which such receipts, disbursements and Production volumes relate, except for any matters that would not have a Material Adverse Effect on Geo. Geo has not received any written notice of and does not have Knowledge of any material adverse claim against Geo’s title to the Geo Properties. The Geo Records are true and correct and accurately reflect the ownership and operation of the Geo Properties by Geo, except for any matters that would not have a Material Adverse Effect on Geo.
     2.17 Commitments.
     To Geo’s Knowledge, Geo has incurred no material expenses, and has made no commitments to make

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material expenditures (and Geo has not entered into any agreements that would obligate Geo to make material expenditures), in connection with (and no other obligations or liabilities have been incurred, outside the ordinary course of business consistent with past practices, which would have a Material Adverse Effect on) the ownership or operation of the Geo Properties after the Effective Time.
     2.18 No Alienation.
     Within 120 days prior to the date hereof, Geo has not sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, the Geo Properties.
     2.19 Make-Up Rights.
     To Geo’s Knowledge, Geo has not, nor has any other Person, received prepayments (including but not limited to, payments for gas not taken pursuant to “take-or-pay” or similar arrangements) for any Hydrocarbons produced from the Geo Properties as a result of which the obligation does or may exist to deliver Hydrocarbons produced from the Geo Properties after the Effective Time without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash, and the working interest owners have not so delivered any Hydrocarbons from the Properties or so made any such repayment in cash.
     2.20 Imbalance.
     To Geo’s Knowledge, any imbalance among the owners of the interests in the wells and units included in the Geo Properties are consistent with those that are normal and customary in the oil and gas industry, and Schedule 2.20 sets forth all material gas imbalances affecting the Geo Properties as of the date hereof. To Geo’s Knowledge, no condition exists affecting the operation of the Geo Properties which has materially impaired, or could reasonably be expected to materially impair, Production from or the operations of the Geo Properties.
     2.21 Preferential Rights and Consents to Assign.
     To Geo’s Knowledge, there are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for Geo to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Geo.
     2.22 No Participating Hydrocarbons.
     Except as set forth on Schedule 2.22, to Geo’s Knowledge, the Geo Properties do not include any unleased Hydrocarbons where Geo has agreed to bear a share of drilling, operating or other costs as a participating mineral owner.
     2.23 Disclosure.
     No representation or warranty of Geo in this Agreement and no statement in the Schedules hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Geo that has specific application to Geo or the Geo Properties (other than general economic or industry conditions) as far as Geo can reasonably foresee, that materially threatens the assets, business, prospects, financial condition, or results of operations of Geo or the Geo Properties that has not been set forth in this Agreement or the Schedules hereto.
     2.24 Insurance.
     Except as set forth on Schedule 2.24, Geo has insurance in such amounts and against such risks and

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losses as are customary for companies engaged in the business of the ownership of mineral and royalty interests.
     2.25 Employees.
     There are no collective bargaining agreements or other labor union contracts applicable to any employees of Geo, and no such agreement or contract has been requested by an employee or group of employees of Geo. Geo is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours and other terms and conditions of employment in respect of its employees, and has no accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any thereof. There is no pending or, to the Knowledge of Geo, threatened Proceeding against or involving Geo by or before, and Geo is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, any Governmental Entity in connection with any current, former or prospective employee of Geo.
     2.26 Agreements, Contracts and Commitments.
     Schedule 2.26 lists all leases, contracts, agreements and instruments to which Geo is a party as of the date hereof and which are in any single case of material importance to the conduct of the business of Geo (true and correct copies of each such document requested by Southern, Chandler or PICA have been previously delivered to them and a written description of each oral arrangement so listed). Except as set forth in Schedule 2.26 and as contemplated hereby, Geo does not have as of the date hereof (i) any collective bargaining agreements or any agreements that contain any severance pay liabilities or obligations, (ii) any bonus, deferred compensation, pension, profit-sharing or retirement plans, programs or other similar employee benefit arrangements, (iii) any employment agreement, contract or commitment with an employee, or agreements to pay severance, (iv) any agreement of guarantee or indemnification running from Geo to any Person except as provided in Geo’s articles of incorporation and bylaws, (v) any agreement, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of the Common Stock or any other outstanding securities, (vi) any agreement, contract or commitment containing any covenant limiting the freedom of Geo to engage in any line of business or compete with any Person, (vii) any agreement, contract or commitment relating to capital expenditures in excess of $250,000 involving future payments except as set forth in Schedule 2.26, (viii) any agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise, or (ix) any agreement, contract or commitment not made in the ordinary course of business. Except as set forth in Schedule 2.26, Geo has not breached, nor to Geo’s Knowledge is there any claim or any legal basis for a claim that Geo has breached, any of the terms or conditions of any agreement, contract or commitment set forth in the Schedules or of any other agreement, contract or commitment, which breach would have a Material Adverse Effect on Geo or the Geo Properties.
     2.27 Hedging.
     Except as set forth on Schedule 2.27, Geo is not engaged in any oil, natural gas or other futures or option trading in respect of which it has any material future liability, nor is it a party to any price swaps, hedges, futures or similar instruments. Schedule 2.27 sets forth for the periods shown obligations of Geo for the delivery of Hydrocarbons attributable to any of the Geo Properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefore. Except as set forth in Schedule 2.27, as of the date hereof, Geo is not bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.
     2.28 Regulatory Agencies.
     Except as set forth in Schedule 2.28, all currently effective filings heretofore made by Geo with the

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Federal Energy Regulatory Commission (“FERC”), and all other federal, state and local agencies or commissions (collectively, the “Regulatory Agencies”) were made in compliance with Applicable Laws and the factual information contained therein was true and correct in all material respects as of the respective dates of such filings. The right of Geo to receive payment pursuant to any tariff, rate schedule or similar instrument filed with or subject to the jurisdiction of any Governmental Entity has not been suspended, and Geo has not received written notification questioning the validity of any such tariff, rate schedule or similar instrument which is material to the operations of the Geo Properties, taken as a whole, from any Governmental Entity or customer. Neither Geo nor any portion of the Geo Properties is subject to the jurisdiction of FERC under the Natural Gas Act of 1938 (“NGA”).
     2.29 Non-Consent.
     To Geo’s Knowledge, there are no operations involving any of the Geo Properties to which Geo has become a non-consenting party.
     2.30 Property Boundaries.
     To Geo’s Knowledge, all of the Geo Properties have been drilled and completed, as applicable, within the boundaries of the Geo Properties or within the limits otherwise permitted by contract, pooling or unit agreements, and by Law; and all drilling and completion of the Geo Properties and all development and operations on the Geo Properties have been conducted in all material respects in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency, except failures which individually and in the aggregate would not have a Material Adverse Effect on the use, value or operation of the Geo Properties.
     2.31 Current Payments.
     To Geo’s Knowledge, except as expressly set forth in Schedule 2.31, all proceeds from the sale of Hydrocarbons produced from the Geo Properties are currently being paid to Geo and no portion of such proceeds is currently being held in suspense by any Person by whom proceeds are paid except for immaterial amounts.
     2.32 No Other Royalties.
     Except as expressly set forth in the Geo Reserve Report, to Geo’s Knowledge, the Geo Properties are not burdened by any royalty, overriding royalty interests, Production payments or other burdens on Production, which, in the aggregate, would have a Material Adverse Effect on Geo.
     2.33 Reserve Reports.
     All information (excluding assumptions and estimates, but including the statement of the percentage of Hydrocarbons reserves from the wells and other interests evaluated therein to which Geo is entitled and the percentage of the costs and expenses related to such wells or interests to be borne by Geo) supplied to Sproule Associates Inc. and Broschat Engineering and Management Services by or on behalf of Geo that was material to such firms’ estimates of proved Hydrocarbons reserves attributable to the Geo Properties in connection with the preparation of the proved Hydrocarbons reserve reports concerning the Hydrocarbons of Geo as of December 31, 2005 and prepared by such engineering firms (the “Geo Reserve Report”) was (at the time supplied or as modified or amended prior to the issuance of the Geo Reserve Report) to Geo’s Knowledge accurate in all material respects and Geo has no Knowledge of any material errors in such information that existed at the time of such issuance. For purposes of this Agreement “Hydrocarbons” means direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and hydrocarbons and operating rights and royalties, overriding royalties,

11

Production payments, net profit interests and other non-working interests and non-operating interests; all interests in rights with respect to oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all Hydrocarbons leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, Hydrocarbons sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), Hydrocarbons Production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. Set forth on Schedule 2.33 is a list of all material Hydrocarbons, properties, interests and assets that were included in the Geo Reserve Report that have been disposed of prior to the date hereof.
     2.34 Listing.
     The outstanding shares of Common Stock are listed for trading on the NASDAQ Capital Stock Market, and on or before the Effective Time, Geo will have applied to have its Common Stock qualified for quotation on the NASDAQ Global Market or such other market as the Parties shall agree.
     2.35 SEC Filings.
     Geo has filed with the Securities and Exchange Commission all forms, reports, schedules, statements, and other documents required to be filed by it since December 31, 2003 under the Securities Act, the Exchange Act, and all other federal securities laws. All forms, reports, schedules, statements, and other documents (including all amendments thereto) filed by Geo with the Securities and Exchange Commission since such date are herein collectively referred to as the “SEC Filings.” Geo has delivered or made available to Southern and Chandler accurate and complete copies of all the SEC Filings in the form filed by Geo with the Securities and Exchange Commission. The SEC Filings, at the time filed, complied in all material respects with all applicable requirements of federal securities laws. To the Knowledge of Geo, none of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All material contracts of Geo have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Securities and Exchange Commission.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SOUTHERN, CHANDLER AND PICA
     Southern represents and warrants to Chandler, PICA, Geo and the Surviving Entities; and, jointly and severally, Chandler and PICA represent and warrant to Southern, Geo and the Surviving Entities (with the understanding neither Chandler nor PICA makes any representation or warranty with respect to Southern, and Southern makes no representation or warranty with respect to Chandler or PICA); that:
     3.1 Organization and Existence of Southern, Chandler and PICA.
          (a) Southern is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Texas. Southern has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. Southern is duly qualified and in good standing to do business as a foreign limited partnership in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification

12

necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.
          (b) Each of Chandler and PICA is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of Chandler and PICA has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. Each of Chandler and PICA is duly qualified and in good standing to do business as a foreign limited liability company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.
     3.2 Capitalization of Southern, Chandler and PICA; Governing Documents.
          (a) (i) As of the date of this Agreement, the issued and outstanding partnership interests of Southern are held of record by those Persons listed in Schedule 3.2(a), and are all of the issued and outstanding partnership interests in Southern, and, (ii) as of the Closing, all of the issued and outstanding partnership interests shall be accurately reflected in the respective number of shares of Common Stock to be issued to the respective partners, as set forth in the schedule to be delivered by Southern on or before five business days before the Closing Date, as provided in Section 1.5(a). All outstanding partnership interests of Southern are validly issued, fully paid and non-assessable, and, except as set forth on Schedule 3.2(a), are not subject to preemptive rights. Except as set forth in this Section 3.2 or in Schedule 3.2(a), there are outstanding: (i) no partnership interests, voting debt or other voting securities of Southern; (ii) no securities of Southern convertible into or exchangeable for partnership interests, or other voting securities of Southern; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Southern is a party or by which it is bound in any case obligating Southern to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional partnership interests or any other securities of either Southern or any other Person or obligating Southern to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, except for the obligation, as provided herein, for the partners of Southern to make additional capital contributions of $19,048,624, with the bank debt of Southern at Closing to be not more than $6,100,000. Except as set forth on Schedule 3.2(a), there are not as of the date hereof and there will not be at the Effective Time any partner or member agreements, voting trusts or other agreements or understandings to which Southern is a party or by which it is bound relating to the voting of any partnership interests or voting securities of Southern from, or the casting of votes by, the partners of Southern with respect to the Merger. The Partnership Agreement has been, and prior to the Closing the Partnership Agreement will be, duly authorized, executed and delivered by the partners and is, and will be, a valid and legally binding agreement, enforceable against Southern and its partners in accordance with its terms.
          (b) The issued and outstanding membership interests of each of Chandler and PICA are held of record by those Persons listed in Schedule 3.2(b) and are all of the issued and outstanding membership interests in Chandler and PICA. All outstanding membership interests of each of Chandler and PICA are validly issued, fully paid and non-assessable, and are not subject to preemptive rights. Except as set forth in this Section 3.2 or in Schedule 3.2(b), there are outstanding: (i) no membership interests, voting debt or other voting securities of either Chandler or PICA; (ii) no securities of either Chandler or PICA are convertible into or exchangeable for membership interests, or other voting securities of either Chandler or PICA; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which either Chandler or PICA is a party or by which it is bound in any case obligating either Chandler or PICA to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional membership interests or any other securities of Chandler, PICA or any other Person or obligating either Chandler or PICA to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, except for the obligation, as provided herein, for the members of PICA to make additional capital contributions of $359,500 to PICA, and the bank debt of PICA at Closing to be not more than

13

$1,750,000. There are not as of the date hereof and there will not be at the Effective Time any member agreements, voting trusts or other agreements or understandings to which either Chandler or PICA is a party or by which it is bound relating to the voting of any membership interests or voting securities of either Chandler or PICA from, or the casting of votes by, the members of either Chandler or PICA with respect to the Merger. The Operating Agreement has been, and prior to the Closing the Operating Agreement will be, duly authorized, executed and delivered by the members and managers and is, and will be, a valid and legally binding agreement, enforceable against either Chandler or PICA, its members and managers in accordance with its terms.
     3.3 Authority Relative to This Agreement.
          (a) Southern has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Except as set forth on Schedule 3.3(a), the execution, delivery and performance by Southern of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action. The partners of Southern, in accordance with the Partnership Agreement and Texas Entity Laws, have approved, or will approve before the Closing, the Merger and this Agreement, and declared the Merger and this Agreement to be in the best interests of the partners of Southern. This Agreement has been duly executed and delivered by Southern and constitutes, and each other agreement, instrument or document executed or to be executed by Southern in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Southern and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Southern enforceable against Southern in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.
          (b) Each of Chandler and PICA has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Chandler and PICA of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action. The members and managers of Chandler and PICA, in accordance with the Operating Agreement and Colorado Entity Laws, have approved, or will approve before the Closing, the Merger and this Agreement, and declared the Merger and this Agreement to be in the best interests of the members of each of Chandler and PICA. This Agreement has been duly executed and delivered by each of Chandler and PICA and constitutes, and each other agreement, instrument or document executed or to be executed by Chandler or PICA in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by each of Chandler and PICA and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Chandler and PICA enforceable against them in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.
     3.4 Noncontravention.
          (a) Except as otherwise indicated on Schedule 3.4(a), the execution, delivery and performance by Southern of this Agreement and the consummation by it of the transactions contemplated hereby, do not and will not (i) conflict with or result in a violation of any provision of the Partnership Agreement or other governing instruments of Southern, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Southern is a party or by which Southern or any of the Southern Properties

14

may be bound, (iii) result in the creation or imposition of any Encumbrance upon the Southern Properties or (iv) assuming compliance with the matters referred to in Section 3.5, violate any Applicable Law binding upon Southern.
          (b) Except as otherwise indicated on Schedule 3.4(b), the execution, delivery and performance by Chandler and PICA of this Agreement and the consummation by it of the transactions contemplated hereby, do not and will not (i) conflict with or result in a violation of any provision of the Operating Agreement or other governing instruments of either Chandler or PICA, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which either Chandler or PICA is a party or by which either Chandler or PICA or any of the Chandler Properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the Chandler Properties or (iv) assuming compliance with the matters referred to in Section 3.5, violate any Applicable Law binding upon Chandler or PICA.
     3.5 Governmental Approvals.
          (a) To the Knowledge of Southern, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by Southern in connection with the execution, delivery or performance by Southern of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable state securities or takeover laws, and (ii) filings of the Certificate of Merger or filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, and (iii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on Southern.
          (b) To the Knowledge of Chandler and PICA, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by either Chandler or PICA in connection with the execution, delivery or performance by either Chandler or PICA of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable state securities or takeover laws, and (ii) filings of the Statement of Merger or filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, and (iii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on either Chandler or PICA.
     3.6 Financial Statements.
          (a) Southern has delivered to Geo, the Surviving Entities, Chandler and PICA accurate and complete copies of (i) an unaudited consolidated balance sheet as of June 30, 2006 (the “Southern Latest Balance Sheet”), and the related unaudited consolidated statements of income and partners’ equity for the six-month period then ended (the “Southern Latest Financial Statements”), and (ii) an unaudited consolidated balance sheet as of December 31, 2004 and audited consolidated balance sheet as of December 31, 2005, and the related unaudited and audited, respectively, statements of income, partners’ equity and cash flows for the years then ended, and the notes and schedules thereto (the “Southern Annual Financial Statements”) (collectively, the “Southern Financial Statements”); it being understood and agreed that Southern’s independent external auditors shall perform such audits and reviews, and the Southern Financial Statements shall be updated, as may be required under applicable professional standards and applicable securities laws. The Southern Financial Statements (A) have been prepared from the books and records of Southern in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved and (B) accurately and fairly present Southern’s consolidated financial position

15

as of the respective dates thereof and its consolidated results of operations and cash flows for the periods then ended, except that the Southern Financial Statements are subject to audit adjustments, which in Southern’s reasonable judgment should not be material in the aggregate.
          (b) Chandler has delivered to Geo, the Surviving Entities and Southern accurate and complete copies of (i) an unaudited consolidated balance sheet as of June 30, 2006 of the PICA Business (the “Chandler Latest Balance Sheet”), and the related unaudited consolidated statements of income and members’ equity of the PICA Business for the six-month period then ended (the “Chandler Latest Financial Statements”), and (ii) an unaudited consolidated balance sheet as of December 31, 2005 of the PICA Business, and the related statements of income, member’ equity and cash flows for the year then ended, and the notes and schedules thereto (the “Chandler Annual Financial Statements”) (collectively, the “Chandler Financial Statements”); it being understood and agreed that Chandler’s and PICA’s independent external auditors shall perform such audits and reviews, and the Chandler Financial Statements shall be updated, as may be required under applicable professional standards and applicable securities laws. The Chandler Financial Statements (A) have been prepared from the books and records of Chandler in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved and (B) accurately and fairly present Chandler’s and the PICA Business’s consolidated financial position as of the respective dates thereof and Chandler’s and the PICA Business’s consolidated results of operations and cash flows for the periods then ended, except that the Chandler Financial Statements are subject to audit adjustments, which in Chandler’s reasonable judgment should not be material in the aggregate.
     3.7 Absence of Undisclosed Liabilities.
          (a) To the Knowledge of Southern, Southern has no liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), including any liability or obligation with respect to the Southern Properties, except (i) liabilities reflected on the Southern Latest Balance Sheet, (ii) liabilities described in the notes accompanying the Southern Annual Financial Statements, (iii) liabilities which have arisen since the date of the Southern Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (iv) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities disclosed on Schedule 3.7(a)) and (vi) other liabilities which, in the aggregate, would not result in a Material Adverse Effect on Southern.
          (b) To the Knowledge of Chandler and PICA, neither Chandler nor the PICA Business has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise) that would burden or encumber the PICA Business, including any liability or obligation with respect to the Chandler Properties, except (i) liabilities reflected on the Chandler Latest Balance Sheet, (ii) liabilities described in the notes accompanying the Chandler Annual Financial Statements, (iii) liabilities which have arisen since the date of the Chandler Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, tort or infringement), (iv) liabilities arising under executory provisions of contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (v) liabilities disclosed on Schedule 3.7(b)) and (vi) other liabilities which, in the aggregate would not result in a Material Adverse Effect on Chandler, PICA or the PICA Business.
     3.8 Absence of Certain Changes.
          (a) Except as disclosed on Schedule 3.8(a), since the date of the Southern Latest Balance Sheet, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any Material Adverse Effect on the assets or financial condition of Southern or any of the Southern Properties, (ii) the business of Southern has been conducted only in the ordinary course consistent with past practice, (iii) Southern has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with

16

respect to its business and assets, including the Southern Properties, (iv) Southern has not suffered any material loss, damage, destruction or other casualty to any of its assets, including any of the Southern Properties (whether or not covered by insurance) and (v) Southern has not taken any of the actions set forth in Section 4.2 except as permitted thereunder.
          (b) Except as disclosed on Schedule 3.8(b), since the date of the Chandler Latest Balance Sheet, (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any Material Adverse Effect on the assets or financial condition of Chandler, PICA, the PICA Business or any of the Chandler Properties, (ii) the business of Chandler and the PICA Business has been conducted only in the ordinary course consistent with past practice, (iii) none of Chandler, PICA or the PICA Business has incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice with respect to its business and assets, including the Chandler Properties, (iv) neither Chandler nor PICA has suffered any material loss, damage, destruction or other casualty to any of its assets, including the PICA Business and any of the Chandler Properties (whether or not covered by insurance) and (v) neither Chandler nor PICA nor the PICA Business has taken any of the actions set forth in Section 4.2 except as permitted thereunder.
     3.9 Title to Properties.
          (a) In all material respects, (i) Southern has full beneficial interest in and legal title to the Southern Properties and, (ii) at the time of Closing, Southern, will have such title to, or valid leasehold and right-of-way interests in, all of the Southern Properties, as is customary and reasonable for the oil and gas exploration and production industry, free and clear of all Encumbrances other than Encumbrances set forth on Schedule 3.9(a).
          (b) In all material respects, (i) Chandler has full beneficial interest in and legal title to the Chandler Properties and, (ii) at the time of Closing, Chandler and then, concurrently and immediately upon the PICA Business Transfer, PICA, will have such title to, or valid leasehold and right-of-way interests in, all of the Chandler Properties, as is customary and reasonable for the oil and gas exploration and production industry, free and clear of all Encumbrances other than Encumbrances set forth on Schedule 3.9(b).
     3.10 Compliance with Laws.
          (a) Except as disclosed on Schedule 3.10(a), to the Knowledge of Southern, Southern has complied in all material respects with all Applicable Laws, except for noncompliance with such Applicable Laws which, individually or in the aggregate, do not and will not have a Material Adverse Effect on Southern. Except as disclosed on Schedule 3.10(a), Southern has not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that Southern has not so complied. Southern has not been charged or, to the Knowledge of Southern, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of Southern, other than violations which, individually or in the aggregate, do not and in the reasonable judgment of Southern will not have a Material Adverse Effect on Southern.
          (b) Except as disclosed on Schedule 3.10(b), to the Knowledge of Chandler and PICA, Chandler and PICA have complied in all material respects with all Applicable Laws, except for a noncompliance with such Applicable Laws which, individually or in the aggregate, do not and will not have a Material Adverse Effect on Chandler, PICA, the PICA Business or the Chandler Properties. Except as disclosed on Schedule 3.10(b), neither Chandler nor PICA has received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that Chandler or PICA has not so complied. Neither Chandler nor PICA has been charged or, to the Knowledge of Chandler and PICA, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of Chandler, PICA, for the PICA Business other than violations which, individually or in

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the aggregate, do not and in the reasonable judgment of Chandler and PICA will not have a Material Adverse Effect on Chandler, PICA, the PICA Business or the Chandler Properties.
     3.11 Tax Matters.
          (a) Southern has filed all federal, state and local Tax Returns, including those relating to real and personal property taxes, ad valorem taxes, severance taxes and any other Taxes imposed on or with respect to any of its assets, including the Southern Properties and any Production therefrom. All Tax Returns have been timely filed with the applicable taxing authority, except as set forth on Schedule 3.11(a), and all Taxes required to be shown thereon have been paid. There are no liens for Taxes (other than for Taxes not yet due and payable) upon Southern or any of the Southern Properties. There has been no issue raised or adjustment proposed (and to the Knowledge of Southern, none is pending) by the IRS or any other taxing authority in connection with any of Tax Returns, nor has Southern received any written notice from the IRS or any other taxing authority that any Tax Return is being audited or may be audited or examined. Southern has not received a written notice of a claim made by any Taxing authority in a jurisdiction where Southern does not file Tax Returns that it is or may be subject to Tax in such jurisdiction. Southern has not agreed to the extension of any statute of limitations on the assessment or collection of any Tax or with respect to any Tax Return. There are no Tax rulings, requests for rulings or closing agreements with any taxing authority with respect to Southern. Southern has no current or potential contractual obligation, through Tax sharing agreements or otherwise, to indemnify any other Person with respect to Taxes or to make any distribution to its partners with respect to any current or future tax liability of such partners except for up to $1,200,000 to be distributed to the partners of Southern to cover anticipated tax liabilities as set forth in Section 4.2(o). Neither Southern nor any of its partners has filed an election on IRS Form 8832, Entity Classification Election, causing Southern to be classified as an association taxable as a corporation for U.S. federal income tax purposes. No direct or indirect partner of Southern is a “foreign person” as defined in Section 1445(f)(3) of the Code.
          (b) Each of Chandler and PICA has filed all federal, state and local Tax Returns required to be filed by it, including those relating to real and personal property taxes, ad valorem taxes, severance taxes and any other Taxes imposed on or with respect to any of its assets, including the Chandler Properties and any Production therefrom. All Tax Returns have been timely filed with the applicable taxing authority, except as set forth on Schedule 3.11(b), and all Taxes required to be shown thereon have been paid. There are no liens for Taxes (other than for Taxes not yet due and payable) upon Chandler or any of the Chandler Properties. There has been no issue raised or adjustment proposed (and to the Knowledge of Chandler and PICA, none is pending) by the IRS or any other taxing authority in connection with any of Tax Returns, nor has Chandler or PICA received any written notice from the IRS or any other taxing authority that any such Tax Return is being audited or may be audited or examined. Neither Chandler nor PICA has received a written notice of a claim made by any Taxing authority in a jurisdiction where Chandler or PICA does not file Tax Returns that it is or may be subject to Tax in such jurisdiction. Neither Chandler nor PICA has agreed to the extension of any statute of limitations on the assessment or collection of any Tax or with respect to any Tax Return. There are no Tax rulings, requests for rulings or closing agreements with any taxing authority with respect to Chandler or PICA. Neither Chandler nor PICA has current or potential contractual obligation, through Tax sharing agreement or otherwise, to indemnify any other Person with respect to Taxes or to make any distribution to its members with respect to any current or future tax liability of members. Neither Chandler nor PICA nor any of its members has filed an election on IRS Form 8832, Entity Classification Election, causing Chandler or PICA to be classified as an association taxable as a corporation for U.S. federal income tax purposes. No direct or indirect member of Chandler or member of PICA is a foreign person.
     3.12 Legal Proceedings.
          (a) Except as set forth on Schedule 3.12(a), there are no Proceedings pending or, to the Knowledge of Southern, threatened against or involving Southern or rights of Southern with respect to any of its assets, including the Southern Properties. Southern is not subject to any judgment, order, writ, injunction, or

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decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect on Southern or title to or the value of any of its assets, including the Southern Properties. There are no Proceedings pending or, to the Knowledge of Southern, threatened against Southern or its assets, including the Southern Properties, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect Southern’s ability to consummate the transactions contemplated hereby.
          (b) Except as set forth on Schedule 3.12(b), there are no Proceedings pending or, to the Knowledge of Chandler and PICA, threatened against or involving Chandler or PICA or rights of Chandler or PICA with respect to any of its assets, including the Chandler Properties. Neither Chandler nor PICA is subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to have a Material Adverse Effect on Chandler or PICA or title to or the value of any of its assets, including the Chandler Properties. There are no Proceedings pending or, to the Knowledge of Chandler and PICA, threatened against Chandler or PICA or its assets, including the Chandler Properties, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect Chandler’s or PICA’s ability to consummate the transactions contemplated hereby.
     3.13 Brokerage Fees.
     Neither Southern nor Chandler nor PICA has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby, except that Southern has agreed to pay Michael J. Foy a finder’s fee payable solely by Southern.
     3.14 Permits.
          (a) Southern holds all Permits necessary or required for the conduct of its business as currently conducted, except for Permits the absence of which do not and will not have a Material Adverse Effect on Southern or the Southern Properties. Each of such Permits is in full force and effect and Southern is in compliance with each such Permit, except in such respects as would not reasonably be expected to have a Material Adverse Effect on Southern or the Southern Properties. Except as disclosed on Schedule 3.14(a), Southern has not received any written notice from any Governmental Entity and no Proceeding is pending or, to the Knowledge of Southern, threatened with respect to any alleged failure by Southern to have any Permit the absence of which would have a Material Adverse Effect on Southern or the Southern Properties.
          (b) Chandler holds, all Permits necessary or required for the conduct of its business and the PICA Business as currently conducted, except for Permits the absence of which do not and will not have a Material Adverse Effect on Chandler, PICA, the PICA Business or the Chandler Properties. Each of such Permits is in full force and effect and Chandler or PICA, as the case may be, is in compliance with each such Permit, except in such respects as would not reasonably be expected to have a Material Adverse Effect on Chandler, PICA, the PICA Business or the Chandler Properties. Except as disclosed on Schedule 3.14(b), neither Chandler nor PICA has received any written notice from any Governmental Entity and no Proceeding is pending or, to the Knowledge of Chandler and PICA, threatened with respect to any alleged failure by Chandler or PICA to have any Permit the absence of which would have a Material Adverse Effect on Chandler, PICA, the PICA Business or the Chandler Properties.
     3.15 Environmental Matters.
     Except as disclosed on Schedule 3.15(a) (with respect to Southern) or Schedule 3.15(b) (with respect to Chandler and PICA), neither Southern nor Chandler nor PICA has received any written notice of any investigation or inquiry regarding the Southern Properties or the Chandler Properties from any Governmental

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Entity under any Applicable Environmental Laws, including, without limitation, CERCLA, RCRA and HSWA. To the Knowledge of Southern, with respect to the Southern Properties, and to the Knowledge of Chandler and PICA, with respect to the Chandler Properties, neither the Southern Properties nor the Chandler Properties have been used for Disposal of any Hazardous Substance and no condition otherwise exists on any such property, such that such property would be subject to any material remedial obligations under any Applicable Environmental Laws which obligations would have a Material Adverse Effect on Southern or the Southern Properties, or on Chandler, PICA or the Chandler Properties, as the case may be.
     3.16 Revenue and Expense Information; Records.
          (a) The property list, cash receipts, disbursements and Production volumes with respect to the Southern Properties described are true and correct and Southern has good and marketable title to the Southern Properties to which such receipts, disbursements and Production volumes relate, except for such matters as would not have a Material Adverse Effect on Southern. Southern has not received any written notice of and does not have Knowledge of any material adverse claim against Southern’s title to the Southern Properties. The Southern Records are true and correct in all material respects and accurately reflect the ownership and operation of the Southern Properties by Southern, except for such matters as would not have a Material Adverse Effect on Southern.
          (b) The property list, cash receipts, disbursements and Production volumes with respect to the Chandler Properties described are true and correct and Chandler has, in connection with the PICA Business Transfer PICA will have, good and marketable title to the Chandler Properties to which such receipts, disbursements and Production volumes relate, except for such matters as would not have a Material Adverse Effect on Chandler, PICA or the Chandler Properties. Neither Chandler nor PICA has received any written notice of and does not have Knowledge of any material adverse claim against Chandler’s or, following the PICA Business Transfer, PICA’s, title to the Chandler Properties. The Chandler Records are true and correct in all material respects and accurately reflect the ownership and operation of the Chandler Properties by Chandler, except for such matters as would not have a Material Adverse Effect on Chandler or PICA.
     3.17 Commitments.
          (a) Except as set forth on Schedule 3.17(a), to Southern’s Knowledge, Southern has incurred no material expenses, and has made no commitments to make material expenditures (and Southern has not entered into any agreements that would obligate Geo to make material expenditures), in connection with (and no other obligations or liabilities have been incurred which would materially adversely affect) the ownership or operation of the Southern Properties after the Effective Time.
          (b) To Chandler’s and PICA’s Knowledge, neither Chandler nor PICA has incurred material expenses, nor made any commitments to make material expenditures (and neither Chandler nor PICA has entered into any agreements that would obligate Geo to make material expenditures, except for drilling expenses of Chandler on certain Chandler Properties, as set forth in Schedule 3.17(b)), in connection with (and no other obligations or liabilities have been incurred which would materially adversely affect) the ownership or operation of the Chandler Properties after the Effective Time.
     3.18 No Alienation.
     Within 120 days prior to the date hereof, neither Southern nor Chandler nor PICA has sold, assigned, conveyed, or transferred or contracted to sell, assign, convey or transfer any right or title to, or interest in, their respective Properties.

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     3.19 Make-Up Rights.
          (a) To Southern’s Knowledge, Southern has not, nor has any other Person, received prepayments (including but not limited to, payments for Hydrocarbons not taken pursuant to “take-or-pay” or similar arrangements) for any Hydrocarbons produced from the Southern Properties as a result of which the obligation does or may exist to deliver Hydrocarbons produced from the Southern Properties after the Effective Time without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash, and the working interest owners have not so delivered any Hydrocarbons from the Southern Properties or so made any such repayment in cash.
          (b) To Chandler’s and PICA’s Knowledge, Chandler has not, nor has any other Person, received prepayments (including but not limited to, payments for Hydrocarbons not taken pursuant to “take-or-pay” or similar arrangements) for any Hydrocarbons produced from the Chandler Properties as a result of which the obligation does or may exist to deliver Hydrocarbons produced from the Chandler Properties after the Effective Time without then receiving payment (or without then receiving full payment) therefor or to make repayments in cash, and the working interest owners have not so delivered any Hydrocarbons from the Chandler Properties or so made any such repayment in cash.
     3.20 Imbalance.
          (a) To Southern’s Knowledge, any imbalance among the owners of the interests in the wells and units included in the Southern Properties are consistent with those that are normal and customary in the oil and gas industry, and Schedule 3.20(a) sets forth all material gas imbalances affecting the Southern Properties as of the date hereof. To Southern’s Knowledge, no condition exists affecting the operation of the Southern Properties which has materially impaired, or could reasonably be expected to materially impair, Production from or the operations of the Southern Properties.
          (b) To Chandler’s and PICA’s Knowledge, any imbalance among the owners of the interests in the wells and units included in the Chandler Properties are consistent with those that are normal and customary in the oil and gas industry, and Schedule 3.20(b) sets forth all material gas imbalances affecting the Chandler Properties as of the date hereof. To Chandler’s and PICA’s Knowledge, no condition exists affecting the operation of the Chandler Properties which has materially impaired, or could reasonably be expected to materially impair, Production from or the operations of the Chandler Properties..
     3.21 Preferential Rights and Consents to Assign.
          (a) To Southern’s Knowledge, there are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for Southern to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Southern.
          (b) To Chandler’s and PICA’s Knowledge, except as set forth on Schedule 3.21(b), there are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for Chandler and PICA to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Chandler or PICA.
     3.22 No Participating Hydrocarbons.
          (a) To Southern’s Knowledge, the Southern Properties do not include any unleased Hydrocarbons where Southern has agreed to bear a share of drilling, operating or other costs as a participating mineral owner.
          (b) To Chandler’s and PICA’s Knowledge, the Chandler Properties do not include any

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unleased Hydrocarbons where Chandler or PICA has agreed to bear a share of drilling, operating or other costs as a participating mineral owner.
     3.23 Investment Intent.
     Each partner of Southern and member of PICA shall deliver an Investment Agreement and (applicable to partners and members consisting of one or more individuals) the Investor Questionnaire, in the form attached as Exhibit 3.23, to Geo, on or before the Closing, which to Southern’s and PICA’s Knowledge, shall be true and correct.
     3.24 Disclosure.
          (a) No representation or warranty of Southern in this Agreement and no statement in the Schedules hereto pertaining to Southern omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Southern that has specific application to Southern or the Southern Properties (other than general economic or industry conditions) as far as Southern can reasonably foresee, that materially threatens the assets, business, prospects, financial condition, or results of operations of Southern or the Southern Properties that has not been set forth in this Agreement or the Schedules hereto pertaining to Southern.
          (b) No representation or warranty of Chandler or PICA in this Agreement and no statement in the Schedules hereto pertaining to Chandler or PICA omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Chandler or PICA that has specific application to Chandler or PICA or the Chandler Properties (other than general economic or industry conditions) as far as Chandler and PICA can reasonably foresee, that materially threatens, the assets, business, prospects, financial condition, or results of operations of Chandler or PICA or the Chandler Properties that has not been set forth in this Agreement or the Schedules hereto pertaining to Chandler or PICA.
     3.25 Insurance.
     Southern, Chandler and PICA each have insurance in such amounts and against such risks and losses as are customary for companies engaged in the business of the ownership of mineral and royalty interests.
     3.26 Employees.
          There are no collective bargaining agreements or other labor union contracts applicable to any employees of Southern, Chandler or PICA, and no such agreement or contract has been requested by an employee or group of employees of Southern, Chandler or PICA. Each of Southern, Chandler and PICA is in compliance in all material respects with all Applicable Laws pertaining to employment and employment practices and wages, hours and other terms and conditions of employment in respect of its employees, and has no accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any thereof. There is no pending or, to the Knowledge of Southern, threatened Proceeding against or involving Southern by or before, and Southern is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, any Governmental Entity in connection with any current, former or prospective employee of Southern. There is no pending or, to the Knowledge of Chandler or PICA, threatened Proceeding against or involving Chandler or PICA by or before, and neither Chandler nor PICA is subject to any judgment, order, writ, injunction, or decree of or inquiry from, any Governmental Entity in connection with any current, former or prospective employee of Chandler or PICA.
     3.27 Agreements, Contracts and Commitments.

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          (a) Schedule 3.27(a) lists all leases, contracts, agreements and instruments to which Southern is a party as of the date hereof and which are in any single case of material importance to the conduct of the business of Southern (true and correct copies of each such document requested by Geo or Chandler have been previously delivered to them). Except as set forth in Schedule 3.27(a), Southern does not have as of the date hereof (i) any collective bargaining agreements or any agreements that contain any severance pay liabilities or obligations, (ii) any bonus, deferred compensation, pension, profit-sharing or retirement plans, programs or other similar employee benefit arrangements except as otherwise set forth in its Limited Partnership Agreement, (iii) any employment agreement, contract or commitment with an employee, or agreements to pay severance, (iv) any agreement of guarantee or indemnification running from Southern to any Person, except as set forth in its Limited Partnership Agreement (and with respect to its general partner, its Regulations), (v) any agreement, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of the Southern Converted Securities or any other outstanding securities, (vi) any agreement, contract or commitment containing any covenant limiting the freedom of Southern to engage in any line of business or compete with any Person, (vii) any agreement, contract or commitment relating to capital expenditures in excess of $250,000 involving future payments except as set forth in Schedule 3.27(a), (viii) any agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise, or (ix) any agreement, contract or commitment not made in the ordinary course of business. Except as set forth in Schedule 3.27(a), Southern has not breached, nor to Southern’s Knowledge is there any claim or any legal basis for a claim that Southern has breached, any of the terms or conditions of any agreement, contract or commitment set forth in the Schedules or of any other agreement, contract or commitment, which breach would have a Material Adverse Effect on Southern or the Southern Properties.
          (b) Schedule 3.27(b) lists all leases, contracts, agreements and instruments to which Chandler or PICA is a party as of the date hereof and which are in any single case of material importance to the conduct of the business of Chandler and the PICA Business (true and correct copies of each such document requested by Geo or Southern have been previously delivered to them). Except as set forth in Schedule 3.27(b), neither Chandler nor PICA has as of the date hereof (i) any collective bargaining agreements or any agreements that contain any severance pay liabilities or obligations, (ii) any bonus, deferred compensation, pension, profit-sharing or retirement plans, programs or other similar employee benefit arrangements, (iii) any employment agreement, contract or commitment with an employee, or agreements to pay severance, (iv) any agreement of guarantee or indemnification running from Chandler or PICA to any Person, (v) any agreement, indenture or other instrument for borrowed money and any agreement or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of the Chandler Converted Securities or any other outstanding securities, (vi) any agreement, contract or commitment containing any covenant limiting the freedom of Chandler or PICA to engage in any line of business or compete with any Person, (vii) any agreement, contract or commitment relating to capital expenditures in excess of $250,000 involving future payments except as set forth in Schedule 3.27(b), (viii) any agreement, contract or commitment relating to the acquisition of assets or capital stock of any business enterprise, or (ix) any agreement, contract or commitment not made in the ordinary course of business. Except as set forth in Schedule 3.27 (b), neither Chandler nor PICA has breached, nor to Chandler’s or PICA’s Knowledge is there any claim or any legal basis for a claim that Chandler or PICA has breached, any of the terms or conditions of any agreement, contract or commitment set forth in the Schedules or of any other agreement, contract or commitment, which breach would have a Material Adverse Effect on Chandler or PICA or the Chandler Properties.
     3.28 Hedging.
          (a) Except as set forth on Schedule 3.28(a), Southern is not engaged in any oil, natural gas or other futures or option trading in respect of which it has any material future liability, nor is it a party to any price swaps, hedges, futures or similar instruments. Schedule 3.28(a) sets forth for the periods shown obligations of Southern for the delivery of Hydrocarbons attributable to any of the Southern Properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter

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being entitled to receive full value therefore. Except as set forth in Schedule 3.28(a), as of the date hereof, Southern is not bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.
          (b) Except as set forth on Schedule 3.28(b), neither Chandler nor PICA is engaged in any oil, natural gas or other futures or option trading in respect of which it has any material future liability, nor is it a party to any price swaps, hedges, futures or similar instruments. Schedule 3.28(b) sets forth for the periods shown obligations of Chandler and PICA for the delivery of Hydrocarbons attributable to any of the Chandler Properties in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefore. Except as set forth in Schedule 3.28(b), as of the date hereof, neither Chandler nor PICA is bound by futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.
     3.29 Regulatory Agencies.
          (a) Except as set forth in Schedule 3.29(a), all currently effective filings heretofore made by Southern with FERC, and all other Regulatory Agencies were made in compliance with Applicable Laws and the factual information contained therein was true and correct in all material respects as of the respective dates of such filings. The right of Southern to receive payment pursuant to any tariff, rate schedule or similar instrument filed with or subject to the jurisdiction of any Governmental Entity has not been suspended, and Southern has not received written notification questioning the validity of any such tariff, rate schedule or similar instrument which is material to the operations of the Southern Properties, taken as a whole, from any Governmental Entity or customer. Neither Southern nor any portion of the Southern Properties is subject to the jurisdiction of FERC under the NGA.
          (b) Except as set forth in Schedule 3.29(b), all currently effective filings heretofore made by Chandler with FERC, and all other Regulatory Agencies were made in compliance with Applicable Laws and the factual information contained therein was true and correct in all material respects as of the respective dates of such filings. The right of Chandler, and at the Closing the right of PICA, to receive payment pursuant to any tariff, rate schedule or similar instrument filed with or subject to the jurisdiction of any Governmental Entity has not been suspended, and Chandler has not received written notification questioning the validity of any such tariff, rate schedule or similar instrument which is material to the operations of the Chandler Properties, taken as a whole, from any Governmental Entity or customer. Neither Chandler, nor at the Closing PICA, nor any portion of the Chandler Properties is subject to the jurisdiction of FERC under the NGA.
     3.30 Non-Consent.
          (a) To Southern’s Knowledge, there are no operations involving any of the Southern Properties to which Southern has become a non-consenting Person.
          (b) To Chandler’s and PICA’s Knowledge, there are no operations involving any of the Chandler Properties to which Chandler or PICA has become a non-consenting Person.
     3.31 Property Boundaries.
          (a) To Southern’s Knowledge, all of the Southern Properties have been drilled and completed, as applicable, within the boundaries of the Southern Properties or within the limits otherwise permitted by contract, pooling or unit agreements, and by Law; and all drilling and completion of the Southern Properties and all development and operations on the Southern Properties have been conducted in all material respects in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments,

24

orders and decrees of any court or governmental body or agency, except failures which individually and in the aggregate would not have a Material Adverse Effect on the use, value or operation of the Southern Properties.
          (b) To Chandler’s and PICA’s Knowledge, all of the Chandler Properties have been drilled and completed, as applicable, within the boundaries of the Chandler Properties or within the limits otherwise permitted by contract, pooling or unit agreements, and by Law; and all drilling and completion of the Chandler Properties and all development and operations on the Chandler Properties have been conducted in all material respects in compliance with all applicable laws, ordinances, rules, regulations and permits, and judgments, orders and decrees of any court or governmental body or agency, except failures which individually and in the aggregate would not have a Material Adverse Effect on the use, value or operation of the Chandler Properties.
     3.32 Current Payments.
          (a) To Southern’s Knowledge, except as expressly set forth in Schedule 3.32(a), all proceeds from the sale of Hydrocarbons produced from the Southern Properties are currently being paid to Southern and no portion of such proceeds is currently being held in suspense by any Person by whom proceeds are paid except for immaterial amounts.
          (b) To Chandler’s and PICA’s Knowledge, except as expressly set forth in Schedule 3.32(b), all proceeds from the sale of Hydrocarbons produced from the Chandler Properties are currently being paid to Chandler and no portion of such proceeds is currently being held in suspense by any Person by whom proceeds are paid except for immaterial amounts.
     3.33 No Other Royalties.
          (a) Except as expressly set forth in the Southern Reserve Report, to Southern’s Knowledge, the Southern Properties are not burdened by any royalty, overriding royalty interests, Production payments or other burdens on Production, which, in the aggregate, would have a Material Adverse Effect on Southern.
          (b) Except as expressly set forth in the Chandler Reserve Report, to Chandler’s and PICA’s Knowledge, the Chandler Properties are not burdened by any royalty, overriding royalty interests, Production payments or other burdens on Production, which in the aggregate, would have a Material Adverse Effect on Chandler.
     3.34 Reserve Reports.
          (a) All information (excluding assumptions and estimates, but including the statement of the percentage of Hydrocarbons reserves from the wells and other interests evaluated therein to which Southern is entitled and the percentage of the costs and expenses related to such wells or interests to be borne by Southern) used by or on behalf of Southern that was material to estimates of proved Hydrocarbons reserves attributable to the Southern Properties in connection with the preparation of the proved Hydrocarbons reserve reports for Southern as of June 30, 2006 (the “Southern Reserve Report”) was (at the time supplied or as modified or amended prior to the issuance of the Southern Reserve Report) to Southern’s Knowledge accurate in all material respects and Southern has no Knowledge of any material errors in such information that existed at the time of such issuance. Set forth on Schedule 3.34(a) is a list of all material Hydrocarbons, properties, interests and assets that were included in the Southern Reserve Report that have been disposed of prior to the date hereof.
          (b) All information (excluding assumptions and estimates, but including the statement of the percentage of Hydrocarbons reserves from the wells and other interests evaluated therein to which Chandler is entitled and the percentage of the costs and expenses related to such wells or interests to be borne by Chandler) used by or on behalf of Chandler that was material to estimates of proved Hydrocarbons reserves attributable to the Chandler Properties in connection with the preparation of the proved Hydrocarbons reserve reports for

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Chandler as of June 30, 2006 (the “Chandler Reserve Report”) was (at the time supplied or as modified or amended prior to the issuance of the Chandler Reserve Report) to Chandler’s and PICA’s Knowledge accurate in all material respects and neither Chandler nor PICA has Knowledge of any material errors in such information that existed at the time of such issuance. Set forth on Schedule 3.34(b) is a list of all material Hydrocarbons, properties, interests and assets that were included in the Chandler Reserve Report that have been disposed of prior to the date hereof.
ARTICLE 4
CONDUCT OF THE PARTIES PENDING MERGER;
CERTAIN ACTIONS RELATING TO CLOSING
     4.1 Conduct and Preservation of Business of the Respective Parties.
          (a) Each Party hereby covenants and agrees with the other Parties that, except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, it (i) shall conduct its operations according to the ordinary course of business consistent with past practice and in material compliance with all Applicable Laws, (ii) shall use its reasonable best efforts to preserve, maintain and protect its Properties and business organizations, keep available the services of its current officers, directors, general partners, members, managers and employees, and endeavor to preserve its relationship with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.
          (b) As construed and interpreted to be consistent with all other applicable provisions herein, the Parties understand and agree that, in the PICA Business Transfer, the PICA Business will, at the Effective Time, include, among other things:
               (i) new capital contributions of $359,500 in cash; plus
               (ii) the Chandler Properties, as listed in the engineering report; and
               (iii) bank debt of not more than $1,750,000.
     4.2 Restrictions on Certain Actions of the Parties.
     Except as otherwise expressly provided in this Agreement, prior to the Effective Time, no Party (which, with respect to Chandler, will be with respect to the PICA Business) shall, without the written consent of each other Party hereto (which consent shall not be unreasonably withheld), shall:
          (a) amend its articles of incorporation, articles of organization, bylaws, limited partnership agreement, operating agreement or similar governing documents, as may be applicable to such Party;
          (b) except in the ordinary course of business (i) create, incur, guarantee or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other Person, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, or (iii) mortgage or pledge any of its Properties or any interests therein or any of its material assets, tangible or intangible, or create any material lien thereupon (except for statutory liens (including materialmen’s, mechanic’s, repairmen’s, landlord’s and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside);
          (c) except as provided in Section 5.14, (i) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock appreciation

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right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any individual that is a member, manager, partner, director, officer or employee of a Party (any or all such agreements, trusts, plans, funds or other arrangements, as set forth in this clause (i) generically speaking and also encompassing such agreements, trusts, etc. as they may exist after the Closing, an “Employee Agreement, Plan or Benefit” or “Employee Agreements, Plans or Benefits”), (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense of the Party’s Employee Agreements, Plans or Benefits, or (iii) pay to any its members, managers, partners, officers, directors or employees any benefit not required by any Employee Agreement, Plan or Benefit as in effect on the date hereof;
          (d) acquire, sell, lease, transfer or otherwise dispose of, directly or indirectly, any assets or any of its Properties or any interests therein except in the ordinary course of business consistent with past practice;
          (e) amend, modify or change any existing lease, contract or other agreement, other than in the ordinary course of the business consistent with past practice;
          (f) waive, release, grant or transfer any rights of value, other than in the ordinary course of business consistent with past practice;
          (g) delay payment of any account payable or any known or accrued liability beyond the earlier of sixty (60) days or its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice, unless such delay is due to a good faith dispute as to liability or amount;
          (h) permit any current insurance or reinsurance or continuation coverage to lapse if such policy insures risks, contingencies or liabilities (including product liability) related to its Properties other than in connection with any advance renewal or replacement of an existing insurance policy;
          (i) make any capital expenditure except as set forth in the applicable Schedule for such Party as provided herein or as otherwise incurred in the ordinary course of business consistent with past practices;
          (j) pay, discharge or satisfy any claims, liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, and whether asserted or unasserted), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in its financial statements, or incurred since the date of the last balance sheet in the ordinary course of business consistent with past practice; provided, however, that customary expenses incurred in connection with the transactions contemplated by this Agreement shall be deemed to be in the ordinary course of business and shall be borne by the Party (including the Party’s partners or members as the case may be) in accordance with Section 5.6 of this Agreement;
          (k) enter into any material lease, contract, agreement, commitment, arrangement or transaction;
          (l) change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in GAAP and notice of which is given in writing to the other Parties;
          (m) enter into any hedging, swap, fixed price sale or purchase or other derivative contract, other than in the ordinary course of business, consistent with past purchases or may be required by agreement;
          (n) accelerate collection of any notes or accounts receivable generated by it or its business by

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using collections efforts beyond what would have been used in the ordinary course of business;
     (o) (i) except as otherwise may be specifically provided herein, declare or pay any dividends on or make other distributions in respect of any of its equity interests, other than dividends or distributions of cash received or royalty payment checks received on or prior to June 30, 2006, less:
          (A) (1) ordinary and customary lease operation costs and expenses, (2) production taxes, (3) ordinary and customary general and administrative expenses, (4) required debt service, and (5) any other allowable disbursements made in accordance with this Section 4.2 and, with respect to such cash flows and the foregoing items (1) through (5), consistent with Section 4.1;
          (B) up to $1,200,000 that Southern may distribute to its partners to pay for income tax liabilities on ordinary income (subject to reasonable documentation in support of such amounts distributed);
          (C) the payment of up to $164,500 paid from the PICA Business a portion of the consideration to be paid to those holders of the Yuma Working Interests who accept the offer to purchase their working interests and become parties to the Yuma Working Interests Sale Agreement, as provided in Section 1.5(e); and
          (D) up to $250,000 (gross) that Geo may distribute to its employees as a year-end bonus for 2006; and
          (E) up to the Allowed Leonardite Distribution (as defined below) to be distributed to Geo’s pre-Closing shareholders, it being understood and agreed that Geo shall have the option to sell any or all of its Leonardite assets, including minerals, plant, equipment and related assets (the “Leonardite Assets”), at any time before Closing. The “Allowed Leonardite Distribution” means one-half of the excess of the proceeds of any sale of any or all of the Leonardite Assets over the net book value at the time of such sale of such assets.
          (ii) split, combine or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for such equity interests; or
          (iii) repurchase, redeem or otherwise acquire, any of its securities;
          (p) issue, deliver or sell, or authorize or propose to issue, deliver or sell, any of its securities of any class, any voting debt or other securities or any securities convertible into, or any rights, warrants or options to acquire, any such securities, voting debt, other securities or convertible securities;
          (q) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Party;
          (r) merge into or with or consolidate with any other corporation or entity or acquire all or substantially all of the business or assets of any corporation or other Person;
          (s) except as set forth in this Section 4.2, take any action which would make any of the representations or warranties of the Party untrue as of any time from the date of this Agreement to the date of the Closing, or would result in any of the conditions set forth in this Agreement not being satisfied; or
          (t) agree in writing or otherwise take any of the actions described in this Section 4.2.

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ARTICLE 5
ADDITIONAL AGREEMENTS
     5.1 Access to Information; Confidentiality.
     From the date hereof through the Effective Time, each of the Parties shall afford each of the other Parties and their representatives reasonable access to its offices and personnel, and to its Properties and its books and during normal business hours, in order that each of the other Parties may have a full opportunity to make such investigations as that Party may desire with respect to any other Party and its Properties; provided, however, that such investigation shall be upon reasonable notice and shall not unreasonably disrupt the personnel and operations of the Party or impede the efforts of the Party to comply with its other obligations under this Agreement. Such books and records shall include all books, contracts, commitments, files and Records, including but not limited to, all abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, operating records and agreements, well files, minute books, financial and accounting records, geological, geophysical and engineering records, in each case pertaining to the Party and its Properties insofar as same may now be in existence and in the possession of the Party or its affiliates, excluding, however, any information that the Party or its affiliates are prohibited from disclosing by third party confidentiality restrictions. Each Party shall hold in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreement dated July 11, 2006 (the “Confidentiality Agreement”).
     5.2 Notification of Certain Matters.
     Each Party shall give prompt notice to the other Parties of (i) the discovery of any fact or circumstance which would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any material failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 5.2 shall not be deemed to (i) modify the representations or warranties hereunder of the Party delivering such notice, (ii) modify the conditions set forth in Article 6 or (iii) limit or otherwise affect the remedies available hereunder to the Party receiving such notice.
     5.3 Reasonable Best Efforts.
     Each Party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in determining whether any other consents, approvals, orders, authorizations, waivers, declarations, filings or registrations of or with any Governmental Entity or third party are required in connection with the consummation of the transactions contemplated hereby, (ii) using its reasonable best efforts to obtain any such consents, approvals, orders, authorizations and waivers and to effect any such declarations, filings and registrations, (iii) using its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (iv) using its reasonable best efforts to defend, and to cooperate in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and (v) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Each of Southern, Chandler and PICA agree to prepare and deliver audited financial statements sufficient to permit Geo to properly file reports required by the SEC in connection with and as a result of this Transaction.
     5.4 Public Announcements.

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     Except as may be required by Applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or interdealer quotation system, no Party shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties. Any such press release or public statement required by Applicable Law or any such listing agreement shall only be made after reasonable notice to the other Parties.
     5.5 Preparation and Amendment of Schedules.
     Each Party hereto agrees that, with respect to the representations and warranties of such Party contained in this Agreement, such Party shall have the continuing obligation until the Closing to supplement or amend the Schedules hereto with respect to any matter hereafter discovered which, if known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Section 6.2(a) have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto.
     5.6 Fees and Expenses.
     Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fee or expense, whether or not the Closing shall have occurred.
     5.7 Tax Reporting and Cooperation on Tax Matters.
     The Parties and their respective partners, members, managers, officers and directors shall cooperate fully, as and to the extent reasonably requested by any of the other Parties, in connection with the filing of Tax Returns required to be filed in the ordinary course of business and in connection with the Mergers and in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention, and (upon another Party’s request) the provision, of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties and their respective partners, members, managers, officers and directors further agree, upon request, to use, or cause to be used, commercially reasonable efforts to obtain any certificate or other document from any Taxing authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed.
     5.8 Listing of Common Stock.
     Geo shall use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to this Agreement to be approved for listing on the NASDAQ Global Stock Market.
     5.9 Additional Capital Contributions.
     Prior to the Closing, Southern and Chandler shall have obtained additional capital contributions, or provided adequate assurances to the other parties that such additional capital contributions in same day funds will be deposited on the Closing Date (and in the latter instance, such funds with respect to Chandler and the PICA Business, shall instead by paid as additional capital contributions to PICA), as provided in Section 3.2.
     5.10 Forms W-9.

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     Each Partner of Southern and each Member of Chandler and PICA shall have executed and delivered to Geo a Form W-9.
     5.11 Proxy Statement and Equity Holders’ Approval.
          (a) As soon as practicable after the execution of this Agreement, Geo will prepare and file a proxy statement with the SEC, and notice and convene a meeting of Geo Shareholders, in order to (i) approve an increase the authorized Common Stock to 100,000,000 shares and the authorized shares of preferred stock to 20,000,000 shares, (ii) approve the transactions contemplated herein involving the issuance of Common Stock to the Southern Partners, PICA members, and holders of the Yuma Working Interests, as required under the Nasdaq rules, and (iii) approve an amendment to the GeoResources 2004 Employee Incentive Plan, increasing to 1,750,000 the number of shares of Common Stock reserved for issuance under the plan.
          (b) As soon as practicable after the execution of this Agreement, Southern will notice and convene a meeting (or otherwise prepare and have executed a consent) of its partners to approve the Merger pursuant to the terms and conditions of this Agreement.
          (c) As soon as practicable after the execution of this Agreement, each of Chandler and PICA will notice and convene a meeting (or otherwise prepare and have executed a consent) of its members to approve the Merger pursuant to the terms and conditions of this Agreement.
     5.12 Notice Required by Rule 14f-1 Under Exchange Act.
     Any notice required under Rule 14f-1 under the Exchange Act concerning the changes in the composition of the Board of Directors of Geo as herein provided shall be made on a timely basis.
     5.13 Post-Closing Assurances and Access to Records.
     After the Closing, the Parties shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any Schedule, Exhibit, document, certificate or other instrument delivered pursuant hereunto.
     5.14 Employee Agreements, Plans or Benefits.
     The Parties, to their reasonable satisfaction, effective at Closing and after the consummation of the Mergers, shall have entered into such Employee Agreements, Plans or Benefits, including without limitation employment, compensation, stock plans (including amendments to the Partnership Agreement with respect to the Class B and Class C Units of Southern to provide for either compensation or transfer to Geo of previously issued stock options), and other benefits, with individuals who are members, managers, partners, directors, officers or employees of any of the Parties, whether before or after the Mergers.
ARTICLE 6
CONDITIONS
     6.1 Conditions to Obligations of the Parties.
     The obligations of the Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:
          (a) Legal Proceedings. No preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Entity, and no statute, rule, regulation, or executive order promulgated or

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enacted by a Governmental Entity, shall be in effect which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transactions contemplated hereby; and no Proceeding by a Governmental Entity shall have been commenced or threatened (and be pending or threatened on the Closing Date) against any of the Parties or the Properties, or any of their respective affiliates, associates, directors, officers, members, managers or partners seeking to prevent or challenging the transactions contemplated hereby.
          (b) Consents. All consents, approvals, orders, authorizations and waivers of, and all declarations, filings and registrations with, third parties (including Governmental Entities) required to be obtained or made by or on the part of the Parties hereto, or otherwise reasonably necessary for the consummation of the transactions contemplated hereby, shall have been obtained or made, and all thereof shall be in full force and effect at the time of Closing, unless the failure to obtain or make any such consent, approval, order, authorization, waiver, declaration, filing or registration would not have a Material Adverse Effect on the Parties and their respective general partners, members, managers, officers and directors.
          (c) Yuma Working Interests. Offers to purchase the Yuma Working Interests from all of the holders thereof shall have been made by Geo, and all such holders that accept such offer shall have entered into the Yuma Working Interests Sale Agreement, with such sales, purchases and transfers to take place concurrently with the Closing.
          (d) Transfer of PICA Business. The PICA Business Transfer Agreement shall have been executed by Chandler and PICA, and there shall be no further conditions (except for the occurrence of the Chandler Effective Time) to the closing of the PICA Business Transfer to take place as therein contemplated as provided in Section 1.5(b) at the Chandler Effective Time.
          (e) Errors and Omissions (“E&O”) Insurance for Geo Directors and Officers. Geo, to its reasonable satisfaction and on commercially reasonable terms, shall have obtained E&O insurance on behalf of its directors and officers with coverage in the amount of at least $10,000,000 per occurrence, which coverage shall be effective for occurrences beginning with the actions of the Geo directors and officers in connection with the transactions contemplated by this Agreement.
          (f) Retirement of Mezzanine Debt. The $2,000,000 principal amount mezzanine debt as of the date hereof of Chandler will be repaid and retired.
     6.2 Reciprocal Conditions to Obligations of the Parties.
     The obligation of a Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, by each of the other Parties, on or prior to the Closing Date of each of the following conditions:
          (a) Representations and Warranties. All the representations and warranties of the other Parties contained in this Agreement and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.
          (b) Covenants and Agreements. Each of the other Parties shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.
          (c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to any of the other Parties, and such Party shall have

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received a certificate signed by an officer, general partner, member, manager, or individual in an equivalent position with respect to such officer, general partner, member, manager, or individual, as the case may be, of each other Party, in each case to such individual’s Knowledge, to such effect.
          (d) Certificates. Such Party shall have received from each other Party a certificate, signed by an officer, general partner, member, manager, or individual in an equivalent position with respect to the general partner or manager, as the case may be, in form and substance mutually acceptable to such Party, dated the Closing Date, representing and certifying that the conditions set forth in Sections 6.1 and 6.2 have been fulfilled and a certificate as to the incumbency of each Person executing this Agreement on behalf of such other Party.
          (e) Opinions of Counsel. Each of the respective counsel of (i) Geo and the Surviving Entities, (ii) Southern, and (iii) Chandler, shall have delivered an opinion reasonably satisfactory in substance and form to the Parties hereto.
          (f) Registration Rights Agreement. The Parties shall have executed and delivered the Registration Rights Agreement, in substantially the form set forth as Exhibit 6.2(f), with the intent and agreement that Geo shall file a Registration Statement as therein provided.
          (g) Due Diligence. Each such Party shall have, within 30 days after the date hereof, completed its due diligence investigation of the other Parties and their respective Properties to its reasonable satisfaction.
          (h) Fairness Opinion. As of the Closing, Geo shall have received an opinion of C.K. Cooper, reasonably satisfactory to Geo, to the effect that, as of the date of this Agreement, the Common Stock to be received by the partners of Southern and the members of PICA, and the respective partnership and membership interests in Southern and PICA to be acquired by Geo, in the Mergers, is fair, from a financial point of view, to the shareholders of Geo.
          (i) Counsel to Find Documents and Procedures Reasonably Satisfactory. The respective counsel of the parties hereto shall have found this Agreement, other documents and agreements provided for herein or otherwise warranted or necessary in order to consummate the Mergers and other transactions provided here, and the due diligence conducted on behalf of their respective clients, to be reasonably satisfactory in form and substance.
          (j) Exemption from Registration Under Securities Act. Geo shall be reasonably satisfied that the issuance of the Geo Common Stock in consummation of the Mergers is exempt from the registration requirements of the Securities Act and any applicable state securities laws.
          (k) Composition of the Board of Directors; Independent Directors. The Geo Board of Directors shall be reconstituted, effective as of the Closing, such that post-Closing, the composition of the Geo Board of Directors, including the individuals set forth in Section 8.1, shall meet the requirements concerning composition of the Board of Directors and the necessary number of independent directors in compliance with applicable Nasdaq requirements; it being the intention of the Parties, as well as a condition to the Closing, that the composition of the Board of Directors, and Section 8.1, shall be amended as may be necessary in order to meet the Nasdaq requirements concerning composition of the Border of Directors.
          (l) Employee Agreements, Plans or Benefits. As provided in Section 5.14, the respective Parties shall have entered into the Employee Agreements, Plans or Benefits, along with any other persons who shall be parties thereto, effective as of the Closing
ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER

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     7.1 Termination.
     This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger and this Agreement by the Parties in the following manner:
          (a) By mutual written consent of the Parties hereto;
          (b) By Geo, Southern, Chandler or PICA if: (i) the Merger shall not have been consummated on or before March 31, 2007, unless such failure to close shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement pursuant to this clause (i); or (ii) there shall be any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable;
          (c) By Geo, Southern, Chandler or PICA, if (i) any of the representations and warranties of any of the other Parties contained in this Agreement shall not be true and correct such that the condition set forth in Section 6.2(a) would not be satisfied, or (ii) any other Party shall have failed to fulfill in any material respect any of its material obligations under this Agreement, which failure is material to the obligations of such Party under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty or failure (provided it can be cured) has not been cured within 30 days of notice thereof by such Party.
          (d) By Geo if, prior to the Effective Time, as a result of its receipt of a Topping Offer (defined below) and determination by the directors of Geo, in the reasonable exercise of their fiduciary duties as directors, to accept such Topping Offer, and as a result, shall have withdrawn their approval of or recommendation of the Mergers as set forth herein as being in the best interests of Geo or its shareholders; provided, however, that Southern, Chandler and PICA shall have the right, with respect to one Topping Offer only, to make an offer (a “Matching Offer”) which matches or exceeds the transaction value and other terms of the Topping Offer, and, if Southern, Chandler and PICA determine to make such an offer, then Geo shall not have the right to terminate this Agreement pursuant to this subsection (d). Geo shall, shall, by the earlier to occur of five Business Days after receipt of a Topping Offer or 10 Business Days before the Closing as scheduled, to provide written notice, including all pertinent terms and conditions, to the other Parties, and the other Parties shall, by the earlier to occur of five Business Days after receipt of Geo’s notice or five Business Days before the Closing as scheduled, to deliver a written Matching Offer, including all pertinent terms and conditions at least as beneficial to Geo as the Topping Offer. A “Topping Offer” means an offer to acquire Geo, through a merger, tender offer, or other means, at a higher transaction value, as computed by Geo in connection with its acceptance of such offer, than Geo will receive if the Mergers are consummated as provided in this Agreement.
     7.2 Effect of Termination.
     In the event of the termination of this Agreement pursuant to Section 7.1 by any Party, written notice thereof shall forthwith be given to the other Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of any Party hereto, or any of their respective partners, members, managers, directors, officers, employees, shareholders or representatives, except that the agreements contained in this Section 7.2, in Sections 5.1 and 5.6, Section 8.2 and in Article 9 shall survive the termination hereof. Nothing contained in this Section 7.2 shall otherwise relieve any Party from liability for damages actually incurred as a result of any breach of this Agreement. No termination of this Agreement shall affect the obligations of the Parties pursuant to the Confidentiality Agreement referred to in Section 5.1.

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     7.3 Amendment.
     Any provision of this Agreement (including the Schedules and Exhibits hereto) may be amended, to the extent permitted by law, prior to the Effective Time if, and only if, such amendment is in writing and signed by the Parties hereto.
     7.4 Waiver.
     Each of the Parties to this Agreement may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate or writing delivered pursuant hereto or (ii) waive compliance by the other with any of the other Parties’ agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a Party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such Party. No failure or delay by a Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     7.5 Termination Fees.
     In the event that Geo terminates this Agreement pursuant to Section 7.1(d), the sole remedy available to Southern and its partners and Chandler and its members shall be the payment by Geo, within 60 days after such termination, of termination fees, allocated between Southern and Chandler as they may determine, equal to 4% of the Topping Offer transaction value, payable solely in cash; provided that Geo shall not be obligated to pay such amount until Southern and Chandler provide written notice, signed by each of them, setting forth the manner in which such fees are to be paid, including any allocation between them as they may state in such notice.
ARTICLE 8
OTHER CLOSING AND POST-CLOSING MATTERS
     8.1 Officers and Directors of the Combined Entity.
          (a) Concurrently with the Closing, except as the Parties may otherwise agree, the following individuals will be appointed to fill the following officer positions of Geo:

Frank A. Lodzinski	Chief Executive Officer and President

Collis P. Chandler, III	Executive Vice President

Jeffrey P. Vickers	Vice President, Williston Basin Exploration and Development
     The parties may appoint other persons to hold offices of Geo as they shall agree.
          (b) In addition, Messrs. Lodzinski and Chandler shall be requested to serve as directors of Geo from and after the Closing until the next annual meeting of the shareholders of Geo or until their successors have been elected and qualified, with the understanding that, to the reasonable satisfaction of the Parties, certain directors of Geo will submit their resignations, and other individuals will agree to serve as directors, such that the composition of the Geo Board of Directors shall be in compliance with applicable Nasdaq requirements, including the independence of members of the Board of Directors.
     8.2 Survival of Representations and Warranties.

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     The representations and warranties contained in this Agreement shall expire with, and be extinguished by, the Closing, and thereafter no Party hereto or any shareholder, partner, member, manager, director, officer, employee or affiliate of such Party shall have any liability whatsoever (whether pursuant to this Agreement or otherwise) with respect to any such representation or warranty. This Section 8.2 shall have no effect upon any other obligations of the Parties hereto under this Agreement, whether to be performed before, at or after the Closing.
ARTICLE 9
MISCELLANEOUS
     9.1 Notices.
     All notices, requests, demands and other communications required or permitted to be given or made hereunder by any Party hereto shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service or (iv) sent by telecopy or facsimile transmission, answer back requested, to the Parties at the following addresses (or at such other addresses as shall be specified by the Parties by like notice):
(a) If to Geo or to Surviving Entities:
GeoResources, Inc.
Attn: Jeffrey P. Vickers, President
P.O. Box 1505
1407 W. Dakota Parkway, Suite 1B
Williston, North Dakota 58802
Telephone:      701-572-2020
Facsimile:        701-572-0277
with a copy to:
Jones & Keller, P.C.
Attn: Reid A. Godbolt, Esq.
1625 Broadway, Sixteenth Floor
Denver, Colorado 80202
Telephone:      303-573-1600
Facsimile:        303-573-0769
(b) If to Southern:
Southern Bay Energy, LLC
Attn: Frank A. Lodzinski, President and CEO
110 Cypress Station Drive, Suite 220
Houston, Texas 77090-1629
Telephone:      281-537-9920 oh
Facsimile:        281-537-8324
with a copy to:
Adrienne Randle Bond, Esq.
Bond & Smyser
2014 Bissonnet
Houston, Texas 77005
Tel:      713-524-4200
Fax:      713-524-1196

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(c) If to Chandler or PICA:
Chandler Energy, LLC
Attn: Collis P. Chandler, III, Sole Member and Manager
475 Seventeenth Street, Suite 1210
Denver, Colorado 80202
Tel:      303-297-2028
Fax:      303-297-2196
with a copy to:
Barry W. Spector, Esq.
1050 17th Street, Suite 1660
Denver, Colorado 80265-2076
Tel:      303-623-0717
Fax:      303-623-0940
Such notices, requests, demands and other communications shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, the date of delivery as shown by the return receipt therefor or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.
     9.2 Entire Agreement.
     This Agreement, together with the Schedules, Exhibits and other writings referred to herein or delivered pursuant hereto, including the Confidentiality Agreement referenced in Section 5.1, constitute the entire agreement among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.
     9.3 Binding Effect; Assignment; Third Party Benefit.
     This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights or interests hereunder shall be assigned, nor shall any obligations hereunder be delegated, by any of the Parties hereto (by operation of law or otherwise) without the prior written consent of the other Parties. Any attempted assignment or delegation in violation hereof shall be void. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
     9.4 Severability.
     If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.
     9.5 Governing Law.
     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without regard to conflicts of laws provisions.
     9.6 Descriptive Headings.

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     The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.
     9.7 Disclosure.
     Each of the Schedules to this Agreement shall be deemed to include and incorporate all disclosures made on the other Schedules to this Agreement. Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.
     9.8 Gender.
     Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
     9.9 References.
     All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.” Each reference herein to a Schedule or Exhibit refers to the item identified separately in writing by the parties hereto as the described Schedule or Exhibit to this Agreement. All Schedules and Exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein.
     9.10 Counterparts.
     This Agreement may be executed by the Parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the Parties hereto.
     9.11 Injunctive Relief; Specific Enforcement.
     The Parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement in addition to any other remedy to which the Parties may be entitled under this Agreement or at law or in equity.
ARTICLE 10
DEFINITIONS

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     10.1 Certain Defined Terms.
     As used in this Agreement, each of the following terms has the meaning given it below:
     “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person.
     “Applicable Law” shall mean any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified Person or property is subject.
     “Business Day” shall mean a day on which banks are open for the transaction of business in Denver, Colorado.
     “Chandler Properties” shall mean the Properties of Chandler that are included in the PICA Business.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Encumbrances” shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Geo Properties” shall mean the Properties of Geo.
     “Governmental Entity” shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).
     “IRS” shall mean the Internal Revenue Service.
     “Knowledge” shall mean that an individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter; or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Party will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving as chief executive officer or chief operating officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter. Any Person other than an individual will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served as a director, officer, general partner, member, manager, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.
     “Material Adverse Effect” shall mean with respect to any Person, property or asset any adverse change or adverse condition in or relating to the business or financial condition of such Person, including its subsidiaries, property or assets that is material to such Person, its subsidiaries, property or assets taken as a whole; provided, however, that any prospective change or changes in the conditions listed above or relating to or resulting from (i) the transactions contemplated by this Agreement (or the announcement of such transactions), or (ii) any change or changes in the prices of oil, gas, natural gas liquids or other hydrocarbon products, or, (iii) any change in general economic conditions or local, regional, national or international conditions directly or indirectly affecting the oil and gas industry, shall not be deemed to constitute a Material Adverse Effect.

39

     “Operating Agreement” shall mean the effective limited liability company operating agreement or equivalent agreement of the Person with which such agreement is identified.
     “Other Minerals” shall mean sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and all other minerals, ores or substances of value which are not generally produced from a wellbore in conjunction with the Production of Hydrocarbons.
     “Partnership Agreement” shall mean the then effective partnership agreement of the Person with which such agreement is identified.
     “Permits” shall mean licenses, permits, franchises, consents, approvals and other authorizations of or from Governmental Entities.
     “Permitted Encumbrances” means (i) liens for Taxes not yet due and payable, (ii) statutory liens (including materialmen’s, mechanic’s, repairmen’s landlord’s, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable and (iii) such defects, imperfections or irregularities of title, if any, as are not substantial in character, amount or extent and do not materially impair the conduct of normal operations of the Properties.
     “Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.
     “PICA Business” shall have the meaning set forth in the PICA Business Transfer Agreement.
     “PICA Business Transfer” shall mean the transfer of the PICA Business, including the Chandler Properties, from Chandler to PICA as provided in the PICA Business Transfer Agreement.
     “Proceedings” shall mean all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.
     “Properties” (with respect to any of the Parties, the Properties of such Party or Parties, also designated herein as the Geo Properties, the Southern Properties and the Chandler Properties) shall mean:
          (a) All of the Party’s interest in and to the Hydrocarbons and Other Minerals in, under and that may be produced from (or pursuant to the terms of) its properties, rights and interests;
          (b) All other right, title and interest of a Party, of whatever kind or character, in and to (i) the Hydrocarbons and Other Minerals in, under and that may be produced from its lands (including without limitation interests in oil, gas and mineral leases, overriding royalty interests, fee royalty interests, fee Hydrocarbons and other interests) and (ii) any other oil, gas and/or mineral property, right, interest or license, whether real/immovable, personal/movable, vested, contingent or otherwise, to the extent any such property, right, interest or license is located, or relates to lands located, anywhere in the states and any offshore locations or locations outside of the United States; provided, however, that with respect to the Chandler Properties, it is expressly understood and agreed that such do not include any overriding royalties reserved by Chandler in its arrangements with the holders of the Yuma Working Interests;
          (c) All of a Party’s interests in and to all Hydrocarbons and/or Other Mineral unitization, pooling and/or communitization agreements, declarations and/or orders, and in and to the properties, rights and interests covered and the Units created thereby, which cover, affect or otherwise relate to the properties, rights and interests described in clause (a) or (b) above;

40

          (d) All of a Party’s interest in and rights under all operating agreements, Production sales contracts, processing agreements, transportation agreements, gas balancing agreements, farm-out and/or farm-in agreements, salt water disposal agreements, area of mutual interest agreements and other contracts and/or agreements which cover, affect, or otherwise relate to the properties, rights and interests described in clause (a), (b), or (c) above or to the operation of such properties, rights and interests or to the treating, handling, storing, processing, transporting or marketing of Hydrocarbons or Other Minerals produced from (or allocated to) such properties, rights and interests, as same may be amended or supplemented from time to time;
          (e) all of a Party’s interest in and to all improvements, fixtures, movable or immovable property and other real and/or personal property (including, without limitation, all wells, pumping units, wellhead equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, buildings, injection facilities, salt water disposal facilities, and power, telephone and telegraph lines), and all easements, servitudes, rights-of-way, surface leases, licenses, permits and other surface rights, which are now or hereafter used, or held for use, in connection with the properties, rights and interests described in clause (a), (b) or (c) above, or in connection with the operation of such properties, rights and interests, or in connection with the treating, handling, storing, processing, transporting or marketing of Hydrocarbons or Other Minerals produced from (or allocated to) such properties, rights and interests;
          (f) all Hydrocarbons and Other Minerals produced from or allocated to the properties, rights and interests described in clauses (a), (b) and/or (c) above, and any products processed or obtained therefrom (herein collectively called the “Production”), together with (i) all proceeds of Production (regardless of whether the severance of the Production to which such proceeds relates occurred on, before or after the Effective Time hereof), and (ii) all liens and security interests securing payment of the proceeds from the sale of such Production, including, but not limited to, those liens and security interests provided for under statutes enacted in the jurisdiction in which the Properties are located, or statutes made applicable to the Properties under federal law (or some combination of federal and state law);
          (g) all payments received in lieu of Production from the properties, rights and interests described in clauses (a), (b) and/or (c) above (regardless of whether such payments accrued, and/or the events which gave rise to such payments occurred, on, before or after the Effective Time hereof, including, without limitation, (i) “take or pay” payments and similar payments, (ii) payments received in settlement of or pursuant to a judgment rendered with respect to take or pay or similar obligations or other obligations under a Production sales contract, (iv) payments received under a gas balancing agreement or similar written or oral arrangement, as a result of (or received otherwise in settlement of or pursuant to judgment rendered with respect to) rights held by a Party as a result of the Party (and/or its predecessors in title) taking or having taken less gas from lands covered by a property right or interest described in clauses (a), (b) and/or (c) above, than their ownership of such property right or interest would entitle them to receive and (v) shut-in rental or royalty payments;
          (h) to the extent legally transferable, all favorable contract rights and choses in action (i.e. rights to enforce contracts or to bring claims thereunder) related to the properties, rights and interests described in clauses (a) through (g) above (regardless of whether the same arose, and/or the events which gave rise to the same occurred on, before or after the Effective Time hereof, and further regardless of whether same arise under contract, the law or in equity); and
          (i) all rights, estates, powers and privileges appurtenant to the foregoing rights, interests and properties, including without limitation executive rights (i.e. rights to execute leases), rights to receive bonuses and delay rentals and rights to grant pooling authority.
     “Reasonable Best Efforts” shall mean a Party’s best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.
     “Records” means all data, files or records in Southern’s control or possession pertaining to the

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ownership and operation of the Properties, including but not limited to all abstracts of title, accounting records, property tax records, financial reports and projections, escrow reports, books, contract files, division order files, documents evidencing the prices currently being paid for Production, engineering data, geological and geophysical reports, lease files, logs, maps, pressure data, Production records, supplemental abstracts of title, title curative materials, title opinions, title reports and other data useful to or used in connection with the development, exploration or operation of the Properties.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “SEC” means the Securities and Exchange Commission.
     “Southern Properties” shall mean the Properties of Southern.
     “Tax” shall mean any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, Production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.
     “Tax Return” means any return or report, including any related or supporting information, with respect to Taxes.
     “Unit” means, collectively, a drilling, spacing, proration, Production or enhanced recovery unit formed pursuant to a voluntary unitization, communitization or pooling agreement, or a drilling, spacing, proration, Production or enhanced recovery unit formed under or pursuant to law, rule or regulation or other action of a regulatory body having jurisdiction.
     10.2 Certain Additional Defined Terms.
     In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in Section 10.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

Defined Term	Section Reference
Agreement	Introduction
Allowed Leonardite Distribution	4.2(o)(i)(E)
Applicable Environmental Laws	2.15
CERCLA	2.15
Certificate of Merger	1.1
Closing	1.1
Closing Date	1.1
Common Stock	Recitals
Confidentiality Agreement	5.1
Converted Securities	1.5
Disposal	2.15
Effective Time	1.1
Employee Agreement, Plan or Benefit	4.2(c)
Employee Agreements, Plans or Benefits	4.2(c)
Exchange Agent	1.6
FERC	2.28
Geo	Introduction

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Defined Term	Section Reference
Geo Audited Financial Statements	2.6
Geo Financial Statements	2.6
Geo Latest Balance Sheet	2.6
Geo Reserve Report	2.33
Geo Unaudited Financial Statements	2.6
Hazardous Substance	2.15
Hazardous Waste	2.15
Hydrocarbons	2.33
Leonardite Assets	4.2(o)(i)(E)
Merger or Mergers	Recitals
Merger Consideration	1.5
Party or Parties	Introduction
Chandler	Introduction
Chandler Annual Financial Statements	3.8
Chandler Closing	1.1
Chandler Converted Securities	1.5
Chandler Financial Statements	3.8
Chandler Latest Balance Sheet	3.8
Chandler Latest Financial Statements	3.8
Chandler Merger	Recitals
Chandler Merger Consideration	1.5
Chandler Reserve Report	3.35
Chandler Sub	Introduction
Matching Offer	7.1(d)
Properties	10.1
Production	10.1,“Properties”(f)
RCRA	2.15
Regulatory Agencies	2.28
Southern	Introduction
Southern Annual Financial Statements	3.8
Southern Closing	1.1
Southern Converted Securities	1.5
Southern Financial Statements	3.8
Southern Latest Balance Sheet	3.8
Southern Latest Financial Statements	3.8
Southern Merger	Recitals
Southern Merger Consideration	1.5
Southern Reserve Report	3.35
Southern Sub	Introduction
Topping Fee	7.1(a)
Topping Offer	7.1(d)
Texas Entity Laws	1.1
[Remainder of page intentionally left blank; signature page follows.]

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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representative thereunto duly authorized, all as of the date first above written.

GEORESOURCES, INC.		SOUTHERN BAY OIL & GAS, L.P.
By its General Partner,
Southern Bay Energy, L.L.C.

By:	/s/ Jeffrey P. Vickers Jeffrey P. Vickers, President

		By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President and CEO
SOUTHERN BAY ENERGY ACQUISITION, LLC

CHANDLER ENERGY, LLC

By:	/s/ Jeffrey P. Vickers

Jeffrey P. Vickers, Manager

		By:	/s/ Collis P. Chandler, III

CHANDLER ACQUISITION, LLC			Collis P. Chandler, III
Sole Member and Manager

By:	/s/ Jeffrey P. Vickers	PICA ENERGY, LLC

	Jeffrey P. Vickers, Manager	By its sole Member and Manager,
Chandler Energy, LLC

		By:	/s/ Collis P. Chandler, III

Collis P. Chandler, III
Sole Member and Manager

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FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER
     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated September 14, 2006, is entered into as of February 16, 2007, and is made among GeoResources, Inc., a Colorado corporation (“Geo”), Southern Bay Energy Acquisition, LLC, a Texas limited liability company and wholly-owned subsidiary of Geo (“Southern Sub”), Chandler Acquisition, LLC, a Colorado limited liability company and wholly-owned subsidiary of Geo (“Chandler Sub”), Southern Bay Oil & Gas, L.P., a Texas limited partnership (“Southern”), Chandler Energy, LLC, a Colorado limited liability company (“Chandler”), and PICA Energy, LLC, a Colorado limited liability company and wholly-owned subsidiary of Chandler (“PICA”).
WITNESSETH
     WHEREAS, management of each of Geo, Southern Sub, Chandler Sub, Southern, Chandler, and PICA have determined that it will be in the best interests of each Party and its shareholders, partners, or members, as the case may be to extend the termination date of the Merger Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
     The date set forth in Section 7.1 Termination; (b), shall be changed from March 31, 2007 to May 31, 2007. All other provisions of the Merger Agreement shall remain in full force and effect.
[Remainder of page intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, each of the parties has caused this First Amendment to Agreement and Plan of Merger to be executed on its behalf by its representative thereunto duly authorized, all as of the date first above written.

GEORESOURCES, INC.		SOUTHERN BAY OIL & GAS, L.P.
By its General Partner,
Southern Bay Energy, L.L.C.
By:	/s/ Jeffrey P. Vickers

Jeffrey P. Vickers, President
		By:	/s/ Frank A. Lodzinski

Frank A. Lodzinski, President and CEO
SOUTHERN BAY ENERGY ACQUISITION, LLC
CHANDLER ENERGY, LLC
By:	/s/ Jeffrey P. Vickers

Jeffrey P. Vickers, Manager
By: /s/ Collis P. Chandler, III

CHANDLER ACQUISITION, LLC			Collis P. Chandler, III
Sole Member and Manager

By:	/s/ Jeffrey P. Vickers	PICA ENERGY, LLC

	Jeffrey P. Vickers, Manager	By its sole Member and Manager,
Chandler Energy, LLC

		By:	/s/ Collis P. Chandler, III

Collis P. Chandler, III
Sole Member and Manager

Annex B
C. K. Cooper& Company Fairness Opinion
Dated September 14, 2006

September 14, 2006
The Board of Directors
GeoResources, Inc.
1407 West Dakota Parkway, Suite 1-B
Williston, North Dakota 58801
Members of the Board of Directors:
          You have requested C. K. Cooper & Company, Inc. (“C. K. Cooper”, also “we”, “us”, and “our” herein) to render an opinion as to the fairness, from a financial point of view, to the holders, as a group, collectively, referred to herein as the “Shareholders”, of common stock, par value $0.01 per share (“Common Stock”), of GeoResources, Inc., a Colorado corporation (“GeoResources”), of the aggregate consideration to be paid by GeoResources as set forth in the Agreement and Plan of Merger, dated September 14, 2006 (the “Merger Agreement”), by and among GeoResources, Southern Bay Energy Acquisition, LLC, a Texas limited liability company and wholly-owned subsidiary of GeoResources (“Southern Sub”), Chandler Acquisition, LLC, a Colorado limited liability company and wholly-owned subsidiary of GeoResources (“Chandler Sub”), Southern Bay Oil & Gas, L.P., a Texas limited partnership (“Southern Bay”), Chandler Energy, LLC, a Colorado limited liability company (“Chandler”), and PICA Energy, LLC, a Colorado limited liability company and wholly-owned subsidiary of Chandler (“PICA”).
          The Merger Agreement provides for, among other things, (i) the merger of Southern Bay with and into Southern Sub, with Southern Sub being the surviving entity; (ii) Chandler’s transfer of all but a small portion of its business and assets to PICA (the “PICA Business”); and (iii) the merger of PICA with and into Chandler Sub with Chandler Sub being the surviving entity (the mergers referenced in the foregoing clauses (i) and (iii) collectively, the “Mergers”). Pursuant to the Mergers, GeoResources will issue 19.55 shares of its Common Stock in exchange for each partnership unit of Southern Bay, for an aggregate of 8,263,000 shares, and issue 1,931,000 shares of its Common Stock for each limited liability company membership interest of PICA (the foregoing shares of Common Stock, collectively, the “Consideration”). Thus, the Consideration is 10,194,000 shares of Common Stock.
          In connection with our review of the Mergers, and in arriving at our opinion described below, we have reviewed business and financial information relating to GeoResources, Southern Bay and Chandler, including, among other things:
•	the Merger Agreement;

•	copies of all schedules and exhibits to the Merger Agreement;

•	certain publicly available business and financial information relating to GeoResources that we deemed relevant;

•	audited financial statements for Southern Bay for the fiscal year ended December 31, 2005 and un-audited financial statements of Southern Bay for the six months ended June 30, 2006;

•	reserve estimates of Southern Bay and Chandler as of June 30, 2006;

•	internally generated engineering reports on Southern Bay and Chandler prepared by GeoResources;

•	unaudited financial statements for Chandler for the fiscal year ended December 31, 2005 and for the six months ended June 30, 2006;

•	the pro forma impact of the Mergers;

•	such other information and analyses we deemed appropriate;

•	certain publicly available financial information for companies whose operations we considered relevant in evaluating GeoResources, Southern Bay and Chandler; and

•	the financial terms of the Mergers as compared to the financial terms of certain other transactions that we deemed relevant.
          In each case, management of GeoResources has represented to C. K. Cooper that these documents and agreements are in the form and substance that will be used for the Mergers. Furthermore, GeoResources has confirmed its agreement to notify C. K. Cooper of any modifications to these agreements that may materially alter the conditions utilized by C. K. Cooper in determining its opinion.
          In connection with our review, we have not independently verified any of the foregoing information, and we have relied upon such information being complete and accurate in all material respects. We have assumed, with your consent, that the financial forecasts provided to us and discussed with us have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of GeoResources. In addition, we have not conducted a physical inspection or made an independent evaluation or appraisal of assets of GeoResources, nor have we been furnished with any such evaluation or appraisal. Our opinion relates to GeoResources as a going concern and, accordingly, we express no opinion based on its liquidation value. In rendering this opinion, we have assumed that in the course of obtaining any necessary regulatory and governmental approvals for the proposed Mergers, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed Mergers. This opinion is based on circumstances as they exist and can be evaluated on, and the information made available to us at, the date hereof and except for the above referenced financial forecasts that GeoResources prepared and provided to us; is without regard to any market, economic, financial, legal or other circumstances or event of any kind or nature that may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.
          We and our affiliates may in the future provide certain investment banking and financial services to GeoResources for which we would expect to receive compensation.
          C. K. Cooper as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwriting, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We will receive a fee for our services in connection with rendering this opinion. In the ordinary course of our business, we may actively trade the securities of GeoResources for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.
          This opinion is for the information of the Board of Directors of GeoResources and does not address the merits of the underlying decision by GeoResources to engage in the Mergers or the relative merits of the Mergers compared to any alternative business strategy or transaction in which GeoResources might engage. This opinion is not intended to be and does not constitute a recommendation to any Shareholder regarding how such holder should vote on the approval of the issuance of shares of Common Stock pursuant to the Mergers, or any other matter related thereto. We are not expressing any opinion herein as to the prices at which GeoResources Common Stock has traded or will trade following the closing of the Mergers.
          Based upon our experience as an investment banker and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Consideration to be paid by GeoResources pursuant to the Mergers is fair, from a financial point of view, to the Shareholders of GeoResources.
Very truly yours,
C. K. COOPER & COMPANY, INC.

Annex C
Proposed Amendment to the GeoResources, Inc.
Articles of Incorporation

Proposed amendment to the Articles of Incorporation of GeoResources, Inc. to read as follows:
ARTICLE IV
Shares
The total number of shares of all classes which the Corporation has authority to issue is 120,000,000 of which 100,000,000 shares shall be Common Stock with a par value of one cent ($.01) per share, and 20,000,000 shares shall be Preferred Stock with a par value of one cent ($.01) per share.
The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:
COMMON STOCK
Subject to all of the rights of the Preferred Stock as expressly provided herein, by law or by the Board of Directors pursuant to this Article, the Common Stock shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express restrictions or grant of rights or privileges in these Articles of Incorporation as may be permitted under applicable law.
PREFERRED STOCK
The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and in Articles of Amendment to State Terms of Series Shares filed as required by law from time to time prior to the issuance of any shares of such series.
The Board of Directors is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing Articles of Amendment to State Terms of Series Shares to set or change the number of shares to be included in each series of Preferred Stock and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms and conditions of redemption relating to the shares of each such series. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the right of the Common Stock of the Corporation to vote one vote per share on all matters submitted for stockholder action. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting or changing the following:
(a) the distinctive serial designation of such series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed 20,000,000);
(b) the annual distribution rate on shares of such series, whether distributions shall be cumulative and, if so, from which date or dates;
(c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(d) the obligation, if any, of the Corporation to redeem or repurchase shares of such series pursuant to a sinking fund;
(e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;
(f) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
(g) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and
(h) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series which may be authorized or permitted under the Colorado Business Corporation Act.
The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

Annex D
GeoResources, Inc.
Amended and Restated
2004 Employees’ Stock Incentive Plan

GeoResources, Inc.
Amended and Restated 2004 Employees’ Stock Incentive Plan
(Amended and Restated as of December 14, 2006)
SECTION 1. History and Purpose
     1.1. History. In 2004, the shareholders of the Company approved the adoption of the 2004 Employees’ Stock Incentive Plan (the “2004 Plan”), under which 300,000 shares of the Company’s Common Stock were reserved for issuance.
     On September 14, 2006, the Company entered into a merger agreement with Southern Bay Oil & Gas, L.P. (“Southern Bay “), Chandler Energy, LLC (“Chandler”) and PICA Energy, LLC (“PICA”), under which, Chandler will transfer almost all of its business and assets to PICA, the Company will acquire all of the equity interests in Southern Bay and PICA in exchange for shares of Common Stock, and Southern Bay and PICA will respectively merged into two wholly-owned subsidiaries of the Company formed for this purpose. In addition, the Company will acquire certain interests in oil and gas properties in one of Chandler’s projects in Colorado.
     Among the conditions to the closing of the foregoing mergers and acquisitions of interests in oil and gas properties is approval by the Company’s shareholders of amendments to the Plan. The amendments to the 2004 Plan made by the Plan include an increase in the number of shares of Common Stock reserved for issuance from 300,000 shares to 2,000,000 shares and adding additional the types of awards that may be granted to Participants in the Plan.
     1.2. Purpose. The purpose of the Plan, including the amendments therein to the 2004 Plan, is to enhance and improve the Company’s ability to attract, retain and motivate qualified officers, employees, directors and consultants of the Company and its Affiliates, by aligning their interests with those of the Company’s shareholders and, by the amendments to the 2004 Plan, enhancing and improving the Board’s ability to meet these objectives.
SECTION 2. Definitions
     2.1. General. For purposes of the Plan, the following terms are defined as set forth below:
     (a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company, including, without limitation any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
     (b) “Award” means a Management Incentive Award, Stock Option, Stock Appreciation Right, Performance Unit, Restricted Stock or other award authorized under the Plan.
     (c) “Award Cycle” means a period of consecutive fiscal years or portions thereof designated by the Committee over which Awards are to be earned.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Business Unit” means a unit of the business of the Company or its Affiliates as determined by the Committee and the CEO.
     (f) “Capital Employed” means operating working capital plus net property, plant and equipment.
     (g) “Cause” means (1) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement, or, if it does not define “Cause”: (A) the Participant having been convicted of, or pleading guilty or nolo contendere to, a felony under federal or state law; (B) the Willful and continued failure on the part of the Participant to substantially perform his or her employment duties in any material respect (other than such failure resulting from Disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes the Participant has failed to perform his or her duties, and after the Participant has failed to resume substantial performance of his or her duties within thirty (30) days of such demand; or (C) Willful and deliberate conduct on the part of the Participant that is materially financially injurious to the Company or an Affiliate. The Committee will, unless otherwise provided in an Individual Agreement with the Participant, determine whether “Cause” exists.
     (h) “CEO” means the Company’s chief executive officer.
     (i) “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 14.2 and 14.3, respectively.
     (j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
     (k) “Committee” means, as the Board may from time to time determine, the Compensation Committee of the Board, the Board, or another committee of the Board.
     (l) “Common Stock” means (1) the common stock of the Company, par value $0.01 per share, subject to adjustment as provided in Section 4.1 Shares Available for Issuance ; or (2) if there is a merger or consolidation and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such common stock of the Company.
     (m) “Company” means GeoResources, Inc., a Colorado corporation.
     (n) “Covered Employee” means a Participant who has received a Management Incentive Award, Restricted Stock or Performance Units, who has been designated as such by the Committee and who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Management Incentive Award, Restricted Stock or Performance Units are expected to be taxable to such Participant.
     (o) “Disability” means, unless otherwise provided by the Committee, (1) “Disability” as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement, or, if such agreement does not define “Disability,” then “Disability” shall be determined by the Board of Directors.
     (p) “Dividend Equivalent Rights” means the right to receive cash, Stock Options, Stock Appreciation Rights or Performance Units, as determined by the Committee, in an amount equal to any dividends that would have been paid on a Stock Option, Stock Appreciation Right or a Performance Unit, as applicable, with Dividend Equivalent Rights if such Stock Option, Stock Appreciation Right or Performance Unit, as applicable, were a share of Common Stock held by the Participant on the dividend payment date. Unless the Committee determines that Dividend Equivalent Rights will be paid in cash as of the dividend payment date, such Dividend Equivalent Rights, once credited, will be converted into an equivalent number of Stock Options, Stock Appreciation Rights or Performance Units, as applicable; provided, however, that the number of shares subject to any Award will always be a whole number. Unless otherwise determined by the Committee as of the dividend payment date, if a dividend is paid in cash, the number of Stock Options, Stock Appreciation Rights or Performance Units into which a Dividend Equivalent Right will be converted will be calculated as of the dividend payment date, in accordance with the following formula:
(A x B)/C
in which “A” equals the number of Stock Options, Stock Appreciation Rights or Performance Units with Dividend Equivalent Rights held by the Participant on the dividend payment date, “B” equals the cash dividend per share and “C” equals the Fair Market Value per share of Common Stock on the dividend payment date. Unless otherwise determined by the Committee as of the dividend payment date, if a dividend is paid in property other than cash, the number of Stock Options, Stock Appreciation Rights or Performance Units, as applicable into which a Dividend Equivalent Right will be converted will be calculated, as of the dividend payment date, in accordance with the formula set forth above, except that “B” will equal the fair market value per share of the property which the Participant would have received if the Stock Option, Stock Appreciation Right or Performance Unit, as applicable, with Dividend Equivalent Rights held by the Participant on the dividend payment date was a share of Common Stock.
     (q) “Effective Date” means the date of approval, by the Company’s shareholders, of the Plan.
     (r) “Eligible Individuals” means officers, employees, directors and consultants of the Company or any of its Affiliates, and prospective employees, directors and consultants who have accepted offers of employment, membership on a board or consultancy from the Company or its Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company or its Affiliates, as determined by the Committee.
     (s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
     (t) “Expiration Date” means the date on which an Award becomes unexercisable and/or not payable by reason of lapse of time or otherwise as provided in Section 6.2 Expiration Date .
     (u) “Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing price for the shares on the Nasdaq Capital Market or Nasdaq Global Market, as the case may be, for the specified date, or, if the shares were not traded on either of these markets on such date, then on the next preceding date on which the shares were traded, all as reported by such source as the Committee may select.
     (v) “Grant Date” means the date designated by the Committee as the date of grant of an Award.
     (w) “Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.
     (x) “Individual Agreement” means a severance, employment, consulting or similar agreement between a Participant and the Company or one of its Affiliates.
     (y) “Management Incentive Award” means an Award of cash, Common Stock, Restricted Stock or a combination of cash, Common Stock and Restricted Stock, as determined by the Committee.
     (z) “Net Contribution” means for a Business Unit, its operating profit after-tax, less the product of (1) a percentage as determined by the Committee; and (2) the Business Unit’s Capital Employed.
     (aa) “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
     (bb) “Notice” means the written evidence of an Award granted under the Plan in such form as the Committee will from time to time determine.
     (cc) “Participant” or “Participants” means an Eligible Individual who is a participant, or Eligible Individuals who are participants, in the Plan.
     (dd) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Management Incentive Awards, Restricted Stock or Performance Units as set forth in the Notice. In the case of Qualified Performance-Based Awards, Performance Goals will be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations, and will be based on Net Contribution, or such other performance criteria selected by the Committee, including, without limitation, the Fair Market Value of the Common Stock, the Company’s or a Business Unit’s market share, sales, earnings, costs, productivity, return on equity or return on Capital Employed.

     (ee) “Performance Units” means an Award granted under Section 12 Performance Units.
     (ff) “Plan” means the Amended and Restated 2004 Employees’ Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.
     (gg) “Qualified Performance-Based Award” means a Management Incentive Award, an Award of Restricted Stock or an Award of Performance Units designated as such by the Committee, based upon a determination that (1) the recipient is or may be a Covered Employee; and (2) the Committee wishes such Award to qualify for the Section 162(m) Exemption.
     (hh) “Restricted Stock” means an Award granted under Section 11 Restricted Stock.
     (ii) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.
     (jj) “Stock Appreciation Right” means an Award granted under Section 10 Stock Appreciation Rights.
     (kk) “Stock Option” means an Award granted under Section 9 Stock Options.
     (ll) “Termination of Employment” means the termination of the Participant’s employment with, or performance of services for, the Company and any of its Affiliates. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates will not be considered Terminations of Employment.
     (mm) “Vesting Date” means the date on which an Award becomes vested, and, if applicable, fully exercisable and/or payable by or to the Participant as provided in Section 6.3 Vesting .
     (nn) “Willful” means any action or omission by the Participant that was not in good faith and without a reasonable belief that the action or omission was in the best interests of the Company or its Affiliates. Any act or omission based upon authority given pursuant to a duly adopted resolution of the Board, or, upon the instructions of the CEO or any other senior officer of the Company, or, based upon the advice of counsel for the Company will be conclusively presumed to be taken or omitted by the Participant in good faith and in the best interests of the Company and/or its Affiliates.
     2.2. Other Definitions. In addition, certain other terms used herein have definitions given to them in the first place in which they are used.
SECTION 3. Administration
     3.1. Committee Administration. The Committee is the administrator of the Plan. Among other things, the Committee has the authority, subject to the terms of the Plan:
     (a) To select the Eligible Individuals to whom Awards are granted;
     (b) To determine whether and to what extent Awards are granted;
     (c) To determine the amount of each Award;
     (d) To determine the terms and conditions of any Award, including, but not limited to, the option price, any vesting condition, restriction or limitation regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee will determine;
     (e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

     (f) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award will be deferred;
     (g) To determine under what circumstances an Award may be settled in cash or Common Stock or a combination of cash and Common Stock; and
     (h) to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan, to interpret the terms and provisions of the Plan, any Award, any Notice and any other agreement relating to any Award and to take any action it deems appropriate for the administration of the Plan.
     3.2. Committee Action. The Committee may act only by a majority of its members then in office unless it allocates or delegates its authority to a Committee member or other person to act on its behalf. Except to the extent prohibited by applicable law or applicable rules of a stock exchange or automated quotation system, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any other person or persons. Any such allocation or delegation may be revoked by the Committee at any time. Any determination made by the Committee or its delegate with respect to any Award will be made in the sole discretion of the Committee or such delegate. All decisions of the Committee or its delegate are final, conclusive and binding on all parties.
     3.3. Board Authority. Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.
SECTION 4. Shares
     4.1. Shares Available For Issuance. The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan will be 2,000,000.
     No Award will be counted against the shares available for delivery under the Plan if the Award is payable to the Participant only in the form of cash, or if the Award is paid to the Participant in cash.
     To the extent any Award is forfeited, any Stock Option (or Stock Appreciation Right) terminates, expires or lapses without being exercised or any Stock Appreciation Right is exercised for cash, the shares of Common Stock subject to such Award will again become available for delivery in connection with new Awards under the Plan. To the extent any shares of Common Stock subject to an Award are tendered back prior to December 14, 2016 (or, if later, the 10 th anniversary of the latest re-approval of this clause by the Company’s shareholders) or not delivered because such shares are (in either case) used to satisfy an applicable tax-withholding obligation, such shares will again become available for delivery in connection with new Awards under the Plan.
     In the event of any corporate event or transaction, (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split, merger, consolidation, separation, including a spin-off or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee may make such substitution or adjustments in the aggregate number, kind, and price of shares reserved for issuance under the Plan, and the maximum limitation upon any Awards to be granted to any Participant, in the number, kind and price of shares subject to outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate; provided, however, that the number of shares subject to any Award will always be a whole number. Such adjusted price will be used to determine the amount payable in cash or shares, as applicable, by the Company upon the exercise of any Award.
     4.2. Individual Limits. No Participant may be granted Stock Options and Stock Appreciation Rights covering in excess of 500,000 shares of Common Stock in any calendar year. The maximum aggregate amount with respect to each Management Incentive Award, Award of Performance Units or Award of Restricted Stock

that may be granted, or, that may vest, as applicable, in any calendar year for any individual Participant is 500,000 shares of Common Stock, or the dollar equivalent of 500,000 shares of Common Stock.
SECTION 5. Eligibility
     Awards may be granted under the Plan to Eligible Individuals. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).
SECTION 6. Terms and Conditions of Awards
     6.1. General. Awards will be in the form and upon the terms and conditions as determined by the Committee, subject to the terms of the Plan. The Committee is authorized to grant Awards independent of, or in addition to other Awards granted under the Plan. The terms and conditions of each Award may vary from other Awards. Awards will be evidenced by Notices, the terms and conditions of which will be consistent with the terms of the Plan and will apply only to such Award.
     6.2. Expiration Date. Unless otherwise provided in the Notice, the Expiration Date of an Award will be the earlier of the date that is ten (10) years after the Grant Date or the date of the Participant’s Termination of Employment.
     6.3. Vesting. Each Award vests and becomes fully payable, exercisable and/or released of any restriction on the Vesting Date. The Vesting Date of each Award, as determined by the Committee, will be set forth in the Notice.
SECTION 7. Qualified Performance-Based Awards
     The Committee may designate a Management Incentive Award, or an Award of Restricted Stock or an Award of Performance Units as a Qualified Performance-Based Award, in which case, the Award is contingent upon the attainment of Performance Goals.
SECTION 8. Management Incentive Awards
     8.1. Management Incentive Awards. The Committee is authorized to grant Management Incentive Awards, subject to the terms of the Plan. Notices for Management Incentive Awards will indicate the Award Cycle, any applicable Performance Goals, any applicable designation of the Award as a Qualified Performance-Based Award and the form of payment of the Award.
     8.2. Settlement. As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied, Management Incentive Awards will be paid to the Participant in cash, Common Stock, Restricted Stock or a combination of cash, Common Stock and Restricted Stock, as determined by the Committee. The number of shares of Common Stock payable under the stock portion of a Management Incentive Award will equal the amount of such portion of the award divided by the Fair Market Value of the Common Stock on the date of payment.
SECTION 9. Stock Options
     9.1. Stock Options. The Committee is authorized to grant Stock Options, including both Incentive Stock Options and Nonqualified Stock Options, subject to the terms of the Plan. Notices will indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option, the option price, the term and the number of shares to which it pertains. To the extent that any Stock Option is not designated as an Incentive Stock Option, or, even if so designated does not qualify as an Incentive Stock Option on or subsequent to its Grant Date, it will constitute a Nonqualified Stock Option. No Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the date of shareholder approval of the Plan (or, if the shareholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); provided , however , that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

     9.2. Option Price. The option price per share of Common Stock purchasable under a Stock Option will be determined by the Committee and will not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the Grant Date.
     9.3. Incentive Stock Options. The terms of the Plan addressing Incentive Stock Options and each Incentive Stock Option will be interpreted in a manner consistent with Section 422 of the Code and all valid regulations issued thereunder.
     9.4. Exercise. Stock Options will be exercisable at such time or times and subject to the terms and conditions set forth in the Notice. A Participant can exercise a Stock Option, in whole or in part, at any time on or after the Vesting Date and before the Expiration Date by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice will be accompanied by payment in full to the Company of the option price by certified or bank check or such other cash equivalent instrument as the Company may accept. If approved by the Committee, payment in full or in part may also be made in the form of Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option, based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised. Notwithstanding the foregoing, the right to make payment in the form of already owned shares of Common Stock applies only to shares that have been held by the optionee for at least six (6) months at the time of exercise or that were purchased on the open market.
     If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or broker loan proceeds necessary to pay the option price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms, but any loans by a broker in connection with an exercise shall be arranged between the broker and the employee, and not by the Company.
     In addition, if approved by the Committee, a Stock Option may be exercised by a “net cashless exercise” procedure whereby all or any portion of the option price and/or any required tax withholding may be satisfied by a reduction in the number of shares issued upon exercise. In that case, the number of shares of Common Stock issued upon exercise will be equal to: (a) the product of (i) the number of shares as to which the Stock Option is then being exercised on a net cashless basis, and (ii) the excess of (A) the Fair Market Value on the date of exercise, over (B) the option price and/or any required tax withholding associated with the net cashless exercise (expressed on a per share basis), divided by (b) the Fair Market Value on the date of exercise. A number of shares of Common Stock equal to the difference between the number of shares as to which the Stock Option is then being exercised and the number of shares actually issued upon such exercise will be deemed to have been retained by the Company in satisfaction of the option price and/or any required tax withholding.
     9.5. Settlement. As soon as practicable after the exercise of a Stock Option, the Company will deliver to or on behalf of the optionee certificates of Common Stock for the number of shares purchased. No shares of Common Stock will be issued until full payment therefor has been made. Except as otherwise provided in Section 9.8 Deferral of Stock Options Shares below, an optionee will have all of the rights of a shareholder of the Company holding Common Stock, including, but not limited to, the right to vote the shares and the right to receive dividends, when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 18 General Provisions         . The Committee may give optionees Dividend Equivalent Rights.
     9.6. Nontransferability. No Stock Option will be transferable by the optionee other than by will or by the laws of descent and distribution. All Stock Options will be exercisable, subject to the terms of the Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such Stock Option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee. No Stock Option will be subject to execution, attachment or other similar process.
     Notwithstanding anything herein to the contrary, the Committee may permit a Participant at any time prior to his or her death to assign all or any portion without consideration therefor of a Nonqualified Stock Option to:
          (a) The Participant’s spouse or lineal descendants;
          (b) The trustee of a trust for the primary benefit of the Participant and his or her spouse or lineal descendants, or any combination thereof;
          (c) A partnership of which the Participant, his or her spouse and/or lineal descendants are the only partners;
          (d) Custodianships under the Uniform Transfers to Minors Act or any other similar statute; or
          (e) Upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or any other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive the Nonqualified Stock Option held in trust, partnership or custody.
In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant’s rights with respect to the assigned portion of the Nonqualified Stock Option, and such portion will continue to be subject to all of the terms, conditions and restrictions applicable to the Nonqualified Stock Option.
     9.7. Cashing Out. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out. In addition, notwithstanding any other provision of the Plan, the Committee, either on the Grant Date or thereafter, may give a Participant the right to voluntarily cash-out the Participant’s outstanding Stock Options, whether or not then vested, during the sixty (60)-day period following a Change in Control. A Participant who has such a cash-out right and elects to cash-out Stock Options may do so during the sixty (60)-day period following a Change in Control by giving notice to the Company to elect to surrender all or part of the Stock Option to the Company and to receive cash, within thirty (30) days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election exceeds the exercise price per share of Common Stock under the Stock Option multiplied by the number of shares of Common Stock granted under the Stock Option as to which this cash-out right is exercised.
     9.8. Deferral of Stock Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of a Stock Option, receipt of all or a portion of the shares of Common Stock subject to such Stock Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee will determine. If any such deferrals are permitted, an optionee who elects such deferral will not have any rights as a shareholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 10. Stock Appreciation Rights
     10.1. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights, subject to the terms of the Plan. Stock Appreciation Rights granted with a Nonqualified Stock Option may be granted either on or after the Grant Date. Stock Appreciation Rights granted with an Incentive Stock Option may be granted only on the Grant Date of such Stock Option. Notices of Stock Appreciation Rights granted with Stock Options may be incorporated into the Notice of the Stock Option. Notices of Stock Appreciation Rights will indicate whether the Stock Appreciation Right is independent of any Award or granted with a Stock Option, the price, the term, the method of exercise and the form of payment. The Committee may also grant Dividend Equivalent Rights in association with any Stock Appreciation Right.
     10.2. Exercise. A Participant can exercise Stock Appreciation Rights, in whole or in part, at any time after the Vesting Date and before the Expiration Date, or, with respect to Stock Appreciation Rights granted in connection with any Stock Option, at such time or times and to the extent that the Stock Options to which they relate are exercisable, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised. A Stock Appreciation Right granted with a Stock Option may be exercised by an optionee by surrendering any applicable portion of the related Stock Option in accordance with procedures established by the Committee. To the extent provided by the Committee, Stock Options which have been so surrendered will no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.
     10.3. Settlement. As soon as practicable after the exercise of a Stock Appreciation Right, an optionee will be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares of Common Stock, as determined by the Committee, in value equal to the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the Stock Appreciation Right price per share multiplied by the number of shares in respect of which the Stock Appreciation Right is being exercised.
     Upon the exercise of a Stock Appreciation Right granted with any Stock Option, the Stock Option or part thereof to which such Stock Appreciation Right is related will be deemed to have been exercised for the purpose of the limitation set forth in Section 4 Shares on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares delivered upon the exercise of the Stock Appreciation Right.
     10.4. Nontransferability. Stock Appreciation Rights will be transferable only to the extent they are granted with any Stock Option, and only to permitted transferees of such underlying Stock Option in accordance with Section 9.6 Nontransferability .
SECTION 11. Restricted Stock
     11.1. Restricted Stock. The Committee is authorized to grant Restricted Stock, subject to the terms of the Plan. Notices for Restricted Stock may be in the form of a Notice and book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock will be registered in the name of such Participant and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions, including, but not limited to, forfeiture of the GeoResources, Inc. Amended and Restated 2004 Employees’ Stock Incentive Plan and a Restricted Stock Notice. Copies of such Plan and Notice are on file at the offices of GeoResources, Inc.
     The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon will have lapsed and that, as a condition of any Award of Restricted Stock, the Participant will have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award. The Notice or certificates will indicate any applicable Performance Goals, any applicable designation of the Restricted Stock as a Qualified Performance-Based Award and the form of payment.

     11.2. Participant Rights. Subject to the terms of the Plan and the Notice or certificate of Restricted Stock, the Participant will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock until the later of the Vesting Date and the date any applicable Performance Goals are satisfied. Notwithstanding the foregoing, if approved by the Committee, a Participant may pledge Restricted Stock as security for a loan to obtain funds to pay the option price for Stock Options. Except as provided in the Plan and the Notice or certificate of the Restricted Stock, the Participant will have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding Common Stock, including, but not limited to, the right to vote the shares and to receive dividends with respect to the shares; provided that, in the discretion of the Committee, cash or property payable as a dividend on Restricted Stock may be subjected to the same vesting conditions as the Restricted Stock giving rise to the payment or may be converted into a number of additional shares of Restricted Stock (again, having the same vesting conditions as the Restricted Stock giving rise to the payment) determined by dividing the amount of the cash or the fair market value of the property otherwise distributable (as determined by the Committee) by the Fair Market Value on the dividend payment date.
     11.3. Settlement. As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied and prior to the Expiration Date, unlegended certificates for such shares of Common Stock will be delivered to the Participant upon surrender of any legended certificates, if applicable.
SECTION 12. Performance Units
     12.1. Performance Units. The Committee is authorized to grant Performance Units, which include, among other Awards and without limitation, restricted stock units and common stock units, subject to the terms of the Plan. Notices of Performance Units will indicate any applicable Performance Goals, any applicable designation of the Award as a Qualified Performance-Based Award and the form of payment.
     12.2. Settlement. As soon as practicable after the later of the Vesting Date and the date any applicable Performance Goals are satisfied, Performance Units will be paid in the manner as provided in the Notice. Payment of Performance Units will be made in an amount of cash equal to the Fair Market Value of one share of Common Stock multiplied by the number of Performance Units earned or, if applicable, in a number of shares of Common Stock equal to the number of Performance Units earned, each as determined by the Committee. The Committee may at or after the Grant Date give the Participant a right to defer receipt of cash or shares in settlement of Performance Units for a specified period or until a specified event. Subject to any exceptions adopted by the Committee, an election by a Participant to defer must be made before the commencement of the Award Cycle for the Performance Units.
SECTION 13. Other Awards
     The Committee is authorized to make, either alone or in conjunction with other Awards, Awards of cash or Common Stock and Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, convertible debentures.
SECTION 14. Change in Control
     14.1. Impact of Change in Control. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control, as of the date such Change in Control is determined to have occurred, any outstanding:
          (a) Stock Options and Stock Appreciation Rights become fully exercisable and vested to the full extent of the original grant;
          (b) Restricted Stock becomes free of all restrictions and deferral limitations and becomes fully vested and transferable to the full extent of all or a portion of the maximum amount of the original grant as provided in the Notice, or, if not provided in the Notice, as determined by the Committee;
          (c) Performance Units become vested to the extent provided in the Notice, or if not provided in the Notice, as determined by the Committee. In addition, to the extent settlement of such Performance Units has been deferred, if the Change in Control constitutes a “change in the ownership of the Company,” a “change in effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” (in each case as defined in Section 409A of the Code), such settlement occurs in cash or Common Stock (as determined by the Committee) as promptly as is practicable following the Change in Control; and
          (d) Management Incentive Awards become fully vested to the full extent of all or a portion of the maximum amount of the original grant as provided in the Notice, or, if not provided in the Notice, as determined by the Committee, and such Management Incentive Awards will be settled in cash or Common Stock, as determined by the Committee, as promptly as is practicable following the Change in Control.
     The Committee may also make additional substitutions, adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes.
     14.2. Definition of Change in Control. For purposes of the Plan, a “Change in Control” will mean the happening of any of the following events:
          (a) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with Subsections (1), (2) and (3) of Subsection (c) of this Section 14.2;
          (b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board will be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 14.2, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board;
          (c) Consummation of a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of the Company, or acquisition by the Company of the assets or stock of another entity (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or
          (d) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
     14.3. Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (a) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the Nasdaq Capital Market, the Nasdaq Global Market, or other national exchange on which such shares are listed during the sixty (60)-day period prior to and including the date of a Change in Control; or (b) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price will be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration will be determined by the Committee.
SECTION 15. Forfeiture of Awards
     Notwithstanding anything in the Plan to the contrary, the Committee may, in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Affiliates, or any Termination of Employment for Cause), or any activity of a Participant in competition with the business of the Company or any Affiliate, (a) cancel any outstanding Award granted to such Participant, in whole or in part, whether or not vested or deferred, and/or (b) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation may be satisfied in Common Stock or cash or a combination thereof (based upon the Fair Market Value of Common Stock on the day of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Affiliate to the Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Affiliate will be made by the Committee in good faith. This Section 15 will have no application following a Change in Control.
SECTION 16. Amendment and Termination
     The Committee may amend, alter, or discontinue the Plan or any Award, prospectively or retroactively, but no amendment, alteration or discontinuation may impair the rights of a recipient of any Award without the recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules.
     No amendment will be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or stock exchange rules, or to the extent such amendment increases the number of shares available for delivery under the Plan. Without the approval of the Company’s shareholders, the

Committee will not reduce the option price of a Stock Option after the Grant Date or cancel an outstanding Stock Option and grant a new Stock Option with a lower exercise price in substitution therefor (other than, in either case, in accordance with the adjustment provisions in the last paragraph of Section 4.1).
SECTION 17. Unfunded Status of Plan
     It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.
SECTION 18. General Plan Provisions
     18.1. General Provisions. The Plan will be administered in accordance with the following provisions and any other rule, guideline and practice determined by the Committee:
          (a) Each person purchasing or receiving shares pursuant to an Award may be required to represent to and agree with the Company in writing that he or she is acquiring the shares without a view to the distribution of the shares.
          (b) The certificates for shares issued under an Award may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.
          (c) Notwithstanding any other provision of the Plan, any Award, any Notice or any other agreements made pursuant thereto, the Company is not required to issue or deliver any shares of Common Stock prior to fulfillment of all of the following conditions:
          (i) Listing or approval for listing upon notice of issuance, of such shares on the Nasdaq Capital Market, the Nasdaq Global Market, or such other securities exchange as may at the time be the principal market for the Common Stock;
          (ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee deems necessary or advisable; and
          (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee deems necessary or advisable.
          (d) The Company will not issue fractions of shares. Whenever, under the terms of the Plan, the aggregate number of shares required to be issued to a Participant at a particular time includes a fractional share, one additional whole share will be issued to the Participant in lieu of and in satisfaction for that fractional share.
          (e) In the case of a grant of an Award to any Eligible Individual of an Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the Eligible Individual in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled revert to the Company.
     18.2. Employment. The Plan will not constitute a contract of employment, and adoption of the Plan will not confer upon any employee any right to continued employment, nor will it interfere in any way with the right of the Company or an Affiliate to terminate at any time the employment of any employee or the membership of any director on a board of directors or any consulting arrangement with any Eligible Individual.

     18.3. Tax Withholding Obligations. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan will be conditional on such payment or arrangements, and the Company and its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
     18.4. Beneficiaries. The Committee will establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.
     18.5. Governing Law. The Plan and all Awards made and actions taken thereunder will be governed by and construed in accordance with the laws of the State of Colorado, without reference to principles of conflict of laws. Notwithstanding anything herein to the contrary, in the event an Award is granted to Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may modify the provisions of the Plan and/or any such Award as they pertain to such individual to comply with and account for the tax and accounting rules of the applicable foreign law so as to maintain the benefit intended to be provided to such Participant under the Award.
     18.6. Nontransferability. Except as otherwise provided in Section 9 Stock Options and Section 10 Stock Appreciation Rights , or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.
     18.7. Severability. Wherever possible, each provision of the Plan and of each Award and of each Notice will be interpreted in such a manner as to be effective and valid under applicable law. If any provision of the Plan, any Award or any Notice is found to be prohibited by or invalid under applicable law, then (a) such provision will be deemed amended to and to have contained from the outset such language as will be necessary to accomplish the objectives of the provision as originally written to the fullest extent permitted by law; and (b) all other provisions of the Plan and any Award will remain in full force and effect.
     18.8. Strict Construction. No rule of strict construction will be applied against the Company, the Committee or any other person in the interpretation of the terms of the Plan, any Award, any Notice, any other agreement or any rule or procedure established by the Committee.
     18.9. Shareholder Rights. Except as otherwise provided herein, no Participant will have dividend, voting or other shareholder rights by reason of a grant of an Award or a settlement of an Award in cash.
SECTION 19. Execution; Adoption Contingent on Shareholder Approval
     To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same; provided, however, that the Plan shall not be deemed to have been adopted or to have been put into effect by the Company except when, as and if approved by the Shareholders of the Company, on the Effective Date.

GEORESOURCES, INC.

By:

Jeffrey P. Vickers, Chief Executive Officer